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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on September 26, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CROWN MEDIA HOLDINGS, INC.
*and the Subsidiary Guarantors listed below
(Exact name of registrant as specified in its charter)

Delaware	4841	84-1524410
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
12700 Ventura Boulevard Studio City, California 91604 (Address, including zip code, and telephone number, including area code, of each of the registrants' principal executive offices)

Charles Stanford
General Counsel
Crown Media Holdings, Inc.
12700 Ventura Boulevard
Studio City, California 91604
(818) 755-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Amy Bowler, Esq.
Holland & Hart LLP
6380 S. Fiddlers Green Circle Suite 500
Greenwood Village, Colorado 80111
(303) 290-1600

        Approximate date of commencement of proposed sale of the securities to public:    As soon as practicable after the effective date of this registration statement.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

  Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

  Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

10.5% Senior Notes due 2019	$300,000,000	100%	$300,000,000	$34,830.00

Guarantees related to the 10.5% Senior Notes due 2019	N/A	N/A	N/A	N/A(2)

(1)
Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
No separate consideration is received for the guarantees, and, therefore, no additional fee is required pursuant to Rule 457(n) promulgated under the Securities Act of 1933, as amended.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*
OTHER REGISTRANTS

Exact Name of Registrant as Specified in Its Charter†	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
CM Intermediary, LLC	Delaware	4841	44-1960379
Crown Media United States, LLC	Delaware	4841	13-3840478
Citi TeeVee LLC	Delaware	4841	91-1987797
Doone City Pictures LLC	Delaware	4841	91-1987789

†
Addresses and telephone numbers of principal executive offices are the same as those of Crown Media Holdings, Inc.

Subject to completion, dated September 26, 2011

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus

$300,000,000

Crown Media Holdings, Inc.

Exchange offer for all outstanding 10.5% Senior Notes due 2019 (CUSIP Nos. 228411 AC8 and U21671 AA7) for new 10.5% Senior Notes due 2019 that have been registered under the Securities Act of 1933

Crown Media Holdings, Inc. is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $300,000,000 of its 10.5% senior notes due 2019 (which we refer to as the "exchange notes") for an equal principal amount of our outstanding 10.5% senior notes due 2019 (which we refer to as the "outstanding notes"). The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture as the outstanding notes.

This exchange offer will expire at 5:00 p.m., New York City time, on                    , 2011, unless extended.

The exchange notes:

•
The terms of the registered 10.5% Senior Notes due 2019 to be issued in the exchange offer are substantially identical to the terms of the outstanding 10.5% Senior Notes due 2019, except that provisions relating to transfer restrictions, registration rights, and additional interest will not apply to the exchange notes.

•
We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

Material terms of the exchange offer:

•
The exchange offer expires at 5:00 p.m., New York City time, on                           , 2011, unless extended.

•
Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of exchange notes.

•
You may withdraw tendered outstanding notes at any time at or prior to the expiration of the exchange offer.

•
The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•
Certain of our subsidiaries will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the notes. Additional subsidiaries will be required to guarantee the exchange notes as described under "Description of the exchange notes—Subsidiary guarantees."

•
The exchange of the exchange notes for outstanding notes should not be a taxable exchange for U.S. federal income tax purposes. See the discussion under the caption "Certain U.S. federal income tax considerations."

•
There is no existing public market for the outstanding notes or the exchange notes.

•
Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the outstanding notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of the exchange notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

See "Risk factors" beginning on page 9 for a discussion of the factors you should consider in connection with the exchange offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                           , 2011.

Where you can find more information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file reports and other information with the Securities and Exchange Commission (the "SEC"). The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, 100 F Street NE, Washington, D.C. 20549-2521. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. We will make available free of charge through our website, www.hallmarkchannel.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K as soon as reasonably practicable after we electronically file or furnish such reports with the SEC. The information contained on the SEC web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

i

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information and any and all of the documents referred to herein, including the registration rights agreement and the indenture for the notes, which are summarized in this prospectus, without charge to each person to whom a copy of this prospectus has been delivered, who makes a request by writing or calling us at the following address or telephone number:

Crown Media Holdings, Inc.
Investor Relations
1325 Avenue of the Americas, 22nd Floor
New York, New York 10019
Phone: (212) 445-6690

In order to ensure timely delivery, you must request the information no later than five business days before the expiration of the exchange offer.

Market and industry data

We obtained the market and certain other data used in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications, and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the initial purchaser have independently verified such data, and neither we nor the initial purchaser make any representations as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. As a result, you should be aware that the industry and market data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot, and the initial purchaser cannot, guarantee the accuracy or completeness of any such information.

Forward-looking statements

The information contained in this prospectus includes "forward-looking statements" as contemplated by the securities laws. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include:

•
our incurrence of losses;
•
restrictions in our distribution agreements;
•
our ability to increase our subscriber base;
•
fluctuations in the popularity of our programming;
•
our ability to increase our advertising revenue;
•
our ability to use the name "Hallmark" in the names of our channels;
•
our reliance on third party suppliers to provide network infrastructure services;
•
our ability to retain key executives and other personnel;
•
failure to effectively compete;
•
our substantial indebtedness;
•
certain covenants in our debt documents;
•
other risks referenced in the section of this prospectus entitled "Risk factors"; and
•
our ability to manage the risks involved in the foregoing.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this prospectus. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the risks set forth under the caption "Risk factors" in this prospectus.

Certain terms

The following is a list of certain terms used throughout this prospectus:

ADUs	Audience Deficiency Units, or units of inventory (rights to utilize future advertising timeframes) that are made available to advertisers as fulfillment for past advertisements in programs that under-delivered on the guaranteed viewership ratings.
Channels	The Hallmark Channel and the Hallmark Movie Channel, collectively.
CPMs	Cost per thousand, or advertising rate per thousand viewers.
Exhibition Rights	The right to air programming.
Hallmark or Hallmark Cards	Hallmark Cards, Incorporated.
Hallmark Movie Channel
A 24-hour cable network dedicated to offering viewers a collection of movies appropriate for the entire family including a mix of Hallmark Channel original movies, classic theatrical films, and Hallmark Hall of Fame presentations.
Hallmark Channel	A 24-hour television destination for family-friendly programming and a leader in the production of original movies.
Promotional Subscribers	Subscribers who are given free access to the tier by the distributor for a limited time.
Scatter Market	Following the upfront season, spot sales of advertising close in time to the airing of such advertising.
Senior Secured Credit Facilities
The Company's $240.0 million Credit Agreement (the "Credit Agreement") with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, that provides for a seven year $210.0 million senior secured term loan facility (the "Term Loan") and a five year $30.0 million senior secured super-priority revolving credit facility.
Subscriber	Household that receives, on a full or part-time basis, a channel on a program tier of a distributor.

v

Transactions	Collectively, the issuance of the outstanding notes, the entry into the Senior Secured Credit Facilities, the use of proceeds from those transactions to repay the Term A Loan and the Term B Loan, and the use of proceeds from the issuance of the outstanding notes to redeem the Preferred Stock held by Hallmark. See "Description of certain indebtedness."
Upfront Season	The period of time when advertisers commit to a certain volume of advertising for the fourth quarter of one year and the first three quarters of the following year.

Prospectus summary

This summary highlights information that is contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including the section entitled "Risk factors," "Management's discussion and analysis of financial conditions and results," the financial statements and the related notes thereto and other financial data included elsewhere in this prospectus. In this prospectus, unless we indicate otherwise or the context requires, "we," "us," "our," "Crown Media," and the "Company," refer to Crown Media Holdings, Inc. and its consolidated subsidiaries.

Our Company

We own and operate pay television channels (the "Channels"), known as the Hallmark Channel and the Hallmark Movie Channel, each of which is dedicated to high-quality entertainment programming for families. The Hallmark Channel features the recently launched Hallmark Channel Home contemporary lifestyle programming block headlined by The Martha Stewart Show. Additionally, the Hallmark Channel presents popular television series such as Cheers and Frasier as well as original movies with compelling stories and internationally recognized stars. In the last week of September 2011, we began airing Emeril's Table featuring Chef Emeril Lagasse. The Hallmark Movie Channel is a 24-hour cable network dedicated to offering movies appropriate for the entire family, consisting primarily of original movies, classic theatrical films, and presentations from the award-winning Hallmark Hall of Fame collection.

Our principal executive offices are located at 12700 Ventura Boulevard, Studio City, California 91604 and our telephone number is (818) 755-2400. We will make available free of charge through our website, www.hallmarkchannel.com, our Annual Report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and amendments to such reports, as soon as reasonably practicable after we electronically file or furnish such material with the Securities and Exchange Commission.

Summary of the exchange offer

The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section "The exchange offer." The term "outstanding notes" refers to our outstanding 10.5% Senior Notes due 2019, which were issued on July 14, 2011. The term "exchange notes" refers to our 10.5% Senior Notes due 2019 offered by this prospectus, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The term "notes" refers to the outstanding notes and the exchange notes offered in the exchange offer, collectively. The term "indenture" refers to the indenture that governs both the outstanding notes and the exchange notes.

The Exchange Offer	We are offering to exchange $1,000 principal amount of exchange notes, which have been registered under the Securities Act, for each $1,000 principal amount of outstanding notes, subject to a minimum exchange of $2,000. As of the date of this prospectus, $300,000,000 aggregate principal amount of the outstanding notes is outstanding. We issued the outstanding notes in a private transaction for resale pursuant to Rule 144A and Regulation S of the Securities Act. The terms of the exchange notes are substantially identical to the terms of the outstanding notes, except that provisions relating to transfer restrictions, registration rights, and rights to increased interest in addition to the stated interest rate on the outstanding notes ("Additional Interest") will not apply to the exchange notes.

In order to exchange your outstanding notes for exchange notes, you must properly tender them at or before the expiration of the exchange offer. We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. We will issue the new notes promptly after the exchange offer expires.
Expiration Time
The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless the exchange offer is extended, in which case the expiration time will be the latest date and time to which the exchange offer is extended. See "The exchange offer—Terms of the exchange offer; expiration time."
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, see "The exchange offer—Conditions to the exchange offer," some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Procedures for Tendering Outstanding Notes	You may tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company's Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must:

•       complete, sign, and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under "The Exchange Offer—The exchange agent"; or

•       arrange for The Depository Trust Company to transmit to the exchange agent certain required information, including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent's account at The Depository Trust Company.

You may tender your outstanding notes for exchange notes in whole or in part in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
See "The Exchange Offer—How to tender outstanding notes for exchange."
Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, you may tender your outstanding notes according to the guaranteed delivery procedures described in "The exchange offer—Guaranteed delivery procedures."
Special Procedures for Beneficial Owners
If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See "The exchange offer—How to tender outstanding notes for exchange."

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time at or prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The exchange offer—Withdrawal rights."
Acceptance of Outstanding Notes and Delivery of Exchange Notes
Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn at or prior to the expiration time. The exchange notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the tendered outstanding notes. See "The exchange offer—Terms of the exchange offer; expiration time."
Registration Rights Agreement	We are making the exchange offer pursuant to the registration rights agreement that we entered into on July 14, 2011, with the initial purchaser of the outstanding notes.
Resales of Exchange Notes
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold, or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:
• you are not an "affiliate" of ours;
• the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;
• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes issued in the exchange offer; and

•       if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See "Plan of distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.
See "The exchange offer—Consequences of exchanging outstanding notes."
Consequences of Failure to Exchange Your Outstanding Notes
If you do not exchange your outstanding notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. If a substantial amount of the outstanding notes is exchanged for a like amount of the exchange notes, the liquidity and the trading market for your untendered outstanding notes could be adversely affected.
See "The exchange offer—Consequences of failure to exchange outstanding notes." We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.
Exchange Agent
The exchange agent for the exchange offer is The Bank of New York Mellon Trust Company, N.A. For additional information, see "The exchange offer—The exchange agent" and the accompanying letter of transmittal.

Material U.S. Federal Income Tax Considerations	The exchange of your outstanding notes for exchange notes should not be a taxable exchange for United States federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. For additional information, see "Certain U.S. federal income tax considerations."

Summary of the terms of the exchange notes

The terms of the exchange notes are substantially the same as the outstanding notes, except that provisions relating to transfer restrictions, registration rights, and Additional Interest will not apply to the exchange notes. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section "Description of notes" in this prospectus.

Issuer	Crown Media Holdings, Inc.
Securities Offered	$300,000,000 aggregate principal amount of 10.5% senior notes due 2019. The exchange notes will not be listed on any securities exchange.
Stated Maturity Date	The notes will mature on July 15, 2019.
Interest Payment Dates	January 15 and July 15 of each year, commencing on January 15, 2012.
Interest	Interest began accruing on July 14, 2011, at a rate of 10.5% per annum on the principal amount.
Optional Redemption
We may redeem some or all of the notes at any time after July 15, 2015 at the redemption prices set forth in "Description of notes—Optional redemption." We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds from certain equity offerings completed before July 15, 2014. In addition, we may redeem some or all the notes on or prior to July 15, 2015 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest up to, but excluding, the applicable redemption date and a make-whole premium. See "Description of notes—Optional redemption."
Change of control; certain asset sales
If we, our parent company or any of our restricted subsidiaries experience a change of control, we will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date under certain circumstances. See "Description of notes—Repurchase of notes upon a change of control." If we or any of our restricted subsidiaries sell assets under certain circumstances, we will be required to make an offer to purchase the notes at their face amount, plus accrued interest and unpaid interest to the purchase date. See "Description of notes—Asset sales."

Guarantees	The notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our subsidiaries that has guaranteed the Senior Secured Credit Facilities or that guarantees certain other credit facilities. See "Description of notes—Guarantees."
Ranking
The exchange notes will be the issuer's and the guarantors' general senior unsecured obligations, will rank equal in right of payment with all of such entities' existing and future senior indebtedness, including the Senior Secured Credit Facilities, and will rank senior in right of payment to all of such entities' existing and future subordinated indebtedness. However, the exchange notes will be effectively subordinated to all of our and our subsidiaries' secured indebtedness, including indebtedness under the Senior Secured Credit Facilities to the extent of the value of the collateral securing such indebtedness. The notes will also be structurally subordinated to the indebtedness and other obligations of our non-guarantor subsidiaries with respect to the assets of such entities. All of our subsidiaries will be guarantors on the issue date.
Certain Covenants	The indenture governing the exchange notes, among other things, restricts our ability to:
• incur debt and issue preferred stock;
• pay dividends and make distributions;
• create liens;
• enter into transactions with affiliates;
• merge, consolidate or transfer all or substantially all of our assets; and
• permit our restricted subsidiaries to guarantee other indebtedness.
Denomination	The notes will be issued only in denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000.
Governing Law	The notes and the indenture are governed by the law of the State of New York.
Risk Factors	See "Risk factors" for a discussion of certain risks you should carefully consider.

Risk factors

The exchange notes involve substantial risks similar to those associated with the outstanding notes. To understand these risks, you should carefully consider the risk factors set forth below.

Risks related to the exchange

We cannot assure you that an active trading market for the exchange notes will exist if you desire to sell the exchange notes.

There is no existing public market for the outstanding notes or the exchange notes. The liquidity of any trading market in the exchange notes, and the market prices quoted for the exchange notes, may be adversely affected by changes in the overall market for these types of securities, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that you will be able to sell the exchange notes or that, if you can sell your exchange notes, you will be able to sell them at an acceptable price.

You may have difficulty selling any outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to hold outstanding notes subject to restrictions on their transfer. Those transfer restrictions are described in the indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under an exemption from the registration requirements of the Securities Act.

Outstanding notes that are not tendered or are tendered but not accepted for exchange will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the outstanding notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange. If a substantial amount of the outstanding notes is exchanged for a like amount of the exchange notes issued in the exchange offer, the liquidity of your outstanding notes could be adversely affected. See "The exchange offer—Consequences of failure to exchange outstanding notes" for a discussion of additional consequences of failing to exchange your outstanding notes.

Risks relating to our business

Our business has incurred net losses since inception and may continue to incur losses.

Our business has a history of net losses. As of June 30, 2011, we had an accumulated deficit of approximately $2.1 billion, total stockholders' deficit of approximately $89.6 million, and goodwill of approximately $314.0 million. We cannot assure you that we will sustain an operating profit or a positive cash flow. To diminish our losses, to continue to be profitable before interest expense and to continue to generate a positive cash flow, we will need to increase our advertising and subscriber revenue. This will require, among other things, maintaining or increasing the distribution of our Channels, attracting younger viewers to our channels, attracting more advertisers, increasing our ratings and maintaining or increasing our subscriber and advertising rates.

"Most Favored Nations" provisions may require modification of existing distribution agreements which could adversely affect subscriber revenue.

A number of our existing distribution agreements contain "most favored nations" or "MFN" clauses. These clauses typically provide that, in the event we enter into an agreement with another distributor on more favorable terms, these terms must be offered to the distributor holding the MFN right, subject to certain exceptions and conditions. These clauses cover matters such as subscriber fees, launch support, local advertising time and other financial and operating provisions. In the past, after entering into new distribution agreements, we have been asked by some of the distributors holding MFN rights to modify their distribution agreements to incorporate financial terms similar to those in the new agreements. Any claims of this type in the future could result in lower overall subscriber revenue or increased cash outlays; however, if our subscription base is increased as a result of such modifications, it could result in higher advertising revenue.

If we are unable to obtain programming from third parties, we may be unable to increase our subscriber base.

We compete with other pay television channel providers to acquire programming. If we fail to continue to obtain programming on reasonable terms for any reason, including as a result of competition, we could be forced to incur additional costs to acquire such programming or look for alternative programming, which may hinder the growth of our subscriber base.

If our programming declines in popularity, our subscriber fees and advertising revenue could fall.

Our success depends partly upon unpredictable and volatile factors beyond our control, such as viewer preferences, competing programming and the availability of other entertainment activities. We may not be able to anticipate and react effectively to shifts in tastes and interests in our markets. Our competitors may have greater numbers of original productions, better distribution, and greater capital resources, and may be able to react more quickly to shifts in tastes and interests. As a result, we may be unable to maintain the commercial success of any of our current programming, or to generate sufficient demand and market acceptance for our new programming. A shift in viewer preferences in programming or alternative entertainment activities could also cause a decline in both advertising and subscriber fees revenue. The decline in revenue could hinder or prevent us from achieving profitability or maintaining a positive cash flow and could adversely affect the market price of our Common Stock.

A number of changes to our program schedule were implemented in the third quarter of 2010. These changes have caused a temporary disruption to established viewing patterns for our audience resulting in declines in household ratings. We are considering further changes in our programming. We must successfully implement the program rescheduling with an increase in ratings, which is uncertain, or otherwise address the decrease in ratings in order to maintain or increase our advertising revenues, to maintain subscriber fees and to maintain or improve our cash flow from operations.

In addition, our delivery of the Channels continues to be impacted by industry developments. One potentially significant factor is the continued growth of time-shifting digital video recording devices (DVRs). DVRs heighten the impact of competition as viewers are able to increase their access to what they consider to be new, compelling content.

If we are unable to increase our advertising revenue, we may be unable to achieve improved results.

If we fail to significantly increase our advertising revenue, we may be unable to achieve or sustain improved results or to expand our business. A failure to increase advertising revenue may be a result of any or all of the following: (i) a continued decline in viewer ratings mentioned above; (ii) the current economic environment that presents uncertainty regarding the condition of the advertising marketplace and the financial health of many industry segments and individual companies, including those which advertise on our channels; (iii) we may be unable to reduce our average viewer age to be within our target audience of viewers between the ages of 25 and 54; (iv) we may be unable to identify, attract and retain experienced sales and marketing personnel with relevant experience; (v) our sales and marketing organization may be unable to successfully compete against the significantly more extensive and well-funded sales and marketing operations of our current or potential competitors; (vi) the advancement of technologies such as DVRs may cause advertisers to shift their expenditures to media in which their commercial messages are not circumvented by the technology; and (vii) we will not be able to increase our advertising sales rate-card or may be required to run additional advertising spots to fulfill guaranteed delivery numbers which affect the availability of advertising inventory for future sales. Success in increasing our advertising revenue also depends upon the number and coverage of the distributors who carry our channels and our number of subscribers.

Hallmark Cards controls us and this control could create conflicts of interest or inhibit potential changes of control.

Hallmark Cards, through H C Crown, LLC ("HCC"), its wholly-owned subsidiary, owns approximately 90.3% of the outstanding shares of our Common Stock. This control could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our business or holders of Common Stock. As a result, the market price of our Common Stock could suffer, and our business could suffer. In addition, the control that Hallmark Cards and/or these specific wholly-owned affiliates may exert over us, either directly or indirectly, could give rise to conflicts of interest in certain situations.

We could lose the right to use the name "Hallmark," which could harm our business.

Pursuant to license agreements, we license the name "Hallmark" from Hallmark Licensing, Inc., a subsidiary of Hallmark Cards, for use in the names of our Channels. Hallmark Licensing, Inc. extended the term of the license agreements for an additional period that terminates on the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the notes, subject to any earlier termination of such license agreements pursuant to the respective terms of such license agreements. We believe that the use of this trademark is important for our Channels due to the substantial name recognition and favorable characteristics associated with the name in the United States.

Despite Hallmark Licensing, Inc.'s efforts to protect its trademark in the name "Hallmark," third parties may infringe or misappropriate the name "Hallmark," which could harm our business.

Further, in the event of bankruptcy proceedings relating to Hallmark Licensing, Inc. or Hallmark Cards, a bankruptcy court could conclude that the license agreements are executory contracts and, subject to certain legal requirements, the bankruptcy trustee may either assume or reject the license agreements. Rejection of the license agreements could prevent us from continuing to use the "Hallmark" name. The loss of our license rights to use the name "Hallmark" could substantially harm our business.

If our third-party suppliers fail to provide us with network infrastructure services on a timely basis, our costs could increase and our growth could be hindered.

We currently rely on third parties to supply key network infrastructure services, including uplink, playback, transmission and satellite services to our market, which are available only from limited sources. We have occasionally experienced outages, delays and other problems in receiving communications equipment, services and facilities and may, in the future, be unable to obtain such services, equipment or facilities on the scale and within the time frames required by us on terms we find acceptable, or at all. If we are unable to obtain, or if we experience a delay in the delivery of, such services, we may be forced to incur significant unanticipated expenses to secure alternative third party suppliers or adjust our operations, which could hinder our growth and reduce our revenue and potential profitability.

If we are unable to retain key executives and other personnel, our growth could be inhibited and our business harmed.

Our success depends on the expertise and continued service of our executive officers and key employees of our subsidiaries. If we fail to attract, hire or retain the necessary personnel, or if we lose the services of our key executives, we may be unable to implement our business plan or keep pace with developing trends in our industry.

Risks relating to our industry

The recent change in the television rating system in the United States could reduce our Channels' revenue and our ability to achieve profitability.

Our domestic advertising revenue is partially dependent on television ratings provided by Nielsen Media Research. Nielsen is continually in the process of modifying its ratings system to accommodate emerging technologies and ongoing changes in the U.S. population. Nielsen is currently in the process of incorporating 2010 U.S. Census results into its 2012 sample. This process will continue through Spring/Summer 2012 as the U.S. Bureau of the Census' 2010 data releases extend through June of 2012. As the impact of the changes continue to take effect, our ratings could either be positively or negatively affected by these changes, depending on the demographic characteristics of the households added to the Nielsen sample and the nature of any changes to their measurement systems. Additionally, in May of 2011 Nielsen began to issue credit for extended screen ratings for television programming viewed on in-home personal computers, which to-date, has added virtually no additional viewing due to the Nielsen's current commercial qualifiers. We continue to factor the new rating information into our advertising rates as Nielsen continues its process of incorporating 2010 U.S. Census results and modifying its ratings system to accommodate emerging technologies.

Competition could reduce our Channels' revenues and our ability to achieve profitability.

We operate in the pay television business, which is highly competitive. If we are unable to compete effectively with large diversified entertainment companies that have substantially greater resources than we have, our operating margins and market share could be reduced, and the growth of our business inhibited. In particular, we compete for distribution with other pay television channels and, when distribution is obtained, for viewers and advertisers with pay television channels, broadcast television networks, radio, the Internet and other media. We also compete, to varying degrees, with other leisure-time activities such as movie theaters, the Internet, radio, print media, electronic games and other alternative sources of entertainment and information. Future technological developments may affect competition within this business.

A continuing trend towards business combinations and alliances in the communications industry may create significant new competitors for us or intensify existing competition. Many of these combined entities have more than one channel and resources far greater than ours. These combined entities may provide bundled packages of programming, delivery and other services that compete directly with the products we offer.

We may need to reduce our prices or license additional programming to remain competitive, and we may be unable to sustain future pricing levels as competition increases. Our failure to achieve or sustain market acceptance of our programming at desired pricing levels could impair our ability to achieve profitability or positive cash flow, which would harm our business.

Distributors in the United States may attempt to pressure pay TV channels having lower viewership, such as our Channels, to accept decreasing amounts for subscriber fees, to pay higher subscriber acquisition fees or to allow carriage of the Channels without the payment of subscriber fees. Factors that may lead to this pressure include the number of competing pay TV channels, the limited space available on services of distributors in the United States and the desire of distributors to maintain or reduce costs. Any reduction in subscriber fees revenue now or in the future could have a material impact on our operating results and cash flow.

New distribution technologies may fundamentally change the way we distribute our Channels and could significantly decrease our revenue or require us to incur significant capital expenditures.

Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and to offer, on a timely basis, services that meet customer demands and evolving industry standards. The pay television industry has been, and is likely to continue to be, subject to:

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rapid and significant technological change, including continuing developments in technology which do not presently have widely accepted standards; and

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frequent introductions of new services and alternative technologies, including new technologies for providing video services.

For example, the advent of digital technology is likely to accelerate the convergence of broadcast, telecommunications, Internet and other media and could result in material changes in the economics, regulations, intellectual property usage and technical platforms on which our business relies, including lower retail rates for video services. These changes could fundamentally affect the scale, source, and volatility of our revenue streams, cost structures, and operating results, and may require us to significantly change our operations.

We also rely in part on third parties for the development of, and access to, communications and network technology. As a result, we may be unable to obtain access to new technology on a timely basis or on satisfactory terms, which could harm our business and prospects.

Moreover, the increased capacity of digital distribution platforms, including the introduction of digital terrestrial television, may reduce the competition for the right to carry channels and allow development of extra services at low incremental cost. These lower incremental costs could lower barriers to entry for competing channels, and place pressure on our operating margins and market position.

Risks relating to the notes

Our indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations. We and the guarantors may incur additional indebtedness, including secured indebtedness.

On an as adjusted basis giving effect to the Transactions, as of June 30, 2011, we would have had total debt outstanding of approximately $510 million, of which $210 million would have been secured, and borrowing availability of approximately $30 million under our Senior Secured Credit Facilities.

Our indebtedness could have important consequences, such as:

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limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

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limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

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limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

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restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

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restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our and our subsidiaries' existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to us;

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exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries' debt instruments that could have a material adverse effect on our business, financial condition and operating results;

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increasing our vulnerability to a downturn in general economic conditions or in pricing of our products; and

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limiting our ability to react to changing market conditions in our industry and in our customers' industries.

In addition to our debt service obligations, our operations require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

Subject to the restrictions in our Senior Secured Credit Facilities and the indenture governing the notes, we and the guarantors may incur significant additional indebtedness, including additional secured indebtedness. Although the terms of our Senior Secured Credit Facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be significant. If new debt is added to our and the guarantors' current debt levels, the risks described above could increase.

Our liquidity is dependent on external funds.

Unanticipated significant expenses or any developments that hamper our growth in revenue or decreases any of our revenue may result in the need for additional external funds in order to continue operations. Any new debt financing would require the cooperation and agreement of existing lenders.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things:

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our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

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our future ability to borrow under our Senior Secured Credit Facilities, the availability of which depends on, among other things, our complying with the covenants in the indenture governing the notes.

We cannot assure you that our business will generate sufficient cash flow from operations or that we will be able to draw under our Senior Secured Credit Facilities or otherwise, in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with our lenders to restructure the applicable debt, in order to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Our Senior Secured Credit

Facilities and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to avail ourselves of some or all of these options. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our Senior Secured Credit Facilities and, to a lesser extent, the indenture governing the notes, contain, and any instruments governing future indebtedness of ours would likely contain, a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

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incur additional debt or issue certain preferred shares;

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pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

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make certain payments on debt that is subordinated or secured on a junior basis;

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make certain investments;

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sell certain assets;

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create liens on certain assets;

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consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

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enter into certain transactions with our affiliates; and

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designate our subsidiaries as unrestricted subsidiaries.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under our Senior Secured Credit Facilities and the indenture governing the notes. Upon a default, unless waived, the lenders under our Senior Secured Credit Facilities could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to such lenders to secure our obligations under the Senior Secured Credit Facilities and force us into bankruptcy or liquidation. Holders of the notes would also have the ability ultimately to force us into bankruptcy or liquidation, subject to the indenture governing the notes. In addition, a default under either our Senior Secured Credit Facilities or the indenture governing the notes would trigger a cross default under our other agreements and could trigger a cross default under any agreements governing our future indebtedness. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See "Description of notes" and "Description of certain indebtedness."

We will depend on dividends and distributions from our direct and indirect subsidiaries to fulfill our obligations under the notes. The creditors of these subsidiaries are entitled to amounts payable to them by the subsidiaries before the subsidiaries may pay any dividends or distributions to us.

Substantially all of our assets are held through our subsidiaries. We depend on these subsidiaries for substantially all of our cash flow. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary's obligations to them, when due and payable, before distributions may be made by that subsidiary to us. Thus, our ability to service our debt obligations, including our ability to pay the interest on and principal of the notes when due, depends on our subsidiaries' ability first to satisfy their obligations to their creditors and then to make distributions to us. Our subsidiaries are separate and distinct legal entities and have no obligations, other than under the guarantee of the notes, to make any funds available to us.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our Senior Secured Credit Facilities, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including our Senior Secured Credit Facilities, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our Senior Secured Credit Facilities could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to such lenders to secure our obligations under the Senior Secured Credit Facilities and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our Senior Secured Credit Facilities to avoid being in default. If we breach our covenants under our Senior Secured Credit Facilities and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

Your right to receive payments on the notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and the guarantors' obligations under their guarantees of the notes are unsecured, but our obligations under our Senior Secured Credit Facilities are secured by certain of our assets and the ownership interests of certain of our subsidiaries. If we are declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which the claims of the holders of the notes could be satisfied. Following the Transactions, we have debt outstanding of approximately $510 million, of which $210 million is secured, and borrowing availability of approximately $30 million under our Senior Secured Credit Facilities.

Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes.

We conduct all of our operations through our subsidiaries. Subject to certain limitations, the indenture governing the notes will permit us to form or acquire in the future certain subsidiaries that are not guarantors of the notes and to permit such non-guarantor subsidiaries to acquire assets and incur indebtedness, and noteholders would not have any claim as a creditor against any of our non-guarantor subsidiaries to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity, and thus be available to satisfy our obligations under the notes and other claims against us or the guarantors. All of our subsidiaries are guarantors of the notes.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a "change of control," as defined in the indenture, each holder of the notes has the right to require us to purchase such holder's notes at a price equal to 101% of the principal amount thereof, with certain exceptions. Our failure to purchase, or to give notice of purchase of, the notes would be a default under the indenture and any such default could result in a default under certain of our other indebtedness, including our Senior Secured Credit Facilities. In addition, a change of control may constitute an event of default under our Senior Secured Credit Facilities.

There is no established trading market for the notes. If an actual trading market does not develop for the notes, you may not be able to resell them quickly, for the price that you paid or at all.

There is no established trading market for the notes. We do not intend to apply for the notes or the exchange notes to be listed on any securities exchange or to arrange for quotation of the notes on any automated dealer quotation systems. The initial purchaser has advised us that it intends to make a market in the notes, but it is not obligated to do so. The initial purchaser may discontinue any market making in the notes at any time, in its sole discretion, without notice. As a result, we cannot assure you as to the liquidity of any trading market for the notes or the exchange notes.

We also cannot assure you that you will be able to sell your notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your notes at their fair market value, or at all. The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

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prevailing interest rates;
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our operating performance and financial condition;
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the interest of securities dealers in making a market; and
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the market for similar securities.

It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the notes, regardless of our prospects and financial performance.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.

Our subsidiaries have guaranteed the obligations under the notes. The issuance of the guarantees by the guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer, insolvency, fictitious indebtedness laws and similar laws, a court may avoid or otherwise decline to enforce a guarantor's guarantee or may subordinate the notes or such guarantee to the applicable guarantor's existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable guarantor received less than reasonably equivalent value or fair consideration in exchange for its issuance of the guarantee and:

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was insolvent or rendered insolvent by reason of such incurrence;

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was engaged in a business or transaction, or was about to engage in a business or transaction, for which its remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

Under the fictitious indebtedness laws of some states, the presence of the above-listed factors is not required for a guarantee to be invalidated. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration in exchange for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee.

The measures of insolvency for purposes of these fraudulent transfer, insolvency and similar laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor, as applicable, would be considered insolvent if:

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the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent and unliquidated liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary guarantor entered into its guarantee with the actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to such guarantor or to a fund for the benefit of such guarantor's overall creditor body, and accordingly the court might direct you to repay any amounts that you had already received from such guarantor.

To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable or avoidable for any other reason, holders of notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, the applicable guarantor's assets would be applied first to satisfy the applicable guarantor's direct liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Each guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor's obligation to an amount that effectively makes the guarantee worthless. Although reversed on other grounds, a recent Florida bankruptcy case found such a provision to be ineffective to protect the guarantee.

Consolidated ratio of earnings to fixed charges

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Years ended December 31					Six months ended June 30 2011
	2006	2007	2008	2009	2010

Earnings-to-fixed-charges (unaudited)
Historical
Coverage ratio	(2.82)	(0.45)	0.60	0.77	1.46	3.32
Deficiency relative to 1:1 coverage	$388,403	$159,146	$40,282	$23,439	n/a	n/a
Pro forma(1)
Coverage ratio					1.74	1.88
Deficiency relative to 1:1 coverage					n/a	n/a

(1)   The pro forma ratios of earnings to fixed charges are presented as if the Transactions had been consummated at the beginning of each period presented.

Use of proceeds

We will not receive any cash proceeds from the issuance of the exchange notes.

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2011 on an actual basis and as adjusted to give effect to the Transactions. You should read this table in conjunction "Management's discussion and analysis of financial condition and results of operation" as well as our financial statements and notes thereto, all of which appear elsewhere in this prospectus.

	June 30, 2011
(Unaudited, in thousands)	Actual	As adjusted

Cash and cash equivalents	$7,074	$12,191

Capitalization
Term Loan A and Term Loan B(1)	$394,137	$—
Senior Secured Credit Facilities(2)	—	207,900
Outstanding Notes(3)	—	300,000

Total long-term debt	394,137	507,900

Redeemable preferred stock, $0.01 par value; $1,000 liquidation preference; 1,000,000 shares authorized; 185,000 shares issued and outstanding(1)	200,571	—

Stockholders' (deficit) equity
Class A common stock, $.01 par value; 500,000,000 shares authorized; 359,675,936 shares issued and outstanding	3,597	3,597
Paid-in capital	1,981,182	2,084,192
Accumulated deficit	(2,074,369)	(2,074,594)

Total stockholders' (deficit) equity	(89,590)	13,195

Total capitalization	$505,118	$521,095

(1)   We accounted for the 2010 Recapitalization (defined under "Description of related party transactions") as a troubled debt restructuring. Accordingly, the initial carrying amounts of the Term A Loan and the Term B Loan reflected the excess of HCC Debt over the estimated fair values of common stock and preferred stock issued in the 2010 Recapitalization. The excess of the carrying amounts over the nominal note amounts are being amortized using the interest method. The carrying amount of redeemable preferred stock includes approximately $15.6 million of imputed dividends (i.e, not payable in cash) which are intended to give financial reporting effect to the absence of perpetual rate preferred stock dividends prior to 2012.

(2)   The Senior Secured Credit Facilities consist of (i) a $210.0 million term loan facility, net of an original issue discount of $2.1 million and (ii) a $30 million revolving credit facility. No amounts were outstanding under the Company's $30.0 million revolving credit facility at both December 31, 2010, and June 30, 2011.

(3)   Represents the principal amount of the notes.

The exchange offer

Purpose of the exchange offer

This exchange offer is being made pursuant to the registration rights agreement we entered into with the initial purchaser of the outstanding notes on July 14, 2011. The summary of the registration rights agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the exchange offer; expiration time

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes that are validly tendered at or before the expiration time and are not validly withdrawn as permitted below. The expiration time for the exchange offer is 5:00 p.m., New York City time, on                           , 2011, or such later date and time to which we, in our sole discretion, extend the exchange offer.

We expressly reserve the right, in our sole discretion:

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to extend the expiration time;

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to waive any condition to the exchange offer;

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if any one of the conditions set forth below under "—Conditions to the exchange offer" has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

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to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination, or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.

During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of distribution."

How to tender outstanding notes for exchange

Only a record holder of outstanding notes may tender in the exchange offer. When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who desires to tender outstanding notes for exchange must, at or prior to the expiration time:

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transmit a properly completed and duly executed letter of transmittal, the outstanding notes being tendered and all other documents required by such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., the exchange agent, at the address set forth below under the heading "—The exchange agent"; or

•
if outstanding notes are tendered pursuant to the book-entry procedures set forth below, an agent's message must be transmitted by The Depository Trust Company ("DTC"), to the exchange agent at the address set forth below under the heading "—The exchange agent," and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent's account at DTC, along with the agent's message; or

•
if time will not permit the required documentation to reach the exchange agent before the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, the holder may effect a tender by complying with the guaranteed delivery procedures described below.

The term "agent's message" means a message that:

•
is transmitted by DTC;

•
is received by the exchange agent and forms a part of a book-entry transfer;

•
states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

•
states that we may enforce the letter of transmittal against such holder.

The method of delivery of the outstanding notes, the letter of transmittal or agent's message, and all other required documents to the exchange agent is at the election and sole risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

Signatures on a letter of transmittal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

•
by a holder of outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

•
for the account of a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent, such as a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions, each of the foregoing being referred to herein as an "eligible institution."

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the person who signed the letter of transmittal, the outstanding notes tendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder's signature guaranteed by an eligible institution.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), and acceptance of outstanding notes tendered for exchange and all other required documents. We reserve the absolute right to:

•
reject any and all tenders of any outstanding note not validly tendered;

•
refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

•
waive any defects or irregularities or conditions of the exchange offer, either before or after the expiration time; and

•
determine the eligibility of any holder who seeks to tender outstanding notes in the exchange offer.

Our determinations, either before or after the expiration time, under, and of the terms and conditions of, the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any outstanding notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all outstanding notes. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND

CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Book-entry transfers

Any financial institution that is a participant in DTC's system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message. The letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "—The exchange agent" at or prior to the expiration time of the exchange offer, or the holder must comply with the guaranteed delivery procedures described below.

Guaranteed delivery procedures

If a holder of outstanding notes desires to tender such notes and the holder's notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent at or before the expiration time, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•
at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying this prospectus, by facsimile transmission, mail, or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three NASDAQ trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees, or an agent's message, and any other documents required by the letter of transmittal, will be transmitted to the exchange agent; and

•
the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent's message and any other documents required by the letter of transmittal, within three NASDAQ trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery must be received at or prior to the expiration time.

Withdrawal rights

You may withdraw tenders of your outstanding notes at any time at or prior to the expiration time.

For a withdrawal to be effective, a written notice of withdrawal, by facsimile or by mail, must be received by the exchange agent, at the address set forth below under "—The exchange agent," at or prior to the expiration time. Any such notice of withdrawal must:

•
specify the name of the person having tendered the outstanding notes to be withdrawn;

•
identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

•
where outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC; and

•
bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such outstanding notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

We will determine all questions as to the validity, form, and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under "—How to tender outstanding notes for exchange" above at any time at or prior to the expiration time.

Acceptance of outstanding notes for exchange; delivery of exchange notes

All of the conditions to the exchange offer must be satisfied or waived at or prior to the expiration of the exchange offer. Promptly following the expiration time we will accept for exchange all outstanding notes validly tendered and not validly withdrawn as of such date. We will promptly issue exchange notes for all validly tendered outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes for exchange when, as, and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the exchange offer" for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Accordingly, registered holders of exchange notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the outstanding notes, or if no interest has been paid, from the original issue date of the outstanding notes. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

If we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable.

Conditions to the exchange offer

The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral (promptly confirmed in writing) or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, we determine, in our reasonable judgment, that the exchange offer, or the making of an exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC.

Fees and expenses

We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

•
SEC registration fees;
•
fees and expenses of the exchange agent and trustee;
•
our accounting and legal fees;
•
printing fees; and
•
related fees and expenses.

Transfer taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

The exchange agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance with respect to the procedures for the exchange offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should also be directed to the exchange agent at the address below:

Deliver to:
By Mail, by Courier, or by Hand:
The Bank of New York Mellon Corporation Corporate Trust—Reorganization Unit 101 Barclay Street—7 East New York, New York 10286 Attention: Mrs. Carolle Montreuil
By Facsimile Transmission:	Confirm Facsimile Transmission
(212) 815-5920	(212) 298-1915

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above will not constitute a valid delivery.

Consequences of failure to exchange outstanding notes

Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the outstanding notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange.

Holders of the exchange notes and any outstanding notes that remain outstanding after consummation of the exchange offer will vote together as a single series for purposes of determining whether holders of the requisite percentage of the notes have taken certain actions or exercised certain rights under the indenture.

Consequences of exchanging outstanding notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for sale, resold, or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold, or otherwise transferred by holders of those exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•
the holder is not an "affiliate" of ours within the meaning of Rule 405 promulgated under the Securities Act;

•
the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder's business;

•
neither the holder, nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer;

•
if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

•
if such a holder is a broker-dealer, such broker-dealer will receive the exchange notes for its own account in exchange for outstanding notes and that:

  •
  such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

  •
  such holder will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any exchange notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of outstanding notes) by delivery of the prospectus relating to the exchange offer). See "Plan of distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

However, because the SEC has not considered the exchange offer for our outstanding notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Any holder that is an affiliate of ours or that tenders outstanding notes in the exchange offer for the purpose of participating in a distribution:

•
may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC

  No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We currently do not intend to register or qualify the sale of the exchange notes in any state where we would not otherwise be required to qualify.

Selected financial data

The following selected historical consolidated financial information for each of the years ended December 31, 2006, 2007, 2008, 2009 and 2010 and the six months ended June 30, 2010 and 2011 has been derived from our consolidated financial statements. Our audited consolidated financial statements for each of the years ended December 31, 2008, 2009 and 2010 and our unaudited consolidated financial statements for the three and six months ended June 30, 2010 and 2011 appear elsewhere in this prospectus.

You should read all of the information presented below with the information under "Management's discussion and analysis of financial condition and results of operations" and our financial statements, including the notes thereto, appearing elsewhere in this prospectus. Results for prior periods may not be indicative of results that may be achieved in future periods.

	Years ended December 31,					Six months ended June 30,
(in thousands, except per share amounts)	2006	2007	2008	2009	2010	2010	2011

						(unaudited)
Revenue:
Subscriber fees	$24,869	$27,812	$57,153	$63,597	$68,819	$32,866	$35,881
Advertising	174,190	206,174	223,396	214,545	218,152	101,136	113,648
Other revenue	2,120	378	1,245	1,422	301	85	216

Total revenue	201,179	234,364	281,794	279,564	287,272	134,087	149,745
Cost of Services:
Programming costs	152,193	164,369	140,698	127,528	125,249	59,371	68,372
Contract termination fees expense	—	—	—	4,718	103	103	—
Impairment of film assets	225,832	—	—	—	—	—	—
Other costs of services	58,213	38,156	13,081	15,333	11,826	5,307	5,893

Total cost of services	436,238	202,525	153,779	147,579	137,178	64,781	74,265
Selling, general and administrative expense	46,833	63,108	48,638	49,016	51,783	25,053	29,023
Marketing expense	16,021	19,733	19,603	6,551	10,152	1,437	893
(Gain) loss on sale of film assets	(8,238)	—	(101)	(682)	(719)	155	—

(Loss) income from continuing operations before interest and income tax expense	(289,675)	(51,002)	59,875	77,100	88,878	42,661	45,564
Interest expense, net	(98,728)	(108,144)	(100,157)	(100,539)	(55,987)	(51,070)	(3,330)

(Loss) income from continuing operations before income tax expense, discontinued operations and cumulative effect of change in accounting principle	(388,403)	(159,146)	(40,282)	(23,439)	32,891	(8,409)	42,234
Income tax (expense) benefit	—	—	—	—	(8,810)	(2,897)	43,408

(Loss) income before discontinued operations and cumulative effect of change in accounting principle	(388,403)	(159,146)	(40,282)	(23,439)	24,081	(11,306)	85,642
Gain on sale of discontinued operations	1,530	114	3,064	847	—	—	189

(Loss) income before cumulative effect of change in accounting principle	(386,873)	(159,032)	(37,218)	(22,592)	24,081	(11,306)	85,831
Cumulative effect of change in accounting principle	(2,099)	—	—	—	—	—	—

Net (loss) income and comprehensive (loss) income	(388,972)	(159,032)	(37,218)	(22,592)	24,081	(11,306)	85,831
Income allocable to Preferred Stockholder	—	—	—	—	(16,297)	—	(26,277)

Net (loss) income attributable to common stockholders	$(388,972)	$(159,032)	$(37,218)	$(22,592)	$7,784	$(11,306)	$59,554

Weighted average number of common shares outstanding, basic and diluted	104,788	104,038	104,776	104,788	234,676	107,620	359,676

(Loss) income per common share before discontinued operations and cumulative change in accounting principle, basic and diluted	$(3.71)	$(1.53)	$(0.39)	$(0.23)	$0.03	$(0.11)	$0.17
Gain per common share from discontinued operations, basic and diluted	0.02	—	0.03	0.01	—	—	—
Cumulative effect of change in accounting principle, basic and diluted	(0.02)	—	—	—	—	—	—

Net (loss) income per common share, basis and diluted	$(3.71)	$(1.53)	$(0.36)	$(0.22)	$0.03	$(0.11)	$0.17

	Years ended December 31,					Six months ended June 30,
(in thousands, except per share amounts)	2006	2007	2008	2009	2010	2010	2011

						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$13,965	$1,974	$2,714	$10,456	$30,565	$18,192	$7,074
Goodwill	314,033	314,033	314,033	314,033	314,033	314,033	314,033
Total assets	767,783	676,241	739,345	698,061	678,534	695,807	727,885
Total long-term debt, excluding current maturities	975,007	1,044,772	1,090,616	771,814	391,746	417,384	403,696
Stockholders' deficit	(478,944)	(683,760)	(666,933)	(698,030)	(150,965)	(171,182)	(89,590)
Other Data:
Net cash (used in) provided by operating activities	$(34,061)	$14,612	$48,078	$37,566	$67,111	$28,788	$14,130
Capital expenditures	(713)	(1,668)	(1,868)	(507)	(1,086)	(600)	(607)
Net cash provided by (used in) investing activities	142,983	(7,803)	(5,437)	(1,443)	(2,047)	(1,112)	(701)
Net cash used in financing activities	(110,883)	(18,800)	(41,901)	(28,381)	(44,955)	(19,940)	(36,920)

Management's discussion and analysis of
financial condition and results of operations

The following discussion analyzes our financial condition and results of operations and should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. The following analysis contains forward-looking statements about our future revenue, operating results and expectations. See "Forward-looking information" and "Risk factors" for a discussion of the risks, assumptions and uncertainties affecting these statements.

Current challenges

The Company faces numerous operating challenges. Among them are increasing viewership ratings, maintaining and increasing advertising revenue, maintaining and expanding the distribution of the Channels, broadening viewership demographics to meet our target audience, and controlling costs and expenses.

Ratings

Ratings success plays a significant role in our ability to achieve our distribution and advertising goals. We believe our ratings are affected by our ability to (i) acquire and produce series and movies that appeal to our target demographic and (ii) develop a programming schedule that attracts a high number of viewers. Original productions are our most high profile programs and generate the Hallmark Channel's highest ratings. In the past, the Company has typically incurred additional marketing and promotional expenses surrounding original productions and certain acquired movies to drive higher ratings. Certain acquired series delivered historically strong ratings, but recently they have been part of the decline experienced in viewer ratings. In order to reverse the recent decline in ratings, we plan to continue or increase the number of our original productions and develop a programming schedule that attracts a greater number of viewers in our target demographic, all while controlling the costs and expenses relating to these actions.

Our recent agreements with Martha Stewart Living Omnimedia, including the acquisition of exclusive rights to the live daytime lifestyle program, The Martha Stewart Show, and rights to the extensive library of Martha Stewart branded lifestyle programming, represent a key part of our strategy to attract viewers that appeal to relatively higher CPM (i.e., advertising rates per thousand viewers) advertisers. We introduced this lifestyle programming in various dayparts in the second quarter of 2010, leading to the September 2010 premier of season six of The Martha Stewart Show on the Hallmark Channel. Additionally in September, Hallmark Channel premiered several other original lifestyle shows for the daytime lifestyle block. These program changes have resulted, and, may result at least initially, in reductions in the ratings delivery of the Channel, but over time these changes are expected to increase our revenue through the delivery of a more targeted demographic and attraction of higher CPM advertisers.

Advertising revenue

The overall improvement in the economy during second quarter of 2011 had a favorable impact on cable advertising rates, including the rates for our inventory. Our second quarter of 2011 scatter market inventory was sold at rates 15% above rates in the 2010 scatter market and 73% above the rates for 2011 inventory sold in the upfront. Additionally, direct response rates were down by 30% compared to that inventory sold in the same period of 2010, with the addition of overnight and early morning reducing the 2011 average.

In the 2010/2011 upfront process representing the sale of our inventory for the last quarter of 2010 and the first three quarters of 2011, we entered into agreements with major advertising firms representing approximately 40% of our advertising inventory. In the prior year 2009/2010 upfront we sold approximately 40% of our inventory. The 2010/2011 inventory was sold at CPMs 25% higher than the inventory sold in the 2009/2010 upfront, including significant increases in rates related to our new lifestyle programming block. We were able to sell the Martha Stewart programming time block at rates 117% higher than prior year's rates during that same time block. We sold additional general rate inventory for the 2010/2011 broadcast season to advertisers that purchase upfront inventory on a calendar year basis, rather than an advertising year basis, and will sell the balance in the scatter marketplace. Additionally, we sold approximately 39% of the Hallmark Movie Channel's available inventory in the 2010/2011 upfront.

Following the upfront period, sales of our general rate, direct response and paid-programming inventory are made closer to the timing of the actual advertisement. Advertisers with upfront contracts have an option to terminate their contracts, as well as an option to expand the amount of inventory purchased under the contracts. In prior years, cancellations of upfront contracts were unusual. The second quarter 2011, termination options that were exercised represent 10% of the second quarter 2011 upfront dollars.

Distribution agreements

Distribution agreements with multiple systems operators are important because they affect our number of subscribers, which in turn has a major impact on our subscriber fees, the number of persons viewing our programming, and the rates charged for advertising. Our long-term distribution challenge will be obtaining favorable renewals of our major distribution agreements as they expire. Our major distribution agreements have terms which expire at various times from September 2011 through December 2022, inclusive of renewal options. Of these distribution agreements, agreements accounting for approximately 19% of the Hallmark Channel subscriber base and 19% of the Hallmark Movie Channel subscriber base will expire or be the subject of renewal negotiations prior to June 30, 2012. A distribution agreement with Cox ended on December 31, 2010. Our Channels continue to be distributed by Cox under the terms of the expired agreement through a series of extensions while renewal negotiations continue. The Cox distribution agreement covers approximately 5% of our subscribers for the Hallmark Channel and 2% of our subscribers for the Hallmark Movie Channel.

The universe of cable and satellite TV subscribers in the United States is approximately 105 million homes. The top 30 cable TV networks in the United States, measured by the number of subscribers, have 90 million or more subscribers. According to Nielsen Media Research, the Hallmark Channel had 87.6 million subscribers at June 30, 2011, and 87.3 million subscribers at December 31, 2010, making it the 38th most widely distributed advertising-supported cable channel in the United States at each date. As of June 30, 2011, the Hallmark Movie Channel is now distributed to 42.0 million subscribers.

Demographics

As pay television channels draw audience share, audience demographics (i.e., viewers categorized by characteristics such as age, gender and income) become fragmented. As a result, advertisers are able to target the specific groups of viewers who are most likely to purchase their products by advertising on channels which attract the desired viewer demographic.

We believe that the key demographics for the Hallmark Channel are the viewers in the groups Adults aged 25 to 54 and Women aged 25 to 54. However, the average median age of a viewer of the Hallmark Channel was 59.2 in 2010, and, in December 2010, the total day average median age of viewers of the Hallmark Channel and Hallmark Movie Channel was 57 and 63, respectively. For the second quarter of 2011, the average median viewing age was 58 for the Hallmark channel and 64 for the Hallmark Movie Channel. In order to achieve our revenue goals, we need to draw in our target audience. Broadcasts of The Martha Stewart Show and other Martha Stewart Living productions on the Hallmark Channel, which commenced in September 2010, and broadcasts of Emeril's Table featuring chef Emeril Lagasse, which commenced in the last week of September 2011, are key parts of our efforts to attract our target audience over time.

Cost of services

Our cost of services consists primarily of the amortization of program license fees, the cost of signal distribution and the cost of promotional segments that are aired between programs.

Critical accounting policies, judgments and estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

For further information regarding our critical accounting policies, judgments and estimates, please see Note 2 to the Notes to Consolidated Financial Statements.

The following discussion concerns certain accounting estimates and assumptions that are considered to be material due to the levels of subjectivity and judgment necessary to account for uncertain matters and the susceptibility of such matters to changes.

Program license fees

Program license fees are paid in connection with the acquisition of the rights to air programs acquired from others. The cost of program rights are deferred and then amortized on a straight-line basis over the shorter of their contractual license periods or anticipated usage. When necessary, we evaluate the realizability of these deferred license fees in relation to the estimated future revenue. Estimates of net realizable value for program license fees are determined using future estimated advertising revenue and anticipated patterns of programming usage on a day part basis (blocks of time during the day) as it pertains to programming licensed to a Channel. These estimates of expected annual future estimated revenue are compared to net book value of the program license fee assets to determine if the programming assets are expected to be recovered. Where the analysis indicates the costs are in excess of the estimated net realizable value, additional programming costs are immediately recognized in the amount of the excess.

Goodwill

At December 31, 2010, we had a stockholders' deficit of $151.0 million and a goodwill asset of $314.0 million. All of our goodwill relates to our channel operations segment, which is also our only reporting unit. For the purpose of performing our annual goodwill impairment test, we included the book value of the redeemable Preferred Stock (otherwise classified as mezzanine for financial reporting purposes) in the calculation of Business Enterprise Value ("BEV.")

We performed our annual impairment assessment for our goodwill and other non-amortizable intangible assets as of November 30, 2010 using a market approach to determine fair value. BEV is equal to common equity at market value plus debt at market value plus preferred equity at market value less cash and cash equivalents. We estimated the fair values of the Term A and Term B Loans using discount rates of 11.2% and 11.5%, respectively. We believe that the carrying value of the capitalized lease obligation is not materially different from its fair value; further, the effect of such difference, if any, is not material to the impairment test. Accordingly, we used the carrying value. The full $25.0 million redemption value of the company obligated mandatorily redeemable preferred interest was paid to VISN Management Corp. on December 1, 2010; therefore, the fair market value as of November 30, 2010, was $25.0 million. We valued the redeemable Preferred Stock at its liquidation preference based on a recent valuation. We valued our common shares using the November 30, 2010 closing NASDAQ stock price.

The estimated fair value determined in our initial impairment test was in excess of the reporting unit's BEV, and accordingly no additional testing was performed and no impairment charge was recorded. We note that if our fair value estimate was 50% lower, we would still not have failed the initial test and no impairment charge would be taken.

Long-lived assets

We review long-lived assets, other than goodwill and other intangible assets with indefinite lives, for impairment whenever facts and circumstances indicate that the carrying amounts of the assets may not be recoverable. An impairment loss is recognized if the carrying amount of the asset is not recoverable and exceeds its fair value. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future net cash flows expected to be generated by the asset. If the asset's carrying value is not recoverable, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. We determine fair values by using a combination of comparable market values and discounted cash flows, as appropriate.

Revenue recognition

Subscriber revenue from pay television distributors is recognized as revenue when an agreement is executed, programming is provided, the price is fixed and determinable, and collectability is reasonably assured. Subscriber fees from pay television distributors are recorded net of amortization of subscriber acquisition costs.

Advertising revenue, net of agency commissions, is recognized in the period in which related commercial spots or long form programming are aired and as ratings guarantees to advertisers are achieved. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for our broadcasting operations. Customers remit the gross billing amount to the agency and the agency remits gross billings less their commission to us. Payments received in advance of being earned are recorded as deferred revenue or audience deficiency units.

Audience deficiency unit liability

Audience deficiency units are units of inventory that are made available to advertisers as fulfillment for the inventory the advertiser purchased that ran in programs that under-delivered on the guaranteed ratings.

An audience deficiency liability results when impressions delivered on guaranteed ratings are less than the impressions guaranteed to advertisers. The liability is reduced when we air the advertisement during another program to "make-good" on the under-delivery of impressions. We typically do not remit cash to advertisers in satisfaction of such deficiencies.

Contracts executed in the 2010/2011 upfront period require us to use best efforts to run sufficient make-good advertising spots within 12 months to achieve the impressions guarantees. If we do not make-good within 12 months, we are no longer obligated to satisfy the under-delivery of the guaranteed impressions.

Effects of transactions with related and certain other parties

We have entered into a number of significant transactions with Hallmark Cards and certain of its subsidiaries. These transactions include, among other things, trademark licenses, program licenses, an administrative services agreement, a tax sharing agreement and the 2010 Recapitalization (defined under "Description of related party transactions"), including the loans under the Credit Agreement, a registration rights agreement and a stockholders agreement. A summary of the terms and financial impact of these transactions is described below in the "Business—Description of related party transactions" section of this prospectus.

Recent developments—the transactions

On July 14, 2011, the Company completed an offering of $300.0 million in aggregate principal amount of the outstanding notes in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended. The outstanding notes are guaranteed on a senior basis by each of the Company's subsidiaries. A more detailed description of the Indenture and the outstanding notes is contained in the section "Description of notes."

Registration Rights Agreement

The holders of the outstanding notes are entitled to the benefits of a Registration Rights Agreement dated July 14, 2011 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the initial purchaser. Pursuant to the Registration Rights Agreement, the Company is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, the exchange notes for the outstanding notes. A more detailed description of exchange offer is contained in the section "Exchange Offer." The Company may be required to provide a shelf registration statement to cover resales of the notes under certain circumstances.

Credit Agreement

Also on July 14, 2011, the Company entered into a new $240.0 million Credit Agreement, referred to herein as the "Credit Agreement", with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement provides for a seven year $210.0 million senior secured term loan facility, referred to herein as the "Term Loan" and a five year $30.0 million senior secured super-priority revolving credit facility. The Credit Agreement also provides for the issuance of letters of credit and the provision of swingline loans under the revolving credit facility, subject to a $15.0 million sublimit for letters of credit and a $5.0 million sublimit for swingline loans. A more detailed description of the Credit Agreement and the Term Loan is contained in the section "Description of Certain Indebtedness."

Redemption of the Series A Preferred Stock

The proceeds of the outstanding notes were used in part to redeem all of the Company's outstanding Series A Preferred Stock, consisting of 185,000 shares held by HCC. The Series A Preferred Stock had cumulative dividends that accrued from and after January 1, 2011 through December 31, 2011 at the rate of 14% per annum of the Original Issue Price. The "Original Issue Price" was $1,000 per share. Cumulative dividends would have accrued from and after January 1, 2012 at the rate of 16% per annum of the Original Issue Price. Until December 31, 2014, dividends were payable in cash or in additional shares of Series A Preferred Stock, at the option of the Company. After December 31, 2014, dividends on the Preferred Stock would have been payable in cash only. In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock would have been entitled to receive, in preference to the holders of the common stock, an amount equal to the greater of (x) the Original Issue Price per share plus accrued but unpaid cash dividends thereon, or (y) the amount that would be received by such holders on an "as converted" basis had all Series A Preferred Stock been converted into common stock immediately prior to such liquidation or winding up.

Termination of HCC credit facility

Effective July 14, 2011, the Company terminated its existing credit facility with HCC, which included $315.0 million principal amount of debt issued pursuant to the terms of the credit agreement between the Company and HCC in two tranches: (i) the $200.0 million Term A Loan bearing interest at 9.5% per annum through December 31, 2011, and 12% thereafter; and (ii) the $115.0 million Term B Loan bearing interest at 11.5% through December 31, 2011, and 14.0% thereafter. The proceeds from the offering of the outstanding notes and the new Credit Agreement were used in part to repay and extinguish the Company's obligations under such HCC debt. HCC continues to own approximately 90.3% of the outstanding shares of the Company's common stock following the repayment of the HCC debt and redemption of the Series A Preferred Stock held by HCC.

Expiration of revolving credit facility

In connection with the issuance of the outstanding notes and entry into the Credit Agreement, the Company allowed its existing $30.0 million revolving credit facility with JPMorgan Chase Bank, N.A. to expire on its own terms.

Extension of licenses

In connection with the Transactions, Hallmark Licensing, Inc., an affiliate of Hallmark Cards, Inc., extended two existing trademark licenses with Crown Media United States for an additional period terminating the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the notes, subject to any earlier termination of such license agreements pursuant to the respective terms of such license agreements.

Results of operations

Year ended December 31, 2009 compared to year ended December 31, 2010

Revenue.    Our revenue, comprised primarily of subscriber and advertising fees, increased $7.7 million or 3% in 2010 over 2009. Our subscriber fee revenue increased $5.2 million or 8% due to increases in contractual rates and subscribers offset in part by on-going negotiations with one distributor. The amount of subscriber acquisition fees that was recorded as a reduction of subscriber fee revenue was approximately $2.6 million and $2.0 million for 2009 and 2010, respectively.

The $3.6 million or 2% increase in advertising revenue is primarily due to increases in CPMs offset in part by declines in viewer ratings across demographic categories for 2010 compared to 2009. For 2010, Nielsen ranked the Hallmark Channel 16th in total day viewership with a 0.5 household rating and 18th in primetime with a 0.8 household rating among the 86 cable channels in the United States market. The ratings decline reduced the revenue from all inventory, including inventory used to satisfy deficiencies in audience delivery. Audience deficiency unit revenue decreased $2.7 million from contra-revenue of $6.4 million for 2009, to contra-revenue of $9.1 million for the same period in 2010 as a result of such ratings declines, leading to a corresponding decrease in revenue recognized by the Company.

Advertising revenue from the Hallmark Movie Channel increased from $10.5 million for 2009 to $18.7 million for 2010. This is due to the increase in the number of subscribers as the Company continued to expand distribution of this channel.

Cost of services.    Cost of services as a percent of revenue decreased to 48% in 2010 as compared to 53% in 2009. This decrease results primarily from the effects of the $2.3 million or 2% decrease in programming costs, discussed below, and the 2% increase in advertising revenue discussed above. We may, however, incur additional programming related costs in the future to obtain high definition versions of certain of our programming.

Operating costs for 2010 decreased $3.5 million over 2009 due in part to the $1.1 million decrease in bad debt expense. The Company's bad debt expense was $1.3 million for 2009, as compared to $183,000 for 2010. The decrease in bad debt expense is primarily due to certain advertising customers experiencing cash flow problems under generally poor economic conditions during 2009 and being unable to make timely payments. Customer cash flow problems declined in 2010 and, therefore, payments were received on a timelier basis.

Additionally, salary and termination expense decreased $1.2 million and playback and transponder expense decreased $1.2 million due to terminations of employment during second quarter of 2009 and standard definition provider contracts in the fourth quarter of 2009.

Selling, general and administrative expense.    Our selling, general and administrative expense for 2010 increased $2.8 million over 2009. Commission expense increased $1.3 million due to meeting advertising revenue expectations. Research expense increased $1.9 million due to the cost associated with the receipt of ratings for the Hallmark Movie Channel. Benefits and bonus expense increased $3.5 million due to an increase in bonus expense based upon assumptions that certain performance metrics will be met and an increase in insurance premiums. Additionally, the Company recorded $1.0 million of debt issuance costs in conjunction with the 2010 Recapitalization. The aforementioned increases were offset in part by the decrease in salary and severance expense of $4.8 million primarily due to terminations of employment in 2009.

Marketing expense.    Our marketing expense increased $3.6 million or 55% in 2010 versus 2009. The Company allocated significant marketing resources towards the third quarter launch of the Martha Stewart programming in 2010. During 2009, the Company had one significant marketing promotion in January 2009 centered on the original movie, Taking a Chance on Love. The Company did not have a significant marketing promotion in 2010.

Gain from sale of film assets.    In July 2010, the Company received notification of pending requests for payments of approximately $8.0 million related to exploitation of the film assets through mid-2010. Accordingly, the Company increased the carrying amount of the liability by $155,000 and recognized a corresponding loss from sale of film assets in the second quarter of 2010. The Company subsequently received requests for payments of an additional $2.0 million and expects to pay the total amount of approximately $10.0 million in 2011. Notwithstanding the acceleration of payments ahead of the Company's prior expectations, in December 2010 management revised its estimated payment stream because of ongoing operating and financial difficulties being experienced by RHI, including reorganization in bankruptcy. As of December 31, 2010, management believed that fulfillment of its indemnification obligation would occur over a period longer than previously estimated. Accordingly, in the fourth quarter of 2010, the Company decreased the carrying amount of the liability by $874,000 and recognized a corresponding gain from sale of film assets in the accompanying statement of operations.

In December 2009 the Company had concluded that payments under this obligation would occur generally later than originally estimated in December 2006. Accordingly, the Company reduced the carrying amount of the liability by $682,000 and recognized a corresponding gain from sale of film assets in the accompanying statement of operations.

Interest expense.    Interest expense decreased $44.6 million in 2010 as compared to 2009 due to the 2010 Recapitalization.

Income tax expense.    For tax purposes, the 2010 Recapitalization generated net cancellation of debt income which is estimated at approximately $147.0 million. Accordingly, the Company expected to generate federal and state taxable income for both regular tax and alternative minimum tax ("AMT") purposes. For regular tax purposes, this income is fully offset by net operating loss carryforwards. However, for federal AMT purposes, loss carryforwards can be used against AMT income but are limited to 90% of AMT income. As a result, the Company has recorded an income tax expense of approximately $3.3 million for the estimated AMT in its consolidated statements of operations as it is not likely that any benefit of this AMT as a credit carryforward will be realized. Additionally, for state tax purposes the Company also had a tax expense. Effective October 2010, California has suspended the use of tax loss carryovers for 2010 and 2011. Also, the state of New York has an alternative minimum tax which allows only 90% of the tax loss carryforwards. The total federal and state tax provision is $8.8 million, which assumes using the separate return method.

Gain on sale of discontinued operations.    Termination of one agreement relating to channel delivery resulted in a change in the estimated life of the deferred credit for playback services. After termination of services, there was no longer a recurring monthly expense for compression and uplink services. Accordingly, the adjustment to eliminate the unneeded portion of the deferred credit of approximately $847,000 was recognized during 2009.

Year ended December 31, 2008 compared to year ended December 31, 2009

Revenue.    Our revenue from continuing operations, comprised primarily of subscriber and advertising fees, decreased $2.2 million or 1% in 2009 over 2008. Our subscriber fee revenue increased $6.4 million or 11%. The amount of subscriber acquisition fees that was recorded as a reduction of subscriber fee revenue was approximately $2.7 million and $2.6 million for 2008 and 2009, respectively. Subscriber revenue increased in 2009 primarily due to an increase in the number of Hallmark Channel pay subscribers and small contractual rate increases.

The $8.9 million or 4% decrease in advertising revenue is primarily due to declines in viewer ratings across demographic categories for 2009 compared 2008. Audience deficiency unit revenue decreased $10.5 million from revenue of $4.1 million for 2008, to contra-revenue of $6.4 million for the same period in 2009 as a result of such ratings declines, leading to a corresponding decrease in revenue recognized by the Company.

We believe that changes to our program schedule, along with increased competition (including the availability of high definition distribution by competitors), contributed to a decline in ratings. From 2005 until early 2009, our programming schedule did not change significantly. Beginning in 2008, a number of programs that had previously received strong ratings began to experience ratings declines, and we placed television series in certain timeslots instead of movies or original productions. Also, a number of programs in the schedule provided strong household ratings performance but less effective delivery of our key demographic, women age 25-54. In 2009, we began to introduce new content into the schedule with the objective of increasing the delivery of women 25-54. The schedule changes likely resulted in some viewer confusion and did result in lower ratings.

The fact that Hallmark Channel was not broadcast in high definition may have had a negative impact on ratings in 2009. We believe that many networks not offered in high definition have experienced either ratings decreases or limited ratings increases, in part, due to such networks not being broadcast in high definition. The growth in popularity of high definition programming is expected to continue, and these high definition trends were part of our decision to launch Hallmark Channel in high definition in February 2010.

The 2009 year also represented a year of increased competition within cable television, including an increase in the number of cable networks investing in original programming.

Although Hallmark Channel continues to invest in original programming, our increase in investment for original content did not match the growth of the market or many of our competitors. The impact of the programming competition is heightened by the continued growth of time-shifting digital video recording devices, or DVR's. With the proliferation of these devices, viewers are able to increase their access to the new, compelling content.

For the year ended December 31, 2009, Nielsen ranked the Hallmark Channel 11th in total day viewership with a 0.6 household rating and 9th in primetime with a 1.0 household rating among the 76 cable channels in the United States market.

Cost of services.    Cost of services as a percent of revenue decreased to 53% in 2009 as compared to 55% in 2008. This decrease results primarily from the effects of the 9% decrease in programming costs, discussed below, offset in part by the 4% decrease in advertising revenue discussed above.

Programming costs decreased $13.2 million or 9% from 2008. In the second and third quarters of 2008, we entered into agreements to amend significant programming agreements which added programs and deferred certain payments for programming content to periods beyond 2008. Some of the agreements resulted in the extension of related program licenses to cover slightly longer periods of availability, the deferral of expected delivery of certain programming and the deferral of certain payments primarily from 2008 until 2009. Upon the amendment of the agreements, we prospectively changed the amortization of program license fees for any changes in the period of expected usage and/or changes in license fees. The effects of these amendments on 2008 amortization were not significant. Additionally, we returned our exclusivity rights to one title, which resulted in a lower asset and liability balance. During the first quarter of 2009, we also entered into amendments to some of our original programming agreements which extended the current license period to those titles, and thus, resulted in lower amortization in 2009 compared to 2008. Additionally, during 2009, we did not enter into any significant new third party license agreements, so expiring program rights and the related amortization were not replaced in full with assets and amortization from newer license agreements.

Operating costs for 2009 increased $2.3 million over 2008 due in part to the $1.2 million increase in bad debt expense and the $912,000 of severance expense recorded in May 2009 related to one executive's resignation. The Company's bad debt expense was $1.3 million for 2009, as compared to $75,000 for 2008. The increase in bad debt expense is due to certain advertising customers experiencing cash flow problems under poor economic conditions.

Additionally, the Company recorded negative film amortization of $745,000 in 2008 that resulted principally from the Company's periodic reassessment and eventual payment of its liabilities for residuals and participations associated with the Company's third-party licensing and self-use of the Company's film library prior to the sale of the Company's international film rights in April 2005 and the Company's domestic film rights in December 2006.

During the fourth quarter of 2009, we negotiated the termination of two channel delivery agreements related to the launch of the Hallmark Channel into high definition. The estimated costs of termination were approximately $4.7 million.

Selling, general and administrative expense.    Our selling, general and administrative expense increased slightly year over year. The Company recorded $2.5 million of severance expense associated with the resignation of its President on May 31, 2009. The Company also recorded $1.2 million of severance expense associated with the termination of 15 employees in August 2009. These increases in expense were offset by decreases in the travel, communication, and RSU related expenses. Travel and communication events related expenses decreased approximately $1.3 million period over period. Additionally, the Company recorded $1.1 million of compensation expense associated with RSUs during 2008, as compared to $269,000 of compensation benefit associated with RSUs for 2009.

Marketing expense.    Our marketing expense decreased 67% in 2009 versus 2008. During 2008, we invested in five significant marketing promotions. The five marketing promotions were centered around the original movies: The Good Witch in January 2008, Bridal Fever in February 2008, A Gunfighter's Pledge in July 2008, and both Old Fashioned Thanksgiving and Moonlight and Mistletoe in November 2008. The Company had one significant marketing promotion in January 2009 centered around the original movie, Taking a Chance on Love. As part of our contingency cost reduction efforts, promotional and marketing efforts were reduced overall during 2009 compared to 2008.

Gain from sale of film assets.    In December 2009 the Company concluded that payments for residuals and participations, which are liabilities from the Company's December 2006 sale of its film assets, would occur generally later than originally estimated in December 2006. Accordingly, the Company reduced the carrying amount of the liability by $682,000 and recognized a corresponding gain from sale of film assets in the accompanying statement of operations.

Interest expense.    Interest expense in 2009 increased $382,000 compared to 2008. The principal balance under our Bank Facility was $28.6 million at December 31, 2008, and $1.0 million at December 31, 2009. The interest rate on our Bank Facility increased from 1.22% at December 31, 2008, to 2.49% at December 31, 2009. Interest rates on our 2001, 2005 and 2006 notes decreased from 9.05% at December 31, 2008, to 5.29% at December 31, 2009. The benefit of these rate decreases was offset by a higher principal balance on the senior secured note, resulting in interest expense for 2009 being nearly the same as for 2008.

Gain on sale of discontinued operations.    The terms of our April 2005 sale of the international business require that we reimburse the buyer for its cost of residuals and participations incurred in connection with the its exploitation of the related international film rights through April 25, 2015. At the time of the sale, we recorded an estimate of our liability for this obligation and considered the amount in our determination of our loss from the sale of discontinued operations as reported in 2005. During the fourth quarter of 2008, the buyer requested us to reimburse it for such obligations incurred in connection with its exploitation of these films through December 31, 2007. Using the historical information provided by the buyer, we reduced the estimate of our remaining liability as of December 31, 2008, by $5.1 million. This change in estimate was reflected as a $3.1 million gain on sale of discontinued operations and a $2.0 million decrease in interest expense.

Termination of one agreement relating to channel delivery also resulted in a change in the estimated life of the deferred credit for playback services. After termination of services, there is no longer a recurring monthly expense for compression and uplink services. Accordingly, the adjustment to eliminate the unneeded portion of the deferred credit of approximately

$847,000 was recognized during the fourth quarter of 2009. Through December 31, 2009, the aggregate loss on sale of the international business is $1.0 million.

Three months ended June 30, 2010, compared to three months ended June 30, 2011

Revenue.    Our revenue from continuing operations, comprised primarily of subscriber and advertising fees, increased $10.4 million or 16% in 2011 over 2010. Our subscriber fee revenue increased $2.3 million or 14% due to rate increases under certain distribution agreements, net of a loss in the number of subscribers. The amount of subscriber acquisition fees that was recorded as a reduction of subscriber fee revenue was approximately $526,000 and $298,000 for 2010 and 2011, respectively.

The $8.1 million or 16% increase in advertising revenue is primarily due to higher advertising rates. Advertising revenue from the Hallmark Movie Channel was $4.2 million and $8.5 million for the three months ended June 30, 2010 and 2011, respectively.

For the three months ended June 30, 2011, Nielsen ranked the Hallmark Channel 23rd in total day viewership with a 0.4 household rating and 32nd in primetime with a 0.5 household rating among the 86 cable channels in the United States market. For the three months ended June 30, 2011, Nielsen ranked the Hallmark Movie Channel 41st in total day viewership with a 0.2 household rating and 44th in primetime with a 0.3 household rating among the 86 cable channels in the United States market.

Cost of services.    Cost of services as a percent of revenue increased to 51% in 2011 as compared to 50% in 2010. This increase results primarily from the effects of the 20% increase in programming costs, discussed below, and offset in part by the 16% increase in advertising revenue discussed above.

Programming costs increased $6.1 million or 20% from 2010 due to additional expense incurred in conjunction with the acquisition of new programming such as Frasier during the first quarter of 2011, which became available for viewing during the second quarter of 2011. Additionally, the Company wrote off one series that is no longer aired on the Hallmark Channel.

Selling, general and administrative expense.    Our selling, general and administrative expense increased $260,000 over 2010. Research costs increased $549,000 due to the growth in Hallmark Movie Channel subscribers and employee costs increased $769,000. In 2010 the Company recorded $1.0 million of non-recurring debt issuance costs in conjunction with the 2010 Recapitalization.

Marketing expense.    The company did not have a significant marketing promotion in the second quarter of 2010 or 2011. The Company expects its marketing expenses to increase during the second half of 2011 due to the promotion of The Martha Stewart Show and original holiday programming.

Loss from sale of film assets.    In June 2010, the Company concluded that payments for residuals and participations, which are liabilities from the Company's December 2006 sale of its film assets, would occur generally sooner than originally estimated in December 2006 and December 2009 based upon a request for payment received in July 2010. Accordingly, the Company increased the carrying amount of the liability by $155,000 and recognized a corresponding loss from sale of film assets in the accompanying statement of operations.

Interest expense.    Interest expense decreased $24.1 million for the three months ended June 30, 2011 as compared to the three months ended June 30, 2010, due to the 2010 Recapitalization and the treatment of this transaction under troubled debt restructuring accounting.

Income tax (expense) benefit.    The Company has released a portion of its valuation allowance and has recognized an unreserved deferred tax asset of approximately $44.2 million on its balance sheet as of June 30, 2011. This also results in a non-cash reduction in income tax expense. For tax purposes, the 2010 Recapitalization generated cancellation of debt income which is currently estimated at approximately $200.0 million. Accordingly, the Company is expected to generate federal and state taxable income for both regular tax and alternative minimum tax ("AMT") purposes. For regular tax purposes, this income will be fully offset by net operating loss carryforwards. However, for federal AMT purposes, loss carryforwards can be used against AMT income but are limited to 90% of AMT income. As a result, the Company has recorded an income tax expense of $2.9 million for the estimated AMT in its consolidated statements of operations for the three months ended June 30, 2010. The Company recorded $297,000 of income tax expense for estimated AMT for the three months ended June 30, 2011.

Due to the events discussed in Recent Developments, the Company anticipates recording an additional decrease in its valuation allowance and an income tax benefit in the three month period ending September 30, 2011.

Gain on sale of discontinued operations.    The terms of our April 2005 sale of the international business require that we reimburse the buyer for certain costs. At the time of the sale, we recorded an estimate of our liability for these obligations and considered the amount in our determination of our loss from the sale of discontinued operations as reported in 2005. During the second quarter of 2011, the Company adjusted its estimate for these amounts. This change in estimate was reflected as a $193,000 gain on sale of discontinued operations, net of $4,000 of tax.

Six months ended June 30, 2010, compared to six months ended June 30, 2011

Revenue.    Our revenue, comprised primarily of subscriber and advertising fees, increased $15.7 million or 12% in 2011 over 2010. Our subscriber fee revenue increased $3.0 million or 9%. The amount of subscriber acquisition fees that was recorded as a reduction of subscriber fee revenue was approximately $1.1 million and $596,000 for 2010 and 2011, respectively. Subscriber revenue increased in 2011 primarily due to contractual rate increases.

The $12.5 million or 12% increase in advertising revenue is primarily due to higher advertising rates. For the six months ended June 30, 2011, Nielsen ranked the Hallmark Channel 24th in total day viewership with a 0.4 household rating and 29th in primetime with a 0.6 household rating among the 86 cable channels in the United States market. The ratings decline reduced the revenue from all inventory, including inventory used to satisfy deficiencies in audience delivery.

Cost of services.    Cost of services as a percent of revenue increased to 50% in 2011 as compared to 48% in 2010. This increase results primarily from the effects of the $9.0 million or 15% increase in programming costs, discussed below, offset in part by the 12% increase in advertising revenue discussed above.

Operating costs for 2011 increased $483,000 over 2010 due in part to the $269,000 increase in bad debt expense. The Company's bad debt expense was $32,000 for 2010, as compared to $301,000 for 2011. Additionally, the Company's salary and severance expense increased $163,000 as compared to 2011.

Selling, general and administrative expense.    Our selling, general and administrative expense increased $4.0 million over 2010. Research costs increased $1.1 million due to ratings information being provided for the Hallmark Movie Channel from April 1, 2010, forward and growth in its subscribers, and employee costs increased $1.1 million. The Company recorded non-recurring debt issuance costs and banking fees attributable to the 2010 Recapitalization of $1.0 million and $2.5 million in 2010 and 2011, respectively.

Marketing expense.    The Company did not have a significant marketing promotion in 2010 or 2011.

Loss from sale of film assets.    In June 2010, the Company concluded that payments for residuals and participations, which are liabilities from the Company's December 2006 sale of its film assets, would occur generally sooner than originally estimated in December 2006 and December 2009 based upon a request for payment received in July 2010. Accordingly, the Company increased the carrying amount of the liability by $155,000 and recognized a corresponding loss from sale of film assets in the accompanying statement of operations.

Interest expense.    Interest expense decreased $47.7 million for the six months ended June 30, 2011 as compared to the six months ended June 30, 2010, due to the 2010 Recapitalization and the treatment of this transaction under troubled debt restructuring accounting.

Income tax (expense) benefit.    During the current period, the Company has released a portion of its valuation allowance and has recognized an unreserved deferred tax asset of approximately $44.2 million on its balance sheet as of June 30, 2011. This also results in a non-cash reduction in income tax expense. For tax purposes, the 2010 Recapitalization generated cancellation of debt income which is currently estimated at approximately $200.0 million. Accordingly, the Company is expected to generate federal and state taxable income for both regular tax and alternative minimum tax ("AMT") purposes. For regular tax purposes, this income will be fully offset by net operating loss carryforwards. However, for federal AMT purposes, loss carryforwards can be used against AMT income but are limited to 90% of AMT income. As a result, the Company has recorded an income tax expense of $2.9 million for the estimated AMT in its consolidated statements of operations for the six months ended June 30, 2010. The Company recorded income tax expense for estimated AMT of $550,000 for the six months ended June 30, 2011. This reflects accounting for income taxes on a separate return basis.

Gain on sale of discontinued operations.    The terms of our April 2005 sale of the international business require that we reimburse the buyer for certain costs. At the time of the sale, we recorded an estimate of our liability for these obligations and considered the amount in our determination of our loss from the sale of discontinued operations as reported in 2005. During the second quarter of 2011, the Company adjusted its estimate for these amounts. This change in estimate was reflected as a $193,000 gain on sale of discontinued operations, net of $4,000 of tax.

Liquidity and capital resources

Year ended December 31, 2009 compared to year ended December 31, 2010

In 2009, our cash provided by operating activities was $37.6 million as compared to $67.1 million for 2010. The Company's net loss for 2010 decreased $46.7 million to net income of $24.1 million from a net loss of $22.6 million for 2009. Our depreciation and amortization expense for 2010 decreased $9.7 million to $123.4 million from $133.0 million in 2009. The Company made programming payments of $143.3 million and $115.5 million during 2009 and 2010, respectively.

Cash used in investing activities was $1.4 million and $2.0 million during 2009 and 2010, respectively. During 2009 and 2010, we purchased property and equipment of $507,000 and $1.1 million, respectively. During 2009 and 2010, the Company paid $936,000 and $961,000, respectively, to the buyer of the international business for amounts due under the terms of the sale agreement, primarily for reimbursement of transponder lease payments. The related liability was recognized in 2005 as part of the sale of our international business.

Cash used in financing activities was $28.4 million and $45.0 million for 2009 and 2010, respectively. We borrowed $18.1 million and $0 under our Bank Facility to supplement the cash requirements of our operating and investing activities during 2009 and 2010, respectively. We repaid principal of $45.6 million and $1.0 million under our Bank Facility during 2009 and 2010, respectively. The Company redeemed the $25.0 million preferred interest in December 2010.

The Company made its first cash payment through the fourth quarter of 2010 in December 2010, for tax liabilities incurred under the Tax Sharing Agreement as amended of $12.9 million. The Company is also making cash payments to Hallmark Cards during 2011 under the amended Tax Sharing Agreement.

Additionally, the Company made a principal payment on its Term A loan of approximately $9.3 million during the first quarter of 2011.

Year ended December 31, 2008 compared to year ended December 31, 2009

In 2008, our operating activities provided $48.1 million of cash compared to $37.6 million of in 2009. The Company's net loss for the year ended December 31, 2009, decreased $14.6 million to $22.6 million from $37.2 million for the year ended December 31, 2008. Our depreciation and amortization expense for 2009 decreased $12.2 million to $133.0 million from $145.2 million in 2008. The Company had lower additions to program license fees in 2009 as compared to 2008 due to amendments to agreements with certain third party programming suppliers during 2008 to add programming content. Pursuant to the waiver and standby purchase agreement with Hallmark Cards, the Company paid $19.6 million for interest on the 2001, 2005 and 2006 Notes that accrued November 16, 2008, through September 30, 2009. The Company made programming payments of $138.4 million and $143.3 million in 2008 and 2009, respectively.

Cash used in investing activities was $5.4 million and $1.4 million in 2008 and 2009, respectively. During 2008 and 2009, we purchased property and equipment of $1.9 million and $507,000, respectively. During 2008 and 2009, the Company paid $3.6 million and $936,000, respectively, to the buyer of the international business for amounts due under the terms of the sale agreement, primarily for reimbursement of transponder lease payments. The Company established a liability and recorded a related loss for these payments as part of the 2005 sale of our international business.

Cash used in financing activities was $41.9 million and $28.4 million in 2008 and 2009, respectively. We borrowed $30.5 million and $18.1 million under our Bank Facility to supplement the cash requirements of our operating and investing activities in 2008 and 2009, respectively. We repaid principal of $71.5 million and $45.6 million under our Bank Facility in 2008 and 2009, respectively.

Six months ended June 30, 2010 compared to six months ended June 30, 2011

Cash provided by operating activities was $28.8 million and $14.1 million for the six months ended June 30, 2010 and 2011, respectively. The Company had net income of $85.8 million for the six months ended June 30, 2011, as compared to a net loss of $11.3 million for the six months ended June 30, 2010. Our depreciation and amortization expense for the six months ended June 30, 2011, increased to $64.9 million from $62.0 million while our income tax benefit increased $46.3 million for the six months ended June 30, 2011. The Company made programming payments of $69.8 million and $81.6 million during the six months ended June 30, 2010 and 2011, respectively.

Cash used in investing activities was $1.1 million and $701,000 during the six months ended June 30, 2010 and 2011, respectively. During the six months ended June 30, 2010 and 2011, we purchased property and equipment of $600,000 and $607,000, respectively. During the six months ended June 30, 2010 and 2011, the Company paid $512,000 and $94,000, respectively, to the buyer of the international business for amounts due under the terms of the sale agreement, primarily for reimbursement of transponder lease payments. The related liability was recognized in 2005 as part of the sale of our international business.

Cash used in financing activities was $19.9 million and $36.9 million for the six months ended June 30, 2010 and 2011, respectively. The Company made principal payments on its Term A and Term B loans of $67,000 and $23.6 million for the six months ended June 30, 2010 and 2011, respectively. The Company made dividend payments of $12.8 million to the Preferred Stockholder during the six months ended June 30, 2011. Also, during the second quarter of 2010, pursuant to provisions of the 2010 Recapitalization, the Company sequestered $15.0 million, for payment on the NICC preferred interest, which was paid on December 1, 2010.

In December 2010, the Company paid Hallmark Cards $12.9 million under the federal tax sharing agreement, marking the first time that the Company has remitted cash under the agreement since it became a member of the consolidated federal tax reporting group in March 2003. In June 2010, $8.5 million owed by the Company under the tax sharing agreement comprised a portion of HCC Debt that was subject to the 2010 Recapitalization. The Company may also have to make cash payments to Hallmark Cards during 2011 under the tax sharing agreement.

In April 2011, the Company paid Hallmark Cards $5.1 million under a federal tax sharing agreement relating to income generated in first quarter of 2011, and in July 2011 paid $5.4 million in respect of the second quarter.

The Company's management anticipates that the principal uses of cash during the twelve month period ending June 30, 2012 will include the payment of operating expenses, accounts payable and accrued expenses, programming costs, residuals and participations of $8.0 million, interest and mandatory principal payments under the credit facility of $25.0 million to $30.0 million, and additional principal payments made from excess cash flows as defined, and due, under the credit facility. The Company also paid approximately $1.0 million for cash dividends on Preferred Stock through July 14, 2011. The Company believes that cash on hand, cash generated by operations, and borrowing availability under its bank credit facility, will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs through June 30, 2012.

On July 14, 2011, the Company repaid nominal principal and interest of $191.4 million and $115.5 million on its Term A and Term B loans, respectively, and principal and accrued dividends of $186.0 million on its Preferred Stock using proceeds from the issuance of the outstanding notes and the Senior Secured Credit Facility.

Contractual obligations

The following table summarizes the future cash disbursements to which we are contractually committed as of June 30, 2011:

	Scheduled payments by period in millions (unaudited)
Contractual obligations	Total	1st year	Years 2-3	Years 4-5	After 5 years

The Notes(1)	$552.1	$15.8	$63.0	$63.0	$410.3
Term Loan(1)	292.8	11.3	28.3	27.8	225.4
Capital lease obligations(1)	18.4	2.2	4.4	4.3	7.5
Operating leases	21.1	5.0	9.9	6.2	—
Other obligations
Program license fees payable for current and future windows(2)(3)(4)	354.3	138.4	164.2	38.8	12.9
Subscriber acquisition fees	0.4	0.4	—	—	—
Deferred compensation and interest	1.6	0.2	0.6	0.4	0.4
Other payables to buyer of international business	0.6	0.4	0.1	0.1	0.0
Other payables to buyer of film assets	17.4	8.0	—	4.7	4.7

Total Contractual Cash Obligations	$1,258.7	$181.7	$270.5	$145.3	$661.2

(1)   Includes future interest. The Term A and Term B notes and related interest of $191.4 million and $115.5 million, respectively, were repaid on July 14, 2011. The Preferred Stock of $185.0 million was also redeemed on this date and related dividends of $1.0 million were paid.

(2)   The amounts and timing for certain of these commitments are contingent upon the future delivery date and type of programming produced, and, as such, the estimated amount and timing may change.

(3)   Contains airing windows that open subsequent to June 30, 2011. Therefore, the additional liability is not included on the balance sheet as of June 30, 2011.

(4)   The Company owes an amount on a quarterly basis under a program license agreement that is subject to fluctuation. The Company owed $1.9 million at June 30, 2011, under this agreement. The Company has an obligation to remit these quarterly payments through the 2011/2012 broadcast season.

Quantitative and qualitative disclosures about market risk

We only invest in instruments that meet high credit and quality standards, as specified in our investment policy guidelines. These instruments, like all fixed income instruments, are subject to interest rate risk. The fixed income portfolio will decline in value if interest rates increase. If market interest rates were to increase immediately and uniformly by 10% from levels as of June 30, 2011, the decline of the fair value of the fixed income portfolio would not be material.

As of June 30, 2011, our cash, cash equivalents and short-term investments had a fair value of $7.1 million and were invested in cash and short-term commercial paper. The primary purpose of these investing activities has been to preserve principal until the cash is required to fund operations. Consequently, the size of this portfolio fluctuates significantly as cash is provided by and used in our business.

The value of certain investments in this portfolio can be impacted by the risk of adverse changes in securities and economic markets and interest rate fluctuations. For the three months ended June 30, 2011, the impact of interest rate fluctuations, changed business prospects and all other factors did not have a material impact on the fair value of this portfolio, or on our income derived from this portfolio.

We have not used derivative financial instruments for speculative purposes. As of June 30, 2011, we are not hedged or otherwise protected against risks associated with any of our investing or financing activities.

Industry overview

The pay television industry is comprised primarily of program suppliers, pay television channel providers and pay television distributors. Program suppliers, from whom we acquire or license a portion of our programming, include many of the major production studios, independent production companies and other independent owners of programming. These program suppliers create, develop and finance the production of, or control rights to, movies, television miniseries, series and other programming.

We are a pay television channel provider. Pay television channel providers include all channel providers (except over-the-air broadcasters) and major U.S. cable and satellite networks. Pay television channel providers often produce programming and acquire or license programming from program suppliers and generally package the programming according to an overriding theme and brand strategy. Pay television providers and distributors generally restrict viewership through security encryption devices that limit viewership to paying subscribers. Pay television channel providers compete with each other for distribution and to attract viewers and advertisers. Pay television providers generally target audiences with a certain demographic composition, so that they can then sell advertising to advertisers seeking to reach the providers' demographic audiences.

According to SNL Kagan, as of 2010, there were a total of approximately 177 basic pay television channels in the U.S., of which 86 were rated by Nielsen. In 2010, total revenues generated by U.S. basic pay television channels were $45.2 billion, consisting principally of $24.8 billion in subscriber fees and $18.8 billion in advertising sales, based on SNL Kagan estimates.

Pay television distributors own and operate the platforms used to deliver channels to subscribers. These distributors use several different technologies to reach their subscribers as described below. Distributors attempt to create a mix of channels that will be attractive to their subscriber population in an attempt to gain new subscribers and to minimize subscriber turnover. Distributors have different levels of service for subscribers, with each service level containing a different package of channels. Pay television distributors often create "tiers" of programming services, and our services occasionally are offered on family or movie programming tiers. Various distributors offer additional broadband services such as Internet access, telephony and video-on-demand over their systems.

As a result of the competition for use of the digital cable capacity for channels and broadband services, pay television channel providers are often required initially to pay subscriber acquisition fees to pay television distributors for carriage on their systems or the addition of subscribers. These subscriber acquisition fees are paid to television distributors on a per subscriber basis and generally in advance of any receipt of subscriber fee revenue from such pay television distributors.

Four major distribution platforms are currently used to transmit programming. First, cable television systems use coaxial or fiber optic cable to transmit multiple channels between a central facility, known as a headend, and the individual subscriber's television set. Second, analog and digital satellite broadcast systems (such as direct-to-home or "DTH") use satellite transponders to broadcast television programming to individual dwellings with satellite reception equipment, including a dish and a decoder. Third, telephone companies ("Telcos")

feature a combination of traditional cable and protocol television ("IPTV") technologies. For example, Verizon adopted a hybrid model combining traditional cable and IPTV technologies while AT&T launched full-fledged IPTV networks. While traditional cable systems devote a slice of bandwidth for each channel and then cablecast them all out at once, IPTV uses a "switched video" architecture in which only the channel being watched at that moment is sent over the network, freeing up capacity for other features and more interactivity. Lastly, channels can also be distributed through satellite master antenna television ("SMATV"). SMATV is used primarily for buildings, such as apartments and hotels that receive programming from satellites by means of a single antenna that is connected to the buildings' headend. The television signals are then distributed to individual units in the building by cable.

Business

Company history

Crown Media Holdings, Inc. was incorporated in the State of Delaware in December 1999. Its wholly-owned subsidiary, Crown Media United States, LLC, owns, operates and distributes the Channels. Following the 2010 Recapitalization, the significant investor in the Company is HCC, a subsidiary of Hallmark Cards. Prior to the 2010 Recapitalization, significant investors in Crown Media Holdings were HEIC, the National Interfaith Cable Coalition, Inc., The DIRECTV Group, Inc. and, indirectly through their investments in HEIC, Liberty Media Corporation and J.P. Morgan Partners (BHCA), L.P.

Our business

We own and operate pay television channels (the "Channels"), known as the Hallmark Channel and the Hallmark Movie Channel, each of which is dedicated to high-quality entertainment programming for families. The Hallmark Channel features the recently launched Hallmark Channel Home contemporary lifestyle programming block headlined by The Martha Stewart Show. Additionally, the Hallmark Channel presents popular television series such as Cheers and Frasier as well as original movies with compelling stories and internationally recognized stars. Beginning in the last week of September 2011, we began airing Emeril's Table featuring Chef Emeril Lagasse. The Hallmark Movie Channel is a 24-hour cable network dedicated to offering movies appropriate for the entire family, consisting primarily of original movies, classic theatrical films, and presentations from the award-winning Hallmark Hall of Fame collection. Consistent with the Hallmark brand, both Channels are a preeminent source of holiday programming, with the Hallmark Channel often ranking first among cable networks movies during the Christmas holiday season.

Reaching over 87 million subscribers, the Hallmark Channel is one of the most widely distributed independent channels in the United States. The Hallmark Movie Channel is one of the fastest-growing new cable channels, adding over 25 million subscribers in the past three years.

We believe that we have established these Channels as destinations for viewers seeking outstanding family entertainment and as attractive outlets for advertisers seeking to target these viewers.

The following table shows our Channels' programming sources, selected pay television distributors and the total number of subscribers as of June 30, 2011:

	Hallmark Channel	Hallmark Movie Channel

Programming Sources	• Original Productions • Other third-party sources • Martha Stewart Living • Omnimedia • Hallmark Hall of Fame	• Original Productions • Other third-party sources • Hallmark Hall of Fame
Selected Pay Television Distributors	• Cablevision • Cequel III • Charter • Comcast • Cox • DIRECTV • Dish Network • NCTC • Mediacom • Time Warner • Verizon Communication (FiOS)	• Cablevision • Charter • Comcast • Cox • DIRECTV • Dish Network • NCTC • Time Warner • Verizon Communication (FiOS)
Total Subscribers	87.6 million(1)	41.6 million(1)

(1)   Source: Nielsen Code and The Nielsen Public U.E. as of June 30, 2011.

Our Channels offer a range of high-quality entertainment programming for families including popular television series, movies, miniseries, theatricals, romances, literary classics, and contemporary stories. Sources for programming on our Channels include programming (both movies and series) licensed from Buena Vista Television, CBS Television Distribution, Hallmark Hall of Fame, Martha Stewart Living Omnimedia, Paramount Pictures, RHI Entertainment Distribution, and Twentieth Television.

Programming acquired from third parties is an important component of our Channels as we continually develop and refine our programming strategy. This programming includes original movies produced by a variety of experienced television production companies and "off network" television series. Our production agreements cover one specific movie or a package of several movies. Typically under these agreements, our Channels have the right to exhibit the movies for an initial window of 5 to 8 years and have the right to extend the term for an additional 3 years, which we exercise based on the performance of the movies in their initial window. With respect to television series which we acquire from third parties, we typically have the right to exhibit the series for a window of 3 to 5 years.

The Hallmark Channel is currently distributed to approximately 83% of all United States pay television subscribers. We currently distribute (a) the Hallmark Channel through 5,492 cable, satellite and other pay television distribution systems and (b) the Hallmark Movie Channel through 2,493 such systems. Five of our distributors each accounted for more than 10% of our consolidated subscriber revenue for the three months ended June 30, 2011, and together accounted for a total of 83% of consolidated subscriber revenue during the three months ended June 30, 2011. Three of our distributors each accounted for approximately 15% or more of our consolidated subscribers for the three months ended June 30, 2011, and together accounted for 60% of our subscribers during the three months ended June 30, 2011.

Four of our distributors each accounted for more than 10% of our consolidated subscriber revenue for the six months ended June 30, 2011, and together accounted for a total of 74% of consolidated subscriber revenue during the six months ended June 30, 2011. Three of our distributors each accounted for approximately 15% or more of our consolidated subscribers for the six months ended June 30, 2011, and together accounted for 60% of our subscribers during the six months ended June 30, 2011. Three of our programming content providers each accounted for more than 10% of our total license fees payable for the six months ended June 30, 2011, and together accounted for a total of 57% of the consolidated programming liability. From time to time, for promotional purposes, we also exhibit excerpts of certain programming on our website.

We view a "subscriber" as a household that receives, on a full or part-time basis, a channel on a program tier of a distributor. We determine our Hallmark Channel subscribers from subscriber numbers reported by Nielsen Media Research. Subscribers include both viewers who pay a monthly fee for the tier programming and so-called "promotional" subscribers who are given free access to the tier by the distributor for a limited time.

We earn advertising revenue in the form of spot or general rate advertising and direct response advertising. During the three months ended June 30, 2011, no single advertiser accounted for more than 5% of advertising revenue and the top three advertiser categories (food products, drug/pharmaceutical and retail) accounted for 58% of total advertising revenue. Our advertisers include those in the following industries: auto; baby care, beauty and fitness; beverages; computers and electronics; drug and pharmaceutical; entertainment; financial; food products; home improvement; household supply; insurance; military, religion and services; pet; restaurants; retail; and travel.

We license the trademark "Hallmark" for use on our Channels pursuant to certain trademark license agreements with a subsidiary of Hallmark Cards. We believe that the use of this trademark is important for our Channels due to the substantial name recognition and favorable characteristics associated with the name in the United States.

Business strategy

In the current economic environment, we are pursuing the following objectives:

•
High-quality, family friendly programming.  We will continue to be the preeminent source for 24/7 family programming that is trusted by our audience and highly desirable to our advertisers.

•
Hallmark Channel home lifestyle programming block.  We will strengthen our program offerings with content that is consistent with our core values of family, home and celebration, like the recently launched new daytime programming block headlined by The Martha Stewart Show.

•
Original movies.  We will develop more original movies and series intended to become uniquely identified with the Channels.

•
Hallmark Channel and Hallmark Movie Channel differentiation.  We will continue to improve and refine the Hallmark Channel and Hallmark Movie Channel programming to make the channels distinctly different sources of compelling family entertainment.

•
Distribution.  We intend to continue increasing distribution and subscriber fees for the Hallmark Channel and achieve full distribution of the Hallmark Movie Channel.

•
Advertising.  We will pursue a diverse group of high-quality, stable advertisers and achieve higher advertising pricing rates through our trusted content, valuable target audience demographics and strong ratings.

•
Content provider.  We intend to position ourselves for future growth as a content provider for new technologies by building our library of owned programming and exploring collaborations in emerging media.

•
Profitability.  We will continue improving our profitability by refinancing and paying down debt, achieving further cost efficiencies, increasing distribution and focusing on ad revenue growth.

Revenue from continuing operations

Our revenue consists primarily of subscriber fees and advertising fees.

Subscriber fees

Subscriber fees are generally payable to us on a per subscriber basis by pay television distributors for the right to carry our Channels. Rates we receive per subscriber vary with changes in the following factors, among others:

•
the degree of competition in the market;
•
the relative position in the market of the distributor and the popularity of the channel;
•
the packaging arrangements for the channel; and
•
length of the contract term and other commercial terms.

We are in continuous negotiations with our existing distributors to increase our subscriber base in order to enhance our advertising revenue. We have been subject to past requests by major distributors to pay subscriber acquisition fees for additional subscribers or to waive or accept lower subscriber fees if certain numbers of additional subscribers are provided. We also may help fund the distributors' efforts to market our Channels or we may permit distributors to offer limited promotional periods without payment of subscriber fees.

We have generally paid certain television distributors up-front subscriber acquisition fees to obtain initial carriage on domestic pay distributor systems. Subscriber acquisition fees that we pay are capitalized and amortized over the contractual term of the applicable distribution agreement as a reduction in subscriber fee revenue. If the amortization expense exceeds the revenue recognized on a per distributor basis, the excess amortization is included as a component of cost of services. At the time we sign a distribution agreement and periodically thereafter, we evaluate the recoverability of the costs we incur against the incremental revenue directly and indirectly associated with each agreement.

Our Channels are usually offered as one of a number of channels on either a basic tier or part of other program packages and are not generally offered on a stand-alone basis. Thus, while a cable or satellite customer may subscribe and unsubscribe to the tiers and program packages in which one of our Channels is placed, these customers do not subscribe and unsubscribe to our Channels alone. We are not provided with information from the distributors on their overall subscriber churn and in what manner their churn rates affect our subscriber counts; instead, we are provided information on the total number of subscribers who receive the Channels.

Our subscriber count depends on the number of distributors carrying one of our Channels and the size of such distributors as well as the program tiers on which our Channel is carried by these distributors. From time to time, we experience decreases in the number of subscribers as promotional periods end, or as a distributor arrangement is amended or terminated by us or the distributor. The level of subscribers could also be affected by a distributor repositioning our Channels from one tier to another tier. Management analyzes the estimated effect each new or amended distribution agreement will have on revenue and costs. Based upon these analyses, if subscriber acquisition fees are needed, management endeavors to achieve a fair combination of subscriber commitments and subscriber acquisition fees.

For each of the years ended December 31, 2008, 2009 and 2010, revenue derived from subscriber fees for the Channels was approximately $57.2 million, $63.6 million and $68.8 million, respectively. For each of the six month periods ended June 30, 2010 and 2011, revenue derived from subscriber fees for the Channels was $32.9 million and $35.9 million, respectively. For each of the years ended December 31, 2008, 2009 and 2010, revenue from the sale of advertising time on our Channels was approximately $223.4 million, $214.5 million and $218.2 million, respectively. For each of the six month periods ended June 30, 2010 and 2011, revenue from the sale of advertising time on our Channels was approximately $101.1 million and $113.6 million, respectively.

Advertising

We earn advertising revenue in the form of spot or general rate advertising, direct response advertising and paid-programming (i.e., "infomercials"). Beginning in the fourth quarter of 2010, we implemented program schedules that rely upon content that is supported by general rate and direct response advertising, effectively eliminating paid-programming as a source of revenue. Spot advertisements and direct response advertisements are generally 30 seconds long and are aired during or between licensed program content. Spot advertisements are priced at a rate per thousand viewers and almost always bear the Company's commitment to deliver a specified number of viewers. Our revenue from direct response advertising varies in proportion to the direct sales achieved by the advertiser. It is sold without ratings or product sales commitments. Paid-programming is sold at fixed rates for 30 minute blocks of time, typically airing in the early morning hours. It requires no licensed program content. Our advertising revenue is affected by the mix of these forms of advertising.

Our rates for spot advertisements are generally calculated on the basis of an agreed upon price per unit of audience measurement in return for a guaranteed commitment by the advertiser. We commit to provide advertisers certain rating levels in connection with their advertising. Advertising rates also vary by time of year due to seasonal changes in television viewership.

Revenue is recorded net of estimated delivery shortfalls (audience deficiency units or "ADUs"), which are usually settled by providing the advertiser additional advertising time. The remainder of the revenue is recognized as the "make-good" advertising time is delivered in satisfaction of ADUs. Revenue from direct response advertising depends largely upon actions of viewers.

Whenever spot advertising is aired in programs that do not achieve promised viewership ratings, we issue ADUs which provide the advertiser with additional spots at no additional cost. We defer a pro rata amount of advertising revenue and recognize a like amount as a liability for programs that do not achieve promised viewership ratings. When the make-good spots are subsequently aired, revenue is recognized and the liability is reduced. The level of inventory that is utilized for ADUs varies over time and is influenced by prior fluctuations in our under-delivery, if any, of viewers against promised ratings as well as the rate at which we and our customers mutually agree to utilize the ADUs.

We typically sell approximately 40% of our Channels' advertising in the "up-front" season, generally in June and July of each year, for the last quarter of the same year and the first three quarters of the following year. We hold back a small percentage of our inventory for ADUs and sell the remainder in the spot or scatter market and to advertisers that purchase up-front inventory on a calendar year basis. Contracts executed in the 2010/2011 upfront period require that the Company use its best efforts to run sufficient make-good advertising spots within 12 months to achieve the impressions guarantees. If the Company does not make-good within 12 months, the Company is no longer obligated to satisfy the under-delivery of the guaranteed impressions.

Among the 86 ad-supported cable channels in the United States market in 2011, the Hallmark Channel ranked 24th in total day viewership with an average 0.4 household rating for the year and 29th for prime time with an average 0.6 household rating for the year, according to Nielsen Media Research. Among the 86 ad-supported cable channels in the United States market in 2011, the Hallmark Movie Channel ranked 42nd in total day viewership with an average 0.2 household rating for the year and 37th for prime time with an average 0.4 household rating for the year, according to Nielsen Media Research. Among the 86 ad-supported cable channels in the United States market in 2011, the Hallmark Channel ranked 21st in total day viewership with an average 0.2 Women 25-54 rating for the year and 27th for prime time with an average 0.3 Women 25-54 rating for the year, according to Nielsen Media Research. Among the 86 ad-supported cable channels in the United States market in 2011, the Hallmark Movie Channel ranked 39th in total day viewership with an average 0.1 Women 25-54 rating for the year and 49th for prime time with an average 0.1 Women 25-54 rating for the year, according to Nielsen Media Research.

Among the 78 ad-supported cable channels in the United States market in 2010, the Hallmark Channel ranked 24th in total day viewership with an average 0.4 household rating for the year and 23rd for prime time with an average 0.7 household rating for the year, according to Nielsen Media Research. Among the 78 ad-supported cable channels in the United States market in 2010, the Hallmark Movie Channel ranked 60th in total day viewership with an average 0.1 household rating for the year and 55th for prime time with an average 0.2 household rating for the year, according to Nielsen Media Research. Among the 78 ad-supported cable channels in the United States market in 2010, the Hallmark Channel ranked 19th in total day viewership with an average 0.2 Women 25-54 rating for the year and 25th for prime time with an average 0.3 Women 25-54 rating for the year, according to Nielsen Media Research. Among the 78 ad-supported cable channels in the United States market in 2010, the Hallmark Movie Channel ranked 62nd in total day viewership with an average 0.0 Women 25-54 rating for the year and 49th for prime time with an average 0.1 Women 25-54 rating for the year, according to Nielsen Media Research.

Total day means the time period measured from the time each day the broadcast of commercially-sponsored programming commences to the time such commercially sponsored programming ends.

Our channels are broadcast 24 hours per day. Our advertising inventory comprises the commercial load or advertising capacity of the program hours in which we intend to broadcast licensed program content. The volume of inventory that we have available for sale is determined by the number of our channels (i.e., two), our chosen commercial load per hour and the number of broadcast hours in which we air licensed program content. Sales of advertising inventory are decreased by our need to reserve inventory for the use of ADUs.

We have advertising sales offices in New York, Los Angeles, Chicago, and Atlanta. In addition, we have made significant investments in programming, research, marketing and promotions, all specifically designed to support the sale of advertising time on our Channels.

Programming

Our Channels offer a range of high-quality entertainment programming for adults and families including popular television series, movies, miniseries, theatricals, romances, literary classics, and contemporary stories. Sources for programming on our Channels include programming (both movies and series) licensed from Buena Vista Television, CBS Television Distribution, Hallmark Hall of Fame, Martha Stewart Living Omnimedia, Paramount Pictures, RHI Entertainment Distribution, Twentieth Television and others.

Examples of programming include the Hallmark Channel original movies A Family Thanksgiving, The Good Witch's Gift, You Lucky Dog, and Smooch. Examples of programming from the RHI Entertainment Distribution library include, Journey to the Center of the Earth, Gentle Ben, Talking to Heaven, and The Five People You'll Meet in Heaven. We benefit from original productions, whether they have aired on other networks or are premiered on our Channel. Examples of other third party programming shown on our Channels include the popular series Little House on the Prairie, Touched by an Angel, The Golden Girls, Who's the Boss, Cheers and Frasier. Examples of Twentieth Television family-friendly movies include Big, Cheaper by the Dozen, Home Alone and Mr. Magoriums Wonder Emporium. Other examples of our third party programming include acquired movies and miniseries such as Jumanji, The Ultimate Gift, 101 Dalmatians and The Princess Diaries. Our license agreements with third parties typically provide for a license fee paid out over the term of the license for the right to exhibit a program in the United States within a specified period of time.

The Martha Stewart Show and other Martha Stewart Living productions, which we began airing in September 2010, and Emeril's Table featuring Chef Emeril Lagasse, which we will commence airing in the last week of September 2011, are key parts of our programming efforts to attract our target audience over time.

Our Channels air, and benefit from, programming previously shown as Hallmark Hall of Fame such as The Magic of Ordinary Days, Plainsong, Front of the Class, Sarah, Plain and Tall and What the Deaf Man Heard.

We have occasionally sublicensed exhibition rights to third parties to select programs in order to reduce our programming costs.

Distribution:

The Hallmark Channel ended 2010 with 87.3 million subscribers and June 2011 with 87.6 million subscribers. We currently distribute the Hallmark Channel to approximately 83.3% of all United States pay television subscribers. The following table shows the approximate number of pay television households and the Hallmark Channel subscribers for each of the twelve largest pay television distributors, and all other pay television distributors as a group, in the United States as of June 30, 2011:

Pay television distributor (In thousands, except percentages)	Total U.S. pay TV households(1)	Hallmark Channel subscribers(1)	Hallmark Channel % of pay TV households

Comcast	25,613	20,786	81.2%
DIRECTV	19,407	19,300	99.4%
Time Warner	15,611	12,734	81.6%
Dish Network	14,191	11,848	83.5%
Cox	5,441	4,451	81.8%
Charter	5,165	4,095	79.3%
Cablevision	3,317	2,714	81.8%
AT&T (U-verse)(2)	3,205	—	0.0%
Verizon Communications (FiOS)	2,511	2,058	82.0%
Mediacom	1,521	1,223	80.4%
Cequel III	1,405	1,068	76.0%
NCTC and all others	7,713	7,311	94.8%

Total	105,100	87,588	83.3%

(1)   Source: Nielsen Code and The Nielsen Public U.E. June 30, 2011.

(2)   A distribution agreement with AT&T (U-verse) ended on August 31, 2010, and our Channels are no longer being distributed by AT&T (U-verse).

The following table shows the approximate number of pay television households and the Hallmark Movie Channel subscribers for each of the twelve largest pay television distributors, and all other pay television distributors as a group, in the United States as of June 30, 2011:

Pay television distributor (In thousands, except percentages)	Total U.S. pay TV households(1)	Hallmark Movie Channel subscribers(1)	Hallmark Movie Channel % of pay TV households

Comcast	25,613	17,179	67.1%
DIRECTV	19,407	1,789	9.2%
Time Warner	15,611	8,045	51.5%
Dish Network	14,191	5,001	35.2%
Cox	5,441	843	15.5%
Charter	5,165	1,892	36.6%
Cablevision	3,317	2,436	73.4%
AT&T (U-verse)(2)	3,205	—	0.0%
Verizon Communications (FiOS)	2,511	1,884	75.0%
Mediacom	1,521	—	0.00%
Cequel III	1,405	—	0.00%
NCTC and all others	7,713	2,561	33.2%

Total	105,100	41,630	39.6%

(1)   Source: Nielsen Code and The Nielsen Public U.E. June 30, 2011.

(2)   A distribution agreement with AT&T (U-verse) ended on August 31, 2010, and our Channels are no longer being distributed by AT&T (U-verse).

Sales and marketing

Our primary target demographic is women aged 25 to 54 and our secondary target is adults aged 25 to 54. Our programming is targeted to adults, but is generally appropriate for viewing by the entire family, which is important to viewers, advertisers and affiliates.

For over sixty years Hallmark has been a leader in high-quality original television production. Hallmark Channel and Hallmark Movie Channel have the exclusive cable license to broadcast the movies previously shown as Hallmark Hall of Fame, a selection of movies from an award-winning entertainment series.

The power of the Hallmark brand and the quality of our programming combine to:

•
provide our viewers with tangible evidence of our commitment to the best in entertainment for the entire family;

•
enhance our ability to attract advertising commitments and higher CPMs from the largest advertisers; and

•
provide a competitive advantage in negotiating long-term distribution agreements with pay television distributors.

We currently and primarily use the websites www.hallmarkchannel.com and www.hallmarkmoviechannel.com to promote the two networks, their programming and to provide information to consumers. These websites promote major programming events, such as original movie premieres and program acquisitions as well as provide information regarding the Channels' regular programs. Further, the sites provide platforms for viewer participation in the Channels' sweepstakes promotions and community areas. The sites have advertiser imaging including banner messages and video content.

Channel operations

The programming department has been responsible for ensuring the consistent quality of the programming we offer. The programming, scheduling and acquisitions departments work in conjunction with the marketing and creative services departments to create the distinctive appearance of our Channels. Some of these functions are outsourced on an as-needed basis.

The creation of our Channels begins with the acquisition of programming and original production. Our staff or third parties review all potential programming to ensure compliance with our quality and content standards.

The creation of on-air promotional segments "interstitials," which are broadcast between the feature movies, miniseries and series, are typically created by the Company's employees, but are occasionally outsourced to external vendors. These interstitials are intended to invite viewership, guide viewers to specific programming, and promote "brand awareness" for the Channels. Occasionally, these interstitials are sponsored by advertisers, resulting in additional advertising revenue.

The scheduling department creates the play list, which contains a list of daily programming. The scheduling department works with advertising sales, research and distributor sales and marketing personnel to continuously monitor the effectiveness of programming content and sequence. The play list is then forwarded to the traffic department.

The traffic department inserts promotional segments and advertising into the play list and creates the daily log, which contains a detailed schedule of the stream of programming, commercials and promotional materials that will ultimately be distributed to the subscribers of the Channels.

Channel delivery

We deliver the daily log, electronic files and digital tapes of the Hallmark Channel and Hallmark Movie Channel programming, commercials and promotional messages to a third party network operations center in Los Angeles, California, where the programming, advertising and promotional elements are combined and compressed. The Channels are compiled in high definition ("HD") and then the same versions of the Channels are created in standard definition ("SD"). The Los Angeles facility transmits the combined signals to a satellite transponder that covers the United States. The transponder transmits the signal back to cable head-end facilities, Telcos and direct-to-home satellite services operated by pay television distributors who receive and decode our signal and transmit our Channels to their subscribers.

The following chart summarizes for the primary distribution platforms through which we deliver our Channels, our primary pay television distributors, and the uplink and satellites we currently use to deliver our Channels:

Primary distribution platforms	Primary pay TV distributors	Channel origination providers/locations	Uplink providers/ locations	Satellites

Cable	Cablevision Cequel III Charter Comcast Cox NCTC Mediacom Time Warner Verizon Communications (FiOS)	Encompass Digital Media (Los Angeles, CA)	Encompass Digital Media (Los Angeles, CA)	Hallmark Channel: SES World Skies Hallmark Movie Channel: AMC 11/T5
Satellite	DirecTV	Encompass Digital Media (Los Angeles, CA)	Encompass Digital Media (Los Angeles, CA)	Hallmark Channel: SES World Skies
Direct-to-Home	Dish Network	Encompass Digital Media (Los Angeles, CA)	Encompass Digital Media (Los Angeles, CA)	Hallmark Movie Channel: AMC 11/T5

The contracts with the parties providing origination, uplink, satellite and other services for the delivery of our Channels in the United States expire from 2013 through 2019. Such contracts may be terminated by the vendors prior to the expiration of the contracts under conditions that are customary to contracts of this type. Amounts payable under these contracts are reflected in "Operating and capital leases" in the schedule of contractual commitments as of June 30, 2011.

Competition

The pay television industry is highly competitive. Our Channels compete for distribution, viewers and advertisers with other pay television channels, broadcast television channels and with other general forms of entertainment.

There are several sources of competition within our industry, each of which affects our business strategy. Our Channels compete with other general entertainment programming from broadcast networks, TNT, USA Network, HGTV, TV Land, Lifetime, OWN, ABC Family and other similarly targeted channels. We compete with these channels for viewers and advertising dollars based upon quality of programming, number of subscribers, ratings and subscriber demographics. We compete with all channels for carriage on cable, satellite and telephone systems that may have limited capacity.

Competition continues to intensify as the industry shifts from analog distribution to digital distribution. Many pay television distributors have upgraded their physical infrastructures to accommodate digital delivery, which provides significantly more channel capacity. In an effort to accelerate the conversion, pay television distributors are attempting to place new channels on their digital tier as opposed to their limited, yet more widely-distributed, basic analog tiers. Although competition for the remaining analog channel space is still intense, as more and more subscribers are converted, the digital tier is expected to become the dominant platform.

Competitive strengths

We believe that our primary competitive strengths include the following:

•
Programming.  We have established a track record of providing high quality family programming. Our programming includes high-quality original movies, original lifestyle programming (anchored by The Martha Stewart Show), as well as popular television series such as Frasier and Golden Girls. Importantly, commencing in the last week of September 2011, we began airing Emeril's Table featuring Chef Emeril Lagasse.

•
Pay television channels branded with the well-known Hallmark name.  Our Channels are branded with the Hallmark name. We believe that viewers and distributors associate the Hallmark brand with family values and high quality content. Our association with this brand facilitates our efforts to achieve increased distribution and to attract additional viewers, which in turn affects ratings and advertising revenue.

•
Dual revenue stream.  We generate our revenue through subscriber fees under long-term distribution agreements and robust advertising sales driven by our attractive audience demographic and trusted content association.

•
Broad distribution.  Our Channels are widely distributed throughout the United States, with the Hallmark Channel reaching approximately 83% of the United States pay television audience, which provides us with the necessary reach to attract advertisers.

•
Experienced management.  Members of our senior management team have experience promoting and operating channels. They have held senior positions at such companies as ABC, Fox Family, Discovery Channel, MTV and Twentieth Television.

Competitive risks

We believe that our primary competitive risks include the following:

•
Two channels distributed domestically.  We operate only two channels. Many of our competitors have more than two channels and are also diversified entertainment companies, giving them an advantage in dealing with distributors and advertisers. These companies are also able to leverage costs across multiple channels.

•
Entertainment programming.  Our programming is entertainment designed for adults and families and is intended to meet quality standards that are associated with the Hallmark trademark. Our competitors may have more flexibility in programming.

•
Ratings which affect advertising.  Our ratings are a significant and generally positive factor. Nevertheless, our competitors include channels with more subscribers and higher ratings, which affect rates that we can charge for advertising.

Research

The research department at the Company provides strategic and tactical guidance to decision-makers within the Company, as well as supplying information about the Channels to our potential advertisers and affiliates. This department provides data on the size and demographics of our audience and information about our audiences, competitors, markets and industry.

Currently, our Channels' research department translates our overall business strategy into a cohesive research program. This information assists our executives to more effectively target, brand, promote, program, and better understand where opportunities lie, in order to increase our Channels' market share.

The research department has sophisticated research tools and competitive tracking database hardware and software. Trends and changes from these ratings systems are reported to top management for short and long-term strategic planning.

Our Channels' performance is tracked through an internal tracking study established in July 2001, which is a monthly telephone survey conducted among a national probability sample of approximately 1,000 adults. The research department also subscribes to a number of other services, which are useful in obtaining information about viewers of our Channels.

Description of properties

The following table provides certain summary information with respect to the principal real properties leased by the Company. We do not own any real property. The leases for these offices and facilities expire between 2012 and 2016. The Company believes the facilities, office space and other real properties leased are adequate for its current operations.

Location	Use	Approximate area in square feet

12700 Ventura Blvd. Studio City, California	Executive and administrative office and post production and editing facilities	33,310
1325 Avenue of the Americas New York, New York	Advertising sales and administrative office and advertising traffic	16,937
6430 S. Fiddlers Green Circle Greenwood Village, Colorado	Administrative office	4,424
205 N. Michigan Ave. Chicago, Illinois	Advertising sales office	3,048
1170 Peachtree Street Atlanta, Georgia	Advertising sales office	193

We own most of the equipment and furnishings used in our businesses, except for satellite transponders and compression and uplink facilities, which are leased. See Note 6 of Notes to Consolidated Financial Statements for information on our leasing of property and equipment.

Legal proceedings

From time to time, the Company or various officers and directors may be named as defendants in legal actions involving various claims incident to the conduct of our business. Whenever we conclude that an adverse outcome in any such action is probable and a loss amount can reasonably be estimated, we record such loss amount. Related legal costs, net of anticipated insurance reimbursements, are expensed as incurred.

As previously disclosed, a lawsuit was brought in July, 2009 in the Delaware Court of Chancery against our Board of Directors, Hallmark Cards, Incorporated and its affiliates, as well as the Company as a nominal defendant, by S. Muoio & Co. LLC ("Muoio"), a minority stockholder of the Company, regarding a recapitalization proposal which the Company received from Hallmark Cards in May 2009. The lawsuit alleged, among other things, that the recapitalization was for an unfair price and undervalued the Company. The complaint requested the court enjoin the defendants from consummating the recapitalization transactions and award plaintiff fees and expenses incurred in bringing the lawsuit. Following the execution by the Company of the 2010 Recapitalization agreements, on March 11, 2010, the plaintiff filed an amended complaint raising similar allegations and seeking rescission of the 2010 Recapitalization. The 2010 Recapitalization was consummated on June 29, 2010.

A trial took place in September 2010. On March 9, 2011, the Delaware Court of Chancery concluded that the process and the price of the 2010 Recapitalization were entirely fair and entered a final judgment order in favor of the defendants on all claims and dismissed the lawsuit with prejudice. On April 7, 2011, Muoio filed notice of appeal. Muoio's initial brief was filed on May 23, 2011. The Company and the other appellees responded on June 22, 2011. A hearing date has been set for December 14, 2011. Notwithstanding the favorable trial court ruling, at this time the Company cannot predict the eventual outcome of the appeal process.

Approximately $2.1 million has been recorded in accounts receivable and approximately $434,000 in accounts payable and accrued liabilities on the accompanying balance sheet at December 31, 2010, related to litigation costs to be reimbursed by the insurance company. Approximately $2.0 million has been recorded in accounts receivable and approximately $214,000 in accounts payable and accrued liabilities on the accompanying balance sheet at June 30, 2011, related to amounts to be reimbursed by the insurance company.

Employees

We had 170 employees at June 30, 2011. Neither we nor any of our subsidiaries are parties to collective bargaining agreements. We believe that our relations with our employees are good. Most of our Channels' employees work at our offices in Studio City, California and New York, New York.

Executive officers and directors

The following table sets forth the names, ages and positions of each person who is currently an executive officer or director of Crown Media Holdings, Inc.:

Name	Age	Position

William J. Abbott	49	President, Chief Executive Officer and Director
Andrew Rooke	48	Executive Vice President and Chief Financial Officer
Brian E. Gardner	59	Secretary and Director
Edward Georger	45	Executive Vice President, Advertising Sales and General Manager of Hallmark Movie Channel
Susanne McAvoy	40	Executive Vice President, Marketing
Charles L. Stanford	65	Executive Vice President, Legal and Business Affairs and General Counsel
Michelle Vicary	49	Executive Vice President, Programming
Dwight C. Arn	61	Director
Robert Bloss	56	Director, Chair of Compensation Committee
William Cella	61	Director
Glenn Curtis	51	Director
Steve Doyal	62	Director
Herbert A. Granath	83	Director
Donald J. Hall, Jr.	55	Director
Irving O. Hockaday	74	Director
A. Drue Jennings	64	Director, Chair of Audit Committee
Peter. A Lund	70	Director, Chair of Nominating Committee
Brad R. Moore	64	Director
Deanne R. Stedem	49	Director

William J. Abbott has been President and Chief Executive Officer and a director since June 1, 2009. Prior to that, Mr. Abbott was Executive Vice President, Advertising Sales since January 2000. Prior to that, he was Senior Vice President, Advertising Sales, of Fox Family Worldwide from January 1997 to January 2000. Mr. Abbott is the President and Chief Executive Officer of the Company and has extensive experience in the television industry and advertising sales. Mr. Abbott was selected as a director nominee because he is the President and Chief Executive Officer of the Company and because of his extensive experience in the television industry and advertising sales.

Andrew Rooke has been Executive Vice President and Chief Financial Officer since March 2011. Prior to joining the Company, Mr. Rooke held various positions with Fox Entertainment and its affiliates. Most recently, Mr. Rooke was Chief Financial Officer of Twentieth Television from 2007 to 2010. Prior to that, he served as Vice President of Finance of MySpace.com and Fox Interactive Media from 2005 to 2007 and Vice President of Corporate Audit of Fox

Entertainment Group from 2003 through 2005. Prior to joining Fox Entertainment, Mr. Rooke served as Vice President of Finance at Warner Bros.

Brian E. Gardner has been Secretary and a director since January 2004. He has been Executive Vice President and General Counsel of Hallmark Cards since December 2003. From 1996 to 2003, Mr. Gardner was a Managing Partner of Stinson Morrison Hecker, LLP (formerly known as Morrison & Hecker, LLP). Mr. Gardner currently serves as a member of the Company's Nominating Committee. Mr. Gardner was selected as a director nominee because of his business, management and legal experience.

Edward Georger has been Executive Vice President, Advertising Sales, and General Manager of Hallmark Movie Channel since January 2011. Prior to that, Mr. Georger was Executive Vice President of Advertising Sales from June 2009 to January 2011 and Senior Vice President, Advertising Sales from February 2000 to June 2009. Prior to joining the Company, Mr. Georger was Vice President of Eastern Sales, for Family Channel and Fox Family Channel.

Susanne McAvoy has been Executive Vice President, Marketing since January 2011. Prior to that, Ms. McAvoy was Senior Vice President, Marketing from August 2009 to January 2011 and Vice President, Ad Sales Marketing from November 2007 to August 2009. Prior to joining the Company, Ms. McAvoy was an Ad Sales Marketing Consultant for Bravo and Director of Ad Sales Corporate Marketing for Comcast Spotlight.

Charles L. Stanford has been Executive Vice President, Legal and Business Affairs and General Counsel since May 2001. Prior to that, he was Senior Vice President, Business Affairs and General Counsel from October 2000 to May 2001. He also served as Senior Vice President, Legal and Business Affairs of Crown Media International from November 1999 through October 2000.

Michelle Vicary has been Executive Vice President, Programming, since January 2011. Prior to that, Ms. Vicary was Senior Vice President, Scheduling & Acquisitions, Programming, from July 2006 to January 2011 and Vice President, Program Scheduling & Administration from June 2003 to July 2006.

Dwight C. Arn has been a director since March 2008. Mr. Arn has been Associate General Counsel of Hallmark Cards, Incorporated since 1989. Additionally, Mr. Arn has been serving as General Counsel of Hallmark International since 1992 and as General Counsel of Crayola LLC since 1995. Mr. Arn began his career at Hallmark Cards, Incorporated in 1976 and has served in various attorney positions. Mr. Arn was selected as a director nominee because of his business and legal experience.

Robert C. Bloss has been a director since July 2009. Mr. Bloss has been Senior Vice President—Human Resources of Hallmark Cards since March 2008. He was human resources director for the Hallmark Cards retail business from 2005 to 2008. Mr. Bloss has been human resources director for various divisions of Hallmark Cards since 1986, including the product development and marketing divisions. Mr. Bloss is the chairman of the Compensation Committee. Mr. Bloss was selected as a director nominee because of his experience in the areas of human resources and executive compensation.

William Cella has been a director since March 2008. Mr. Cella is the Chairman and Chief Executive Officer of The Cella Group, a media sales representation company. Before forming The Cella Group in 2008, Mr. Cella led MAGNA Global, a Media Negotiation, Research and

Programming Unit of the Interpublic Group of Companies. From 1997 through 2001, Mr. Cella served as Executive Vice President and Director of Broadcast and Programming for Universal McCann North America. From 1994 through 1997, Mr. Cella served as Director of National Broadcast and Programming for McCann-Erickson and, in 1997, was named Executive Vice President of McCann-Erickson for all of North America. Mr. Cella currently serves as a member of the Company's Nominating Committee. Mr. Cella was selected as a director nominee because of his extensive experience with media and advertising.

Glenn Curtis has been a director since January 2005. He has been Executive Vice President and Chief Financial Officer of Starz LLC since August 2006. Prior to that, he was Vice President of Liberty Media Corporation (a holding company with interests in electronic retailing, media, communications, and entertainment industries) from 2003 to August 2006. Prior to that, he was Executive Vice President and Chief Financial Officer of Starz Entertainment Group (a subsidiary of Liberty Media Corporation providing premium movie networks on television) from 1995 to 2002. Mr. Curtis was selected as a director nominee because of his extensive experience in cable and entertainment companies.

Steve Doyal has been a director since December 2007. Mr. Doyal has been Senior Vice President of Public Affairs and Communications since 1994 and a corporate officer at Hallmark Cards since 1995. In this position, he oversees the operations of the Hallmark's communications programs, including internal communications and publications, audio-visual communications, media relations, government affairs, and the Hallmark Visitors Center. Prior to that, he served as Media Relations Director from 1993 to 1994 and as Corporate Media Relations Manager from 1988 to 1993. Mr. Doyal was selected as a director nominee because of his experience in communications and media management.

Herbert A. Granath is a Co-Chairman of the Board and has been a director since December 2004. He has been a consultant for Telenet since 2000 and a consultant for Accenture since 2006. He has also been a director of Central European Media Enterprises Ltd. (NasdaqGS: CETV) since 2001. Mr. Granath was the Chairman of Disney/ABC International Television from 1995 to 2000. Mr. Granath currently serves as a member of the Company's Audit and Compensation Committees. Mr. Granath was selected as a director nominee because of his extensive business experience, in particular in the television industry.

Donald J. Hall, Jr. is a Co-Chairman of the Board and has been a director since May 2000. Mr. Hall has been the President and Chief Executive Officer of Hallmark Cards since January 2002 and a member of the board of directors of Hallmark Cards since 1996. Mr. Hall has served in a variety of positions for Hallmark Cards since 1971. Mr. Hall was the Executive Vice President, Strategy and Development from September 1999 until December 2001. Prior to that, Mr. Hall was the Vice President, Product Development, of Hallmark Cards from September 1996 until August 1999. Mr. Hall was selected as a director nominee because of his extensive business and management experience.

Irvine O. Hockaday, Jr. has been a director since May 2000. He is a member of the board of directors of Ford Motor Company (NYSE: F) and Estee Lauder Companies Inc. (NYSE: EL) and the chairman of the audit committee of Estee Lauder Companies Inc. During the last five years, Mr. Hockaday was also a director of Sprint Corporation (NYSE: S). Mr. Hockaday is a trustee of the Hall Family Foundations and the Aspen Institute. He was the President and Chief Executive Officer of Hallmark Cards from January 1986 to December 2001. Mr. Hockaday was selected as a director nominee because of his business and management experience and his experience in serving as a director of other public companies.

A. Drue Jennings has been a director since June 2006. He has been of Counsel at the law firm of Polsinelli Shughart (formerly known as Shughart, Thomson & Kilroy, P.C.) since October 2004. Mr. Jennings was the interim Athletic Director at the University of Kansas from April 2003 until July 2003. Prior to that, Mr. Jennings was the Chief Executive Officer of Kansas City Power & Light Company from 1988 to 2000 and Chairman of the Board of Kansas City Power & Light Company from 1990 to 2001. Mr. Jennings currently serves as the chairman of the Company's Audit Committee and as a member of the Compensation Committee. Mr. Jennings was selected as a director nominee because of his business experience, financial expertise and his ability to lead the Audit Committee.

Peter A. Lund has been a director since May 2000. He is the former President and Chief Executive Officer of CBS Inc. and President and Chief executive Officer of CBS Television and Cable. Additionally, Mr. Lund held numerous positions including President of CBS Broadcasting Group, President of CBS Sports, President of CBS Television Stations and President of CBS Television Network. Mr. Lund has served as a director and a member of the Compensation Committee and Audit Committee of DIRECTV and The DIRECTV Group, Inc. (DIRECTV became publicly held in November 2009 at which time The DIRECTV Group, Inc. became a wholly-owned subsidiary of DIRECTV). Mr. Lund also serves as a director of Emmis Communications Corporation (NasdaqGS: EMMS). Mr. Lund currently serves as the chairman of the Company's Nominating Committee and as a member of the Company's Audit Committee. Mr. Lund was selected as a director nominee because of his extensive experience in the television and cable industry.

Brad R. Moore has been a director since March 2008. Mr. Moore has been President of Hallmark Hall of Fame Productions since 1993 and Hallmark Publishing from 2007 to 2009, both of which are wholly-owned subsidiaries of Hallmark Cards. Prior to that, Mr. Moore led the development, production and distribution of the Hallmark Hall of Fame series since 1983. Mr. Moore directed Hallmark Cards' U.S. advertising efforts from 1982 to 1998. Mr. Moore was selected as a director nominee because of his knowledge of Hallmark television programming and his familiarity with the Hallmark brand.

Deanne R. Stedem has been a director since March 2003. She has been Associate General Counsel for Hallmark Cards since 1998, managing legal matters for the various entertainment divisions of Hallmark Cards, Incorporated. She served as Senior Attorney for Hallmark Cards from 1989 until 1998. Ms. Stedem currently serves as a member of the Company's Compensation Committee. Ms. Stedem was selected as a director nominee because of her experience in managing entertainment legal matters for divisions of Hallmark Cards.

Principal stockholders

The following table sets forth certain information, as of September 1, 2011, with respect to beneficial ownership of our Class A Common Stock by each of the executive officers, each director, each holder of more than 5% of such class, and all current directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them. The percentage of beneficial ownership is based on 359,675,936 shares of our Class A Common Stock outstanding as of September 1, 2011.

Amount and nature of beneficial ownership(1)

	Class A common stock	% of class

Name and Address of Beneficial Owner 5% Stockholders:
H C Crown LLC(2) 2501 McGee Street, Kansas City, MO 64108	324,885,516	90.3%
Directors and Executive Officers:
William Abbott	4,000	*
Dwight C. Arn	0	*
Robert C. Bloss	0	*
William Cella	5,970	*
Glenn Curtis	0	*
Steve Doyal	1,500	*
Brian E. Gardner	0	*
Edward Georger	3,400	*
Herbert A. Granath	0	*
Donald J. Hall, Jr.(3)	324,888,016	90.3%
Irvine O. Hockaday, Jr.(4)	40,795	*
A. Drue Jennings	0	*
Peter A. Lund(5)	4,098	*
Susanne McAvoy	0	*
Brad R. Moore	0	*
Andrew Rooke	37,700	*
Charles L. Stanford	12,750	*
Deanne R. Stedem	1,000	*
Michelle Vicary	0	*
All directors and executive officers as a group (18 persons)	324,999,229	90.3%

*      The percentage of shares or voting power beneficially owned does not exceed 1% of the class.

(1)   Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days from September 1, 2011. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of September 1, 2011 by the person indicated and shares underlying options owned by such person on September 1, 2011 that were exercisable within 60 days of that date.

(2)   Based on a Schedule 13D/A filed on July 14, 2011, jointly by Hallmark Cards, HCC, HMK Holdings, Inc. and H.A., LLC, who as of that date shared voting and dispositive power with respect to 324,885,516 shares of Class A Common Stock directly owned by HCC, a wholly-owned subsidiary of Hallmark Cards.

(3)   Includes 2,500 shares of Class A Common Stock beneficially owned by Donald J. Hall, Jr. Donald J. Hall, Jr., may also be deemed to be a beneficial owner of the shares beneficially owned by HCC because Mr. Hall is a co-trustee of a voting trust which controls all of the voting securities of Hallmark Cards and he is Vice Chairman of the board of directors, Chief Executive Officer and President of Hallmark Cards. Mr. Hall disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)   Includes 4,098 shares of Class A Common Stock underlying options that have vested.

(5)   Consists of 4,098 shares of Class A Common Stock underlying options that have vested.

Compensation discussion and analysis

Overview and objectives of the compensation program

The Company's compensation packages to the executive officers, as determined by the Compensation Committee, are designed to enable the Company to recruit, retain and motivate a talented and diverse group of people who contribute to our success. The packages are also intended to synchronize executive compensation with the Company's performance, motivate executive officers to achieve our business objectives, provide strong performance incentives and minimize undue risk to the Company. The Company's Chief Executive Officer provides input on determining and recommending compensation packages of the executive officers other than himself. The goal of the Compensation Committee is that the packages are fair, well-balanced between short term and long term components and reasonable and competitive with other companies in the cable and television industry. To attain this goal, the Compensation Committee refers to third-party surveys to obtain a general understanding of current compensation practices in the cable and television industry. The Compensation Committee also refers to such surveys for benchmarking, against the compensation paid to comparable executive officers at other cable programmers, each executive officer's annual base salary, target bonus, target total cash compensation and target long term incentive awards. Fox Network, Scripps Networks, Discovery Communications, Disney ABC and Lifetime are a few of many cable programmers who participate in such third-party surveys.

The Compensation Committee also focuses on aligning individual incentives with the Company's strategic and financial goals. Key incentive-based components in executive compensation packages are the annual performance-based incentive bonus, which is awarded in recognition of individual and Company performance each year, and awards granted under our Amended and Restated 2000 Long Term Incentive Plan ("LTIP").

Elements of executive compensation packages

Compensation packages awarded to the Named Executive Officers (defined below under "Compensation of executive officers") are comprised of base salary, annual cash bonus awards, awards granted under our LTIP and perquisites and other benefits.

Salary determinations

Salary ranges for the Chief Executive Officer and the Named Executive Officers are based on an individual's experience and prior performance, as well as the Company's operating performance and the attainment of planned financial and strategic goals. Annual salaries for the Named Executive Officers are subject to the provisions of their respective employment agreements described below under the heading "Compensation of Executive Officers and Directors—Summary of Executive Employment Agreements". In determining whether or not to increase annual base salaries and the amount of any increase, the Compensation Committee evaluates each executive's individual performance, any change in the executive's position, the Company's performance and attainment of initiatives, benchmarked data and commitments negotiated in the employment agreements. In 2010, Mr. Abbott's salary was increased by 2.5%, Mr. Georger's salary was increased by 2%, and Mr. Stanford's salary was increased by 2%.

Bonus determination

The Company pays annual incentive bonuses earned in a calendar year in March of the following year. Employment agreements executed by Named Executive Officers contain target percentages of base salary that are to be paid as annual bonuses. In addition, the Compensation Committee may, in its sole discretion, approve signing and discretionary bonuses for executive officers. Annual bonus payments for fiscal year 2010 paid to the Named Executive Officers were determined and calculated in accordance with the below formula. The Compensation Committee has the authority to modify the below formula for subsequent years.

Bonus opportunity:    Target Incentive was 60% of base salary for the Chief Executive Officer, 30% of base salary for the Executive Vice President Advertising Sales (50% of which is conditioned on meeting the targets set forth below and the remaining 50% is conditioned on the Company's achievement of revenue goals under the Company's advertising sales incentive plan), and 20% of base salary for each of the other Named Executive Officers. Total bonus opportunity was 0% to 135% of the Target Incentive.

Plan metrics:    The Compensation Committee used the following targets to determine bonus amounts earned by each Named Executive Officer in 2010:

•
Total Revenue—combined Ad Sales and Affiliate Sales revenue.
•
EBITDA—EBITDA before equity compensation expense.
•
Operating Cash Flow—Cash Flow before cash interest expense.

Plan targets:    The targets based upon the Company's operating plan for 2010 were as follows:

Target incentive plan metrics	Performance targets	Weight

Total Revenue (MM)	$294.0	30%
EBITDA (MM)	$92.0	35%
Operating Cash Flow (MM)	$93.3	35%

Calculations:    The calculation for payment of the Total Revenue Target was as follows:

$ Performance to plan (MM's)	% Performance to plan	Payout %

$279.3	95%	25.0%
$288.1	98%	62.5%
$294.0	100%	100.0%
$308.7	105%	117.5%
$323.4	110%	135.0%

The calculation for payment of the EBITDA Target was as follows:

$ Performance to plan (MM's)	% Performance to plan	Payout %

$87.4	95%	25.0%
$90.1	98%	62.5%
$92.0	100%	100.0%
$96.5	105%	117.5%
$101.1	110%	135.0%

The calculation for payment of the Operating Cash Flow was as follows:

$ Performance to plan (MM's)	% Performance to plan	Payout %

$82.1	88%	25.0%
$88.6	95%	62.5%
$93.3	100%	100.0%
$102.6	110%	117.5%
$111.9	120%	135.0%

Bonus amount:    Actual bonus amount is dependent on the degree to which the Company achieves the objective for each plan measure against performance ranges established for each metric. The Compensation Committee has the discretion to adjust the total award and the result for each metric up or down by up to 20 points. For fiscal year 2010, the actual bonus that was paid was 62.0% of base salary for the Chief Executive Officer, whose target was 60% pursuant to his employment agreement. With respect to other Named Executive Officers serving at the end of 2010, except for Executive Vice President, Advertising Sales, the actual bonus that was paid in 2010 was 20.7% of base salary, whose target was 20% of base salary. The actual bonus that was paid for 2010 under this plan to Executive Vice President, Advertising Sales, was 26% of base salary.

Awards granted under Long Term Incentive Plan ("LTIP")

General

Under the LTIP, the Board and the Compensation Committee have the discretion to grant incentive awards to our employees and directors, including, without limitation, cash awards based on a percentage of an employee's annual base salary ("LTIP Awards"). LTIP Awards, which are intended as incentives for long-term future performance, combined with the executive's salary and performance bonus, substantially form a total compensation package for the Company's executives.

Long Term Incentive Plan Awards

In 2009, 2010 and 2011, the Company granted LTIP Awards to Named Executive Officers, executive vice presidents, senior vice presidents and vice presidents pursuant to LTIP Agreements. The award amount granted is calculated by taking a percentage of each employee's annual base salary, which ranges from 18% to 80%. Each award is comprised of 50% Performance Award and 50% Employment Award. The Performance Award will vest only if the Company reaches predetermined performance goals based on cash flow and adjusted EBITDA. A pro rata portion of any outstanding unvested Award will vest immediately in the case of involuntary termination of employment without cause on or after January 1, 2011 (in the case of 2010 grants) or January 1, 2012 (in the case of 2011 grants) or executive's death or disability. The Compensation Committee also has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

Below is a table summarizing certain key terms of the LTIP Awards granted to the Company's executive officers from 2009 to 2011.

Grant year	Type of LTIP award	Vesting date: delivery date	Vesting criteria

2009	Employment	100% will vest on August 31, 2011 and be paid by September 30, 2011.	Employment on vesting date.
2009	Performance	50% was scheduled to vest on December 31, 2010. 27.5% actually vested and was paid by March 15, 2011.
					2009 (MM's)	2010 (MM's)	2-yr total (MM's)

			Adjusted EBITDA(1)		$84.1	$129.4	$213.5
			Cash Flow(2)		$39.6	$122.6	$162.2
		50% will vest on December 31, 2011 and be paid by no later than March 15, 2012.
				2009 (MM's)	2010 (MM's)	2011 (MM's)	3-yr total (MM's)

			Adjusted EBITDA(1)	$84.1	$129.4	$172.6	$386.1
			Cash Flow(2)	$39.6	$122.6	$181.6	$343.8
2010	Employment	100% will vest on August 31, 2012 and be paid by September 30, 2012.	Employment on vesting date.
2010	Performance	100% will vest on December 31, 2012 and be paid by March 15, 2013.
				2010 (MM's)	2011 (MM's)	2012 (MM's)	3-yr total (MM's)

			Adjusted EBITDA(1)	$85.1	$115.7	$147.2	$348.0
			Cash Flow(2)	$82.0	$122.9	$137.0	$341.9
2011	Employment	100% will vest on August 31, 2013 and be paid by September 30, 2013.	Employment on vesting date.
2011	Performance	100% will vest on December 31, 2013 and be paid by March 15, 2014.
				2011 (MM's)	2012 (MM's)	2013 (MM's)	3-Yr Total (MM's)

			Adjusted EBITDA(3)	$115.9	$130.2	$141.7	$387.8
			Cash Flow(4)	$77.2	$92.1	$101.3	$270.6

(1)   Before equity compensation.

(2)   Excluding interest payments, financing activities (payment of debt and preferred or redemptions), and equity based compensation of $1.5 million in 2009 and $0.2 million in 2010.

(3)   Before equity compensation and long term incentive plan expense.

(4)   Excluding interest payments, taxes, financing activities (payment of debt and preferred or redemptions), equity based compensation of $0.3 million, $0.4 million and $0.4 million for 2011, 2012 and 2013, respectively, and long term incentive plan payments of $1.3 million, $1.4 million and $2.8 million for 2011, 2012, and 2013, respectively.

With respect to Performance Awards, the percentage of award payout will vary depending upon achievement of the two targets as follows:

Target threshold	Payout percentage

Less than 90%	0%
90% Achievement	50%
100% Achievement	100%
110% Achievement	150%

On each vesting date of a Performance Award, the Chief Financial Officer of the Company will confirm whether or not applicable performance targets have been achieved. If targets have been achieved, management will submit payout calculations to the Compensation Committee for review and final determination.

Perquisites and other benefits

All Company executives are also entitled, subject to meeting certain eligibility requirements, to participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans. Certain executive officers are entitled to additional benefits, such as car allowance, reimbursement for financial consulting fees and particular travel expenses as agreed to under their respective employment agreements.

Compensation consultants

From time to time, the Compensation Committee engages and consults with a human resources consulting firm and an executive compensation consulting firm, when developing, analyzing and reviewing compensation packages to be awarded to its executive officers. Such firms have provided to the Compensation Committee relevant executive compensation data related to companies in the cable and television industry similar in size to the Company, such as base salaries, termination payments and the level or formula for performance-based cash bonuses and other incentive awards. Additionally, such firms have assisted the Compensation Committee in structuring various incentive compensation plans. The Compensation Committee and the Board also seek advice and recommendations from the human resource and compensation departments of the Company's parent company, Hallmark Cards, on executive and director compensation matters. Such services are rendered by Hallmark Cards pursuant to an intercompany services agreement which it has with the Company.

In the past, the Board and Company's management have engaged Pearl Meyer & Partners and Towers Perrin for advice.

Deferred Compensation Plan

The Company offers a Deferred Compensation Plan (the "Plan") to its executive officers and directors. The Plan offers an opportunity for the executive officers to defer payment, on a pre-tax basis, of portions of his or her salary, bonus compensation and such deferred payment will be deposited in an interest-bearing account until distribution. With respect to the interest rate earned, the Company applies Moody's Average Corporate Bond Yield as in effect on the first day of each month. Under the Plan, an executive officer may defer a maximum of 50% of base salary, 100% of incentive compensation and 100% of LTIP Awards. The amount of total compensation deferred must be at least $5,000 (not including LTIP Awards).

An executive officer may elect to receive payment of all or part of that Plan year's deferral amount in a future year that is at least two years beyond the end of that Plan year. If such scheduled in-service distribution is more than $25,000, the distribution may be made in annual installments over 5 years. If such distribution is $25,000 or less, it must be taken as a lump sum. All scheduled in-service withdrawals will be paid in January. In some circumstances, hardship withdrawals of account balances are allowed without penalty. Hardship withdrawals are limited to unforeseeable emergencies, such as illness or casualty losses.

Chief Executive Officer compensation

The provisions of our Chief Executive Officer's employment agreement and related agreements which have been approved by the Board, determined the salary and stock-based awards granted to him during fiscal year 2010. In approving the compensation levels contained in Mr. Abbott's employment agreements, the Board reviewed and considered the expected value of his leadership that he would bring to the Company. The Board then set his compensation during the term of his employment agreement in levels that reflected his potential achievements and quality of the Company under his leadership.

Federal Income Tax and Other Consequences

Under Section 162(m) of the Internal Revenue Code and IRS Notice 2007-49, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid per year to its chief executive officer and its three most highly compensated officers (other than its CEO and CFO) who are employed by the Company at year-end. The Compensation Committee believes that it is generally in the Company's best interest to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m). Accordingly, the Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Compensation Committee also believes that there may be circumstances in which the Company's interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Internal Revenue Code Section 162(m). Accordingly, the Company has expressly reserved the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation of executive officers

Summary compensation table

The following table summarizes the cash and non-cash compensation earned in 2008, 2009 and 2010 awarded to or earned by individuals who served as our Chief Executive Officer during 2010, our two Chief Financial Officers during 2010, the two other most highly compensated executive officers serving at the end of 2010 and an additional executive officer who would have been one of these two other most highly compensated executive officers but was not serving at the end of 2010 (each, a "Named Executive Officer, collectively, the "Named Executive Officers").

Name and principal position	Year	Salary($)	Bonus($)(1)		Stock awards($)(2)	Option awards($)(2)	Non-equity incentive plan compensation($)	Changes in pension value and nonqualified deferred compensation earnings($)(3)	All other compensation($)		Total($)

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)
William Abbott(4),	2010	679,743	421,304		—	—	—	20,310	45,244	(11)	1,166,601
President and	2009	666,954	231,865		—	—	—	17,698	12,115	(5)	928,632
Chief Executive Officer	2008	578,048	91,043		—	—	—	11,097	10,000	(5)	690,188
Janice Arouh(6),	2010	203,134	—		—	—	—	—	—		203,134
Former Executive Vice	2009	422,308	62,839		—	—	—	—	—		485,147
President, Network Distribution & Service	2008	386,154	48,655		—	—	—	—	—		434,809
Edward Georger(7),	2010	515,493	183,467	(8)	—	—	—	9,930	15,778	(12)	724,668
Executive Vice	2009	501,044	111,578	(8)	—	—	—	10,668	—		623,290
President, Advertising Sales	2008	447,929	293,480	(8)	—	—	—	9,731	—		751,140
Michael J. Harmon(9)	2010	187,577	19,377		—	—	—	—	22,565	(13)	229,519
Former Vice President	2009	180,233	13,417		—	—	—	—	—		193,650
and Interim Chief Financial Officer	2008	167,754	10,569		—	—	—	—	—		178,322
Charles L. Stanford,	2010	521,618	107,766		—	—	—	—	14,573	(12)	643,957
Executive Vice	2009	526,710	78,374		—	—	—	—	—		605,084
President and General Counsel	2008	491,684	61,952		—	—	—	—	—		553,636
Brian C. Stewart(10),	2010	327,346	—		—	—	—	13,164	—		340,510
Former Executive Vice	2009	431,200	74,163		—	—	—	17,882	—		523,245
President and Chief Financial Officer	2008	397,885	50,134		—	—	—	23,884	—		471,903

(1)   Represents performance bonus or commission under the terms of employment agreements with the Company and the Company's executive bonus terms. See "Compensation discussion and analysis—Elements of executive compensation package—Bonus determination."

(2)   No stock awards were granted from 2007 through 2010.

(3)   Represents interest earned on deferred compensation.

(4)   Mr. Abbott became the Company's President and Chief Executive Officer effective June 1, 2009.

(5)   Represents car allowance.

(6)   Ms. Arouh resigned from her position, effective May 7, 2010.

(7)   Mr. Georger became Executive Vice President, Advertising Sales, effective June 15, 2009.

(8)   Represents annual bonus, incentive bonus and/or commission.

(9)   Mr. Harmon served as Interim Chief Financial Officer from August 21, 2010 to March 6, 2011. Mr. Harmon resigned from his position effective April 8, 2011.

(10) Mr. Stewart resigned from his position, effective August 20, 2010.

(11) Represents car allowance and $32,244 of LTIP Award settled in February 2011.

(12) Represents LTIP Award settled in February 2011.

(13) Represents LTIP Award settled in February 2011 and $20,000 bonus paid for his services as Interim Chief Financial Officer.

Grants of plan-based awards

The Company did not grant any stock-based awards to its Named Executive Officers in 2010.

Outstanding equity awards at fiscal year-end

There were no outstanding equity awards held by any Named Executive Officers on December 31, 2010.

Option exercises and stock vested

No stock options or stock-based awards were vested or exercised by any Named Executive Officers in 2010.

Nonqualifed deferred compensation

The Company has a Nonqualified Deferred Compensation Plan. Please see above under the headings "Compensation discussion and analysis—Deferred compensation plan" for a description of material terms of such plan.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals / distributions in last FY ($)	Aggregate balance at last FYE ($)

(a)	(b)	(c)	(d)	(e)	(f)
William Abbott,	81,569	—	20,310	(19,425)	423,360
President and Chief Executive Officer
Janice Arouh(1),	—	—	—	—	—
Former Executive Vice President, Network Distribution & Service
Edward Georger,	126,937	—	9,930	(113,305)	227,656
Executive Vice President, Advertising Sales
Michael J. Harmon(2),	—	—	—	—	—
Former Vice President & Interim Chief Financial Officer
Charles L. Stanford,	—	—	—	—	—
Executive Vice President and General Counsel
Brian Stewart(3),	22,914	—	13,164	(86,650)	249,113
Former Executive Vice President and Chief Financial Officer

(1)   Ms. Arouh resigned from her position, effective May 7, 2010.

(2)   Mr. Harmon served as Interim Chief Financial Officer from August 21, 2010 to March 6, 2011. Mr. Harmon resigned from his position, effective April 8, 2011.

(3)   Mr. Stewart resigned from his position, effective August 20, 2010.

Summary of employment agreements with named executive officers

Employment agreement with William Abbott

On August 8, 2006, the Company entered into an employment agreement with William Abbott that provided for his employment as Executive Vice President, Advertising Sales, which agreement was replaced by the employment agreement dated May 7, 2009 described below. Under the employment agreement, Mr. Abbott's base salary was at an annual rate of $523,688 for the term of employment, subject to annual increases at the discretion of the Company. Mr. Abbott was also entitled to receive a bonus each year of up to 25% of his base salary, conditioned on the Company's achievement of certain EBITDA, advertising revenue and ratings goals. (See details pertaining to performance bonus below under heading "Compensation discussion and analysis—Elements of executive compensation packages—Bonus determination.") On May 28, 2007, the Company amended Mr. Abbott's employment agreement and extended the term of his employment for an additional one year, through August 18, 2009. Under the amendment, in addition to participating in the bonus plan described above, Mr. Abbott was also eligible to participate in the Company's advertising sales year-end commission plan, although his compensation under the plan would have been at reduced levels. The amounts payable under the plan, for achievement of annual advertising sales revenue targets, were based on a percentage of base salary. Mr. Abbott's percentages were from 2.5% to 15% of his then-current base salary.

On May 7, 2009, Mr. Abbott entered into an employment agreement that provides his employment as President and Chief Executive Officer effective June 1, 2009 through December 31, 2011, provided, that the term will automatically renew for one year periods if neither party provides notice to the other by June 30 of the last year of the term. Mr. Abbott's annual base salary was $670,000 per year and he is eligible to receive an annual performance bonus with a target of 60% of his then-current base salary with a potential payout range of 0 to 150%. The performance bonus is based on criteria outlined by the Company's Compensation Committee, which criteria shall be the same as that established for the senior management team. Mr. Abbott entered into a 2009 LTIP Agreement, 2010 LTIP Agreement and 2011 LTIP Agreement with a target of $469,000, $536,000 and $549,600 respectively. If Mr. Abbott is terminated without cause, the Company must pay the net present value of his base salary for twelve (12) months and a pro rata portion of his bonus, through the date his job duties end, for the calendar year in which termination occurs; vested ERISA benefits; and any amounts required by the terms of his LTIP Agreements. On May 11, 2010, the Company amended Mr. Abbott's employment agreement to extend the term of his employment until December 31, 2012. Additionally, under the amendment, the Company has increased Mr. Abbott's annual salary to $687,000 effective June 1, 2010 and has agreed to consider additional salary increases at its discretion on June 1 of each year.

Under the employment agreement, Mr. Abbott may not compete with the Company during the term of his employment. Additionally, for the one-year period following his termination of employment for any reason, Mr. Abbott may not employ any person who is working for the Company as an officer, policymaker or in a high-level creative, development or distribution position at the date of termination of Mr. Abbott's employment.

Employment agreement with Janice Arouh

On April 22, 2010, Ms. Arouh resigned, effective May 7, 2010. On August 8, 2006, the Company entered into an employment agreement with Janice Arouh that provided for her employment as Senior Vice President, Network Distribution and Service, through August 8, 2008. Under the employment agreement, Ms. Arouh's base salary was at an annual rate of $350,000 for the first year of the term and $370,000 for the second year of the term. Ms. Arouh was also entitled to receive a bonus each year of up to 20% of her base salary, conditioned on the Company's achievement of certain EBITDA, advertising revenue and ratings goals. (See details pertaining to performance bonus below under heading "Compensation discussion and analysis—Elements of executive compensation packages—Bonus determination."). On May 30, 2008, the Company amended Ms. Arouh's employment agreement to provide for her employment as Executive Vice President, Network Distribution and Service, and extended the term of her employment for additional two years, through August 8, 2010. Also under the amendment, Ms. Arouh's salary was increased to $400,000 effective June 1, 2008, subject to further increases in the Company's discretion in June of each year of her term.

Ms. Arouh's employment agreement contained identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement and which are described above.

Employment agreement with Edward Georger

On June 15, 2009, the Company entered into an employment agreement with Edward Georger that provided for his employment as Executive Vice President, Advertising Sales, through December 31, 2011. In January 2011, the Company added "General Manager of Hallmark Movie Channel" to Mr. Georger's title. This employment agreement replaced an earlier employment agreement for Mr. Georger's employment as Senior Vice President, Advertising Sales. Under the new employment agreement, Mr. Georger's base salary is at an annual rate of $510,000 per year and the Company has agreed to consider adjusting his salary in June of each year during the term. Mr. Georger is also eligible to receive a bonus each year of up to 50% of his base salary, 25% of which will be conditioned on the Company's achievement of goals under the Company's Executive Bonus Plan and the remaining 25% will be conditioned on the Company's achievement of revenue goals under the Company's advertising sales incentive plan. (See details pertaining to performance bonus below under heading "Compensation discussion and analysis—Elements of executive compensation packages—Bonus determination."). Mr. Georger was also paid an incentive bonus of $35,000, 50% of which was paid within 10 days of executing the new employment agreement and the remaining 50% was paid in December 2009.

Mr. Georger's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement and which are described above.

Mr. Georger entered into a 2009 LTIP Agreement, 2010 LTIP Agreement and 2011 LTIP Agreement with a target of $229,500, $331,500 and $357,500, respectively.

Employment agreement with Michael J. Harmon

On August 10, 2010, the Company entered into an employment agreement with Michael Harmon which only provided for his employment as Interim Chief Financial Officer from

August 23, 2010 through such time when a permanent Chief Financial Officer begins his/her employment with the Company, which was March 7, 2011. During such period of employment, Mr. Harmon earned an additional gross monthly salary of $2,500. The Company did not enter into any employment agreement with Mr. Harmon prior to executing the agreement described herein. Mr. Harmon resigned from the Company effective April 8, 2011.

Employment agreement with Charles L. Stanford

On August 8, 2006, the Company entered into a new employment agreement with Charles L. Stanford, for his services as Executive Vice President, Legal and Business Affairs and General Counsel, which was amended on January 29, 2008. This agreement replaced Mr. Stanford's previous 3-year employment agreement which would have expired on October 24, 2006. The new agreement, as amended, was through August 8, 2010 and provided for an annual base salary of $485,268, subject to a minimum increase of 3.0% in October of each year of his term. Mr. Stanford is also entitled to receive a bonus each year of up to 20% of his base salary, conditioned on the Company's achievement of certain EBITDA, advertising revenue and ratings goals. (See details pertaining to performance bonus below under heading "Compensation discussion and analysis—Elements of executive compensation packages—Bonus determination".) On May 3, 2010, the Company amended Mr. Stanford's employment agreement to extend the term of his employment until December 31, 2011.

Mr. Stanford's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement and which are described above.

Mr. Stanford entered into a 2009 LTIP Agreement, 2010 LTIP Agreement and 2011 LTIP Agreement with a target of $211,965, $201,872 and $238,596, respectively.

Employment agreement with Brian C. Stewart

On July 14, 2010, Mr. Stewart resigned effective August 20, 2010. On July 24, 2006, the Company entered into an employment agreement with Brian C. Stewart, for his services as Senior Vice President, Finance and interim Chief Financial Officer. The agreement was for a term of two years, expiring on July 23, 2008, and provided for an annual base salary of $340,000, subject to annual adjustment in the discretion of the Company. Mr. Stewart was also entitled to receive a bonus each year of up to 20% of his base salary, conditioned on the Company's achievement of certain EBITDA, advertising revenue and ratings goals (See details pertaining to performance bonus below under heading "Compensation discussion and analysis—Elements of executive compensation packages—Bonus determination".) On November 8, 2006, the parties amended Mr. Stewart's employment agreement. The amendment provided for his employment as the Company's Executive Vice President, Finance and Chief Financial Officer and an increase of his annual base salary to $350,000 through the remainder of the term. On January 29, 2008, the parties further amended Mr. Stewart's employment agreement and extended the term of his employment through July 24, 2010. Furthermore, pursuant to the amendment, Mr. Stewart received an annual base salary of $400,000 effective January 1, 2008, subject to increases in the Company's discretion in January of each year of his term.

Mr. Stewart's employment agreement contained identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement and which are described above.

Potential payments upon termination or change-in-control

Employment agreements

In all of our employment agreements with our Named Executive Officers (except for Mr. Harmon), if his or her employment is terminated other than for death, disability or cause prior to the expiration of the employment agreements, the following will be paid by the Company:

•
except in the case of Messrs. Abbott and Georger, the greater of twelve months base salary or the remaining base salary for the remaining term of the employment agreement, paid in a lump sum and discounted at prime rates to present value at the time of payment;

•
in the case of Mr. Abbott, twelve months base salary, paid in a lump sum and discounted at prime rate to present value at the time of payment;

•
in the case of Mr. Georger, the lesser of twelve months base salary or the remaining base salary for the remaining term of the employment agreement, paid in a lump sum and discounted at prime rates to present value at the time of payment;

•
pro rata bonus through the termination date;

•
any amounts payable under the LTIP Agreements;

•
vested ERISA benefits, such as those under the 401(k) plan; and

•
benefits that may be required by law, such as those under COBRA.

In the event of termination for the reason stated above, the Named Executive Officer has no obligation to seek comparable employment and, if the executive accepts employment during the severance period, there will be no offset by the Company against the amounts paid for termination. Additionally, the non-competition provision in the employment agreements will not apply from the termination date.

If a Named Executive Officer's employment is terminated as a result of death, disability or for cause, the following will be paid by the Company:

•
salary through the later of (i) expiration date of the 5 business days after the event which triggered the termination or (ii) end of the month in which the triggering event occurred;

•
any amounts payable under the LTIP Agreements;

•
vested ERISA benefits, such as those under the 401(k) plan; and

•
benefits that may be required by law, such as those under COBRA.

LTIP agreements

If an executive's employment is terminated, other than by reason of death, disability or involuntary termination without cause, any outstanding unvested LTIP Award will terminate immediately and no payment will be made with respect to such Awards.

A pro rata percentage of any outstanding unvested LTIP Award will vest immediately and be settled upon termination by reason of involuntary termination without cause, if such termination is a result of death or disability or occurs on or after January 1, 2011 and January 1, 2012 in the case of 2010 LTIP Agreement and 2011 LTIP Agreement, respectively. The pro rata percentage will be calculated by taking the number of days an executive was employed by the Company commencing with the date of the LTIP Agreement divided by the total number of days, commencing with the date of the applicable LTIP Agreement and concluding with the applicable scheduled vesting dates set forth in the applicable LTIP Agreement.

Summary of potential termination or change-in-control payments

The table below reflects the dollar amount of compensation to each Named Executive Officer for 2010 who is employed by the Company as of the date of this Registration Statement in the event of termination of such individual's employment prior to the expiration of the employment agreements. The amounts shown assume that the termination was effective December 31, 2010.

WILLIAM ABBOTT

Benefits and payments upon termination	Voluntary termination on 12/31/10($)	Termination for cause on 12/31/10($)	Involuntary termination without cause on 12/31/10($)	Retirement at "normal retirement age" on 12/31/10($)	Disability on 12/31/10($)	Death on 12/31/10($)

Compensation:
Salary(1)	—	—	687,000	—	—	—
Bonus(2)	—	—	421,304	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	209,394	—	313,914	313,914
Deferred Compensation Plan(4)	423,360	423,360	423,360	423,360	423,360	423,360
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	90,549	90,549	90,549	90,549	90,549	90,549

EDWARD GEORGER

Benefits and payments upon termination	Voluntary termination on 12/31/10($)	Termination for cause on 12/31/10($)	Involuntary termination without cause on 12/31/10($)	Retirement at "normal retirement age" on 12/31/10($)	Disability on 12/31/10($)	Death on 12/31/10($)

Compensation:
Salary(1)	—	—	520,200	—	—	—
Bonus(2)	—	—	183,467	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	96,113	—	160,756	160,756
Deferred Compensation Plan(4)	227,656	227,656	227,656	227,656	227,656	227,656
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	69,028	69,028	69,028	69,028	69,028	69,028

CHARLES L. STANFORD

Benefits and payments upon termination	Voluntary termination on 12/31/10($)	Termination for cause on 12/31/10($)	Involuntary termination without cause on 12/31/10($)	Retirement at "normal retirement age" on 12/31/10($)	Disability on 12/31/10($)	Death on 12/31/10($)

Compensation:
Salary(1)	—	—	530,215	—	—	—
Bonus(2)	—	—	107,766	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	88,761	—	128,126	128,126
Deferred Compensation Plan(4)	—	—	—	—	—	—
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	70,355	70,355	70,355	70,355	70,355	70,355

(1)   Twelve month base salary pursuant to the employment agreements.

(2)   Actual amount of bonus earned in 2010 and paid in 2011.

(3)   LTIP Awards which would have vested and settled pursuant to the 2009 LTIP Agreement and 2010 LTIP Agreement.

(4)   Balance of deferred compensation plus accrued interest.

(5)   Proceeds payable to Named Executive Officer's beneficiaries upon his or her death.

Director compensation

We do not compensate directors who are employees of the Company or Hallmark Cards or their respective subsidiaries for serving on the Board or any of its committees. Directors who are not employees of the Company or Hallmark Cards or their respective subsidiaries received the following for serving on the Company's Board: (1) annual retainer of $40,000 and $1,000 per meeting for each extraordinary meeting or meeting in excess of the number of regularly scheduled meetings; (2) additional annual retainer of $40,000 for Co-Chairman of the Board; (3) annual grant of restricted stock units ("RSUs") (described above under "Compensation discussion & analysis") valued at $45,000, which is based on the price of a share of the Company's Class A Common Stock on the date of grant; (4) for chairman of the Audit Committee, an annual retainer $6,000; and (5) for chairman of each committee other than the Audit Committee, an annual retainer of $4,000. Subject to continued membership on the Board as of each anniversary date of grant date, the RSUs will vest in equal one-third installments on each of the first, second and third anniversaries of the grant date. Each RSU represents the right to receive one share of the Company's Class A Common Stock or, in the discretion of the Compensation Committee, the cash equivalent to the fair market value of one share of the Company's Class A Common Stock (calculated by taking the average of the stock price for the immediately preceding 14 business days). Any outstanding unvested RSUs will vest immediately upon a director's termination of membership on the Board by reason of death, disability or involuntary termination without cause upon a change in control.

Each director who served on the Special Committee of the Board, the committee formed by the Board to review and negotiate the 2010 Recapitalization, received (1) a one-time retainer of $50,000; (2) $1,000 per meeting; and (3) $500 for each day (other than a day upon which a meeting of the Special Committee was held) on which such director devoted a significant part of his day to the affairs of the Special Committee.

All directors receive reimbursement of expenses incurred in connection with participation in Board meetings.

The table below summarizes the compensation paid by the Company to its directors who are not employees of the Company or Hallmark Cards or its subsidiaries for the fiscal year ended in December 31, 2010:

Name (a)	Fees earned or paid in cash($) (b)	Stock awards($)(1) (c)	Option awards($) (d)	Non-equity incentive plan compensation($) (e)	Changes in pension value and nonqualified deferred compensation earnings($)(2) (f)	All other compensation($) (g)	Total($) (h)

William Cella	55,000	45,000	—	—	—	—	100,000
Glenn Curtis(3)	55,000	45,000	—	—	—	—	100,000
Herbert A. Granath	109,000	45,000	—	—	—	—	154,000
Irvine O. Hockaday, Jr.	45,000	45,000	—	—	7,218	—	97,218
A. Drue Jennings	77,500	45,000	—	—	—	—	122,500
Peter A. Lund	70,000	45,000	—	—	12,744	—	127,744

(1)   Represent the value of the RSUs granted in 2010, which is based on the price of a share of the Company's Class A Common Stock on the date of grant.

(2)   Represents interest earned on deferred compensation.

(3)   Mr. Curtis transferred all of his board compensation to Liberty Media Corporation pursuant his contract with Liberty Media Corporation.

Compensation Committee interlocks and insider participation

During 2010, the members of the Compensation Committee were Robert Bloss, Herbert Granath, A. Drue Jennings and Deanne R. Stedham. None of our executive officers served on the board or compensation committee of another company which had one of its executive officers serve as one of our directors or a member of our Compensation Committee.

Corporate governance

Director independence

Based on the Nasdaq Listing Standards, the Board has determined that the following directors are independent and have no relationship with the Company, except as directors of the Company: William Cella, Glenn Curtis, Herbert A. Granath, A. Drue Jennings and Peter A. Lund.

Also based on the Nasdaq Listing Standards, the Board has determined that the following directors are not independent because they are employees of Hallmark Cards, the Company's parent company: Dwight C. Arn, Robert C. Bloss, Steve Doyal, Brian E. Gardner, Donald J. Hall, Jr., Brad R. Moore and Deanne R. Stedem. Furthermore, the Board has determined that (1) William Abbott is not independent because he is the President and Chief Executive Officer of the Company and (2) Irvine O. Hockaday, Jr. is not independent because he has a family member employed by Hallmark Cards as an executive officer and possibly because of his positions in the past with Hallmark Cards.

Audit Committee

Based on the Nasdaq Listing Standards, the Board has determined that all members of the Audit Committee are independent.

Compensation Committee

Based on the Nasdaq Listing Standards, the Board has determined that the following members of the Compensation Committee are not independent for the reasons stated above: Robert C. Bloss and Deanne R. Stedem. The other members of the Compensation Committee, Herbert Granath and A. Drue Jennings, are independent.

Nominating Committee

Based on the Nasdaq Listing Standards, the Board determined that Brian E. Gardner is not independent for the reason stated above. Other members of the Nominating Committee, William Cella and Peter Lund, are independent.

Controlled-company exemption

HCC holds 90.3% of Class A Common Stock and 100% of Preferred Stock of the Company. Therefore, notwithstanding the disclosures made herein under "Director independence", the Board has determined that the Company is a "controlled company", as that term is defined under the Nasdaq Listing Standards. Consequently, the Company is exempt from independent director requirements of the Nasdaq Listing Standards, except for the requirements pertaining to the composition of the audit committee and the executive sessions of independent directors, with which the Company has been complying. In 2010, all independent directors have met without management present after each regularly scheduled Audit Committee meeting, which meeting is held quarterly.

Description of related party transactions

The following summary descriptions of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed with the SEC.

Policies and procedures for the review, approval or ratification of transactions with related persons

The Audit Committee, under its charter, has been delegated by the Board the authority to review and approve related party transactions. To seek approval of marketing-related transactions with Hallmark Cards, management begins by providing the Audit Committee a summary of the transactions, together with researched data which supports management's decision in selecting Hallmark Cards as a commercially reasonable and cost effective partner for such marketing activities. At its meetings, the Audit Committee discusses the appropriateness of the transaction for the Company and renders a decision. For efficiency purposes, the Audit Committee has asked management to seek approval only if a transaction involves a financial commitment on the part of the Company that is greater than $5,000 per transaction. Notwithstanding the foregoing, management seeks approval of transactions surrounding major holiday campaigns (for example, Valentine's Day, Mother's Day and Christmas) regardless of the monetary value involved. These practices and corporate governance principles are reflected in minutes and are not otherwise the subject of written policies or procedures.

To seek approval of any other related-party transactions, management begins by providing a summary of the transaction and any documents that are necessary for the independent directors to review and approve the transactions. Such directors then conduct a meeting (or multiple meetings, if necessary) to discuss the appropriateness of the transactions for the Company and render their decision. In certain cases, the Board may form a special committee of directors who are independent of the transaction at hand and delegate authority to such committee to review and approve the transaction. Generally, such special committee would have authority to retain financial advisors and legal counsel who advise the committee on matters relating to the transaction.

2010 Recapitalization

On June 29, 2010 the Company consummated the its recapitalization pursuant to a Master Recapitalization Agreement dated February 26, 2010, by and among the Company, HCC, a subsidiary of Hallmark Cards, and related entities (the "2010 Recapitalization").

Among other things, the 2010 Recapitalization included the following:

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Exchange of approximately $1.162 billion of debt (the "HCC Debt") for new debt, Preferred Stock and Common Stock;

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Mergers of two intermediate holding companies, Hallmark Entertainment Investments Co. ("HEIC") and Hallmark Entertainment Holdings, Inc. ("HEH"), with and into the Company (collectively, the "Mergers');

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Reclassification of shares of Class B Common Stock into shares of Class A Common Stock upon the filing of the Second Amended and Restated Certificate of Incorporation; and

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Approval and authorization for the future filing of the Third Amended and Restated Certificate of Incorporation, the principal effect of which would be a reverse split of shares of Common Stock at such time as authorized by the Company's Board of Directors.

The following were issued in exchange for HCC Debt:

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$315.0 million principal amount of new debt issued pursuant to the terms of the credit agreement between the Company and HCC in two tranches: (i) the $200.0 million Term A Loan bearing interest at 9.5% per annum through December 31, 2011, and 12% thereafter and (ii) the $115.0 million Term B Loan bearing interest at 11.5% through December 31, 2011, and 14.0% thereafter (collectively, the "New Debt");

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185,000 shares of the Company's Series A Convertible Preferred Stock ("Preferred Stock"), $0.01 par value, with the terms summarized under "Preferred Stock Terms" below; and

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254,887,860 shares of the Company's Class A Common Stock in exchange for the residual amount of HCC Debt converted at $2.5969 per share.

In addition, the transactions resulted in the following:

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The increase of the authorized shares of Class A Common Stock to 500,000,000 shares; the decrease of the authorized Preferred Stock to 1,000,000 shares; and the elimination of the Class B Common Stock;

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Amendment No. 2 to the Tax Sharing Agreement between the Company and Hallmark Cards, to among other things, (i) permit Hallmark Cards to defer any future tax benefit payable to the Company for application against future tax liabilities of the Company (ii) allow the Company to deduct interest accrued on the 10.25% Senior Secured Note from January 1, 2010, through June 29, 2010; and (iii) provide for the treatment of the 2010 Recapitalization under the Tax Sharing Agreement;

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Execution of the registration rights agreement, by and among the Company, HCC and certain HEIC stockholders;

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Extension of the Company's $30.0 million revolving line of credit with JP Morgan Chase Bank to June 30, 2011, and Hallmark Card's agreement to guarantee up to $30.0 million for such revolving line of credit; and

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A Stockholders Agreement, by and among the Company, HCC and Hallmark Cards, pursuant to which, among other things, Hallmark Cards entities agreed not to acquire, through December 31, 2013, additional shares of Class A Common Stock, subject to certain exceptions, and agreed to certain restrictions on their ability to sell or transfer shares of Class A Common Stock until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020.

Immediately after consummation of the Mergers and issuance of Common Stock in partial exchange for HCC Debt, HCC owned approximately 90.3% of the Company's Class A Common Stock and all of the outstanding Preferred Stock. In connection with the Transactions, the Company paid off the HCC Debt and used the proceeds of the outstanding notes to redeem all outstanding shares of Preferred Stock. HCC continues to own 90.3% of the Company's Class A Common Stock.

HCC Credit Agreement

Pursuant to the 2010 Recapitalization, the Company and HCC entered into the HCC Credit Agreement providing for the restructuring of approximately $315.0 million principal amount of the HCC Debt into new debt instruments on terms including the following:

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Maturity:  The maturity of the HCC Debt was December 31, 2013.

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Tranches:  The HCC Debt included two tranches:

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Term A Loan of $200.0 million bearing interest payable in cash at the rate of 9.5% per annum through December 31, 2011, and 12% thereafter.

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Term B Loan of $115.0 million bearing interest payable in cash at the rate of 11.5% through December 31, 2011, and 14% thereafter.

A portion of the proceeds from the Transactions was used to repay the HCC Debt in full.

Stockholders Agreement

Pursuant to the 2010 Recapitalization, the Company, Hallmark Cards and HCC entered into the Stockholders Agreement which provides for, among other things, the following.

Standstill provisions:    Hallmark Cards will not, and will cause its controlled affiliates not to, acquire any additional shares of Common Stock (including pursuant to a short form merger) until December 31, 2013 except:

(i)    acquisitions that are effected with the prior approval of a special committee of the Board of Directors comprised solely of independent and disinterested directors;

(ii)   acquisitions in connection with the conversion of Preferred Stock;

(iii)  in the event that the Company issues additional shares of capital stock, such additional shares as are necessary to ensure that Hallmark Cards continues to hold at least the same percentage of the shares of all classes of the Company's capital stock as Hallmark Cards owned immediately prior to such issuance; and

(iv)  acquisitions effected between January 1, 2012 and December 31, 2013 and either (x) in connection with certain Premium Transactions (as defined below) or (y) pursuant to a tender offer by Hallmark Cards or its affiliates for all of the outstanding shares of Common Stock, provided the holders of Common Stock not affiliated with Hallmark Cards tender, in the aggregate, at least a majority of the shares of Common Stock held by all such stockholders at such time.

"Premium Transaction" means a transaction involving the sale or transfer by HCC of its shares of Common Stock to a third party (by merger or otherwise) in which all stockholders unaffiliated with Hallmark Cards are entitled to participate and are entitled to receive both (i) consideration equivalent in value to the highest consideration per share of Common Stock received by HCC in connection with such transaction, and (ii) a premium of $0.50 per share of Common Stock (subject to adjustment for any stock splits, combinations, reclassifications, adjustments, sale of Common Stock by the Company, or sale of Common Stock by HCC pursuant to a public offering or block trade as described above, or any similar transaction). For the avoidance of doubt, the aggregate premium shall not exceed $17,400,880, which is the product of the number of outstanding shares owned by minority stockholders as of the date of the Master Recapitalization Agreement multiplied by $0.50. Also, for the avoidance of doubt, HCC may effectuate a Premium Transaction pursuant to a short-form merger (or other merger) between the Company and HCC or any purchaser of its shares, so long as the holders of Class A Common Stock not affiliated with HCC receive the consideration provided for in this paragraph in connection with such merger.

Co-sale provisions:    Until December 31, 2013, HCC will not sell or transfer its Common Stock to a third party except:

(i)    to an affiliate of Hallmark Cards or pursuant to a bona fide pledge of the shares to a lender that is not an affiliate of Hallmark Cards (collectively, a "Permitted Transfer");

(ii)   with the prior approval of a special committee of the Board of Directors comprised solely of independent and disinterested directors; or

(iii)  after January 1, 2012 until December 31, 2013 (x) in a Premium Transaction or (y) pursuant to a public offering or block trade in which to the knowledge of HCC, no purchaser (together with its affiliates and associates) acquires beneficial ownership of a block of shares of the Company in such transaction in excess of 5% (in the case of a public offering) or 2% (in the case of any block trade) of the outstanding Common Stock.

From and after January 1, 2014 until the earlier of December 31, 2020, or such time as Hallmark Cards and its controlled affiliates no longer beneficially own a majority of the Common Stock, HCC will not sell or transfer, in one or a series of related transactions, a majority of the outstanding shares of Common Stock to a third party, unless (x) in a Permitted Transfer, (y) with the prior approval of a special committee of the Board of Directors or (z) all stockholders unaffiliated with Hallmark Cards will at Hallmark Card's option be entitled to either participate in such transaction on the same terms as HCC or receive cash consideration equivalent in value to the highest consideration per share of Common Stock received by HCC in connection with such transaction.

Subscription rights:    Except as otherwise set forth below, any time the Company proposes to issue equity securities of any kind, including any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities ("Proposed Securities"), the Company will:

(i)    give written notice setting forth in reasonable detail (w) the designation and all of the terms and provisions of the Proposed Securities, including the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity, (x) the price and other terms of the proposed sale of such securities, (y) the amount of such securities proposed to be issued, and (z) such other information as HCC reasonably requests in order to evaluate the proposed issuance; and

(ii)   offer to issue to HCC or its affiliate a portion of the Proposed Securities equal to a percentage (the "Fully Diluted Ownership Percentage") determined by dividing (x) the number of shares owned by HCC and its affiliates immediately prior to the issuance of the Proposed

Securities by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares outstanding on a fully diluted basis.

If the Proposed Securities are to be issued to employees of the Company or its affiliates as compensation with the approval of the Board of Directors (the 'Employee Proposed Securities"), the Company must comply with the following:

(i)    If the Employee Proposed Securities are shares of capital stock, subject to vesting or other similar conditions ("Restricted Stock"), then HCC and, if applicable, its affiliates have the right to purchase capital stock of the same class as the Restricted Stock but which is not subject to vesting or other similar conditions. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of Restricted Stock to be issued multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is 100% minus the Fully Diluted Ownership Percentage. The purchase price for such securities will be the fair market value of the Restricted Stock on the date of issuance.

(ii)   If the Employee Proposed Securities are options to acquire capital stock of the Company, then the issuance of the Proposed Securities will be deemed to occur upon the exercise of the options and not upon the issuance of the options, and HCC and, if applicable, its affiliates, will have the right to purchase, prior to the expiration of ten (10) business days after receipt of notice of such exercise from the Company, capital stock of the same class as the underlying security. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of the underlying security to be issued upon the exercise of such Employee Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price will be deemed to be the fair market value of the underlying security on the date of exercise and not the exercise price of the option or right.

If the Proposed Securities are options or rights to acquire capital stock of the Company but are not Employee Proposed Securities, then the issuance of the Proposed Securities will be deemed to occur upon the exercise of the options or rights and not upon the issuance of the options or rights, and HCC and, if applicable, its affiliates have the right to purchase capital stock of the same class as the underlying security. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of the underlying security to be issued upon the exercise of such Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price will be deemed to be the sum of the purchase price for such options or rights, plus any additional consideration paid upon exercise of such options or rights.

HCC and, if applicable, its affiliates, must exercise their purchase rights within ten (10) business days after receipt of such notice from the Company. Upon the expiration of the offering period, the Company will be free to sell such Proposed Securities that HCC and its affiliates have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered HCC and its affiliates.

The majority of the obligations of Hallmark Cards set forth in the Stockholders Agreement will terminate upon a payment default on the New Debt, subject to a 60-day cure period. The Stockholders Agreement also terminates on the earliest of (i) such time as Hallmark Cards and its controlled affiliates cease to hold a majority of the Common Stock, (ii) such time as Hallmark Cards and its affiliates own all of the outstanding Common Stock and (iii) December 31, 2020.

Registration Rights Agreement

In connection with the 2010 Recapitalization, the Company and HCC are parties to a Registration Rights Agreement (the "HCC Registration Rights Agreement") relating to the shares of Common Stock (i) issued to HCC or any joined party in connection with the Mergers, (ii) issuable to HCC upon conversion of the HCC Debt and upon conversion of the Preferred Stock, (iii) acquired by HCC pursuant to its subscription rights as set forth in the Stockholders Agreement and (iv) issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares of Common Stock referred to in clauses (i)—(iii) (the shares described in clauses (i)—(iv) collectively, the "Registrable Securities"). The HCC Registration Rights Agreement grants (i) three demand registration rights exercisable by the holders of a majority of the Registrable Securities, (ii) three resale shelf demand rights exercisable by holders of a majority of the Registrable Securities and (iii) unlimited piggyback rights. The expenses of any of these registrations will be borne by the Company.

Preferred Stock

In connection with the 2010 Recapitalization, the Company issued to HCC 185,000 shares of Preferred Stock. A portion of the proceeds from the Transactions was used to redeem the all of the outstanding Preferred Stock.

Tax Sharing Agreements

On March 11, 2003, the Company became a member of Hallmark Cards consolidated federal tax group and entered into a federal tax sharing agreement with Hallmark Cards (the "Tax Sharing Agreement"). Hallmark Cards includes the Company in its consolidated federal income tax return. Accordingly, Hallmark Cards has benefited from past tax losses and may benefit from future tax losses, which may be generated by the Company. Based on the original Tax Sharing Agreement, Hallmark Cards paid the Company all of the benefits realized by Hallmark Cards as a result of consolidation, 75% in cash on a quarterly basis and the balance when the Company becomes a taxpayer. Under that Tax Sharing Agreement, at Hallmark Cards' option, this 25% balance could be applied as an offset against any amounts owed by the Company to any member of the Hallmark Cards consolidated group under any loan, line of credit or other payable, subject to any limitations under any loan indentures or contracts restricting such offsets.

In connection with the 2010 Recapitalization, the Tax Sharing Agreement was amended, effective as of January 1, 2010. The amendment provides, among other things, that:

•
Hallmark Cards will not pay any Crown Tax Benefits (defined in the Tax Sharing Agreement) in cash and instead will carry forward any such amounts to offset future Crown Tax Liability (defined in the Tax Sharing Agreement);

•
the Company is allowed to deduct both cash-pay and pay-in-kind, or PIK, interest due to Hallmark Cards in calculating tax-sharing payments;

•
the conversion of the HCC Debt pursuant to the 2010 Recapitalization is not deemed the payment of interest expense to Hallmark Cards;

•
cancellation of indebtedness income resulting from the 2010 Recapitalization will be excluded from the calculation of tax sharing payments for the 2010 tax year; and

•
any amounts related to taxes owed to Hallmark Cards prior to December 31, 2009, was included in the HCC Debt.

Hallmark Cards has agreed to waive the state tax liability associated with the cancellation of debt income in those states in which Hallmark Cards files a combined return.

The Company received $21.3 million under the Tax Sharing Agreement during 2008, which was offset against the tax note. At December 31, 2009, the Company owed Hallmark Cards $8.5 million under the Tax Sharing Agreement for 2009. The liability was satisfied on June 29, 2010, in connection with the 2010 Recapitalization. For the year ended December 31, 2010, the Company owed Hallmark Cards $12.9 million for tax as calculated pursuant to the amended Tax Sharing Agreement and this amount was paid to Hallmark Cards in December 2010. The Company owed Hallmark Cards $5.1 million under the federal tax sharing agreement for the first quarter of 2011 which was paid in April 2011. The Company owed Hallmark Cards $5.4 million for the second quarter of 2011 which was paid in July 2011.

Since May 9, 2000, the Company has been included in certain combined state income tax returns of Hallmark Cards or Hallmark Entertainment Holdings. Consequently, Hallmark Entertainment Holdings and the Company entered into a state tax sharing agreement. Under the state tax sharing agreement, Hallmark Entertainment Holdings and the Company file consolidated, combined or unitary state tax returns. The Company makes tax-sharing payments to (or receives payments from) Hallmark Entertainment Holdings equal to the taxes (or tax refunds) that the Company would pay (or receive) if it filed on a stand-alone basis. Such payments are computed based on the Company's taxable income (loss) and other tax items beginning the day following the May 9, 2000, reorganization. Hallmark Cards has agreed to waive the state tax liability associated with the cancellation of debt income in those states in which Hallmark Cards files a combined return. Accordingly, the Company has reduced the liability for the state taxes and credited paid-in capital for that amount. For the year ending December 31, 2010, it is estimated that the Company will owe Hallmark Cards approximately $800,000 with respect to the state tax sharing payment primarily related to changes in California tax law. As of June 30, 2011, it is estimated that the Company will owe Hallmark Cards approximately $988,000 with respect to the state tax sharing payments relating to 2010 and 2011. This amount will be payable two days prior to the due date of the state tax returns. This amount will be payable two days prior to the due date of the state tax returns in 2011.

"Hallmark Hall of Fame" agreements

In 2008, Crown Media United States entered into a programming license agreement with Hallmark Hall of Fame Productions, Inc. to license 58 "Hallmark Hall of Fame" movies, consisting of 16 contemporary Hallmark Hall of Fame titles (i.e., produced from 2003 to 2008) and 42 older titles, for exhibition on the Hallmark Channel and Hallmark Movie Channel. These

titles are licensed for ten year windows, with windows commencing at various times between 2007 and 2010, depending on availability. This agreement makes the Hallmark Channel and Hallmark Movie Channel the exclusive home for these movies. The total license fee for these movies is $17.2 million and is payable in equal monthly installments over the various 10-year exhibition windows.

On July 6, 2011, the Company entered into an agreement with Hallmark Cards for six new "Hallmark Hall of Fame" two-hour movies to be produced by Hallmark Cards over a two-year license term. The Company has the right to broadcast each movie four times during a period which begins seven days after and ends 14 days after the initial broadcast of each movie on the ABC Network. The Company will retain over nine minutes of commercial time within or adjacent to the running time of each movie and such time will either be used for promos or sales to advertisers who sell products compatible with the Hallmark image. All other commercial time will be for Hallmark Cards and Hallmark-branded commercials. Hallmark Cards has agreed to pay the Company $3.4 million during the two-year period. The program license agreement described herein will have no effect on the Hallmark Hall of Fame program license agreement which the Company entered into with Hallmark Cards in 2008.

Hallmark advertising

Hallmark Cards purchased $429,000, $775,000 and $496,000 of advertising on the Hallmark Channel in the United States at negotiated market rates, respectively, during the years ended December 31, 2008, 2009 and 2010.

During November and December of 2009 and February of 2010, Hoops & Yoyo, popular animation characters created and owned by Hallmark Cards, hosted certain of our original movies airing on Hallmark Channel. The characters appeared intermittently during the airing of the movies to provide commentaries and narratives pertinent to the movies. Hallmark Cards provided the content and no license fee was paid by the Company to Hallmark Cards for such content.

Intercompany services agreement

Hallmark Cards provides us with tax, risk management, health safety, environmental, insurance, legal, treasury, human resources, cash management and real estate consulting services under a services agreement which has been extended through December 31, 2011. In exchange, the Company is obligated to pay Hallmark Cards a fee, plus out-of-pocket expenses and third party fees, in arrears on the last business day of each quarter. In exchange, the Company is obligated to pay Hallmark Cards a fee, plus out-of-pocket expenses and third party fees, in arrears on the last business day of each quarter. Fees for Hallmark Cards' services were $541,000 for 2008, $455,000 for 2009 and $387,000 for 2010, and are $448,000 for 2011.

At December 31, 2009, and 2010, non-interest bearing unpaid accrued service fees and unreimbursed expenses of $15.2 million and $648,000, respectively, were included in payables to affiliates on the accompanying consolidated balance sheets. The $15.2 million outstanding at December 31, 2009, was satisfied on June 29, 2010, in connection with the 2010 Recapitalization. For the years ended December 31, 2008, 2009 and 2010, out-of-pocket expenses and amounts paid to third parties on the Company's behalf by Hallmark Cards were $1.1 million, $420,000 and $302,000, respectively. For the six months ended June 30, 2010 and

2011, out-of-pocket expenses and amounts paid to third parties on the Company's behalf by Hallmark Cards were $50,000 and amounts reimbursed to Hallmark Cards were $202,000, respectively.

Hallmark trademark license agreements

Crown Media United States operates under the benefit of a limited trademark license agreement with Hallmark Licensing, Inc., dated March 27, 2001, which Hallmark Licensing, Inc. extended for an additional period that terminates on the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the notes, subject to any earlier termination pursuant to the terms of such license. The amended and restated Crown Media United States trademark agreement permits Crown Media United States to name its network service as the "Hallmark Channel." The agreement contains usage standards, which limit certain types of programming and programming content aired on Crown Media United States' network. Crown Media United States also has a similar trademark license agreement with Hallmark Licensing, Inc., dated January 1, 2004, which Hallmark Licensing, Inc. extended for an additional period that terminates on the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the notes, subject to any earlier termination pursuant to the terms of such license, to permit the use of the Hallmark trademark in the name of the "Hallmark Movie Channel."

Under each of the agreements, if Hallmark Cards notifies us in writing that it has determined that we have failed to comply with the usage standards set forth in the agreement or have otherwise breached our obligations under the agreement, we are required to stop any non-complying activity within 10 days of that notice or we may be in default of the agreement. We also may be in default if Hallmark Cards delivers such a written notice to us with respect to its standards three or more times in any 12-month period. In addition, there may be a default under each of the agreements if we fail to cure any breach of the program agreement with RHI Entertainment Distribution, if we fail to make any payments due under loan agreements within five days of the due date, or if we receive an opinion from our auditors that shows that we no longer are a going concern.

The license agreements can be terminated immediately and without notice if we transfer in any way our rights under the license agreements, if we have an event of default under the agreement or in events of bankruptcy, insolvency or similar proceedings.

The Company has accounted for the agreements pursuant to the contractual terms of the arrangement, which is royalty free. Accordingly, no amounts have been reflected in the consolidated balance sheets or consolidated statements of operations and of the Company.

Lease guarantees with Hallmark Cards

On February 24, 2010, the Company executed a letter of credit/guaranty commitment with respect to a certain lease agreement with 12700 Investments, Ltd. for the office space at 12700 Ventura Boulevard, Studio City, California. The landlord required that Crown Media United States, the entity which executed the lease, provide a letter of credit of $1.6 million securing certain obligations of Crown Media United States. Consequently, Hallmark Cards has agreed to guarantee the issuer of such letter of credit against any loss thereon pursuant to the guaranty.

As an inducement for Hallmark Cards to issue the guaranty, Crown Media United States has agreed to pay Hallmark Cards a fee which equals 0.75% per annum of the outstanding letter of credit obligation. Additionally, in the event that Hallmark Cards is required to pay any amount under the guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the guaranty.

On September 2, 2008, Hallmark Cards issued a guaranty for the benefit of Crown Media United States, which guaranty pertains to a lease agreement with Paramount Group, Inc. for the office space at 1325 Avenue of the Americas, New York, New York. As a condition to executing the lease agreement, the landlord required Hallmark Cards to guaranty all obligations of Crown Media United States under the lease agreement. As an inducement for Hallmark Cards to issue the guaranty, Crown Media United States has paid Hallmark Cards a fee which equals 0.28% per annum of the outstanding obligation under the lease agreement. Additionally, in the event that Hallmark Cards is required to pay any amount under the guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the guaranty.

VISN preferred interest

In December 2010, we redeemed the $25.0 million preferred interest in Crown Media United States owned by VISN, a subsidiary of the National Interfaith Cable Coalition, Inc. ("NICC"). Consequently, we no longer have any obligation to NICC. Under the Crown Media United States Amended and Restated Company Agreement, originally dated November 13, 1998, the members agreed that if during any year ending after January 1, 2005 and prior to December 31, 2009, Crown Media United States had federal taxable income (with possible adjustments) in excess of $10.0 million, Crown Media United States would redeem the preferred interest in an amount equal to the lesser of:

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such excess;
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$5.0 million; or
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the amount equal to the preferred liquidation preference on the date of redemption.

Crown Media United States did not have such taxable income in 2009. Crown Media United States could have voluntarily redeemed the preferred interest at any time, however, it was obligated to do so on the date of redemption (December 31, 2010). The preferred interest had a liquidation preference of $25.0 million.

Crown Media United States programming agreement with NICC

On January 2, 2008, Crown Media Holdings entered into an agreement with NICC regarding termination of any right of NICC under the agreement covering the operation of Crown Media United States (the "Company Agreement") to compel Crown Media Holdings to buy all of the outstanding shares of Class A Common Stock owned by NICC and NICC's subsidiary VISN Management Corp. ("VMC") at the then current market value. The January 2008 agreement also covers other aspects of Crown Media Holdings' relationship with NICC.

The January 2008 agreement provided for the following:

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The put agreement was terminated, and the purported exercise of the put was waived.

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Throughout 2008 and 2009, Crown provided to NICC the use of a two-hour time period each Sunday morning for programming by NICC and NICC retained any advertising revenue from such time period. Neither NICC nor Crown was obligated to make any payment regarding this time period or the programming.

•
NICC voluntarily relinquished its right to designate one director on Crown Media Holdings' Board of Directors, effective with the resignation of its designee on December 19, 2007.

•
In settlement of a claim of NICC for $15,000,000 in the event of a change of control, Crown would pay NICC the total amount of $3,750,000 in three installments of $1,250,000 each on January 20, 2008, January 20, 2009 and January 20, 2010. If there would have been a change of control prior to January 20, 2010, Crown would have paid the remaining unpaid installments at that time. The Company has paid the January 20, 2008, 2009 and 2010, installments.

•
For so long as the preferred interest remained outstanding, Crown would remit to NICC payments equivalent to 6.0% per annum of outstanding balance of the preferred interest. The 2008 and 2009 payments were made and the preferred interest was redeemed.

•
At the request of VMC, Crown would replace the preferred interest in Crown Media United States held by NICC/VMC with a promissory note of Crown and, at VMC's option, a second note payable to an independent not-for-profit corporation designated by VMC. Such notes with an aggregate face amount equal to the outstanding preferred interest at the conversion date would bear interest at 6.0% and a maturity date of December 31, 2010. If the preferred interest was not exchanged for notes, Crown would redeem the preferred interest as set forth in the Company Agreement of Crown Media United States.

•
To the extent required by the Stockholders Agreement of HEIC, Crown would consent, and obtain the consent of HEIC, for VMC to assign its ownership of HEIC shares to a non-profit corporation designated by VMC or to NICC. The shares would continue to be subject to the HEIC Stockholders Agreement. As a result of the 2010 Recapitalization, however, the HEIC Stockholders Agreement is no longer effective.

•
Except as provided or referenced in the January 2008 Agreement, the terms and conditions of the following prior agreements between or among the parties to the January 2008 agreements were superseded: The Company Agreement and the December 2005 agreement. In addition, the parties provided mutual releases.

During the years ended December 31, 2008, 2009, and 2010, Crown Media United States paid NICC $6.4 million, $4.6 million and $2.8 million, respectively, related to the Company Agreement as amended. Consequently, we no longer have any obligation to NICC.

DIRECTV Affiliation Agreement

On August 20, 2001, Crown Media United States entered into an Affiliation Agreement with DIRECTV, Inc., a wholly owned subsidiary of DIRECTV Enterprises, Inc. Pursuant to the Affiliation Agreement, DIRECTV distributes the Hallmark Channel on the TOTAL CHOICE ® tier of its DBS distribution system in the United States and pays us license fees for such distribution. At the same time we entered into a Stock Purchase Agreement with DIRECTV Enterprises whereby we issued 5,360,202 shares of our Common Stock, which shares were subsequently transferred to its parent company, The DIRECTV Group, Inc. In March 2008, we renewed this distribution agreement for a multi-year term and additionally provided DIRECTV with the right to distribute the Standard Definition and High Definition versions of the Hallmark Movie Channel. As of December 31, 2010, DIRECTV accounted for 18.6 million of our subscribers. Upon completion of the 2010 Recapitalization, The DIRECTV Group, Inc.'s ownership percentage of our Common Stock was reduced from approximately 7.2% to approximately 1.5%.

Certain business relationships and conflicts of interest

HCC holds approximately 90.3% of our outstanding shares of Common Stock. HCC's control could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our businesses or holders of Common Stock. As a result, the market price of our Common Stock or our business could suffer.

HCC's control relationship with us also could give rise to conflicts of interest, including:

•
conflicts between HCC, as our controlling stockholder, and our other stockholders, whose interests may differ with respect to, among other things, our strategic direction or significant corporate transactions;

•
conflicts related to corporate opportunities that could be pursued by us, on the one hand, or by HCC or its other affiliates, on the other hand; or

•
conflicts related to existing or new contractual relationships between us, on the one hand, and HCC and its affiliates, on the other hand.

In addition, our directors, who may also be officers or directors of HCC or its affiliates, will have fiduciary duties, including duties of loyalty, to both companies and may have conflicts of interest with respect to matters potentially involving or affecting us.

Our certificate of incorporation provides that Hallmark Cards will have no duty to refrain from engaging in activities or lines of business that are the same as or similar to the activities or lines of business in which we engage, and neither Hallmark Cards nor any officer or director of Hallmark Cards, except as provided below, will be liable to us or to our stockholders for breach of any fiduciary duty by reason of any such activities of Hallmark Cards. In the event that Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hallmark Cards and us, Hallmark Cards will have no duty to communicate or offer that corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Hallmark Cards pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person, or does not communicate information regarding that corporate opportunity to us.

In the event that one of our directors or officers who is also a director or officer of Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Hallmark Cards, that director or officer will have fully satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if that director or officer acts in a manner consistent with the following policy:

•
a business opportunity offered to any person who is one of our officers, and who is also a director but not an officer of Hallmark Cards, will belong to us;

•
a business opportunity offered to any person who is one of our directors but not one of our officers, and who is also a director or officer of Hallmark Cards, will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our directors, and otherwise will belong to Hallmark Cards;

•
a business opportunity offered to any person who is one of our officers and an officer of Hallmark Cards will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our officers, and otherwise will belong to Hallmark Cards; and

•
a corporate transaction opportunity will belong to Hallmark cards and any person who is an officer or director of us and an officer or director of Hallmark Cards shall have no duty to communicate such corporate transaction opportunity to us.

For purposes of the policy:

•
a "business opportunity" is any corporate opportunity relating to the operation of a multichannel video programming provider, other than a corporate transaction opportunity;

•
a "corporate transaction opportunity" is any corporate opportunity relating to the acquisition by a third party unaffiliated with Hallmark Cards of the Company or of all or a material portion of its equity, debt, assets or voting power; and

•
a director who is our Chairman of the Board or Chairman of a committee of the Board will not be deemed to be one of our officers by reason of holding that position, unless that person is one of our full-time employees.

The foregoing provisions of our certificate of incorporation will expire on the date that Hallmark Cards ceases to own beneficially Common Stock representing at least 20% of the total voting power of all of our classes of outstanding capital stock and no person who is one of our directors or officers is also a director or officer of Hallmark Cards or any of its subsidiaries.

Description of certain indebtedness

Senior Secured Credit Facilities

Overview

The Senior Secured Credit Facilities are structured as (a) a $210 million seven-year term loan facility; and (b) a $30 million five-year revolving credit facility that includes sub-limits for letters of credit and swingline loans. In addition, the Senior Secured Credit Facilities permit us to add one or more incremental facilities to the term loan facility and/or increase commitments under the revolving credit facility in an aggregate amount of up to $50 million, subject to receipt of commitments for such term loans or increases.

Interest rate and fees

Borrowings under the term loan facility and the revolving credit facility bear interest, at our option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 0.50%, (ii) the prime rate of interest established by the administrative agent and (iii) LIBOR for an interest period of one month beginning on such day plus 1%, or (b) LIBOR, in each case plus an applicable margin. For the term loan facility, LIBOR shall never be deemed to be less than a specified "LIBOR floor" of 1.25%.

We are also required to pay a commitment fee to the lenders under the revolving credit facility in respect of unutilized commitments thereunder. The commitment fee is 0.50% per annum. In addition, we are required to pay customary fees in connection with the issuance of letters of credit.

Prepayments

The Senior Secured Credit Facilities require us to prepay outstanding loans, subject to certain exceptions, with:

•
100% of the net cash proceeds received from the sale or other disposition of all or any part of our assets or those of our restricted subsidiaries, other than certain exceptions (including sales of inventory in the ordinary course of business) and subject to reinvestment rights;

•
100% of the net cash proceeds received by us or any of our restricted subsidiaries from the issuance of debt or preferred stock, other than certain debt or preferred stock permitted under the Senior Secured Credit Facilities;

•
100% of all net cash casualty and condemnation proceeds received by us or any of our restricted subsidiaries, subject to reinvestment rights; and

•
50% of our excess cash flow and that of our restricted subsidiaries, subject to certain stepdowns based on our consolidated leverage ratio; provided that any voluntary prepayments of loans at not less than par (including loans under the revolving credit facility to the extent accompanied by permanent reductions of the commitments thereunder), other than prepayments funded with the proceeds of indebtedness, are to be credited against excess cash flow prepayment obligations on a dollar-for-dollar basis.

We may also voluntarily prepay outstanding loans under the Senior Secured Credit Facilities in whole or in part, with prior notice but without premium or penalty (except LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments, provided that, in connection with certain refinancings of the term loan facility on or prior to the first anniversary of the closing date of our Senior Secured Credit Facilities, a prepayment premium of 1% will be required.

Prepayments will be applied to scheduled amortization payments (i) in the case of optional prepayments, as we direct and (ii) in the case of mandatory prepayments, to the next eight scheduled quarterly installments under the term loan facility, and then pro rata to the remaining scheduled quarterly installments under the term loan facility (excluding the final payment due on the maturity date) on a pro rata basis. Lenders under the term loan facility may elect to decline their allocable portion of any mandatory prepayment. Voluntary prepayments of loans at not less than par (including loans under the revolving credit facility to the extent accompanied by permanent reductions of the commitments thereunder), other than prepayments funded with the proceeds of indebtedness, will be credited against excess cash flow prepayment obligations on a dollar-for-dollar basis.

Amortization

The term loan facility will amortize in equal quarterly installments in annual amounts equal to 1.0% of the original principal amount of the term loan facility, with the balance payable on the maturity date of the term loan facility. The revolving credit facility will not amortize.

Guarantees and security

Our obligations under the Senior Secured Credit Facilities are fully and unconditionally guaranteed by, subject to certain exceptions, each of our existing and future domestic restricted subsidiaries. In addition, our obligations under the Senior Secured Credit Facilities and the guarantees of those obligations are secured by substantially all of our assets and all the assets of the guarantors (other than our rights in and to any "Hallmark" trademarks), including but not limited to (a) pledges of all the equity interests held by us and each guarantor and (b) a first-priority security interest in substantially all of our present and after-acquired assets and those of each guarantor, in each case subject to certain exceptions. Following any exercise of remedies, proceeds of collateral will be applied to satisfy obligations relating to the revolving credit facility before such proceeds are used to satisfy obligations relating to the term loan facility.

Certain covenants and events of default

The Senior Secured Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability and that of our restricted subsidiaries to:

•
dispose of assets and make changes in business and ownership;

•
engage in mergers or acquisitions;

•
pay dividends or distributions or repurchase or redeem capital stock or make other restricted payments;

•
incur additional indebtedness or issue preferred stock or prepay, amend or redeem certain indebtedness;

•
make investments, loans or advances;

•
create liens on assets and make negative pledges;

•
engage in certain transactions with affiliates;

•
permit certain restrictions affecting subsidiaries;

•
enter into sale and leaseback transactions;

•
amend junior debt documents; and

•
change our fiscal year.

The Senior Secured Credit Facilities also require us to comply with a maximum consolidated leverage ratio and a maximum consolidated secured leverage ratio. In addition, the Senior Secured Credit Facilities contain certain customary affirmative covenants and events of default.

Description of notes

General

Certain terms used in this description are defined under "—Certain definitions" below. In this description, (i) the terms "we," "our" and "us" each refer to Crown Media Holdings, Inc. and its consolidated Subsidiaries and (ii) the term "Issuer" refers only to Crown Media Holdings, Inc. and not any of its Subsidiaries.

The Issuer will issue the exchange notes under the indenture dated July 14, 2011 (the "Indenture") among the Issuer, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the "Trustee") and as transfer agent, registrar, authentication agent and paying agent. The outstanding notes and the exchange notes will be treated as a single class for all purposes under the Indenture. For purposes of this "Description of notes," the term "Notes" refers to the outstanding notes and the exchange notes.

The following description is only a summary of the material provisions of the Notes and the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. You may request copies of the Indenture at our address set forth under "Prospectus summary."

Brief description of the Notes

The Notes are:

•
general unsecured senior obligations of the Issuer;

•
unconditionally guaranteed on a senior unsecured basis by each current and future Restricted Subsidiary that borrows under or guarantees the Senior Secured Credit Facilities or certain other credit facilities of the Issuer or any Restricted Subsidiary;

•
senior in right of payment to any future Subordinated Indebtedness;

•
pari passu in right of payment with all existing and future senior Indebtedness (including obligations under the Senior Secured Credit Facilities) of the Issuer;

•
effectively subordinated to all Secured Indebtedness of the Issuer (including obligations under the Senior Secured Credit Facilities) to the extent of the value of the assets securing such Indebtedness; and

•
structurally subordinated to all Indebtedness and other liabilities, including preferred stock, of Non-Guarantor Subsidiaries.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, by executing the Indenture, have jointly and severally, irrevocably, fully and unconditionally guaranteed, on an unsecured senior basis, the performance and full and punctual payment by the Issuer when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on or in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

The Restricted Subsidiaries (other than as detailed below) guaranteed the Notes. Each of the Guarantees of the Notes is a general unsecured senior obligation of the relevant Guarantor, senior in right of payment to all future Subordinated Indebtedness of such Guarantor, pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor (including its guarantee of the obligations under the Senior Secured Credit Facilities) and effectively subordinated to all Secured Indebtedness of such Guarantor (including its guarantee of the obligations under the Senior Secured Credit Facilities) to the extent of the value of the assets securing such Indebtedness.

All of our Subsidiaries in existence on the Issue Date guaranteed the Notes. As more fully described below under "—Certain covenants—Limitation on guarantees of indebtedness by restricted subsidiaries," the Indenture requires that each of the Issuer's Restricted Subsidiaries that is a domestic Wholly-Owned Subsidiary (and domestic non-Wholly-Owned Subsidiaries if such domestic non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee Obligations under a Credit Facility) or that guarantees the obligations under any Credit Facility of the Issuer or any Restricted Subsidiary shall also be a Guarantor of the Notes.

The Notes are structurally subordinated to Indebtedness and other liabilities, including preferred stock, of Non-Guarantor Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt, their trade creditors, each of their other creditors and the holders of their preferred stock before they will be able to distribute any of their assets to the Issuer.

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment. The obligations of each Guarantor under its Guarantee is limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

The Indenture provides that each Subsidiary Guarantor may consolidate with or merge with or into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "—Certain covenants—Merger, consolidation or sale of all or substantially all assets." If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk factors—Risks relating to the Notes—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payment received from the guarantors."

The Guarantee of each Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)
(a)  any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case does not violate the applicable provisions of the Indenture;

  (b)   the release or discharge of such Guarantor's guarantee of obligations under the Senior Secured Credit Facilities and any such other guarantee which resulted in the creation of such Guarantee, except a release or discharge resulting from payment under such guarantee;

  (c)    the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

  (d)   the Issuer exercising its legal defeasance option or covenant defeasance option as described under "Legal defeasance and covenant defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been met.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee ranks pari passu in right of payment to all senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Secured Credit Facilities.

The Notes are effectively subordinated to all of the Issuer's and each Guarantor's existing and future Secured Indebtedness (including the obligations under the Senior Secured Credit Facilities) to the extent of the value of the assets securing such Indebtedness. As of August 1, 2011, we had $210.0 million of Secured Indebtedness outstanding.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock."

Paying agent and registrar for the Notes

The initial paying agent for the Notes is the Trustee (the "Paying Agent"). The Issuer is also required to maintain one or more registrars and transfer agents (each, a "registrar"). The initial registrar and transfer agent is the Trustee. The registrar and the transfer agent will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfers of Notes on behalf of the Issuer.

The Issuer may change the Paying Agent, registrar and transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a Paying Agent, registrar or transfer agent.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Each Holder that transfers a Note will be required to pay all taxes due on the transfer of such Note. The Issuer is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before the delivery of a notice of redemption.

Principal, maturity and interest

The Notes will mature on July 15, 2019. Subject to compliance with the covenant described below under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Notes from time to time under the Indenture ("Additional Notes"). The Notes issued by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided, that any Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes will have a different CUSIP number.

The Issuer has issued the outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes accrues at the rate of 10.5% per annum and will be payable semiannually in arrears on each January 15 and July 15, commencing on January 15, 2012, to the Holders of record of the Notes on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid with respect to such Notes or, if no interest has been paid with respect to such Notes, from the date of original issuance of the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

Mandatory redemption; offers to purchase; open market purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under "—Repurchase at the option of Holders." We and our Affiliates may at any time and from time to time purchase Notes in the open market, in privately negotiated transactions or otherwise.

Optional redemption

Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to July 15, 2015.

At any time prior to July 15, 2015, the Issuer may redeem all or a part of the Notes on one or more occasions, upon notice as described below, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon to, but excluding, the date of redemption (the "Redemption Date"), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after July 15, 2015, the Issuer may redeem all or a part of the Notes on one or more occasions, upon notice as described below, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage

2015	105.250%
2016	102.625%
2017 and thereafter	100.000%

In addition, at any time prior to July 15, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes on one or more occasions, upon notice as described below, at a redemption price equal to 110.500% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that (a) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption and (b) that each such redemption occurs within 90 days following the date of closing of each such Equity Offering.

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee or the registrar will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis (to the extent practicable) or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less may be redeemed in part, and the unredeemed portion of the Notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

Notices of redemption shall be delivered (a) to the Trustee at least 15 days before the Redemption Date, or, if the Trustee is to give notice of redemption to the Holders, at least 45 days before the Redemption Date and (b) at least 30 but not more than 60 days before the Redemption Date to each Holder of record of Notes at such Holder's registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

In the case of the redemption of certificated Notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note, as applicable. Notes called for redemption become due on the date fixed for redemption, provided that notices of redemption may be subject to one or more conditions precedent as set forth below. On and after the Redemption Date, interest will cease to accrue on each Note or portion thereof called for redemption.

For the redemption of Notes that are represented by global certificates held on behalf of DTC, notices to the Holders may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution of the aforementioned delivery.

Notice of any redemption upon any Equity Offering may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, and may be given prior to the completion thereof.

Repurchase at the option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the Notes as described under "—Optional redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer, with a copy to the Trustee, to each Holder in accordance with the procedures of DTC describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date (as defined in the Indenture) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice.

If such notice is delivered prior to the occurrence of a Change of Control, such notice will state that the Change of Control Offer is conditional on the occurrence of such Change of Control.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law;

(1)   accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)   deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

(3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so tendered and not withdrawn together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder the Change of Control Payment for any such Notes properly tendered, and the Trustee will cause to be transferred by book entry (or promptly authenticate and deliver in the case of certificated Notes) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the principal amount of the Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Senior Secured Credit Facilities prohibit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. If a Change of Control occurs at a time when the Issuer is prohibited from or limited in purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements to which we become a party may provide, that certain change of control events (including a Change of Control under the Indenture) would constitute a default thereunder. If a change of control triggers a default under our Senior Secured Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Secured Credit Facilities. If we do not obtain such a waiver or refinance our Senior Secured Credit Facilities, such default could result in amounts outstanding under our Senior Secured Credit Facilities being declared due and payable and the lenders thereunder exercising their rights as secured creditors, including their rights to foreclose on our assets pledged as collateral to secure the obligations under the Senior Secured Credit Facilities.

Our ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See "Risk factors—Risks related to the notes and our indebtedness—We may not be able to repurchase the notes upon a change of control."

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants in our Senior Secured Credit Facilities and those described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock" and "—Certain covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction. The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than to a Guarantor or a Permitted Holder. The body of case law interpreting the phrase "substantially all" is limited, and there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the applicable Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Issuer to make an offer to repurchase the Notes as described above.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value at the time of such Asset Sale (as determined in Good Faith by the Issuer) of the assets sold or otherwise disposed of; and

(2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration received therefor by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

  (a)   any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on such balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in Good Faith by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released from further liability therefor;

  (b)   any securities or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

  (c)    any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $25 million and (ii) 3% of Total Assets at the time of receipt of the Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1)   to reduce or repay:

  (a)   Obligations under Indebtedness (other than Subordinated Indebtedness) of the Issuer or any Guarantor that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

  (b)   Obligations under other Indebtedness (other than Subordinated Indebtedness) of the Issuer or any Guarantor (and to correspondingly reduce commitments with respect thereto); provided that, to the extent the Issuer reduces Obligations under such Indebtedness, the Issuer shall equally and ratably reduce Obligations under the Notes as provided under "Optional redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of Notes that would otherwise be prepaid; or

  (c)    Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto); or

(2)   to make (a) an Investment in the Capital Stock of any business that becomes a Restricted Subsidiary or is merged with or into the Issuer or one of its Restricted Subsidiaries as a result of such transaction, (b) capital expenditures or (c) acquisitions of properties or other assets (other than working capital assets), which in the case of each of (a), (b) and (c) are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of each of (a), (b) and (c), a binding commitment shall be treated as a permitted application of the Net Proceeds under this clause (2) from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, if any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds.

In addition, the Issuer may satisfy the foregoing obligations with respect to the Net Proceeds (or such lesser amount that the Issuer determines) from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the application period.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth above will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer to all Holders and, if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within twenty Business Days after the date that Excess Proceeds exceed the threshold set forth above by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purposes not in violation of other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuer or agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased on a pro rata basis (and, in the case of the Notes, otherwise in accordance with the procedures of DTC) based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered, in each case certified to the Trustee in an Officer's Certificate. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Issuer may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Senior Secured Credit Facilities prohibit, and future credit agreements or other agreements to which we become a party may prohibit or limit, us from purchasing any Notes pursuant to this Asset Sale covenant. If we are prohibited or limited from purchasing all or a portion of the Notes required to be purchased, we could seek the consent of our lenders to permit the purchase of such Notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing such Notes. In such case, our failure to purchase such tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture. In addition, such Event of Default under the Indenture would trigger an event of default under the Senior Secured Credit Facilities, and such default could result in amounts outstanding under our Senior Secured Credit Facilities being declared due and payable and the lenders thereunder exercising their rights as Secured Creditors, including their rights to foreclose on our assets pledged as collateral to secure the obligations under the Senior Secured Credit Facilities.

Certain covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Suspension of covenants

Following the first day that:

(a)   the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b)   no Default has occurred and is continuing under the Indenture;

the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the "Suspended Covenants"):

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"—Repurchase at the option of Holders—Asset Sales,"

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"—Limitation on Restricted Payments,"

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"—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,"

•
clause (4) of the first paragraph of "—Merger, consolidation or sale of all or substantially all assets,"

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"—Transactions with Affiliates,"

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"—Dividend and other payment restrictions affecting Restricted Subsidiaries," and

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"—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries," but not with respect to any Guarantor that is guaranteeing the Notes at the time the Suspension Period (as defined below) commences and provided that such covenant shall apply to any Restricted Subsidiary that is Guaranteeing Indebtedness upon any Reinstatement Date (as defined below).

If at any time the Notes' credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will be reinstated as if such covenants had never been suspended (the "Reinstatement Date") and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence). The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the "Suspension Period."

On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified by the Issuer to have been incurred pursuant to clause (3) of the second paragraph of "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock"; provided that all Indebtedness outstanding on the Reinstatement Date under any Credit Facility shall be deemed Incurred under clause (1) of the second paragraph of "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock" (up to the maximum amount of such Indebtedness permitted by such clause and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date).

On the Reinstatement Date, all Restricted Payments made during the Suspension Period will be classified as having been made pursuant to the first paragraph of "—Limitation on Restricted Payments" or, at the Issuer's option, any of the clauses of the second paragraph thereof or of the definition of "Permitted Investments." Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments" or, if applicable, such clauses.

No Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Registration Rights Agreement, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (or upon termination thereof or thereafter based solely upon events that occurred during the Suspension Period, including, any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period).

During any period when the Suspended Covenants are suspended, the board of directors of the Issuer may not designate any of the Issuer's Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

The Issuer shall provide an Officer's Certificate to the Trustee indicating the occurrence of any Suspension Period or Reinstatement Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer's future compliance with its covenants or (iii) notify the Holders of any covenant suspension or Reinstatement Date.

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade Rating.

Designation of Unrestricted Subsidiaries

As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer may not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in connection with such designation) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the covenant described below under "—Limitation on Restricted Payments" or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. In the absence of such Officer's Certificate the Trustee shall be entitled to assume that no such Suspension Period or Reinstatement Date has occurred, as applicable.

Limitation on Restricted Payments

The Issuer may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)    declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries', Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

  (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

  (b)   dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common stock on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)   purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent, including in connection with any merger or consolidation;

(III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

  (a)   Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock"; or

  (b)   the purchase, repurchase, defeasance or other acquisition of Subordinated Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(IV)  make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

(1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock;" and

(3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1) and (7) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

  (a)   100% of EBITDA of the Issuer for the period (taken as one accounting period) commencing on July 1, 2011 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case that EBITDA for such period is a deficit, minus 100% of such deficit) less 1.4 times Consolidated Interest Expense for the same period; plus

  (b)   100% of the aggregate net cash proceeds and the fair market value (as determined in Good Faith by the Issuer) of marketable securities or other property received by the Issuer since immediately after the Issue Date from:

    (i)    capital contributions;

    (ii)   the issue or sale of Equity Interests of the Issuer, but, to the extent such amounts have been applied to Restricted Payments made in accordance with clause (5)(a) of the next succeeding paragraph, excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of: Equity Interests to employees, members of the board of managers or directors or consultants of the Issuer, any Parent and the Issuer's Subsidiaries after the Issue Date; or

    (iii)  the issue or sale of debt securities of the Issuer or any of its Restricted Subsidiaries (other than debt securities held by any of its Subsidiaries) that have been converted into or exchanged for such Equity Interests of the Issuer or any Parent;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary and (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

  (c)    100% of the aggregate amount of cash and the fair market value of marketable securities or other property received by the Issuer by means of:

    (i)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

    (ii)   the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or other distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clause (6) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment), in each case after the Issue Date; plus

  (d)   in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in Good Faith by the Issuer or, if such fair market value exceeds $35.0 million, in writing by an Independent Financial Advisor, at the time of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration, such payment would have complied with the provisions of the Indenture;

(2)   the purchase, redemption, repurchase, retirement or other acquisition of any Equity Interests or Subordinated Indebtedness of the Issuer or any Equity Interests of any Parent, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of, Equity Interests of the Issuer or any Parent to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock");

(3)   the purchase, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or such Guarantor, as the case may be, which is incurred in compliance with clause (13) of the second paragraph under "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock";

(4)   the purchase, redemption, repurchase, defeasance or other acquisition or retirement for value of Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale or issuance of, new Disqualified Stock of the Issuer or such Guarantor, as the case may be, which is incurred in compliance with clause (13) of the second paragraph under "—Limited on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock";

(5)   a Restricted Payment to pay for the repurchase or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer held by any future, present or former employee, officer, manager, member of the board of directors or consultant of the Issuer or any of its Subsidiaries (permitted transferees, assigns, estates or heirs of such employee, officer, manager, member of the board of directors or consultant), pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (5) do not exceed in any calendar year $3.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $6.0 million in any calendar year); although such amount in any fiscal year may be increased by an amount not to exceed:

  (a)   the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any Parent, in each case to existing or former employees, officers, directors, management or consultants of the Issuer or any Restricted Subsidiary that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the amount of net cash proceeds from such sales or contributions that is utilized for redemptions or repurchases pursuant to this clause (5) will be excluded from clause (b)(ii) of the preceding paragraph); plus

  (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

  (c)    the amount of Restricted Payments previously made pursuant to clauses (a) and (b) of this clause (5);

(6)   repurchases, redemption or other acquisition, cancellation or retirement of Equity Interests (a) deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (b) made in lieu of withholding taxes resulting from the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests or other securities convertible into or exchangeable for Equity Interest;

(7)   other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (7) (less the amount of capital returned from such Investment to the extent the proceeds of such return of capital consist of, or have been subsequently sold or transferred for, Cash Equivalents or marketable securities and have not been added to clause 3(c) of the preceding paragraph) not to exceed $20.0 million at the time made;

(8)   the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Preferred Stock or Subordinated Indebtedness pursuant to and in accordance with the provisions similar to those described under "—Repurchase at the option of Holders—Change of Control" and "—Repurchase at the option of Holders—Asset Sales;" provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9)   cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise or exchange of warrants, options or other rights or securities convertible into or exchangeable for Equity Interests of the Issuer; provided that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

(10) the declaration and payment of cash dividends, distributions, loans or other transfers by the Issuer or any Restricted Subsidiary to any Parent in amounts required for such Parent to pay, in each case without duplication:

  (a)   for so long as the Issuer is a member of a consolidated, combined or similar income Tax group (a "Tax Group") of which a direct or indirect parent company of the Issuer is the common parent, in amounts required for such parent company to pay foreign, U.S. federal, state, and/or local consolidated, combined or similar income Taxes, in accordance with the Federal Income Tax Sharing Agreement dated March 11, 2003, and the State Tax Sharing Agreement dated May 9, 2000, each as in effect on the Issue Date or as thereafter amended in a manner not adverse to the Holders in any material respect;

  (b)   fees and expenses (including franchise or similar taxes) required to maintain the corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent, if applicable, and general corporate overhead expenses of any Parent, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Restricted Subsidiaries; provided that for so long as such Parent owns no assets other than the Capital Stock in the Issuer or another Parent, such fees and expenses shall be deemed for purposes of this clause (10) to be so attributable to such ownership or operation;

(11) any payments made in connection with the Transactions and described in this prospectus;

(12) the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries to the extent the Investments in such Unrestricted Subsidiaries were Restricted Investments; provided that the primary assets of such Unrestricted Subsidiary are not cash or Cash Equivalents;

(13) payments to Hallmark Cards, Inc. or any of its subsidiaries pursuant to the terms of one or more service agreements, tax-sharing agreements, programming arrangements, marketing arrangements or intellectual property licensing agreements pursuant to Hallmark Agreements; and

(14) annual dividends not in excess of 6% of the Net Cash Proceeds of any Qualified Equity Offering following the Issue Date.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (7) and (12), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the fair market value (as determined in Good Faith by the Issuer) on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

For purposes of determining compliance with this covenant, if, at the time a Restricted Payment or Permitted Investment (or any portion thereof) is made such Restricted Payment or Permitted Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) above or Investments described in the clauses of the definition of "Permitted Investments," the Issuer, in its sole discretion, will classify (and will be entitled to divide and classify) such Restricted Payment or Permitted Investment (or any portion thereof).

Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and singly, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of the Guarantors may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and Preferred Stock, if the Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been less than 4.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1)   the incurrence of Indebtedness under Credit Facilities (including the Senior Secured Credit Facilities) by the Issuer or any of the Guarantors and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $240.0 million outstanding at any one time, less the aggregate principal amount of all principal repayments of Credit Facilities with the proceeds from Asset Sales made pursuant to clause (1)(a) or (b) of the second paragraph of "—Repurchase at the option of Holders—Asset Sales" in satisfaction of the requirements of such covenant;

(2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and exchange notes issued in respect of the Notes (including any exchange notes issued with respect to any Additional Notes incurred in compliance with the Indenture), and any Guarantee thereof;

(3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this paragraph);

(4)   Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries, or Preferred Stock issued by a Restricted Subsidiary, in each case to finance the purchase, lease, construction, repair, maintenance, installation or improvement of property (real or personal), plant or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed $25.0 million at any one time outstanding;

(5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers' acceptance or surety bonds issued in the ordinary course of business in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7)   Indebtedness of the Issuer owing to a Restricted Subsidiary; provided that any such Indebtedness owing to a Non-Guarantor Subsidiary is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(8)   Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds, performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed $25.0 million;

(13) the incurrence or issuance by the Issuer of Indebtedness or Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2) and (3) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

  (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

  (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

  (c)    shall not include:

    (i)    Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

    (ii)   Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  (d)   shall not be in a principal amount in excess of 102% of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of, premium, if any, on, accrued interest on and related fees and expenses (including tender premiums) of, the Indebtedness being refunded or refinanced; and

  (e)   shall not have a stated maturity date prior to the earlier of the stated maturity of the Indebtedness being so refunded or refinanced or the stated maturity of the Notes.

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger or consolidation, either (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of this covenant or (b) the Leverage Ratio of the Issuer and its Restricted Subsidiaries is no greater than immediately prior to such acquisition, merger or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness owed on a short-term basis of no longer than 30 days to banks or financial institutions incurred in the ordinary course of business that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Subsidiaries;

(17) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;

(18) (a)  any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Guarantee of such Restricted Subsidiary, any such guarantee of the Issuer or such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantors' Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Guarantee of such Restricted Subsidiary, as applicable;

  (b)   any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture and such guarantee is incurred in accordance with the covenant described below under "—Limitation on guarantees of Indebtedness by Restricted Subsidiaries"; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Restricted Subsidiary Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes, as applicable; or

  (c)    any guarantee by a Non-Guarantor Subsidiary of Indebtedness of another Non-Guarantor Subsidiary incurred in accordance with the terms of the Indenture;

(19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements; and

(20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, members of the board of managers or directors and employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance, either directly or through promissory notes issued to such persons, the purchase or redemption of Equity Interests of the Issuer to the extent described in clause (5) of the second paragraph under "—Limitation on Restricted Payments."

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify (and will be entitled to divide an item of Indebtedness into more than one of the types of Indebtedness described in the first and second paragraphs above, subject to the last sentence of this paragraph) such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof). Additionally, all or any portion of any item of Indebtedness may later be reclassified and redivided as having been incurred pursuant to any category of permitted Indebtedness described in clauses (1) through (20) above or pursuant to the first paragraph of this covenant so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification and redivision. Notwithstanding the foregoing, all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date and all Indebtedness (or the portion thereof) incurred under clause (1) of the preceding paragraph to repay, refund or refinance any such amounts, will be treated as incurred under clause (1) of the preceding paragraph and may not later be reclassified.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness incurred pursuant to this covenant, any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior indebtedness as subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Liens

The Issuer may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, an "Initial Lien") that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, unless:

(1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such assets or property, or income or profits therefrom, that is senior in priority to such Liens; or

(2)   in all other cases, the Notes or the Guarantees are secured by a Lien on such asset or property, or income or profits therefrom, that is pari passu with or senior in priority to such Liens, except that the foregoing shall not apply to Liens securing the Notes and the related Guarantees.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien that gave rise to the obligation to so secure the Notes.

Merger, consolidation or sale of all or substantially all assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)   the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the "Successor Company"); provided that in the case where the Successor Company is not a corporation or trust, a co-obligor of the Notes is a corporation;

(2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Issuer under the Registration Rights Agreement (if the Issuer's registration obligations thereunder have not yet been completed);

(3)   immediately after such transaction, no Default exists;

(4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described under "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock" or (b) the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than the Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)   each Guarantor, unless it is the other party to the transactions described above, in which case the provisions of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement (if such Guarantor's registration obligations thereunder have not yet been completed); and

(6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Notes and the Registration Rights Agreement (if the Issuer's registration obligations thereunder have not yet been completed). Notwithstanding the foregoing clauses (3) and (4);

(1)   any Non-Guarantor Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary,

(2)   the Issuer or any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor, as applicable, and

(3)   the Issuer may consolidate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in any state of the United States, the District of Columbia or any territory of the United States.

In addition, the Issuer will not permit any Guarantor to consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)  (a)  such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

  (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of such Guarantor under the Registration Rights Agreement (if such Guarantor's registration obligations thereunder have not yet been completed);

  (c)    immediately after such transaction, no Default exists; and

  (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; and

(2)   the transaction is made not in violation of the covenant described under "—Repurchase at the option of Holders—Asset Sales," if applicable.

The Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture, such Guarantor's Guarantee and the Registration Rights Agreement (if such Guarantor's registration obligations thereunder have not yet been completed). Notwithstanding the foregoing, any Guarantor may (i) consolidate or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to another Guarantor or the Issuer or (ii) consolidate or merge with or into an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof. Notwithstanding the foregoing, any Restricted Subsidiary may liquidate or dissolve if the board of directors of the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The predecessor company will be released from its obligations under the Indenture or its Guarantee, as the case may be, and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture or the Guarantor under its Guarantee, respectively, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes or its obligations under the Guarantee, as the case may be.

The body of case law interpreting the phrase "substantially all" is limited, and there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person and, as a result, whether this covenant applies to such transaction.

Transactions with Affiliates

The Issuer may not, and may not permit any of its Restricted Subsidiaries to, make any payment to, or sell, assign, transfer, lease, convey or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $2.0 million, unless:

(1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary, as the case may be, when taken as a whole, than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary at the time of such transaction with an unrelated Person on an arm's-length basis; and

(2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration (a) in excess of $15.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above and (b) in excess of $40.0 million, a written opinion of an Independent Financial Advisor stating that such Affiliate Transaction is fair to the Issuer or the Restricted Subsidiary, as applicable, from a financial point of view or complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1)   transactions between or among the Issuer or any of its Restricted Subsidiaries (including any Guarantees issued by the Issuer or any of its Restricted Subsidiary for the benefit of the Issuer or a Restricted Subsidiary, as the case may be, in accordance with "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock");

(2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and Permitted Investments (other than pursuant to clause (3) or (12) thereof);

(3)   the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided for the benefit of, former, current or future officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries, as determined in Good Faith by the Issuer;

(4)   any agreement or arrangement as in effect as of the Issue Date, or any amendment, modification, supplement thereto or extension or renewal thereof (so long as any such amendment, modification, supplement, extension or renewal is not materially more disadvantageous to the Holders (as determined in Good Faith by the Issuer) when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(5)   the Transactions and the payment of all fees and expenses related to the Transactions or any of the transactions contemplated in connection therewith, as applicable, in each case as disclosed in this prospectus;

(6)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise not in violation of the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case as determined in Good Faith by the Issuer;

(7)   to the extent not otherwise prohibited under the Indenture, the issuance or transfer of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith or any contribution to the capital of the Issuer or any Restricted Subsidiary;

(8)   payments or loans (or cancellation of loans) to employees or consultants of the Issuer or any of its Restricted Subsidiaries and employment agreements, stock option plans, restricted stock plans, bonus programs and other similar arrangements with such employees or consultants which, in each case, are approved in Good Faith by the Issuer and in accordance with applicable law; and

(9)   transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(10) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate; and

(11) transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of the Issuer or any Restricted Subsidiary, so long as (i) such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally and (ii) after giving effect to such transaction, such Affiliates hold no more than 5% of the proposed or outstanding issue amount of such class of Indebtedness or Capital Stock.

Dividend and other payment restrictions affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)  (a)  pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), or (b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)   sell, assign, transfer, lease, convey or otherwise dispose of any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

  (a)   contractual encumbrances or restrictions contained in the Senior Secured Credit Facilities and the related documentation and related Hedging Obligations and Cash Management Obligations or any other agreement or instrument in effect at or entered into on the Issue Date;

  (b)   the Indenture, the Notes and the Guarantees (including any exchange notes and related guarantees);

  (c)    purchase money obligations, mortgage financings, Capitalized Lease Obligations and similar obligations permitted under the Indenture that impose restrictions of the nature discussed in clause (3) above on the property acquired, financed, designed, leased, constructed, repaired, maintained, installed or improved in connection therewith or thereby (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto;

  (d)   applicable law or any applicable rule, regulation, order, authorization, permit or license;

  (e)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (or at the time it merges with or into the Issuer or any Restricted Subsidiary or is assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person and its Subsidiaries, or the property or assets of such Person and its Subsidiaries, so acquired (including their respective after-acquired assets);

  (f)    contracts for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

  (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness or subject to such Liens;

  (h)   restrictions on Cash Equivalents or other deposits or net worth imposed by customers, suppliers and landlords under contracts entered into in the ordinary course of business or as required by insurance surety or bonding companies;

  (i)    customary provisions in joint venture agreements or arrangements, limited liability company agreements and other similar agreements relating solely to such joint venture; provided that with respect to any joint venture agreement relating to a Restricted Subsidiary, such provisions are not materially more disadvantageous to the Holders than is customary in comparable agreements or arrangements as determined in Good Faith by the Issuer;

  (j)    customary (as determined in Good Faith by the Issuer) provisions contained in leases, subleases, licenses, sublicenses or other agreements, in each case, entered into in the ordinary course of business;

  (k)   any agreement or instrument relating to any Indebtedness or Preferred Stock of a Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock" if (A) such encumbrances and restrictions, when taken as a whole, are either (x) not materially more disadvantageous to the Holders than is customary in comparable financings or (y) not materially more disadvantageous to the Holders than those applicable in either the Indenture or the Senior Secured Credit Facilities as in effect on the Issue Date, in each case, as determined by the Issuer in Good Faith, and (B) either (x) the Issuer determines in Good Faith that such encumbrance or restriction will not adversely affect the Issuer's ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

  (l)    covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business; and

  (m)  any such encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer may not permit any of its domestic Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and domestic non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee Obligations under a Credit Facility), other than a Subsidiary Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any Restricted Subsidiary unless:

(1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture and joinder or supplement to the Registration Rights Agreement (if such Restricted Subsidiary's registration obligations thereunder have not yet been completed) providing for a senior Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Restricted Subsidiary, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantor's Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Subsidiary Guarantor's Guarantee;

(2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Indenture; and

(3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

  (a)   such Guarantee has been duly executed and authorized; and

  (b)   such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall only be required to comply with clauses (1) and (2) above.

Reports and other information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC:

(1)   within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a "Management's discussion and analysis of financial condition and results of operations" and a report on the annual financial statements by the Issuer's independent registered public accounting firm;

(2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC; and

(3)   within the applicable number of days specified in the SEC's rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Issuer were required to file with the SEC;

in each case, in a manner that complies in all material respects with the requirements specified in such form.

Notwithstanding the foregoing, the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, so long as, at the Issuer's expense and by the applicable date the Issuer would be required to file such information pursuant to this covenant, the Issuer posts copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to the Trustee, Holders, prospective investors in the Notes (which prospective investors shall be limited to "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer. The Trustee shall have no responsibility for determining whether or not such information has been posted and if the information in clause (3) has been posted to a website not maintained by the SEC, then the Issuer shall provide prompt notice of such posting to the Trustee.

To the extent any such information is not so filed or posted, as applicable, within the time periods specified above and such information is subsequently filed or posted, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under "—Events of default and remedies" if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

In addition, to the extent not satisfied by the foregoing, the Issuer will, for so long as any Notes are outstanding, will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Issuer shall hold quarterly conference calls that are publicly accessible promptly after the Issuer's earnings for the prior fiscal period have been made available, beginning when earnings for the quarter ended September 30, 2011 have been made available pursuant to this covenant. No fewer than three Business Days prior to the date of each such conference call, the Issuer shall issue a press release to an appropriate U.S. wire service announcing the time and the date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts how to access such conference call. The Trustee shall have no responsibility for determining whether or not such conference calls have been held.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the annual and quarterly financial information required under this section shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the "Management's discussion and analysis of financial condition and results of operations" section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

Events of default and remedies

The Indenture provides that each of the following is an Event of Default:

(1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3)   failure by the Issuer or any Guarantor to comply with its obligations under "—Certain covenants—Merger, consolidation or sale of all or substantially all assets";

(4)   failure by the Issuer or the Guarantors to comply for 30 days with any of their obligations under the covenants described under "—Repurchase at the option of Holders" above (in each case, other than a failure to purchase Notes which constitutes an Event of Default under clause (1) or (2) above);

(5)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes to comply with any of its other obligations, covenants or agreements contained in the Indenture or the Notes;

(6)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

  (a)   (i) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

  (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in excess of $25.0 million in the aggregate;

(7)   failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary), to pay final judgments by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

(8)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary) and, in the case of any involuntary bankruptcy event, the order, decree or relief remains unstayed and in effect for 60 consecutive days; or

(9)   the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that, taken together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary), as the case may be, denies that such Subsidiary has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (8) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may by written notice to the Issuer declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such notice, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default with respect to the Issuer arising under clause (8) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all amounts owed to the Trustee in connection with such Event of Default have been paid, and (3) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders, subject to the second succeeding paragraph below.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture (except (a) a continuing Event of Default in the payment of principal of, interest or premium, if any, on any Note held by a non-consenting Holder other than the non-payment of interest or premium, if any, on the principal of such Note that became due solely because of the acceleration of such Note or (b) a Default or Event of Default in respect of any provision that under "—Amendment, supplement and waiver" cannot be amended without the consent of each Holder affected) and rescind any acceleration and its consequences with respect to the Notes; provided that such rescission would not conflict with any judgment of a court of competent jurisdiction and all amounts owed to the Trustee with respect to such Default or Event of Default have been paid.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right of any Holder to receive payment of principal, premium, if any, or interest when due on the Notes held by such Holder, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)   such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)   Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)   Holders have offered and, if requested, provided to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)   Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture, the Notes or the Guarantees, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 15 Business Days after becoming aware of any Event of Default that has occurred and is continuing, to deliver to the Trustee a statement specifying such Event of Default.

No personal liability of directors, officers, employees, incorporators and stockholders

No director, officer, employee, incorporator, stockholder, manager or member of the Issuer or any Guarantor or any Parent will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each

Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

(1)   the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)   the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

(4)   the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. If Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "—Events of default and remedies" will no longer constitute a Default or an Event of Default with respect to the Notes. The Issuer may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance. If the Issuer exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

To exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)   the Issuer is to irrevocably deposit with the Trustee or as specified by the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2)   in the case of Legal Defeasance, the Issuer is to deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

  (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

  (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel is to confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)   in the case of Covenant Defeasance, the Issuer is to deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)   such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which, the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)   the Issuer is to deliver to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)   the Issuer is to deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8)   the Issuer is to deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Indenture will be discharged (with the exception of certain obligations owed to the Trustee) and will cease to be of further effect as to all Notes, when:

(a) either (1)  all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the registrar for cancellation; or

(2)   all Notes not theretofore delivered to the registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or as specified by the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the registrar for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

  (c)    the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

  (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee, stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and any Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)   reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)   reduce the principal of or change the fixed stated maturity of any such Note or reduce the premium payable upon the redemption or repurchase of any Note or change the periods during which or events under which any Note may be redeemed at a particular price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of "Change of Control");

(3)   reduce the rate of or extend the time for payment of interest on any Note;

(4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5)   make any Note payable in money other than that stated therein;

(6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

(8)   make any change to or modify the ranking of the Notes that would adversely affect the Holders;

(9)   except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary), in any manner adverse to the Holders; or

(10) make any change in the amendment and waiver provisions set forth in this paragraph.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to the Indenture and the Guarantee to which it is a party, except that no existing Guarantor need execute a supplemental indenture pursuant to clause (9) below) and the Trustee may amend or supplement the Indenture, the Notes, and any Guarantee without the consent of any Holder:

(1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)   to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3)   to comply with the covenant under "Mergers, consolidation or sales of all or substantially all assets";

(4)   to make any change that would surrender any right or power conferred upon the Issuer or any Guarantor or provide any other additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(7)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(8)   to add a Guarantor under the Indenture;

(9)   to conform the text of the Indenture, the Notes or the Guarantees to any provision of the "Description of notes" in the offering memorandum dated June 29, 2011 covering the outstanding notes, to the extent that such provision in such "Description of notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Guarantees;

(10) to provide for the issuance of Additional Notes under the Indenture;

(11) to secure the Notes; or

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. The Issuer, with the assistance of the Trustee, will provide to Holders notice of any supplement or amendment to the Indenture after such supplement or amendment becomes effective.

Notices

Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of a global Note, such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable rules and procedures of DTC or such depositary.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue acting as Trustee or resign.

The Indenture provides that if an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the same degree of care that a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Governing law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Indenture.

"Acquired Indebtedness" means, with respect to any specified Person,

(1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of; such other Person merging with or into or becoming a Restricted Subsidiary of, such specified Person, and

(2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

(1)   1.0% of the principal amount of such Note; and

(2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at July 15, 2015 (such redemption price being set forth in the table appearing above under "—Optional redemption"), plus (ii) all required interest payments due on such Note through July 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

"Asset Sale" means:

(1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease Back Transaction) of the Issuer (other than Equity Interests of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

(2)   the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified

Stock and Preferred Stock," whether in a single transaction or a series of related transactions, in each case, other than:

(a)   any disposition of Cash Equivalents, any disposition in the ordinary course of business of excess, obsolete, damaged or worn out or surplus assets, or other assets no longer used or useful in the ordinary course of business, or any disposition of inventory or goods (or other tangible or intangible assets) in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "—Certain covenants—Merger, consolidation or sale of all or substantially all assets" or any disposition that constitutes a Change of Control;

(c)    the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "—Certain covenants—Limitation on Restricted Payments" and the making of any Permitted Investments (other than any Permitted Investment in Cash Equivalents or Investment Grade Securities made pursuant to clause (2) of the definition of "Permitted Investment");

(d)   any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $10.0 million;

(e)   (x) any disposition of property or assets or issuance or sale of securities by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary or (y) any disposition of property or assets or sale of securities by the Issuer to a Restricted Subsidiary;

(f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)   solely for purposes of clause (i) of the first paragraph of the covenant described above under "Asset Sales," foreclosures, condemnation or any similar action on assets;

(i)    the granting of a Lien that is permitted under the covenant described above under "—Certain covenants—Liens";

(j)    the unwinding of non-speculative Hedging Obligations entered into in the ordinary course of business;

(k)   any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale and Lease-Back Transaction permitted by the Indenture; and

(l)    any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business.

"Asset Sale Offer" has the meaning set forth in the fourth paragraph under "—Repurchase at the option of Holders—Asset Sales."

"Business Day" means each day which is not a Legal Holiday.

"Capital Stock" means:

(1)   in the case of a corporation, corporate stock;

(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

"Cash Equivalents" means:

(1)   U.S. dollars;

(2)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million;

(4)   repurchase obligations for underlying securities of the types described in clauses (2), (3) and (8) entered into with any financial institution meeting the qualifications specified in clause (3) above and in U.S. dollars;

(5)   commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof, in U.S. dollars;

(6)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in U.S. dollars;

(7)   investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (6) above;

(8)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment

Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

(9)   Investments with weighted average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A (or the equivalent thereof) or better by Moody's and in each case in U.S. dollars; and

(10) credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer's balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than U.S. dollars; provided that such amounts are converted into U.S. dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

"Cash Management Services" means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities that are not in default, foreign exchange facilities, deposit and other accounts and merchant services.

"Change of Control" means the occurrence of any of the following:

(1)   the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than to any Guarantor or Permitted Holder; or

(2)   the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of (a) the Issuer (other than Parent) or (b) any Parent holding directly or indirectly a majority of the total voting power of the Voting Stock of the Issuer; or

(3)   the adoption by the stockholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

"Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

(1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Notes, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses and (y) any expensing of non-recurring bridge, commitment and other financing fees); plus

(2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)   interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the consolidated net income (loss), of such Person and its Restricted Subsidiaries for such period, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(1)   any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, costs, charges or expenses (including any such amounts relating to the Transactions), restructuring, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2)   the cumulative effect of a change in accounting principles during such period shall be excluded;

(3)   any net after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

(4)   any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in Good Faith by the Issuer, shall be excluded;

(5)   the Consolidated Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period (without duplication for purposes of the covenant described under "—Certain covenants—Limitation on Restricted Payments" of any amounts included under clause (3)(c) of the first paragraph of such covenant);

(6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain covenants—Limitation on Restricted Payments," the Consolidated Net Income (if positive) for such period of any Restricted

Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Consolidated Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person and its Restricted Subsidiaries' consolidated financial statements, including adjustments to the inventory, property and equipment, software and other intangible assets (including favorable and unfavorable leases and contracts), deferred revenue and debt line items in such Person and its Restricted Subsidiaries' consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8)   any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(9)   any impairment charge, asset write-off or write-down, in each case pursuant to GAAP, and the amortization of intangibles and other assets arising pursuant to GAAP, shall be excluded;

(10) any (i) non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(11) any unrealized net gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging, and related pronouncements shall be excluded;

(12) any unrealized net gains and losses resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any unrealized net gains or losses resulting from hedge agreements for currency exchange risk) shall be excluded; and

(13) any net income or loss included in the consolidated financial statements of such Person and its Restricted Subsidiaries as noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation, shall be excluded.

In addition, to the extent not already included in the consolidated net income (loss) of such Person and its Restricted Subsidiaries determined in accordance with GAAP, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain covenants—Limitation on Restricted Payments" only (other than clause (3)(c) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(c) thereof.

"Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined in accordance with GAAP; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility or line of credit as at any date of determination shall be determined using the Average Quarterly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the "Reference Period"). For purposes hereof, (a) the "Maximum Fixed Repurchase Price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and, if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in Good Faith by the Issuer, (b) "Average Quarterly Balance" means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving facility or line of credit, the quotient of (x) the sum of each Individual Quarterly Balance for each fiscal quarter ended on or prior to such date of determination and included in the Reference Period divided by (y) 4, and (c) "Individual Quarterly Balance" means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility or line of credit during any fiscal quarter of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such quarter divided by (y) the number of days in such fiscal quarter.

"Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)   to advance or supply funds:

  (a)   for the purchase or payment of any such primary obligation; or

  (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

"Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities or any other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, debt securities, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof (including any commercial paper facilities or indentures) that replace, refund or refinance any part of such loans, letters of credit or other indebtedness, including any such notes, mortgages, guarantees collateral documents, instruments and agreements thereunder, including any such amending, supplementing, modifying, extending, renewing, restating or refunding facility or arrangement (including such commercial paper facilities or indentures) that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or investor or group of agents, lenders or investors.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

"Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by a responsible financial or accounting officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

"EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, and, without duplication,

(1)   increased (to the extent any such amounts were deducted or excluded in computing Consolidated Net Income) and not added back in the definition thereof by:

  (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including payments made or amounts accrued pursuant to any tax-sharing agreement); plus

  (b)   Fixed Charges of such Person for such period (including, (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of "Consolidated Interest Expense" pursuant to clauses 1(v) through 1(z) thereof); plus

  (c)    the total amount of depreciation and amortization expense (excluding capitalized film costs), including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and determined in accordance with GAAP; plus

  (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful) or an amendment or modification of any debt instrument, including:

     (i)  such fees, expenses or charges related to the Transactions; and

     (ii)  any amendment or other modification of the Notes and the Senior Secured Credit Facilities; plus

  (e)   any other non-cash charges, expenses or losses for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

  (f)    any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock), solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain covenants—Limitation on Restricted Payments"; plus

  (g)   cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

  (h)   net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815, Derivatives and Hedging, and related pronouncements;

(2)   decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus (b) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815, Derivatives and Hedging, and related pronouncements, and

(3)   increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460, Guarantees, or any comparable regulation.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

"Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer (excluding Disqualified Stock), other than:

(1)   public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8; and

(2)   issuances to any Subsidiary of the Issuer.

"Event of Default" has the meaning set forth under "—Events of default and remedies."

"Excess Proceeds" has the meaning set forth in the fourth paragraph under "—Repurchase at the option of Holders—Asset Sales."

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Fixed Charges" means, with respect to any Person for any period, the sum, of:

(1)   Consolidated Interest Expense of such Person for such period; and

(2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock during such period.

"Foreign Subsidiary" means, with respect to any Person, (1) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof,

the District of Columbia or any territory thereof and (2) any Restricted Subsidiary of such Foreign Subsidiary.

"GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

"Good Faith by the Issuer" means the decision in good faith by a responsible financial officer of the Issuer; provided that if such decision involves a determination of fair market value in excess of $10.0 million, the decision is made in good faith by the board of directors (or a committee thereof) of the Issuer.

"Government Securities" means securities that are:

(1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

"guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

"Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture and the Notes.

"Guarantor" means each Restricted Subsidiary that provides a Guarantee in accordance with the Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Guarantee in accordance with the Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

"Hallmark Agreements" means the HCC Credit Agreement, Stockholders Agreement, HCC Registration Rights Agreement, Tax Sharing Agreement, state tax sharing agreement, Hallmark Hall of Fame programming license agreement, intercompany services agreement, Hallmark trademark license agreements, lease guarantees with Hallmark Cards, (each as described under the heading "Description of related party transactions"), as such agreements may be amended, modified, supplemented, extended or renewed (so long as any such amendment, modification, supplement, extension or renewal is not materially more disadvantageous to the Holders (as determined in Good Faith by the Issuer) when taken as a whole as compared to the applicable agreement as in effect on the Issue Date).

"Hallmark Hall of Fame Programming License Agreement" means the programming license agreement, dated January 1, 2008, by and between Crown Media United States and Hallmark Hall of Fame Productions, Inc.

"HCC Credit Agreement" means the Recapitalization Credit Agreement, dated as of June 29, 2010 among the Issuer, Parent, as Lender, and each of the other credit parties thereto.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

"Holder" means the Person in whose name a Note is registered on the registrar's books.

"Indebtedness" means, with respect to any Person, without duplication:

(1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

  (a)   in respect of borrowed money;

  (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

  (c)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business (and with respect to commercial letters of credit, repaid in a timely manner) and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

  (d)   representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person, the amount of such Indebtedness being calculated as the lesser of the fair market value (as determined in Good Faith by the Issuer) of such asset as of such date of determination and the amount of such Indebtedness secured by a Lien on such asset.

Indebtedness shall not include (i) Contingent Obligations incurred in the ordinary course of business, (ii) Cash Management Services or (iii) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness and which Indebtedness is no longer reflected as debt on the Issuer's and its Restricted Subsidiaries' financial statements.

"Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

"Initial Purchaser" means J.P. Morgan Securities LLC, the initial purchaser of the Notes pursuant to the purchase agreement entered into with the Issuer and the Guarantors dated June 29, 2011.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

"Investment Grade Securities" means:

(1)   securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain covenants—Limitation on Restricted Payments":

(1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have an "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

  (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

  (b)   the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

(2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in Good Faith by the Issuer; and

(3)   if the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

"Issue Date" means the date the outstanding notes were initially issued under the Indenture.

"Issuer" has the meaning set forth in the first paragraph under "—General" and its permitted successors.

"Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

"Leverage Ratio" as of any date of determination, means the ratio of:

(1)   Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries at the time of determination, to

(2)   the Issuer's EBITDA for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur;

provided, however, that:

(a)   if the Issuer or any Restricted Subsidiary has incurred, repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves an incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness as if such Indebtedness had been incurred or repaid, repurchased, redeemed, retired, defeased or otherwise discharged on the first day of such period;

(b)   if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Sale or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio includes such an Asset Sale, EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Asset Sale, disposition or discontinuation occurred on the first day of such period;

(c)    if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(d)   if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

The pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Issuer and calculated on a basis consistent with Regulation S-X under the Securities Act and may include adjustments that do not comply with Regulation S-X; provided that such adjustments are factually supportable, reasonably identifiable and set forth in an Officer's Certificate delivered to the Trustee and have been realized at the time that such pro forma calculation is made or are reasonably expected to be realized within twelve months following the consummation of the transaction to which such pro forma calculation relates. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any Capitalized Lease Obligation in connection therewith, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform

Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

"Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

"Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof; taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); amounts required to be applied to the repayment of principal, premium, if any, and interest on senior indebtedness secured by a Lien on the assets disposed of required to be paid as a result of such transaction; and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

"Non-Guarantor Subsidiary" means any Restricted Subsidiary that is not a Guarantor.

"Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Issuer or any other Person, as the case may be.

"Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements set forth in the Indenture. The counsel may be an employee of or counsel to the Issuer or the Trustee.

"Parent" means H C Crown, LLC, a subsidiary of Hallmark Cards, Inc.

"Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalent received must be applied in accordance with the covenant described in "—Repurchase at the option of holders—Asset Sales."

"Permitted Holder" means Hallmark Cards, Inc. and its Subsidiaries.

"Permitted Investments" means:

(1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

(2)   any Investment in Cash Equivalents or Investment Grade Securities;

(3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

  (a)   such Person becomes a Restricted Subsidiary; or

  (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the covenant described in "—Repurchase at the option of Holders—Asset Sales," or any other disposition of assets not constituting an Asset Sale;

(5)   any Investment existing on the Issue Date and any extension, modification, replacement or renewal thereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders in any material respect);

(6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

  (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a compromise or resolution of obligations, bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

  (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

  (c)    in resolution of litigation, arbitration or other disputes;

(7)   Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock";

(8)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) or the net cash proceeds from the issuance of Equity Interests (exclusive of Disqualified Stock) of the Issuer; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain covenants—Limitation on Restricted Payments";

(9)   guarantees of Indebtedness permitted under the covenant described in "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock";

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain covenants—Transactions with Affiliates" (except transactions described in clauses (2), (8), (9) and (10) of such paragraph);

(11) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $15.0 million and 2.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13) advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $5.0 million outstanding at any one time, in the aggregate;

(14) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer; and

(15) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons.

"Permitted Liens" means, with respect to any Person:

(1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)   Liens imposed by law, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days (or if more than 30 days overdue, which are unfiled and regarding which no other enforcement action has been taken) or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claims is to such property;

(4)   Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)   minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (4) of the second paragraph of the covenant described in "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock"; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)   Liens existing on the Issue Date (with the exception of Liens securing the Senior Secured Credit Facilities on the Issue Date, which will be deemed incurred pursuant to clause (33) of this definition);

(8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock";

(11) Liens securing Hedging Obligations and Cash Management Services entered into in the ordinary course of business (and not for speculative purposes);

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(17) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(18) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $15.0 million at any one time outstanding;

(19) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under "—Events of default and remedies," so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(21) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(22) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and the covenant described in "Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(23) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(24) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(25) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(26) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(27) restrictive covenants affecting the use to which real property may be put; provided, however, that such covenants are complied with;

(28) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(29) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto pursuant to clause (1) of the second paragraph under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock";

(32) Liens in favor of various entertainment industry guilds on motion picture rights required pursuant to collective bargaining agreements with such guilds securing residuals and other contingent payment rights in respect of such motion picture rights; and

(33) Liens incurred to secure Obligations in respect of any Indebtedness (other than Subordinated Indebtedness) permitted to be incurred pursuant to the first paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock"; provided that, with respect to Liens securing Obligations permitted under this clause (33), at the time of incurrence and after giving pro forma effect thereto, the Secured Leverage Ratio would be no greater than 2.00 to 1.00.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

"Qualified Equity Offering" means any public offering of the Capital Stock of the Issuer.

"Rating Agencies" means Moody's and S&P, or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

"Registration Rights Agreement" means (i) the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchaser, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Issue Date.

"Related Business Assets" means assets (other than Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary.'

"S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

"Sale and Lease-Back Transaction'" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

"SEC" means the U.S. Securities and Exchange Commission.

"Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

"Secured Leverage Ratio" means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Leverage Ratio."

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Senior Management" means the Chief Executive Officer and the Chief Financial Officer of the Issuer.

"Senior Secured Credit Facilities" means the Credit Facilities under the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, by and among the Issuer, as borrower, the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

"Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, including without limitation in broadcasting, cable, direct-to-home and other media businesses.

"Subordinated Indebtedness" means, with respect to the Notes,

(1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

"Subsidiary" means, with respect to any Person:

(1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)   any partnership, joint venture, limited liability company or similar entity of which

  (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

  (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"Total Assets" means, as of any date, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent internal consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in good faith by Senior Management of the Issuer.

"Transaction" means the issuance of the Notes and the entry into the Senior Secured Credit Facilities and the application of the proceeds thereof that was consummated on the Issue Date.

"Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2015; provided, however, that if the period from the Redemption Date to July 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Unrestricted Subsidiary" means:

(1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)   any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that each of (a) the Subsidiary to be so designated and (b) its Subsidiaries, has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Issuer or the relevant Restricted Subsidiary would be able to incur at least $1.00 of additional Indebtedness of the relevant Restricted Subsidiary pursuant to the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock," on a pro forma basis taking into account such designation.

The Issuer shall promptly file with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to any such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing:

(1)   the sum of the products obtained by multiplying (x) the number of years from the date of determination to the date of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, of such Indebtedness, or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, by (y) the amount of such payments; by

(2)   the sum of all such payments.

"Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Book-entry settlement and clearance

The global notes

The exchanges notes will be represented by one or more permanent global notes in registered form (collectively, the "global notes").

The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

Except as set forth below, the global notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in registered, certificated form ("certificated notes") except in the limited circumstances described below. See "Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•
a limited purpose trust company organized under the laws of the State of New York;
•
a "banking organization" within the meaning of the New York State Banking Law;
•
a member of the Federal Reserve System;
•
a "clearing corporation" within the meaning of the Uniform Commercial Code; and
•
a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchaser; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•
will not be entitled to have notes represented by the global note registered in their names;

•
will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither the issuer nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depository to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither the issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•
DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•
DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•
the issuer, at its option, notifies the Trustee that the issuer elects to cause the issuance of certificated notes; or

•
certain other events provided in the indenture should occur.

 Certain U.S. federal income tax considerations

The following discussion summarizes certain U.S. federal income tax considerations relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offer. This discussion does not address any other U.S. federal income tax consequences of holders of the outstanding notes or the exchange notes. This discussion is based upon the provisions of the Code, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, each as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities, subsequent to the date of this prospectus or retroactively applied, may cause the U.S. federal income tax consequences to vary substantially from the consequences described below. We cannot assure you that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of the exchange offer. Any challenge by the IRS may materially and adversely impact the market for the notes, if one exists, and the value of the notes.

In this discussion, we do not address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of holders that may be subject to special rules, such as:

•
banks, thrifts, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•
holders subject to the alternative minimum tax;

•
entities that are exempt from U.S. federal income tax;

•
dealers in securities or currencies;

•
traders in securities that have elected to use a mark-to-market method of accounting for their securities;

•
persons that are partnerships or other pass-through entities or holders of interests therein;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
holders whose functional currency is not the U.S. dollar;

•
foreign entities treated as domestic corporations for U.S. federal income tax purposes; or

•
persons who hold the notes as a position in a hedging, integrated, conversion or constructive sale transaction or a straddle or other risk reduction transaction or as a "synthetic security" or in an integrated transaction.

This discussion also does not address any tax considerations arising under the laws of any foreign, state, local, or other jurisdiction and does not address the tax considerations arising under the U.S. federal estate tax or U.S. federal gift tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership, among other things. If you are a partner of a partnership considering the purchase of notes, you are urged to consult your own tax advisor.

Holders of outstanding notes are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the applicability and effect of state, local or foreign tax laws, the U.S. federal estate or gift tax laws, and tax treaties.

The exchange offer

The exchange of an outstanding note for an exchange note should not result in a taxable exchange to you. As a result, you should not recognize taxable gain or loss upon receipt of an exchange note. Your holding period for an exchange note should include the holding period for the outstanding note so exchanged and your adjusted tax basis in an exchange note immediately after the exchange should be the same as your adjusted tax basis in the outstanding note so exchanged immediately before the exchange. The U.S. federal income tax consequence of holding and disposing of your exchange note should be the same as those applicable to your outstanding notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH HOLDER OF OUTSTANDING NOTES TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF HOLDING AND DISPOSING OF THE EXCHANGE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

 Plan of distribution

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the outstanding notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. The registration rights agreement we executed in connection with the offering of the outstanding notes provides that we will generally not be required to amend or supplement this prospectus for a period exceeding 180 days after the expiration time of the exchange offer and participating broker-dealers shall not be authorized by us to deliver this prospectus in connection with resales after that period of time has expired.

We will not receive any proceeds from any sale of exchange notes by any participating broker-dealer. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of the exchange notes. Any participating broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal matters

Certain legal matters will be passed upon for us by Holland & Hart LLP. The validity of the notes will be passed upon for us by Squire, Sanders & Dempsey (US) LLP.

Experts

The consolidated financial statements of Crown Media Holdings, Inc. and subsidiaries as of December 31, 2009 and 2010, and for each of the years in the three-year period ended December 31, 2010 have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

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Report of independent registered public accounting firm

The Board of Directors and Stockholders
Crown Media Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Crown Media Holdings, Inc. and subsidiaries (the Company) as of December 31, 2009 and 2010, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crown Media Holdings, Inc. and subsidiaries as of December 31, 2009 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado
March 3, 2011

Crown Media Holdings, Inc. and Subsidiaries
Consolidated balance sheets
(In thousands, except par value and number of shares)

	As of December 31,
	2009	2010

ASSETS
Cash and cash equivalents	$10,456	$30,565
Accounts receivable, less allowance for doubtful accounts of $476 and $141, respectively	68,817	77,684
Program license fees	106,825	99,574
Prepaid program license fees	1,778	4,099
Prepaid and other assets	2,271	2,367

Total current assets	190,147	214,289
Program license fees	178,332	136,503
Property and equipment, net	13,176	12,701
Goodwill	314,033	314,033
Prepaid and other assets	2,373	1,008

Total assets	$698,061	$678,534

The accompanying notes are an integral part of these consolidated balance sheets.

Crown Media Holdings, Inc. and Subsidiaries
Consolidated balance sheets (continued)
(In thousands, except par value and number of shares)

	As of December 31,
	2009	2010

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:
Accounts payable and accrued liabilities	$19,642	$27,835
Audience deficiency reserve liability	17,872	26,954
License fees payable	99,494	104,286
Payables to Hallmark Cards affiliates	23,745	1,005
Credit facility and interest payable	1,002	—
Notes and interest payable to HCC	345,314	38,174
Company obligated mandatorily redeemable preferred interest	22,902	—

Total current liabilities	529,971	198,254
Accrued liabilities	24,484	18,972
License fees payable	82,881	33,818
Notes payable to HCC	—	379,521
Senior secured note to HCC, including accrued interest	758,755	—

Total liabilities	1,396,091	630,565
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK, $.01 par value; $1,000 liquidation preference; 10,000,000 and 1,000,000 shares authorized; 0 and 185,000 shares issued and outstanding as of December 31, 2009 and 2010, respectively	—	198,934
STOCKHOLDERS' DEFICIT:
Class A common stock, $.01 par value; 200,000,000 and 500,000,000 shares authorized; 74,117,654 and 359,675,936 shares issued and outstanding as of December 31, 2009 and 2010, respectively	741	3,597
Class B common stock, $.01 par value; 120,000,000 and 0 shares authorized; 30,670,422 and 0 shares issued and outstanding as of December 31, 2009 and 2010, respectively	307	—
Paid-in capital	1,456,788	1,991,157
Accumulated deficit	(2,155,866)	(2,145,719)

Total stockholders' deficit	(698,030)	(150,965)

Total liabilities and stockholders' deficit	$698,061	$678,534

The accompanying notes are an integral part of these consolidated balance sheets.

Crown Media Holdings, Inc. and Subsidiaries
Consolidated statements of operations
(In thousands, except per share data)

	Years ended December 31,
	2008	2009	2010

Revenue:
Subscriber fees	$57,153	$63,597	$68,819
Advertising	222,967	213,770	217,656
Advertising by Hallmark Cards	429	775	496
Other revenue	1,245	1,422	301

Total revenue, net	281,794	279,564	287,272
Cost of Services:
Programming costs
Hallmark Cards affiliates	798	1,235	1,928
Non-affiliates	139,900	126,293	123,321
Amortization of film assets	(745)	—	—
Impairment of film assets	176	—	—
Amortization of capital lease	1,158	1,158	1,158
Contract termination expense	—	4,718	103
Other costs of services	12,492	14,175	10,668

Total cost of services	153,779	147,579	137,178
Selling, general and administrative expense (exclusive of depreciation and amortization expense shown separately below)	46,706	47,069	50,324
Marketing expense	19,603	6,551	10,152
Depreciation and amortization expense	1,932	1,947	1,459
Gain from sale of film assets	(101)	(682)	(719)

Income from operations before interest, income tax expense and discontinued operations	59,875	77,100	88,878
Interest income	723	481	45
Interest expense	(100,880)	(101,020)	(56,032)

(Loss) income before income tax expense and discontinued operations	(40,282)	(23,439)	32,891
Income tax expense	—	—	(8,810)

(Loss) income before discontinued operations	(40,282)	(23,439)	24,081
Gain from sale of discontinued operations, net of tax	3,064	847	—

Net (loss) income and comprehensive (loss) income	(37,218)	(22,592)	24,081
Income allocable to Preferred Stockholder	—	—	(16,297)

Net (loss) income attributable to common stockholders	$(37,218)	$(22,592)	$7,784

Weighted average number of common shares outstanding, basic and diluted	104,776	104,788	234,676

(Loss) income per share before discontinued operations, basic and diluted	$(0.39)	$(0.23)	$0.03
Gain per share from discontinued operations, basic and diluted	0.03	0.01	—

Net (loss) income per share, basic and diluted	$(0.36)	$(0.22)	$0.03

The accompanying notes are an integral part of these consolidated statements of operations.

Crown Media Holdings, Inc. and Subsidiaries
Consolidated statements of stockholders' deficit
(In thousands)

	Class A shares	Class A common stock	Class B shares	Class B common stock	Paid-in capital	Accumulated deficit	Total stockholders' deficit

Balances, December 31, 2007	69,761	$698	30,670	$307	$1,411,291	$(2,096,056)	$(683,760)
Reclassification of NICC mandatorily redeemable common stock as Class A common stock	4,357	43	—	—	32,722	—	32,765
Contributions of additional paid-in capital under tax sharing agreement	—	—	—	—	21,280	—	21,280
Net loss	—	—	—	—	—	(37,218)	(37,218)

Balances, December 31, 2008	74,118	741	30,670	307	1,465,293	(2,133,274)	(666,933)
Reduction of additional paid-in capital for obligation under tax sharing agreement	—	—	—	—	(8,505)	—	(8,505)
Net loss	—	—	—	—	—	(22,592)	(22,592)

Balances, December 31, 2009	74,118	741	30,670	307	1,456,788	(2,155,866)	(698,030)
Conversion of HCC debt into equity	254,888	2,549	—	—	539,207	—	541,756
Conversion of predecessor Class B common stock into Class A common stock	30,670	307	(30,670)	(307)	—	—	—
Reduction of additional paid-in capital for obligation under tax sharing agreement	—	—	—	—	(4,838)	—	(4,838)
Imputed preferred stock dividends from amortization of discount on preferred stock	—	—	—	—	—	(13,934)	(13,934)
Net income	—	—	—	—	—	24,081	24,081

Balances, December 31, 2010	359,676	$3,597	—	$—	$1,991,157	$(2,145,719)	$(150,965)

The accompanying notes are an integral part of these consolidated statements of stockholders' deficit.

Crown Media Holdings, Inc. and Subsidiaries
Consolidated statements of cash flows
(In thousands)

	Years ended December 31,
	2008	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(37,218)	$(22,592)	$24,081
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain from sale of discontinued operations	(3,064)	(847)	—
Gain from sale of film assets	(101)	(682)	(719)
Depreciation and amortization	145,172	133,040	123,374
Accretion on company obligated mandatorily redeemable preferred interest	2,132	2,080	2,098
Provision for allowance for doubtful accounts	75	1,303	183
Impairment of film assets	176	—	—
Loss on sale of property and equipment	—	—	2
Debt issuance costs	—	—	1,049
Income tax expense	—	—	8,810
Stock-based compensation	(89)	(516)	324
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	1,944	(3,610)	(9,050)
Additions to program license fees	(210,123)	(92,542)	(69,460)
Additions to subscriber acquisition fees	(2,693)	(1,000)	(1,354)
(Increase) decrease in prepaid and other assets	2,354	11,582	(2,858)
Increase (decrease) in accounts payable, accrued and other liabilities	(18,506)	(3,355)	13,582
Increase in interest payable	91,296	72,998	33,909
Decrease in amounts payable under tax sharing agreement	—	—	(12,890)
Increase in payables to Hallmark Cards affiliates	1,533	420	302
Increase in license fees payable to Hallmark Cards affiliates	9,321	538	1,320
Increase (decrease) in license fees payables to non-affiliates	65,869	(59,251)	(45,592)

Net cash provided by operating activities	48,078	37,566	67,111

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,868)	(507)	(1,086)
Purchases of film asset	35	—	—
Payments to buyer of international business	(3,604)	(936)	(961)

Net cash used in investing activities	(5,437)	(1,443)	(2,047)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under the credit facility	30,543	18,062	—
Principal payments on the credit facility	(71,478)	(45,633)	(1,000)
Payments on notes payable to HCC	(228)	—	(14,445)
Redemption of company obligated mandatorily redeemable preferred interest	—	—	(25,000)
Payments of transaction costs under the troubled debt restructuring	—	—	(3,596)
Principal payments on capital lease obligations	(738)	(810)	(914)

Net cash used in financing activities	(41,901)	(28,381)	(44,955)

Net increase in cash and cash equivalents	740	7,742	20,109
Cash and cash equivalents, beginning of year	1,974	2,714	10,456

Cash and cash equivalents, end of year	$2,714	$10,456	$30,565

The accompanying notes are an integral part of these consolidated statements of cash flows.

Crown Media Holdings, Inc. and Subsidiaries
Consolidated statements of cash flows (continued)
(in thousands)

	Years ended December 31,
	2008	2009	2010

Supplemental disclosure of cash and non-cash activities:
Interest paid	$4,800	$22,537	$17,005
Tax sharing payment from Hallmark Cards applied to note payable to HCC	$21,280	$—	$—
Reduction of additional paid-in capital for obligation under tax sharing agreement	$—	$8,505	$4,838
Reclassification of redeemable common stock to common stock and paid-in capital	$32,765	$—	$—
Interest payable converted to principal on notes payable to HCC	$47,490	$—	$—
Asset acquired through capital lease obligation	$—	$—	$248
Non-cash activities related to the disposal of film asset:
Accounts receivable	$74	$—	$—
Program license fee—non-affiliate	$1,110	$—	$—
Film asset, net	$1,507	$—	$—
Accrued liabilities	$573	$—	$—
Non-cash activities related to the troubled debt restructuring:
Elimination of deferred debt issuance costs related to old notes payable to HCC	$—	$—	$475
Satisfaction of payable to Hallmark Cards' affiliates	$—	$—	$(23,798)
Issuance of new notes payable to HCC	$—	$—	$432,140
Satisfaction of old notes payable to HCC	$—	$—	$(340,697)
Satisfaction of senior secured note payable to HCC, including accrued interest	$—	$—	$(797,423)
Issuance of redeemable preferred stock	$—	$—	$185,000
Issuance of common stock	$—	$—	$2,549
Additional paid-in capital from issuance of redeemable preferred and common stock	$—	$—	$541,754

The accompanying notes are an integral part of these consolidated statements of cash flows.

Crown Media Holdings, Inc. and Subsidiaries
Notes to consolidated financial statements for the years ended December 31, 2008, 2009 and 2010

1.     Business and organization

Organization

Crown Media Holdings, Inc. ("Crown Media Holdings" or the "Company"), through its wholly-owned subsidiary, Crown Media United States, LLC ("Crown Media United States"), owns and operates pay television channels (collectively the "Channels" or the "channels") dedicated to high quality, entertainment programming for adults and families, in the United States. At June 29, 2010, following the recapitalization of the Company as described below, the significant investor in the Company was H C Crown Corp. ("HCC"), a subsidiary of Hallmark Cards, Incorporated ("Hallmark Cards").

The Company's continuing operations are currently organized into one operating segment, the channels.

Recapitalization of the Company

On June 29, 2010 the Company consummated a series of recapitalization transactions (the "Recapitalization") pursuant to a Master Recapitalization Agreement dated February 26, 2010, by and among the Company, Hallmark Cards, HCC and related entities.

Among other things, the Recapitalization included the following:

•
Exchange of approximately $1.162 billion of debt (the "HCC Debt") for new debt, preferred stock and common stock;

•
Mergers of two intermediate holding companies, Hallmark Entertainment Investments Co. ("HEI") and Hallmark Entertainment Holdings, Inc. ("HEH"), with and into the Company (collectively, the "Mergers");

•
Reclassification of shares of Class B common stock into shares of Class A common stock upon the filing of the Second Amended and Restated Certificate of Incorporation; and

•
Approval and authorization for the future filing of the Third Amended and Restated Certificate of Incorporation, the principal effect of which would be a reverse split of shares of common stock in such ratio and at such time as authorized by the Company's Board of Directors.

The following were issued in exchange for HCC Debt:

•
$315.0 million principal amount of new debt issued pursuant to the terms of the credit agreement between the Company and HCC (the "Credit Agreement") in two tranches: (i) the $200.0 million Term A Loan bearing interest at 9.5% per annum through December 31, 2011, and 12% thereafter and (ii) the $115.0 million Term B Loan bearing interest at 11.5% through December 31, 2011, and 14.0% thereafter (collectively, the "New Debt"—see Note 8);

•
185,000 shares of the Company's Series A Convertible Preferred Stock ("Preferred Stock"), $0.01 par value, with the terms summarized under "Preferred Stock Terms" in footnote 11 below; and

•
254,887,860 shares of the Company's Class A common stock in exchange for the residual amount of HCC Debt converted at $2.5969 per share.

Immediately after consummation of the Mergers and issuance of common stock in partial exchange for HCC Debt, HCC owned approximately 90.3% of the Company's Class A common stock and all of the outstanding Preferred Stock.

In addition, the transactions resulted in the following:

•
The decrease of the authorized Preferred Stock to 1,000,000 shares; the increase of the authorized shares of Class A common stock to 500,000,000 shares; and the elimination of the Class B common stock;

•
Amendment No. 2 to the Tax Sharing Agreement between the Company and Hallmark Cards, which, among other things, (i) permits Hallmark Cards to defer any future tax benefit payable to the Company for application against future tax liabilities of the Company (ii) allows the Company to deduct interest accrued on the 10.25% Senior Secured Note from January 1, 2010, through June 29, 2010; and (iii) provides for the treatment of the Recapitalization under the Tax Sharing Agreement (see Note 9 below);

•
Execution of the registration rights agreement, by and among the Company and HCC;

•
Extension of the Company's $30.0 million revolving line of credit to June 30, 2011, and Hallmark Card's agreement to guarantee up to $30.0 million for such revolving line of credit (see Notes 7 and 8 below); and

•
A Stockholders Agreement, by and among the Company, HCC and Hallmark Cards, pursuant to which, among other things, Hallmark Cards entities agreed not to acquire, through December 31, 2013, additional shares of Class A common stock, subject to certain exceptions, and agreed to certain restrictions on their ability to sell or transfer shares of Class A common stock until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020.

See "Recapitalization" in Note 8 for the accounting treatment of the Recapitalization.

Liquidity

As of December 31, 2010, the Company had $30.6 million in cash and cash equivalents on hand. Also available to the Company was the full $30.0 million bank credit facility which expires June 30, 2011. Day-to-day cash disbursement requirements have typically been satisfied with cash on hand and operating cash receipts supplemented with the borrowing capacity available under the bank credit facility and, prior to the Recapitalization, forbearance by Hallmark Cards and its affiliates.

The Company's management anticipates that the principal uses of cash during the twelve month period ending December 31, 2011, will include the payment of operating expenses, accounts payable and accrued expenses, programming costs, and nominal interest of approximately $30.0 million to $35.0 million and a principal payment of approximately $9.3 million due under the New Debt issued in the Recapitalization. Subject to the legal availability of funds and approval by the Company's board of directors, the Company may also pay approximately $25.9 million for cash dividends on Preferred Stock during the year ending December 31, 2011; at the option of the Company's board of directors, such dividends may be paid in the form of additional shares of Preferred Stock.

2.     Summary of significant accounting policies and estimates

Basis of presentation

The consolidated financial statements include the accounts of Crown Media Holdings and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses. Such estimates include the collectibility of accounts receivable, the valuation of goodwill, intangible assets, and other long-lived assets, legal contingencies, indemnifications, and assumptions used in the calculation of income taxes, among others. A significant non-recurring use of estimates occurred in the course of recording the Company's June 2010 troubled debt restructuring which required that the Company estimate the fair values of preferred stock and common stock issued in the Recapitalization.

All of the estimates that are employed are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile equity, and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes, if any, in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates. As a result, the carrying amount of cash and cash equivalents approximates fair value.

Allowance for doubtful accounts

The allowance for doubtful accounts is based upon the Company's assessment of probable loss related to uncollectible accounts receivable. The Company uses a number of factors in determining the allowance, including, among other things, collection trends.

The activity in the allowance for doubtful accounts for each of the three years ending December 31, 2008, 2009, and 2010, is as follows (in thousands):

	Balance at beginning of year	Additions charged to expense	Deductions	Balance at end of year

Allowance for doubtful accounts
Year-ended December 31, 2008	$242	$ 75	$ (23)	$294
Year-ended December 31, 2009	$294	$1,303	$(1,121)	$476
Year-ended December 31, 2010	$476	$ 183	$ (518)	$141

Program license fees

Program license fees are incurred in connection with the Company's acquisition of rights to broadcast programs acquired from others. The cost of individual program rights is deferred and then amortized on a straight-line basis over its contractual license period or, if shorter, the period of its anticipated use. As a measure of recoverability, the Company, when necessary, compares the aggregate carrying value of its program licenses to the estimated future revenue associated with their future broadcast use. If the measure indicated that the carrying value exceeded estimated future revenue, the Company would reduce the carrying value to an amount equal to the estimated net realizable revenue with a corresponding impairment charge to programming costs.

Subscriber acquisition fees

In the past, under certain agreements with major domestic pay distributor systems, Crown Media United States was obligated to pay subscriber acquisition fees if defined subscriber levels were met or in order to obtain additional carriage of the Hallmark Channel by those pay distributors.

Subscriber acquisition fees are amortized over the contractual life of the distribution agreements (ranging from 1 to 9 years) as a reduction of subscriber fee revenue. Crown Media Holdings assesses the recoverability of these costs periodically by comparing the net carrying amount to the estimates of future subscriber fee revenue. The Company also assesses the recoverability of these fees whenever events such as changes in distributor relationships occur or other indicators suggest impairment.

Subscriber acquisition fee assets are a component of prepaid and other assets and subscriber acquisition fee liabilities are a component of accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

Property and equipment

Property and equipment is stated at historical cost, net of accumulated depreciation and amortization. Equipment under capital leases are initially recorded at the present value of the minimum lease payments.

Depreciation on equipment is calculated using the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset.

When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in the results of operations. The costs of normal maintenance and repairs are charged to expense when incurred.

Long-lived assets

The Company reviews long-lived assets, other than goodwill and other intangible assets with indefinite lives, for impairment whenever facts and circumstances indicate that the carrying amounts of the assets may not be recoverable. Recoverability of assets to be held and used is evaluated by comparing the carrying amount of an asset to the estimated undiscounted future net cash flows expected to be generated by the asset including its ultimate disposal. If the asset's carrying value is not recoverable, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. The Company estimates fair values by using a combination of comparable market values and discounted cash flows, as appropriate.

Goodwill is reviewed for impairment annually as of November 30 and whenever the occurrence of an event or a change in circumstances would suggest that the carrying value of goodwill might be in excess of its fair value. In the event that the carrying value of goodwill was found to exceed its estimated fair value, the carrying value of goodwill would be reduced to its estimated fair value through an impairment charge to the Company's consolidated statements of operations.

The Company performed its annual impairment assessment for its goodwill and other non-amortizable intangible assets as of November 30 using a market approach to determine fair value. Business enterprise value is equal to common equity at market value plus debt at market value plus preferred equity at market value less cash and cash equivalents. The Company estimated the fair values of the Term A and Term B loans using discount rates of 11.2% and 11.5%, respectively. The full $25.0 million redemption value of the company obligated mandatorily redeemable preferred interest was paid to VISN Management Corp. on December 1, 2010; therefore, the fair market value as of November 30, 2010, was $25.0 million. The Company has valued its redeemable Preferred Stock at its liquidation preference based on a recent valuation. The Company valued its common shares using the November 30, 2010, closing NASDAQ stock price.

Legal costs and contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonably estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

Leases

The Company accrues rent expense on a straight line basis over the lease term.

Assets subject to capital leases are capitalized as property and equipment at the inception of the lease. Capitalized lease assets are depreciated over their estimated useful lives; the related liabilities are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

Fair value of financial instruments

Financial Accounting Standards Board ("FASB") Accounting Standards Codification (the "ASC") Topic 820, Fair Value Measurements and Disclosures, provides guidance which defines fair value, establishes a framework for measuring fair value and specifies disclosures about fair value measurements. On January 1, 2008 we adopted that portion of the standard that relates to those financial assets and liabilities and nonfinancial assets and liabilities which are recognized or disclosed at fair value on a recurring basis (that is, at least annually). On January 1, 2009, subject to the FASB's delayed implementation, we adopted the remaining provisions of the standard. After adoption, we now determine fair value as an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

The Company does not have balance sheet items carried at fair value on a recurring basis as well as similar assets and liabilities. Significant balance sheet items which are subject to non-recurring fair value measurements consist of impairment valuations of goodwill and property and equipment. In the course of recording the Company's June 2010 troubled debt restructuring, the Company estimated the fair values of its preferred and common stock issued in the Recapitalization. The standard has not had a significant impact on the determination of fair value related to non-financial assets and non-financial liabilities in 2010.

Revenue recognition

Subscriber revenue from pay television distributors is recognized as revenue when an agreement is executed, programming is provided, the price is fixed and determinable, and collectibility is reasonably assured. Subscriber fees from pay television distributors are recorded net of amortization of subscriber acquisition costs.

Advertising revenue, net of agency commissions, is recognized in the period in which related commercial spots or long form programming are aired and as ratings guarantees to advertisers are achieved. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company's broadcasting operations. Customers remit the gross billing amount to their agency and the agency remits gross billings less their commission to the Company. Payments received in advance of being earned are recorded as deferred revenue.

Audience deficiency unit liability

Audience deficiency units ("ADUs") are units of inventory (rights to utilize future advertising timeframes) that are made available to advertisers as fulfillment for past advertisements in programs that under-delivered on the guaranteed viewership ratings. The related liability results when impressions delivered on guaranteed ratings are less than the impressions guaranteed to advertisers. The liability is reduced and revenue is recognized when the Company airs the advertisement during another program to "make-good" on the under-delivery of impressions or the obligation expires contractually. The Company typically does not remit cash to advertisers in satisfaction of such deficiencies.

Contracts executed in the 2010/2011 upfront period require that the Company use its best efforts to run sufficient make-good advertising spots within 12 months to achieve the impressions guarantees. If the Company does not make-good within 12 months, the Company is no longer obligated to satisfy the under-delivery of the guaranteed impressions. Under previous contracts, the Company did not have the obligation to satisfy under-delivery of guaranteed impressions within 12 months and approximately $855,000 of the Company's make-good obligations simply lapsed in 2010 due to the expiration of the applicable state's statute of limitations for contracts. While the Company now has an obligation to use its best efforts to make-good on any under-delivery of guaranteed impressions within 12 months, it also will have the benefit of being able to relieve the make-good obligations earlier than it has been able to do historically.

Marketing expense

The Company expenses marketing costs as incurred. Marketing expense was $19.6 million, $6.6 million and $10.2 million for the years ended December 31, 2008, 2009 and 2010, respectively.

Taxes on income

Pursuant to the tax sharing agreement entered into with Hallmark Cards in March 2003, the Company's results of operations for tax purposes became a part of the Hallmark Cards consolidated federal tax return as of and subsequent to March 2003. However, the Company continues to account for income taxes on a separate return basis. Accordingly, the Company accounts for income taxes using an asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company reduces deferred tax assets by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized without regard to the Tax Sharing Agreement. All payments received from Hallmark Cards under the tax sharing agreement are recorded as increases in additional paid-in capital and amounts the Company owes Hallmark Cards for its share of the consolidated federal tax liability caused by the inclusion of the Company in the consolidated group are treated as a reduction to paid-in capital. Conversely, related payments made by the Company to Hallmark Cards are recorded as a reduction of additional paid-in capital but only to the extent of prior payments received.

Stock-based compensation

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the period during which the holder is required to provide services in exchange for the award, i.e., usually the vesting period. See Note 14 for further information regarding our stock-based compensation assumptions and expenses.

Net income (loss) per share

Basic net income (loss) per share for each period is computed by dividing net income (loss) attributable to common stock by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share for each period is computed by dividing net income (loss) attributable to common stock by the weighted average number of common shares plus potentially dilutive common shares outstanding except whenever any such effect would be antidilutive. Potential common shares consist of incremental common shares issuable upon the exercise of stock options and common shares issuable upon conversion of the preferred stock. Approximately 341,000, 87,000 and 65,000 stock options for the years ended December 31, 2008, 2009 and 2010, respectively, and 71.2 million shares upon the conversion of the preferred stock for the year ended December 31, 2010, have been excluded from the determination of diluted net income or loss per share because the individual effect in each instance was antidilutive.

Net income attributable to common stockholders reflects allocations in favor of preferred stockholders for (i) imputed preferred stock dividends for financial reporting purposes of $13.9 million and (ii) the potential participation in common stock dividends (equivalent to approximately 71.2 million shares of common stock) of $2.4 million.

Concentration of credit risk

Financial instruments, which potentially subject Crown Media Holdings to a concentration of credit risk, consist primarily of cash, cash equivalents and accounts receivable. Generally, Crown Media Holdings does not require collateral to secure receivables. Crown Media Holdings has no significant off-balance sheet financial instruments with risk of accounting losses.

Five, five and four of our distributors each accounted for more than 10% of our subscriber revenue for the years ended December 31, 2008, 2009 and 2010, and together accounted for a total of 77%, 75% and 66% of subscriber revenue during the years ended December 31, 2008, 2009 and 2010, respectively. Three of our distributors each accounted for approximately 15% or more of our subscribers for the years ended December 31, 2008, 2009 and 2010, respectively, and together accounted for 61%, 61% and 60% of our Hallmark Channel subscribers during the years ended December 31, 2008, 2009 and 2010, respectively.

Four and three of our programming content providers accounted for more than 10% of our total license fees payable as of December 31, 2009 and 2010, respectively, and together accounted for a total of 75% and 53% of the license fees payable, respectively.

Recently issued accounting pronouncements

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (ASC Topic 605): Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force. This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific nor third-party evidence is available. The Company will be required to apply this guidance for fiscal years beginning on or after June 15, 2010, prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The adoption of this guidance will not have a material impact on our consolidated financial statements.

In January 2010, the FASB issued guidance that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. The guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures that are effective for annual periods beginning after December 15, 2010. The adoption of this guidance did not have a material impact on our consolidated financial statements.

3.     Sale of membership interest in Crown Media Distribution, residual and participation liability and third party indemnity

In December 2006, the Company sold its film library consisting of domestic rights and certain international ancillary rights to approximately 620 television movies, mini-series and series (the "Crown Library") to RHI Entertainment LLC ("RHI"). As a condition of the sale, the Company agreed to pay up to $22.5 million for residuals and profit participations related to RHI's domestic exploitation of the Crown Library for a ten-year period ending December 14, 2016. The Company estimated the fair value of this obligation to be approximately $10.6 million at December 15, 2006, assuming the maximum payout.

In December 2009 the Company concluded that payments for residuals and participations under its liability to RHI would occur generally later than originally estimated in December 2006. Accordingly, the Company reduced the carrying amount of the liability by $682,000 and recognized a corresponding gain from sale of film assets in the accompanying statement of operations. In July 2010, the Company received notification of pending requests for payments of approximately $8.0 million related to exploitation of the Crown Library through mid-2010. Accordingly, the Company increased the carrying amount of the liability by $155,000 and recognized a corresponding loss from sale of film assets in the second quarter of 2010. The Company has recently received requests for payments of an additional $2.0 million and expects to pay the total amount of approximately $10.0 million in March 2011. Notwithstanding the acceleration of payments ahead of the Company's prior expectations, in December 2010 management revised its estimated payment stream because of ongoing operating and financial difficulties being experienced by RHI, including reorganization in bankruptcy. As of December 31, 2010, management believes that fulfillment of its indemnification obligation will occur over a period longer than previously estimated. Accordingly, in the fourth quarter of 2010, the Company decreased the carrying amount of the liability by $874,000 and recognized a corresponding gain from sale of film assets in the accompanying statement of operations.

Carrying amounts of this liability of $13.9 million and $14.2 million as of December 31, 2009 and 2010, respectively, are included in accrued liabilities on the accompanying consolidated balance sheets. The aggregate amount of payments that the Company will make under this obligation is dependent upon the relative success RHI achieves in exploiting these film assets. However, in no event will the aggregate cash payments under this obligation exceed $22.5 million. At December 31, 2010, the maximum future payout remaining under this agreement is $19.9 million. The timing of such payments is dependent upon not only the timing of RHI's exploitation of these film assets but RHI's administrative processes by which it will request payments from the Company. Accordingly, it is likely that, during the remaining term of this liability, the carrying amount will be adjusted as additional information becomes available to the Company.

Also, included in accounts payable and accrued liabilities as of December 31, 2009 and 2010, is $364,000 and $411,000, respectively, for the estimated cost of residuals and participations that the buyer of our international business (which included the international rights to our film library) would otherwise be obligated to pay to third parties in connection with international film library sales between the April 2005 sale and April 2015. The Company's actual cost of this obligation will depend on the actual internal usage or sales of these films by the buyer.

In December 2008, the Company received information from the buyer of the international business related to the actual internal usage and sales of these films through December 31, 2007. As a result, the Company reduced its estimate of this liability by $5.1 million. The Company did so by recording a gain from sale of discontinued operations of $3.0 million and a reduction of interest expense of $2.1 million.

In December 2009, the Company concluded that payments for residuals and participations under its liability to the buyer of the international business would occur generally later than estimated in December 2008. Accordingly, the Company reduced the carrying amount of the liability by $12,000 and recognized a corresponding decrease in interest expense in the accompanying statement of operations.

4.     Program license fees

Program license fees are comprised of the following:

	As of December 31,
(In thousands)	2009	2010

Program license fees—other non-affiliates	$597,206	$552,869
Program license fees—Hallmark Cards affiliates	12,668	15,000

Program license fees, at cost	609,874	567,869
Accumulated amortization	(324,717)	(331,792)

Program license fees, net	$285,157	$236,077

Programming costs included in the accompanying consolidated statements of operations for the years ended December 31, 2008, 2009 and 2010, were $140.7 million, $127.5 million and $125.2 million, respectively.

In the regular course of evaluating the remaining usefulness of its various program licenses, the Company may determine that certain licenses may be of little future program value to it. In such instances, the Company shortens the estimated remaining lives to zero, thereby accelerating amortization of the remaining net book values. The Company made no such changes in estimates during the years ended December 31, 2008 and 2009. During the year ended December 31, 2010, such changes in estimates resulted in additional amortization of program license fees of $227,000.

At December 31, 2009 and 2010, $1.8 million and $4.1 million, respectively, of program license fees were included in prepaid and other assets on the accompanying consolidated balance sheets as the Company made payments for the program license fees prior to commencement of the license period.

License fees payable are comprised of the following:

	As of December 31,
(In thousands)	2009	2010

License fees payable—non-affiliates	$171,966	$126,375
License fees payable—Hallmark Cards affiliates	10,409	11,729

Total license fees payable	182,375	138,104
Less current maturities	(99,494)	(104,286)

Long-term license fees payable	$82,881	$33,818

5.     Property and equipment

Property and equipment are comprised of the following:

	As of December 31,
			Depreciable life (in years)
(In thousands)	2009	2010

Technical equipment and computers	$6,614	$7,505	3 - 5
Leased assets	17,363	17,611	3 - 15
Furniture, fixtures and equipment	652	679	5
Leasehold improvements	1,127	—	3 - 7
Construction-in-progress	—	368

Property and equipment, at cost	25,756	26,163
Accumulated depreciation	(12,580)	(13,462)

Property and equipment, net	$13,176	$12,701

Depreciation expense related to property and equipment was $2.4 million, $2.6 million and $2.2 million, for the years ended December 31, 2008, 2009 and 2010, respectively.

Software and other intangible assets of $507,000 and $515,000 as of December 31, 2009 and 2010, respectively, have been included in prepaid and other assets on the accompanying consolidated balance sheets.

6.     Leases

The Company leases uplink and transponder capacity and copiers under long-term lease agreements that are accounted for as capital leases. The capital lease liabilities are included as a component of both accounts payable and accrued liabilities and non-current accrued liabilities in the accompanying consolidated balance sheets. In addition, the Company leases uplink services and office facilities under operating leases that are generally non-cancelable. These leases expire at various dates through June 2019, and some contain escalation clauses and renewal options. Future minimum lease payments under the agreements at December 31, 2010, are as follows:

Years ended December 31, (In thousands)	Capital leases	Operating leases(1)

2011	$2,249	$ 5,018
2012	2,249	5,045
2013	2,219	4,882
2014	2,160	5,051
2015	2,160	2,993
Thereafter	8,550	632

Total minimum lease payments	19,587	$23,621

Less amount representing interest (at implicit rates of 9.375% and 3.910%)	(6,303)

Present value of net minimum lease payments	13,284
Less current maturities	(1,059)

Long term obligation	$12,225

(1)   Includes cancellable amounts related to parking spaces for our Los Angeles, California, office in the amounts of $119,000 for 2011 through 2014 and $89,000 for 2015.

Rent expense under the operating leases was $3.0 million, $2.9 million and $3.2 million, respectively, for the years ended December 31, 2008, 2009 and 2010. Amortization of the uplink and transponder asset held under a capital lease is recorded as amortization of capital lease on the accompanying statements of operations.

The Company accrues and recognizes rent expense on a straight line basis over the term of the lease, including rental holidays. The Company uses the initial lease term, including the free rent holiday period, to determine the lease term.

The Company recognizes revenue for selling excess digital channel capacity on a leased transponder to third parties as Other Revenue. Revenue for the excess capacity was $126,000 in 2010 and will be $252,000 in 2011 through 2013 and $105,000 in 2014.

7.     Credit facility

Amendment No. 16 to the credit facility, entered into on March 2, 2010, set the maximum amount that may be borrowed under the credit facility at $30.0 million (a reduction from $45.0 million) and extended the maturity date to August 31, 2010. In connection with the Recapitalization, the Company entered into Amendment No. 17 to the Company's amended credit agreement with JP Morgan Chase Bank, effective June 29, 2010. Amendment No. 17, among other things, extended the maturity date of the credit facility June 30, 2011.

Amendment No. 17 terminated the Hallmark Cards Subordination and Support Agreement. The Hallmark Cards Facility Guarantee remains in place and an intercreditor agreement among HCC, JP Morgan Chase Bank and the Company was entered into which, among other things, defines the lien priorities and allowed for payments to HCC pursuant to the Recapitalization. The credit facility is guaranteed by Hallmark Cards and the Company's subsidiaries and is secured by all tangible and intangible assets of the Company and its subsidiaries. Interest under the credit facility is equal to the LIBOR Rate plus 2.25% in the case of a Eurodollar Loan and the Alternate Base Rate plus 1.25% in the case of an Alternate Base Rate Loan (with each named rate and loan as defined in Amendment No. 17). The Company's ability to borrow additional amounts under the credit facility is not limited or restricted.

The credit facility, as amended, contains a number of affirmative and negative covenants. The Company was in compliance with these covenants as of December 31, 2010.

At December 31, 2009, and 2010, the Company had outstanding borrowings of $1.0 million and $0, respectively, under the credit facility and there were no letters of credit outstanding. At December 31, 2009, all of the outstanding balance bore interest at the Eurodollar rate (2.49% weighted average rate at December 31, 2009). Interest expense on borrowings under the credit facility for each of the years ended December 31, 2008, 2009 and 2010, was $2.1 million, $350,000 and $4,000, respectively.

8.     Related party obligations

Recapitalization

For financial reporting purposes, the Recapitalization has been accounted for as a troubled debt restructuring in accordance with the guidance of ASC Topic 470-60 Debt—Troubled Debt Restructurings. Identification of the Recapitalization as a troubled debt restructuring involved both qualitative and quantitative aspects. Among the qualitative aspects considered were (i) the Company's expectations that it would have been unable to fulfill the debt service requirements associated with approximately $342.2 million of principal and interest payable to HCC on May 1, 2010 upon the expiration of the waiver agreement (which was extended to August 31, 2010 pursuant to the master recapitalization agreement), along with an additional $784.6 million of principal and interest that would have become immediately due pursuant to cross-default provisions, and (ii) the going concern opinion rendered by the Company's independent registered public accounting firm in connection with the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009. Quantitatively, Hallmark Cards is deemed to have granted a "concession" within the meaning of ASC 470-60. Prior to consummation of the Recapitalization, the weighted average interest rate of HCC debt was approximately 8.3%. After consideration of (x) the estimated fair values of Preferred Stock and Common Stock issued in the Recapitalization and (y) the debt service requirements of New Debt, the overall effective interest rate on the New Debt resulting from the Recapitalization is less than 1%.

Pursuant to the guidance in the ASC, we (1) recorded the issuance of Preferred Stock and Common Stock at their respective estimated fair values as of June 29, 2010 and (2) recorded New Debt in an amount equal to the residual of (i) the carrying value of HCC Debt less (ii) the estimated fair values of such Preferred Stock and Common Stock. New Debt has been apportioned between the Term A and Term B Loans on the basis of their relative fair values. The amounts by which the apportioned Term Loans exceeded the respective stated amounts of principal are being amortized over the terms of the loans as reductions of the interest expense that otherwise would arise from the stated cash interest rates. The resulting effective interest rates are approximately 0.789% and 1.002%, for the Term A Loan and Term B Loan, respectively. If, and when, any of the available pay-in-kind options (where interest is added to principal) are exercised, the effects of such elections will be recognized prospectively.

The Mergers of HEI and HEH involved non-substantive subsidiaries of Hallmark Cards. The Mergers were recorded at carry-over basis pursuant to the guidance of ASC Topic 805-50 Business Combinations—Related Issues. HEIC and HEH did not have assets other than their investment in the Company.

The following table summarizes the accounting for the Recapitalization:

		In thousands

Pre-Recapitalization
HCC Debt		$1,161,918
Deferred debt issuance costs		(475)
Transaction costs		(3,596)

		$1,157,847

Post-Recapitalization
New Debt		$ 432,140
Preferred stock, 185,000 shares, $0.01 par value, $1,000 liquidation preference		185,000
Common stock, $0.01 par value		2,549
Additional paid-in capital
Fair values of new preferred stock and common stock, less liquidation preference and par value, respectively	$541,754
Transaction costs related to new preferred stock and common stock	(2,547)	539,207

Transaction costs related to the New Debt included in selling, general and administrative expense		(1,049)

		$1,157,847

See "Recapitalization of the Company" in Note 1 for information regarding the debt obligations owed to HCC immediately prior to the Recapitalization. See Note 11 for information related to an imputed discount that arose with the issuance of Preferred Stock and the related effect on the determination of net income (loss) per share.

Related party long-term obligations

The aggregate maturities of nominal related party long-term debt and future interest (assuming no utilization of the payment-in-kind options) for each of the five years subsequent to December 31, 2010, are as follows:

	Payments due by period
(In thousands)	Total	Less than 1 year	2 years	3 years	4 years	5 years

Term A note, due December 31, 2013, interest payable quarterly to HCC at 9.5% per annum through December 31, 2011 and 12% thereafter(1)	$264,058	$27,565	$22,886	$213,607	$—	$—
Term B note, due December 31, 2013, interest payable quarterly to HCC at 11.5% per annum through December 31, 2011 and 14% thereafter	160,425	13,225	16,100	131,100	—	—

	$424,483	$40,790	$38,986	$344,707	$—	$—

(1)   The Company anticipates making a principal payment on the Term A note of approximately $9.3 million, which is the Company's estimated principal payment based on the excess cash flow provisions defined in the Credit Agreement.

The nominal obligations noted in the table above differ from the obligations included in the accompanying balance sheet due to the treatment of the Term A and Term B notes under troubled debt restructuring accounting. The Company paid principal and interest of $16.3 million during the year ended December 31, 2010, on the Term A and Term B notes.

Senior secured note

In August 2003, the Company issued a senior note to HCC for $400.0 million. Cash payments for interest were not required from inception through June 29, 2010. The principal amount of the senior secured note accreted at 10.25% per annum, compounding semi-annually, to June 29, 2010. At December 31, 2009, $758.8 million of principal and interest was included in the senior note payable in the accompanying consolidated balance sheet. The Company's obligations under this note, including $797.4 million of principal and accrued interest, were terminated in connection with the Recapitalization.

Notes and interest payable to HCC

On December 14, 2001, the Company executed a $75.0 million promissory note with HCC. Interest was payable in cash, quarterly in arrears five days after the end of each calendar quarter. The rate of interest under this note was LIBOR plus 5% per annum (5.29% at December 31, 2009). At December 31, 2009, $108.6 million of principal, including interest previously added to principal, and $1.5 million of accrued interest were reported as notes and interest payable to HCC on the accompanying consolidated balance sheet. During 2009 and 2010 the Company paid $6.3 million and $4.3 million, respectively, for interest. The Company's obligations under this note, including $108.6 million of principal, were terminated in connection with the Recapitalization.

On October 1, 2005, the Company converted approximately $132.8 million of its license fees payable to a Hallmark Cards affiliate to a promissory note subsequently transferred to HCC. The rate of interest under this note was LIBOR plus 5% per annum (5.29% at December 31, 2009). At December 31, 2009, $170.1 million of principal, including interest previously added to principal, and $2.3 million of accrued interest were reported as notes and interest payable to HCC on the accompanying consolidated balance sheet. During 2009 and 2010 the Company paid $9.8 million and $6.8 million, respectively, for interest. The Company's obligations under this note, including $170.1 million of principal, were terminated in connection with the Recapitalization.

On March 21, 2006, the Company converted approximately $70.4 million of its payable to a Hallmark Cards affiliate to a promissory note subsequently transferred to HCC. The rate of interest under this note was LIBOR plus 5% per annum (5.29% at December 31, 2009). At December 31, 2009, $62.0 million of principal, including interest previously added to principal, and $838,000 of accrued interest, were reported as notes and interest payable to HCC on the accompanying consolidated balance sheet. During 2009 and 2010 the Company paid $3.6 million and $2.5 million, respectively, for interest. The Company's obligations under this note, including $62.0 million of principal, were terminated in connection with the Recapitalization.

Hallmark guarantee; interest and fee reductions

Hallmark Cards has unconditionally guaranteed the Company's obligations to JPMorgan Chase Bank under the credit facility. Payments, if any, under this guarantee will not reduce the Company's obligations under the credit facility but instead will convey to Hallmark Cards a subordinated participation interest in the Company's obligations under the credit facility. Hallmark Cards also has an option to purchase the lender's entire interest in the credit facility. Prior to April 2009, Hallmark Cards' credit support for the Company's bank credit facility consisted of supplying a letter of credit.

The above mentioned credit support provided by Hallmark Cards resulted in reductions in the interest rate and commitment fees under the credit facility; however, the Company agreed to pay and has paid an amount equal to the reductions in the interest rate and commitment fees to Hallmark Cards. On April 1, 2009, the interest rate and commitment fees under the renewed credit facility increased and the Company began paying Hallmark Cards a smaller reduction amount of the interest rate and commitment fees equal to 0.75% and 0.125%. Interest expense paid to HCC in connection with the JPMorgan Chase Bank credit facility was $1.1 million, $963,000, $1,000 for the years ended December 31, 2008, 2009 and 2010, respectively. Commitment fee expense for the years ended December 31, 2008, 2009 and 2010, was $91,000, $50,000 and $41,000, respectively.

Lease guarantees with Hallmark Cards

On February 24, 2010, the Company executed a letter of credit/guaranty commitment with respect to a certain lease agreement with 12700 Investments, Ltd. for the office space at 12700 Ventura Boulevard, Studio City, California. The landlord required that Crown Media United States, the entity which executed the lease, provide a letter of credit of $1.6 million securing certain obligations of Crown Media United States. Consequently, Hallmark Cards has agreed to guarantee the issuer of such letter of credit against any loss thereon pursuant to the guaranty. As an inducement for Hallmark Cards to issue the guaranty, Crown Media United States has agreed to pay Hallmark Cards a fee which equals 0.75% per annum of the outstanding letter of credit obligation. Additionally, in the event that Hallmark Cards is required to pay any amount under the guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the guaranty.

On September 2, 2008, Hallmark Cards issued a guaranty for the benefit of Crown Media United States, which guaranty pertains to a lease agreement with Paramount Group, Inc. for the office space at 1325 Avenue of the Americas, New York, New York. As a condition to executing the lease agreement, the landlord required Hallmark Cards to guaranty all obligations of Crown Media United States under the lease agreement. As an inducement for Hallmark Cards to issue the guaranty, Crown Media United States has paid Hallmark Cards a fee which equals 0.28% per annum of the outstanding obligation under the lease agreement. Additionally, in the event that Hallmark Cards is required to pay any amount under the guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the guaranty.

9.     Related party transactions

Tax sharing agreement

Overview

On March 11, 2003, the Company became a member of Hallmark Cards' consolidated federal tax group and entered into a federal tax sharing agreement with Hallmark Cards (the "tax sharing agreement"). Hallmark Cards includes the Company in its consolidated federal income tax return. Accordingly, Hallmark Cards has benefited from subsequent tax losses and may benefit from future federal tax losses, which may be generated by the Company. Based on the original tax sharing agreement, Hallmark Cards agreed to pay the Company all of the benefits realized by Hallmark Cards as a result of including the Company in its consolidated income tax return. Also, taxable income recognized by the Company that is included in the Hallmark Cards consolidated tax return will result in a payment by the Company to Hallmark Cards.

Through December 31, 2009, the benefit from losses generated have been paid 75% in cash on a quarterly basis with the balance applied as an offset against other amounts owed by the Company to any member of the Hallmark Cards consolidated group under any loan, line of credit or other payable, subject to limitations under any loan indentures or contracts restricting such offsets. As a result of the Recapitalization, the tax agreement has been amended to provide that 100% of any such benefit will be deferred for application against future tax liabilities of the Company. Pursuant to the amendment to the tax sharing agreement in August 2003, the benefit that would otherwise result from interest accrued on the 10.25% senior secured note was not available to the Company until such interest is paid in cash. As a result of the Recapitalization, such interest accrued from January 1, 2010, through June 29, 2010, will be treated as a deduction under the amended tax sharing agreement.

The Company received $21.3 million under the tax sharing agreement during 2008, which was offset against the tax note. At December 31, 2009, the Company owed Hallmark Cards

$8.5 million under the tax sharing agreement for 2009. The liability was satisfied on June 29, 2010, in connection with the Recapitalization. For the year ended December 31, 2010, the Company owed Hallmark Cards $12.9 million for tax as calculated pursuant to the amended tax sharing agreement and this amount was paid to Hallmark Cards in December 2010.

Any payments received from Hallmark Cards or credited against amounts owed by the Company to any member of the Hallmark Cards consolidated group under the tax sharing agreements have been recorded as additions to paid-in capital in the accompanying consolidated statements of stockholders' deficit. Any amounts owed or payments made to Hallmark Cards or to any member of the Hallmark Cards consolidated group under the tax sharing agreement have been recorded as reductions to paid-in capital.

Since May 9, 2000, the Company has been included in certain combined state income tax returns of Hallmark Cards or Hallmark Entertainment Holdings. Consequently, Hallmark Entertainment Holdings and the Company entered into a state tax sharing agreement. Under the state tax sharing agreement, Hallmark Entertainment Holdings and the Company file consolidated, combined or unitary state tax returns. The Company makes tax-sharing payments to (or receives payments from) Hallmark Entertainment Holdings equal to the taxes (or tax refunds) that the Company would pay (or receive) if it filed on a stand-alone basis. Such payments are computed based on the Company's taxable income (loss) and other tax items beginning the day following the May 9, 2000, reorganization. Hallmark Cards has agreed to waive the state tax liability associated with the cancellation of debt income in those states in which Hallmark Cards files a combined return. Accordingly, the Company has reduced the liability for the state taxes and credited paid-in capital for that amount. For the year ending December 31, 2010, it is estimated that the Company will owe Hallmark Cards approximately $800,000 with respect to the state tax sharing payment primarily related to changes in California tax law. This amount will be payable two days prior to the due date of the state tax returns in 2011.

Services agreement with Hallmark Cards

Hallmark Cards provides Crown Media Holdings with tax, risk management, health safety, environmental, insurance, legal, treasury, human resources, cash management and real estate consulting services. In exchange, the Company is obligated to pay Hallmark Cards a fee, plus out-of-pocket expenses and third party fees, in arrears on the last business day of each quarter. Fees for Hallmark Cards' services were $541,000 for 2008, $455,000 for 2009 and $387,000 for 2010.

At December 31, 2009, and 2010, non-interest bearing unpaid accrued service fees and unreimbursed expenses of $15.2 million and $648,000, respectively, were included in payable to affiliates on the accompanying consolidated balance sheets. The $15.2 million outstanding at December 31, 2009, was satisfied on June 29, 2010, in connection with the Recapitalization. For the years ended December 31, 2008, 2009 and 2010, out-of-pocket expenses and amounts paid to third parties on the Company's behalf by Hallmark Cards were $1.1 million, $420,000 and $302,000, respectively.

"Hallmark Hall of Fame" programming license agreement

In 2008, Crown Media United States entered into an agreement with Hallmark Hall of Fame Productions, Inc. for the exclusive license of 58 "Hallmark Hall of Fame" movies, consisting of 16 contemporary Hallmark Hall of Fame titles (i.e., produced from 2003 to 2008) and 42 older titles, for exhibition on the Hallmark Channel and Hallmark Movie Channel. These titles are licensed for ten year windows, with windows commencing at various times between 2007 and 2010, depending on availability. The total license fee for these movies is $17.2 million and is payable in equal monthly installments over the various 10-year exhibition windows.

Trademark agreement with Hallmark Cards

Crown Media United States has a trademark license agreement with Hallmark Licensing, Inc. for use of the "Hallmark" mark for the Hallmark Channel and for the Hallmark Movie Channel. In June 2010, Hallmark Cards extended the trademark license agreements for the Hallmark Channel and the Hallmark Movie Channel to September 1, 2011. The Company is not required to pay any fees under the trademark license agreements.

The Company has accounted for the agreement pursuant to the contractual terms of the arrangement, which is royalty free. Accordingly, no amounts have been reflected in the consolidated balance sheets or consolidated statements of operations and of the Company.

Under the license agreement, we would be in default if we (i) fail to make any payment due under any loan agreement within five days of its due date or (ii) receive an opinion from our auditors that expresses their doubt with respect to our ability to continue as a going concern. The Company obtained a waiver for the trademark license agreement dated March 3, 2010, from Hallmark Cards related to its going concern opinion over its 2009 financial statements.

10.  Company obligated mandatorily redeemable preferred interest and NICC license agreements

Pursuant to a 1998 agreement among the Company and others then owning membership interests in Crown Media United States (the "Company Agreement"), VISN Management Corp. ("VISN," a wholly-owned subsidiary of National Interfaith Cable Coalition, Inc., "NICC") owned a $25.0 million mandatorily redeemable, preferred membership interest (the "preferred interest"). Until its December 2010 redemption, the preferred interest was reflected in the accompanying consolidated financial statements at its accreted fair value (which was established as of July 1, 2003 pursuant to ASC Topic 480 Distinguishing Liabilities from Equity).

On January 2, 2008, the Company and NICC executed an agreement (the "Modification Agreement") to resolve mutual disputes related to a December 2005 agreement (the "December 2005 NICC Agreement"). As part of the Modification Agreement, we agreed to pay NICC $3.8 million in equal installments on each January 20 of 2008, 2009 and 2010. We also agreed to provide NICC a two-hour broadcast period granted each Sunday morning during the two year period ended December 31, 2009. We also agreed to pay NICC an estimated $3.7 million in yearly installments at the rate of 6% of the outstanding liquidation preference of the preferred interest. These costs and the related liability were recorded in December 2007 at a discounted amount of $8.2 million. At December 31, 2008, the Company recorded additional programming expense of approximately $744,000 to give effect to revisions of anticipated dates on which preferred interest redemptions would occur.

Subsequent to the execution of the Modification Agreement, NICC asserted that certain other provisions of the December 2005 NICC Agreement had not been resolved. In full settlement of NICC's assertion, the Company assigned its ownership interest in a Hallmark Channel original movie which was previously co-owned by NICC and the Company, subject to the Company retaining certain broadcast rights. Settlement expense of approximately $483,000 is included as a component of selling, general and administrative expense in the consolidated statement of operations for the year ended December 31, 2008. The Company also recognized a gain of approximately $101,000 in connection with the disposition of its film asset.

In addition to paying VISN $25.0 million in 2010 for the redemption of the preferred interest, the Company paid NICC $6.4 million, $4.6 million and $2.8 million during the years ended December 31, 2008, 2009 and 2010, respectively, in connection with the provisions of the Company Agreement, the December 2005 NICC Agreement and the Modification Agreement. Such payments fulfilled the Company's obligations to NICC and VISN.

11.  Stockholders' equity

The June 2010 Recapitalization caused changes to the Company's authorized shares of capital stock. The authorized number of shares of preferred stock was reduced from 10.0 million to 1.0 million. The authorized number of shares of Class A common stock was increased from 200.0 million shares to 500.0 million shares. All shares of Class B common were automatically reclassified to shares of Class A common stock. The authorized number of shares of Class B common stock was reduced from 120.0 million to zero.

The Company has not paid any cash dividends on its common stock since inception and is prohibited from paying any cash dividends on its common stock so long as the Term A and Term B notes are outstanding. Commencing in the first quarter of 2011, holders of Preferred Stock are entitled to mandatory, cumulative quarterly dividends at the following annual rates: 14% during 2011 and 16%, (the perpetual rate) during 2012 and all periods thereafter. There was no Preferred Stock dividend entitlement during 2010. At the Company's option, it may pay Preferred Stock dividends in the form of additional shares of Preferred Stock for any dividend period occurring though December 31, 2014. If Preferred Stock dividends are paid only in cash, they would amount to approximately (i) $25.9 million in 2011 and (ii) approximately $29.6 million in 2012 and each year thereafter. The Preferred Stock will also participate with the Common Stock as to any declared dividends on an "as converted" basis.

The Company has estimated that the absence of perpetual rate dividends during 2010 and 2011 resulted in an implicit discount of $17.4 million in the estimated fair value of Preferred Stock upon issuance at June 29, 2010. Such discount is being amortized through December 31, 2011. Amortization is reflected in the accompanying consolidated balance sheets as an increase in accumulated deficit and an increase in redeemable preferred stock. During the year ended December 31, 2010, amortization amounted to $14.0 million. The remaining $3.4 million will be amortized during 2011.

Each share of Preferred Stock will become and remain convertible at the earlier of December 31, 2013, or upon a payment or refinancing of the debt at the option of the holder into a number of shares of Common Stock to be determined by dividing (i) its Original Issue Price plus accrued and unpaid cash dividends with respect to such share of Preferred Stock (ii) by the Preferred Conversion Price. The "Preferred Conversion Price" was $2.5969 as of the closing of the Recapitalization, which price is subject to adjustments for stock splits, combinations, dividends, mergers, recapitalizations and other corporate actions having a similar effect with respect to the Preferred Stock and other adjustments such as the sale of additional shares for a price less than the Preferred Conversion Price.

If the Company generates net proceeds from a refinancing in excess of the aggregate outstanding principal and interest amounts of New Debt (the "Excess Refinancing Proceeds"), the holders of Preferred Stock may elect to apply such Excess Refinancing Proceeds to redeem (to the extent of funds legally available for such redemption) at the Redemption Price a number of the outstanding shares of Preferred Stock. The "Redemption Price" means a price per share equal to the Original Issue Price, plus an amount equal to any accrued but unpaid cash dividends with respect to such share, together with any other dividends declared but unpaid. If the Company receives any such requests, it must redeem on the twentieth day after delivery of the Excess Proceeds Notice, the number of outstanding shares of Preferred Stock set forth in all such notices received by the Company within fifteen days after delivery of the Excess Proceeds Notice. If the Excess Refinancing Proceeds are not sufficient to redeem all shares of Preferred Stock to be redeemed, the Company will redeem a pro rata portion of redeemable shares based on the holders' respective redemption requests.

The Company may redeem the Preferred Stock at any time, upon 10-days written notice, at the Redemption Price.

The Preferred Stock will vote together with the Common Stock as a single class, with the Preferred Stock voting on an "as converted" basis. Holders, as a separate class, are also required to approve certain specified actions that could negatively impact the holders of the Preferred Stock.

In the event of any liquidation or winding up of the Company, the holders of the Preferred Stock will be entitled to receive, in preference to the holders of the Common Stock, an amount equal to the greater of (x) the Original Issue Price per share plus accrued but unpaid cash dividends thereon, or (y) that amount that would be received by such holders on an "as converted" basis had all Preferred Stock been converted into Common Stock immediately prior to such liquidation or winding up. A consolidation, merger or other form of acquisition of the Company or a sale of all or substantially all of its assets will be deemed to be a liquidation or winding up for purposes of the liquidation preference. The redeemable Preferred Stock has a liquidation preference of $185.0 million.

The following table summarizes the issuance and transactions related to the redeemable Preferred Stock in 2010:

(In thousands)	Redeemable preferred stock shares	Redeemable preferred stock

Balance, December 31, 2009	—	$ —
Issuance of redeemable preferred stock	185	185,000
Imputed preferred stock dividends from amortization of discount on preferred stock	—	13,934

Balance, December 31, 2010	185	$198,934

12.  Income taxes

Hallmark Cards will include the Company's 2010 taxable income in its 2010 consolidated federal tax return. Hallmark Cards has used approximately $738.6 million of the Company's tax losses since entering into the tax sharing agreement. The Company has recorded a reduction in its deferred tax asset from net operating loss carryforwards of $61.1 million related to the taxable income generated during the year ended December 31, 2010. The Company has recorded a net deferred tax asset of $547.4 million related to the cumulative losses generated. The entire amount of the Company's net deferred tax assets have been offset with a valuation allowance. During 2010, the valuation allowance decreased by $54.7 million primarily related to the use of net operating loss carryforwards, a change in the effective tax rate, and the difference between the book and tax basis of the new HC Crown debt as a result of the recapitalization. The Company may ultimately reverse the valuation allowance and record a tax benefit if it is determined to be more likely than not that the Company could realize the tax benefit if it were treated as a stand-alone taxpayer.

Historically, the Company has accounted for income taxes as if it were a separate taxpayer not included in the consolidated tax return of Hallmark Cards. Because of this, the provision and temporary differences, which are recorded as if the Company were a separate taxpayer may not exist on the consolidated tax return of Hallmark Cards. For tax purposes, the Recapitalization generated net cancellation of debt income which is estimated at approximately $147.0 million. Accordingly, the Company is expected to generate federal and state taxable income in 2010 for both regular tax and alternative minimum tax ("AMT") purposes. For regular tax purposes, this income will be fully offset by net operating loss carryforwards. However, for federal AMT purposes, loss carryforwards can be used against AMT income but are limited to 90% of that income. As a result, the Company has recorded an income tax expense of approximately $3.3 million for the estimated AMT in its consolidated statements of operations since the Company is not able to recognize an offsetting deferred tax benefit from the AMT credit carryforward because of its full valuation allowance on deferred tax assets.

However, as a result of being included in the consolidated tax return of Hallmark Cards, this AMT expense is not required to be paid to the Internal Revenue Service nor to Hallmark Cards under the tax sharing agreement. Accordingly, the Company has reduced the liability for the aforementioned AMT and credited paid-in capital. The net result for AMT calculated as if the Company is a separate taxpayer is a charge to the consolidated statements of operations and a corresponding credit to paid-in capital.

For state income tax purposes the Company also has a tax expense on a separate company stand-alone basis. Effective October 2010, California has suspended the use of tax loss carryforwards for 2010 and 2011. Additionally, the state of New York has an alternative minimum tax which allows only 90% of the tax loss carryforwards. There will be a state tax sharing payment to Hallmark Cards in 2011.

The stand-alone income taxes for the years ended December 31 are as follows:

	Years ended December 31,
(In thousands)	2009	2010

Continuing operations	$—	$8,810

Income tax provision	$—	$8,810

(In thousands)	Current	Deferred	Total

2010:
Federal	$3,304	$—	$3,304
State and local	5,506	—	5,506

Total	$8,810	$—	$8,810

2009:
Federal	$ —	$—	$—
State and local	—	—	—

Total	$ —	$—	$—

The following table reconciles the income tax provision at the U.S. statutory rate to the provision per the financial statements:

	Years ended December 31,
(In thousands)	2009	2010

Tax computed at 35%	$(8,204)	$11,512
State taxes, net	(874)	1,296
Other	554	(171)
Change in tax rate	—	22,055
Increase (decrease) in valuation allowance	8,524	(25,882)

Income tax provision	$—	$8,810

The components of Crown Media Holdings' stand-alone deferred tax assets and liabilities are comprised of the following:

	Years ended December 31,
(In thousands)	2009	2010

Deferred tax assets:
Bad debt reserve	$186	$52
Accrued compensation	1,656	1,898
Net operating loss	644,531	547,417
Depreciation	5,073	4,381
Sale of international business and film assets	6,072	5,529
Basis difference on HCC debt.	—	37,997
Audience deficiency unit reserve	6,970	8,944
Other	1,727	689
AMT credit	—	3,304
Valuation allowance	(664,912)	(610,211)

Total deferred tax assets	1,303	—
Deferred tax liabilities:
Program license fees	(485)	—
Other	(818)	—

Total deferred tax liabilities	(1,303)	—

Net deferred taxes	$—	$—

As of December 31, 2010, the Company's stand-alone cumulative federal net operating losses were approximately $1.4 billion, which would expire in 2022 through 2029 under the carryforward provisions provided by the tax code. Of this amount, approximately $692 million is federal net operating losses that have not yet been utilized by Hallmark Cards in its consolidated returns and will begin to expire in 2020 through 2023. The Company has apportioned state net operating losses of approximately $800 million which expire in 2011 through 2031.

Accounting for uncertainty in income taxes

An evaluation process is required under applicable accounting standards for all tax positions taken. If the probability for sustaining a tax position is at least more likely than not, then the tax position is warranted and recognition should be at the highest amount which is greater than 50% likely of being realized upon ultimate settlement. At December 31, 2009 and 2010, the total amount of unrecognized tax benefits for uncertain tax positions was $0. The Company recognized no increase or decrease in the amount of unrecognized tax benefits for uncertain tax positions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. At December 31, 2009 and 2010, we have no accrued interest related to uncertain tax positions.

By virtue of its inclusion in Hallmark Cards consolidated tax returns, the Company is subject to examination by the Internal Revenue Service for periods subsequent to March 10, 2003. Further,

net operating loss carryforwards ("NOL's") are subject to examination in the year they are utilized regardless of whether the tax year in which they were generated has been closed by statute. The amount subject to disallowance is limited to the NOL utilized. Accordingly, the Company is subject to examination for NOL's generated prior to March 11, 2003 if and when such NOL's are utilized in future tax returns.

The Company has separate company nexus in Colorado and Georgia and has also been included in the combined state tax returns of Hallmark or HC Crown for California, Illinois, and New York. The state returns are generally subject to examination for years after 2005.

13.  Fair value

The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2009 and 2010.

	December 31, 2009		December 31, 2010
(In thousands)	Carrying amount	Significant unobservable inputs (Level 3) fair value	Carrying amount	Significant unobservable inputs (Level 3) fair value

Senior secured note to HCC,
including accrued interest	$758,755	$641,635	$—	$ —
Note and interest payable to HCC	110,062	93,074	—	—
Note and interest payable to HCC	62,845	53,144	—	—
Note and interest payable to HCC	172,407	145,795	—	—
Term A note and interest payable to HCC	—	—	261,433	199,361
Term B note and interest payable to HCC	—	—	156,262	119,528
Company obligated mandatorily redeemable preferred interest	22,902	19,800	—	—

ASC Topic 820 Fair Value Measurements and Disclosures defines fair value of a liability as the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the liability, such as inherent risk, transfer restrictions, and credit risk. Level 3 is defined as inputs that are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the liability.

The carrying amounts shown in the table are included on the accompanying consolidated balance sheets under the indicated captions. The Company estimates the fair value of its debt to HCC on a quarterly basis.

Accounts payable and receivable are carried at reasonable estimates of their fair values because of the short-term nature of these instruments. Interest rates on borrowings under the bank credit facility are for relatively short periods and variable. Therefore, the fair value of this debt is not significantly affected by fluctuations in interest rates. The credit spread on the debt is fixed, but the market rate will fluctuate.

Estimates of the fair value of certain of the Company's financial instruments are presented in the tables above. As a result of recent market conditions, the Company's debt obligations with HCC have limited or no observable market data available. Fair value measurements for these instruments are included in Level 3 of the fair value hierarchy of ASC Topic 820. These fair value measurements are based primarily upon the Company's own estimates and are often based on its current pricing policy, the current economic and competitive environment, the characteristics of the instrument, credit and interest rate risks, and other such factors. Therefore, the results cannot be determined with precision, cannot be substantiated by comparison to quoted prices in active markets, and may not be realized in an immediate settlement of the liability. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including discount rates, liquidity risks, and estimates of future cash flows, could significantly affect the fair value measurement amounts.

The majority of the Company's debt has been transacted with HCC. Please see footnote 2 for additional fair value information regarding goodwill and footnote 8 for information regarding the redeemable preferred shares.

14.  Share-based compensation

Crown Media Holdings has one stock option plan, the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan (the "Plan"). The Plan covers three types of share-based compensation: Stock Options, Restricted Stock Units ("RSU") and Share Appreciation Rights ("SAR").

Stock-based compensation

The Company recorded $1.1 million and $324,000 of compensation expense associated with the employment and performance RSUs during the years ended December 31, 2008 and 2010, respectively, which has been included in selling, general and administrative expense on the accompanying consolidated statements of operations. The Company recorded $269,000 of compensation benefit associated with the employment and performance RSUs during the year ended December 31, 2009, which has been included in selling, general and administrative expense on the accompanying consolidated statements of operations. These awards are included as liabilities in accounts payable and accrued liabilities in the accompanying consolidated balance sheets due to the Company's history of settling these awards in cash.

As of December 31, 2009 and 2010, there was no unrecognized compensation cost, related to non-vested stock options granted to the Company's employees. The closing price of a share of the Company's common stock was $1.45 on December 31, 2009 and $2.62 on December 31, 2010, which is used to calculate the year end RSU and SAR liabilities. As of December 31, 2009 and 2010, there was unrecognized compensation cost, related to non-vested RSUs granted to the Company's directors, in the amount of $190,000 and $375,000, respectively, using the aforementioned stock prices. Actual compensation costs recognized in future periods may vary based upon fluctuations in stock price and forfeitures.

General stock option information

Crown Media Holdings may grant options for up to 10.0 million shares under the Plan. The stock options expire 10 years from the date of grant and generally vest over service periods that range from date of grant to four years. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the Plan).

There were no stock option grants in 2008, 2009 and 2010.

A summary of the status of the Company's Stock Option Plan at December 31, 2009 and 2010, and changes during the years then ended is presented below:

	Shares (in thousands)	Exercise price per option	Weighted- average exercise price per option	Weighted- average remaining contractual term in years	Aggregate intrinsic value

Balance, December 31, 2008	341		$11.60	2.51	$0.00
Options cancelled	(254)	$8.94 - 16.38	$10.81

Balance, December 31, 2009	87		$13.89	1.51	$0.00
Options cancelled	(22)	$12.50 - 16.38	$14.09

Balance, December 31, 2010	65		$13.82	0.82	$0.00

Exercisable	65		$13.82	0.82	$0.00

General restricted stock unit information

The Company's restricted stock units ("RSUs") vest based on employment, performance and market conditions. Certain RSUs vest either in one-third increments on the anniversary of the grant date in each of the three years following the grant or all at one time on the third year anniversary of the grant date, in both cases based on continuing employment ("Employment RSUs"). The Company's RSUs are settled in either common stock or cash as determined by the Company's Board of Directors. The Company has historically settled the RSUs in cash, and considering such past practices, has classified its RSUs as liability awards for accounting purposes.

We recognize compensation cost, net of estimated forfeitures, over the vesting term and include changes in fair value at each reporting period.

The following table shows the cash settlements for each of the following years ending December 31:

(In thousands)	Settlement amount

2008	$3,848
2009	1,499
2010	163

Total	$5,510

The Company granted 52,129 RSUs in August 2008 to members of its Board of Directors who were not employees of the Company or Hallmark Cards and its subsidiaries. These RSUs are part of the compensation of directors consisting of the annual grant of RSUs valued at $40,000.

Additionally, the Company granted 147,540 RSUs in August 2009 to members of its Board of Directors who were not employees of the Company or Hallmark Cards and its subsidiaries. These RSUs are part of the compensation of directors consisting of the annual grant of RSUs valued at $45,000.

Additionally, the Company granted 125,581 RSUs in August 2010 to members of its Board of Directors who were not employees of the Company or Hallmark Cards and its subsidiaries. These RSUs are part of the compensation of directors consisting of the annual grant of RSUs valued at $45,000.

Board of Directors RSUs	Units	Weighted- average remaining contractual term in years

Nonvested Balance, December 31, 2008	88,667	2.02
Units issued	147,540
Units settled in cash	(44,215)

Nonvested Balance, December 31, 2009	191,992	2.35
Units issued	125,581
Units settled in cash	(76,255)

Nonvested Balance, December 31, 2010	241,318	2.08

Chief Executive Officer ("CEO") share appreciation rights agreement

Under Share Appreciation Rights Agreement dated October 3, 2006, the Company agreed to grant stock appreciation rights ("SARs") to the then CEO upon occurrence of certain events. The then CEO terminated his employment in May 2009 and his SARs were forfeited at that time.

Prior to the CEO's termination, the fair value of the CEO's SAR grant was estimated at each reporting date using a Monte Carlo Lattice option pricing model. Valuation of this SAR grant was based upon market and service conditions. The Company recorded $1.2 million and $247,000 in compensation benefit related to SARs for the years ended December 31, 2008 and 2009, respectively, on the Company's consolidated statement of operations as a component of selling, general and administrative expense.

15.  Employee benefits

Benefit plans

Crown Media Holdings adopted a 401(k) retirement plan for all of its United States employees effective January 1, 2002. All eligible employees not otherwise enrolled were automatically enrolled into the plan; thereafter, all eligible new hires and rehires will be automatically enrolled in the plan. Employees will have 90 days to terminate his or her participation in the plan and the plan will refund any contributions. Employees that qualify for participation can contribute up to 50% of their pre-tax salary, subject to a maximum contribution limit as determined by the Internal Revenue Service, and up to 16% of after-tax salary, not to exceed 50% total of combined and pre-tax and after-tax contributions. Additionally, for every dollar up to six percent of salary an employee contributes, Crown Media Holdings will contribute fifty cents. Crown Media Holdings contributed and expensed $409,000, $481,000 and $417,000 for the years ended December 31, 2008, 2009 and 2010, respectively.

Deferred compensation plans

The Company sponsors a deferred compensation plan for its management. Participants in this plan earn interest on their deferred compensation. Related liabilities of $2.2 million and $1.6 million at December 31, 2009 and 2010, respectively, are included on the accompanying consolidated balance sheets among short and long-term accrued liabilities.

The Company also sponsors a deferred compensation plan for its Board of Directors. Participants in this plan earn interest on their deferred compensation. Related liabilities of $355,000 and $375,000 at December 31, 2009 and 2010, respectively, are included on the accompanying consolidated balance sheets among short and long-term accrued liabilities.

Resignation agreements

The individual then serving as the Company's chief executive officer resigned May 31, 2009. Pursuant to the resignation agreement, in June 2009 the Company paid this individual $2.5 million, an amount representing the present value of the salary and bonus that otherwise would have been paid to him from June 1, 2009 through October 2, 2010, the scheduled expiration of his employment contract. The Company was also obligated to provide him office space, an assistant and payment of COBRA insurance benefits for periods that expire at various times through May 31, 2010. These expenses were recorded as selling, general and administrative expense on the accompanying consolidated statements of operations in 2009.

The Executive Vice President of Programming resigned from his position effective May 31, 2009. The executive received continued payment of the regular installments of his salary through December 31, 2009 ($523,000) and received his salary through May 31, 2010, in one lump sum paid on January 15, 2010 ($347,000). He also received a payment of a pro-rated annual bonus of approximately $55,000, determined by the Company, for the 2009 calendar year for the period up to the resignation date. These expenses were recorded as other operating costs on the accompanying consolidated statements of operations in 2009.

Long Term Incentive Compensation Agreements

In the second quarter of 2009, the Company granted Long Term Incentive Compensation Agreements ("LTI Agreements") to each vice president, senior vice president and executive vice president of the Company. The target award under each LTI Agreements is a percentage of the employee's base salary and range from $26,000 to $469,000. Of each award, 50% is an Employment Award and 50% is a Performance Award. The Employment Award will vest and be settled in cash on August 31, 2011, subject to earlier pro rata settlement as provided in the LTI Agreement. A portion of the Performance Award vested on December 31, 2010, and the remaining 50% will be settled on December 31, 2011, in accordance with the Company performance criteria concerning adjusted EBITDA and cash flow and subject to earlier pro rata settlement as provided in the LTI Agreement. Early settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2010, death or disability. Potential payouts under the Performance Awards depend on achieving 90% or higher of a target threshold and range from 0% to 150% of the target award. The Company's Compensation Committee has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

The Company did not achieve the 2-year EBITDA target but did obtain 91% achievement of the 2-year Cash Flow target at December 31, 2010. Therefore, the Company will settle the Cash Flow target during first quarter of 2011 in the amount of $157,000.

In the first quarter of 2010, the Company granted LTI Agreements to each vice president, senior vice president and executive vice president of the Company. The target award under each LTI Agreements is a percentage of the employee's base salary and range from $25,000 to $536,000. Of each award, 50% is an Employment Award and 50% is a Performance Award. The Employment Award will vest on August 31, 2012, and be settled in cash within 30 days thereafter, subject to earlier pro rata settlement as provided in the LTI Agreement. The Performance Award will vest on December 31, 2012, and be settled in cash the later of 30 days thereafter or 15 days after the Company issues its audited financials for 2012, but by no later than March 15, 2013. Vesting of the Performance Award will be determined in accordance with the Company performance criteria concerning adjusted EBITDA and cash flow and subject to earlier pro rata settlement as provided in the LTI Agreement. Early settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2011, death or disability. Potential payouts under the Performance Awards depend on achieving 90% or higher of a target threshold and range from 0% to 150% of the target award. The Company's Compensation Committee has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

The Company recorded $540,000 and $1.3 million of expense included in selling, general and administrative expense in the accompanying consolidated statement of operations for the years ended December 31, 2009 and 2010, related to these agreements. Additionally, the $540,000 and $1.9 million liability for these agreements was included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets at December 31, 2009 and 2010.

Employee terminations

In August 2009, the Company terminated the employment of certain individuals. The Company recorded severance expense of approximately $1.2 million during 2009 as part of selling, general and administrative expenses.

16.  Commitments and contingencies

In the normal course of business, the Company has entered into agreements that commit it to make cash payments in future periods with respect to non-cancelable leases and programming contracts.

An entity providing licensed programming is required to report an asset and liability for the rights licensed under a programming agreement only when the license period has begun and when certain other defined requirements are met. As such, the accompanying consolidated balance sheets do not reflect both gross assets and liabilities of $146.7 million and

$259.2 million as of December 31, 2009 and 2010, respectively, related to committed program license fees payable with airing windows which begin subsequent to period-end.

Contractual maturities of long-term obligations over the next five years are as follows (in thousands):

	Total	2011	2012	2013	2014	2015	Thereafter

Term A note due to HCC(1)	$264,058	$27,565	$22,886	$213,607	$—	$—	$ —
Term B note due to HCC(1)	160,425	13,225	16,100	131,100	—	—	—
Dividends on redeemable preferred stock(2)	85,100	25,900	29,600	29,600	—	—	—
Capital lease obligations(1)	19,587	2,249	2,249	2,219	2,160	2,160	8,550
Operating leases	23,621	5,018	5,045	4,882	5,051	2,993	632
License fees payable for current and future windows(3)(4)	397,257	134,014	106,705	78,927	44,406	17,236	15,969
Subscriber acquisition fees	604	604	—	—	—	—	—
Deferred compensation and interest	1,976	466	229	320	173	387	401
Other payables to buyer of international business	873	657	58	53	53	41	11
Other payables to buyer of film assets	19,888	10,000	—	—	4,944	—	4,944

Total Contractual Cash Obligations	$973,389	$219,698	$182,872	$460,708	$56,787	$22,817	$30,507

(1)   Includes future interest.

(2)   Based on assumed redemption date of December 31, 2013.

(3)   The amounts and timing for certain of these commitments are contingent upon the future delivery date and type of programming produced, and, as such, the estimated amount and timing may change.

(4)   Contains airing windows that open subsequent to year end and, therefore, the liability is not included on the balance sheet as of December 31, 2010.

The Company owes an amount on a quarterly basis under a program license agreement that is subject to fluctuation. The Company owed $3.3 million at December 31, 2010, under this agreement. The Company has the obligation to remit these quarterly payments through the 2011/2012 broadcast season.

Lawsuit

On July 13, 2009, a lawsuit was brought in the Delaware Court of Chancery against each member of the Board of Directors of the Company, Hallmark Cards and its affiliates, as well as the Company as a nominal defendant, by a minority stockholder of the Company regarding the then proposed Recapitalization. The plaintiff is S. Muoio & Co. LLC which owned beneficially approximately 5.8% of the Company's Class A common stock at the time of the complaint, according to the complaint and filings with the SEC. The lawsuit claims to be a derivative action and a class action on behalf of the plaintiff and other minority stockholders of the Company. The lawsuit alleges, among other things, that, the defendants have breached fiduciary duties owed to the Company and minority stockholders in connection with the Recapitalization transactions. The lawsuit includes allegations that the consummation of the Recapitalization transactions would result in an unfair amount of equity issued to the majority stockholders, thereby reducing the minority stockholders' equity and voting interests in the Company, and that the majority stockholders would be able to eliminate the minority stockholders through a short-form merger. The complaint requested the court enjoin the defendants from consummating the Recapitalization transactions and award plaintiff fees and expenses incurred in bringing the lawsuit.

On July 22, 2009, a Stipulation Providing for Notice of Transaction (the "Stipulation") was filed with the Delaware Court of Chancery. The Stipulation provided that the Company could not consummate the transaction contemplated in the Recapitalization transactions until not less than seven weeks after providing the plaintiff with a notice of the terms of the proposed transaction, including copies of the final transaction agreements. If the plaintiff moved for preliminary injunctive relief with respect to any such transaction, the parties would establish a schedule with the Court of Chancery to resolve such motion during the seven week period. In addition, following the decision of the Court of Chancery, the Company would not consummate any transaction for a period of at least one week, during which time any party may seek an expedited appeal. The Stipulation further provided that the plaintiff would withdraw its motion for preliminary injunction filed on July 13, 2009 and that the action would be stayed until the earlier of providing the notice of a transaction or an announcement by the Company that it was no longer considering a transaction.

By a letter of February 28, 2010, the plaintiff in this lawsuit informed the Special Committee of the Board of Directors, which considered and negotiated the Recapitalization, that the plaintiff objected to the proposed recapitalization on the terms set forth in the term sheet dated February 9, 2010. The plaintiff asserted, among other things, that the transactions contemplated by the term sheet would unfairly dilute the economic and voting interests of the Company's minority stockholders, that the transactions should be subject to a vote of the majority of the minority stockholders and that the proposed transactions remain inadequate. The plaintiff indicated that if the Company executed definitive documents for the Recapitalization, the plaintiff would pursue the litigation. The February 26, 2010 agreements executed by the Company for the Recapitalization materially followed the provisions in the earlier term sheet.

Notice of the terms of the proposed Recapitalization, including copies of the executed definitive documents for the Recapitalization, was provided to the plaintiff on March 1, 2010. On March 11, 2010, the plaintiff filed an amended complaint raising similar allegations of breach of fiduciary duty against Hallmark Cards and the director defendants and seeking rescission of the Recapitalization rather than a preliminary injunction enjoining the consummation of the Recapitalization, or alternatively, an award of rescissory damages. If the Company is forced to rescind the Recapitalization, short-term debt would increase to the pre-capitalization amount of approximately $1.2 billion, plus accrued interest. A trial took place in September 2010 and the parties submitted post trial briefs to the court. A decision of the court is expected to be issued in the first or second quarter of 2011.

From time to time, the Company, together with, in some instances, certain of its directors and officers is a defendant or codefendant in legal actions involving various claims incident to the conduct of its business. It is not currently possible to predict the outcome of the proceeding discussed above. Legal fees incurred to defend the proceeding will be expensed as incurred. Approximately $2.1 million has been recorded in accounts receivable and approximately $434,000 in accounts payable and accrued liabilities on the accompanying balance sheet at December 31, 2010, related to amounts to be reimbursed by the insurance company.

Guarantee

MAT Movies & Television Production GMBH & Co. Project IV KG ("MAT IV") asserted a claim against HEH under a continuing guaranty executed on or about June 24, 2002, for monies allegedly due in 2008 and 2009 under a distribution agreement between MAT IV and RHI. Hallmark Cards has assumed defense and the Company has been fully indemnified by Hallmark Cards for this claim. On August 12, 2010, HEH was served with a demand for arbitration. RHI filed for bankruptcy on December 10, 2010. The Company filed a protective proof of claim on January 19, 2011. A Settlement and Release Agreement has been executed by RHI, Hallmark Cards, the Company, and MAT IV and was approved by the bankruptcy court on February 17, 2011.

Contract termination

During the fourth quarter of 2009, we exercised our rights to terminate two agreements in connection with our February 2010 launch of the Hallmark Channel in high definition. The Company estimated the costs of termination to be approximately $4.7 million and recorded them as a component of cost of services in the accompanying consolidated statement of operations for 2009.

Termination of one agreement for a standard definition version of the Channel also resulted in a change in the estimated life of a related deferred credit that arose in connection with the sale of our international business in 2005. After launch of the high definition service, recurring monthly expenses under the terminated agreement ceased. Accordingly, in the fourth quarter of 2009, we reduced the deferred credit by approximately $847,000 and recognized a gain on the sale of discontinued operations. Through December 31, 2010, the aggregate loss on sale of the international business is $983,000.

17.  Segment reporting

During 2008, 2009 and 2010, channel operations comprise the Company's sole operating segment. The Company has evaluated performance and allocated resources based on the results of this segment. The key operating performance criteria used in this evaluation include revenue, loss from continuing operations and total assets.

18.  Quarterly information (unaudited)

The following tables contain unaudited quarterly financial data (in thousands, except per share amounts) for the years ended December 31, 2009 and 2010.

	Quarters ended
2009	March 31	June 30	September 30	December 31	Full year

Total revenues	$70,952	$68,182	$ 62,819	$77,611	$279,564
Programming costs	(32,215)	(31,301)	(31,680)	(32,332)	(127,528)
Contract termination fees expense	—	—	—	(4,718)	(4,718)
Operating costs	(4,012)	(4,488)	(3,405)	(3,428)	(15,333)
Selling, marketing, general and administrative expenses	(17,339)	(12,037)	(13,042)	(13,149)	(55,567)
Gain on sale of film library	—	—	—	682	682

Income from operations	17,386	20,356	14,692	24,666	77,100
Interest expense	(24,837)	(25,678)	(24,884)	(25,140)	(100,539)
Gain on sale of discontinued operations	—	—	—	847	847

Net (loss) income	$(7,451)	$(5,322)	$(10,192)	$373	$(22,592)

Net (loss) income per share	$(0.07)	$(0.05)	$ (0.10)	$—	$(0.22)

	Quarters ended
2010	March 31	June 30	September 30	December 31	Full year

Total revenues	$68,378	$65,709	$ 62,520	$ 90,665	$287,272
Programming costs	(29,157)	(30,214)	(31,246)	(34,632)	(125,249)
Contract termination fees expense	(103)	—	—	—	(103)
Operating costs	(2,594)	(2,713)	(3,092)	(3,427)	(11,826)
Selling, marketing, general and administrative expenses	(13,384)	(13,106)	(19,755)	(15,690)	(61,935)
Gain on sale of film library	—	(155)	—	874	719

Income from operations	23,140	19,521	8,427	37,790	88,878
Interest expense	(25,464)	(25,606)	(2,509)	(2,408)	(55,987)
Income tax expense	—	(2,897)	—	(5,913)	(8,810)
Gain on sale of discontinued operations	—	—	—	—	—

Net (loss) income	$(2,324)	$(8,982)	$ 5,918	$ 29,469	$24,081

Net (loss) income per share	$(0.02)	$(0.08)	$ —	$ 0.05	$0.03

See footnotes 3 and 16 above for discussions regarding non-routine quarterly activity.

Crown Media Holdings, Inc. and Subsidiaries
Unaudited condensed consolidated balance sheets
(In thousands, except share and per share data)

	As of December 31, 2010	As of June 30, 2011

ASSETS
Cash and cash equivalents	$30,565	$7,074
Accounts receivable, less allowance for doubtful accounts of $141 and $446, respectively	77,684	68,996
Program license fees	99,574	102,340
Deferred tax asset—net	—	3,300
Prepaid program license fees	4,099	15,628
Prepaid and other assets	2,367	2,370

Total current assets	214,289	199,708
Program license fees	136,503	158,351
Property and equipment, net	12,701	11,803
Goodwill	314,033	314,033
Deferred tax asset—net	—	40,900
Prepaid and other assets	1,008	3,090

Total assets	$678,534	$727,885

See accompanying notes to unaudited condensed consolidated financial statements.

Crown Media Holdings, Inc. and Subsidiaries
Unaudited condensed consolidated balance sheets (continued)
(In thousands, except share and per share data)

	As of December 31,	As of June 30,
	2010	2011

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:
Accounts payable and accrued liabilities	$27,835	$20,631
Audience deficiency reserve liability	26,954	21,101
License fees payable	104,286	114,678
Payables to Hallmark Cards affiliates	1,005	7,679
Notes payable to HCC	38,174	2,100

Total current liabilities	198,254	166,189
Accrued liabilities	18,972	19,436
License fees payable	33,818	39,242
Notes payable to HCC	379,521	392,037

Total liabilities	630,565	616,904
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK, $.01 par value; $1,000 liquidation preference; 1,000,000 shares authorized; 185,000 shares issued and outstanding as of December 31, 2010, and June 30, 2011, respectively	198,934	200,571
STOCKHOLDERS' DEFICIT:
Class A common stock, $.01 par value; 500,000,000 shares authorized; 359,675,936 shares issued and outstanding as of December 31, 2010, and June 30, 2011, respectively	3,597	3,597
Paid-in capital	1,991,157	1,981,182
Accumulated deficit	(2,145,719)	(2,074,369)

Total stockholders' deficit	(150,965)	(89,590)

Total liabilities and stockholders' deficit	$678,534	$727,885

See accompanying notes to unaudited condensed consolidated financial statements.

Crown Media Holdings, Inc. and Subsidiaries
Unaudited condensed consolidated statements
of operations
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011

Revenue:
Subscriber fees	$15,872	$18,132	$32,866	$35,881
Advertising	49,682	57,686	100,928	113,290
Advertising by Hallmark Cards	144	228	208	358
Other revenue	11	104	85	216

Total revenue, net	65,709	76,150	134,087	149,745
Cost of Services:
Programming costs
Hallmark Cards affiliates	410	405	837	786
Non-affiliates	29,804	35,860	58,534	67,586
Contract termination	—	—	103	—
Other costs of services	2,713	2,941	5,307	5,893

Total cost of services	32,927	39,206	64,781	74,265
Selling, general and administrative expense (exclusive of depreciation and amortization expense shown separately below)	12,259	12,535	24,287	28,271
Marketing expense	464	543	1,437	893
Depreciation and amortization expense	383	367	766	752
Loss on sale of film assets	155	—	155	—

Income from operations before interest and income tax expense	19,521	23,499	42,661	45,564
Interest income	32	—	50	—
Interest expense	(25,638)	(1,535)	(51,120)	(3,330)

(Loss) income from operations before income tax (expense) benefit	(6,085)	21,964	(8,409)	42,234
Income tax (expense) benefit	(2,897)	(419)	(2,897)	43,408

(Loss) income before discontinued operations	(8,982)	21,545	(11,306)	85,642
Gain from sale of discontinued operations, net of tax	—	189	—	189

Net (loss) income and comprehensive (loss) income	(8,982)	21,734	(11,306)	85,831
Income allocable to Preferred Shareholder	—	(9,683)	—	(26,277)

Net (loss) income and comprehensive (loss) income to common shareholders	$(8,982)	$12,051	$(11,306)	$59,554

Weighted average number of common shares outstanding, basic and diluted	110,452	359,676	107,620	359,676

(Loss) income per common share before discontinued operations, basic and diluted	$(0.08)	$0.03	$(0.11)	$0.17
Gain per common share from discontinued operations, basic and diluted	—	—	—	—

Net (loss) income per common share, basic and diluted	$(0.08)	$0.03	$(0.11)	$0.17

See accompanying notes to unaudited condensed consolidated financial statements.

Crown Media Holdings, Inc. and Subsidiaries
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Six months ended June 30,
	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(11,306)	$85,831
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss on sale of film assets	155	—
Gain on sale of discontinued operations	—	(189)
Depreciation and amortization	61,962	64,898
Accretion on company obligated mandatorily redeemable preferred interest	1,144	—
Provision for allowance for doubtful accounts	32	301
Loss on sale of fixed asset	2	—
Debt issuance costs	1,044	—
Income tax expense (benefit)	2,897	(43,408)
Stock-based compensation	109	46
Changes in operating assets and liabilities:
Decrease in accounts receivable	3,255	8,388
Additions to program license fees	(27,819)	(87,584)
Increase in prepaid and other assets	(12,308)	(14,396)
Increase (decrease) in accounts payable, accrued and other liabilities	8,966	(11,425)
Increase (decrease) in interest payable	33,797	(50)
Increase (decrease) in license fees payable	(33,196)	18,363
Increase (decrease) in payables to affiliates	54	(6,645)

Net cash provided by operating activities	28,788	14,130

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(600)	(607)
Payments to buyer of international business	(512)	(94)

Net cash used in investing activities	(1,112)	(701)

CASH FLOWS FROM FINANCING ACTIVITIES:
Funding of restricted cash account	(15,007)	—
Principal payments on the credit facility	(1,000)	—
Payment on notes payable to HCC	(67)	(23,559)
Dividends paid to Preferred Stockholder	—	(12,843)
Payments for debt issuance costs under the troubled debt restructuring	(3,431)	—
Principal payments on capital lease obligations	(435)	(518)

Net cash used in financing activities	(19,940)	(36,920)

Net increase (decrease) in cash and cash equivalents	7,736	(23,491)
Cash and cash equivalents, beginning of period	10,456	30,565

Cash and cash equivalents, end of period	$18,192	$7,074

See accompanying notes to unaudited condensed consolidated financial statements.

 Crown Media Holdings, Inc. and Subsidiaries
Unaudited condensed consolidated statements of
cash flows (continued)
(In thousands)

	Six months ended June 30,
	2010	2011

Supplemental disclosure of cash and non-cash activities:
Interest paid	$14,764	$2,187
Reduction of additional paid-in capital for obligation under tax sharing agreement	$1,540	$9,975
Non-cash activities related to the troubled debt restructuring:
Elimination of deferred debt issuance costs related to old notes payable to HCC	$475	$—
Satisfaction of payable to Hallmark Cards affiliates	(23,798)	—
Issuance of new notes payable to HCC	432,140	—
Satisfaction of old notes payable to HCC	(340,697)	—
Satisfaction of senior secured note payable to HCC, including accrued interest	(797,423)	—
Issuance of redeemable preferred stock	185,000	—
Issuance of common stock	2,549	—
Additional paid-in capital from issuance of redeemable preferred and common stock	541,754	—

See accompanying notes to unaudited condensed consolidated financial statements.

Crown Media Holdings, Inc. and Subsidiaries
Notes to unaudited condensed consolidated financial statements for the three and six months ended
June 30, 2010 and 2011

1.     Business and organization

Organization

Crown Media Holdings, Inc. ("Crown Media Holdings" or the "Company"), through its wholly-owned subsidiary, Crown Media United States owns and operates pay television channels (collectively the "Channels" or the "channels") dedicated to high quality, entertainment programming for adults and families, in the United States. As of June 29, 2010, following the recapitalization of the Company as described below, the significant investor in the Company is H C Crown, LLC ("HCC"), a subsidiary of Hallmark Cards, Incorporated ("Hallmark Cards").

The Company's continuing operations are currently organized into one operating segment, the channels.

Liquidity

As of June 30, 2011, the Company had $7.1 million in cash and cash equivalents on hand. Also available to the Company through July 14, 2011, was the full $30.0 million bank credit facility. Day-to-day cash disbursement requirements have typically been satisfied with cash on hand and operating cash receipts supplemented with the borrowing capacity available under the bank credit facility and, prior to a series of recapitalization transactions consummated June 29, 2010 (the "Recapitalization"), forbearance by Hallmark Cards and its affiliates.

On July 14, 2011 the Company used the concurrent proceeds from a new $210.0 million senior secured term loan (the "Term Loan") and $300.0 million of senior unsecured notes (the "Notes") to repay the Term A Loan and the Term B Loan and redeem all of the outstanding Preferred Stock (collectively, the "2011 Refinancing"). All of these instruments are described further below. In particular, see Subsequent Events for descriptions of the $210.0 million Term Loan, the $300.0 million Notes, the new $30.0 million senior secured revolving credit facility and the Registration Rights Agreement.

The Company's management anticipates that the principal uses of cash during the twelve month period ending June 30, 2012 will include the payment of operating expenses, accounts payable and accrued expenses, programming costs, residuals and participations of $8.0 million, interest and mandatory principal payments under the credit facility of $25.0 million to $30.0 million, and additional principal payments made from excess cash flows as defined, and due, under the credit facility. The Company also paid approximately $1.0 million for cash dividends on Preferred Stock through July 14, 2011. The Company believes that cash on hand, cash generated by operations, and borrowing availability under its bank credit facility, will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs through June 30, 2012.

2.     Summary of significant accounting policies and estimates

Interim financial statements

In the opinion of management, the accompanying condensed consolidated balance sheets and related interim condensed consolidated statements of operations and cash flows include all adjustments, consisting of normal recurring items necessary for their fair presentation in conformity with accounting principles generally accepted in the United States. Interim results are not necessarily indicative of results for a full year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes to those statements, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

Basis of presentation

The condensed consolidated financial statements include the accounts of Crown Media Holdings and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The preparation of financial statements in accordance with generally accepted accounting principles requires the consideration of events or transactions that occur after the balance sheet date but before the financial statements are issued. Depending on the nature of the subsequent event, financial statement recognition or disclosure of the subsequent event is required.

Use of estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Such estimates include the collectibility of accounts receivable, the valuation of goodwill, intangible assets, and other long-lived assets, legal contingencies, indemnifications, and assumptions used in the calculation of income taxes and valuation allowance, among others. A significant non-recurring use of estimates occurred in the course of recording the Company's June 2010 troubled debt restructuring which required that the Company estimate the fair values of preferred stock and common stock issued in the Recapitalization.

All of the estimates that are employed are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile equity markets, and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes, if any, in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Allowance for doubtful accounts

The allowance for doubtful accounts is based upon the Company's assessment of probable loss related to uncollectible accounts receivable. The Company uses a number of factors in determining the allowance, including, among other things, collection trends. The Company's bad debt expense was $6,000 and $129,000 for the three months ended June 30, 2010 and 2011, respectively. The Company's bad debt expense was $32,000 and $301,000 for the six months ended June 30, 2010 and 2011, respectively.

Fair value of financial instruments

Financial Accounting Standards Board ("FASB") Accounting Standards Codification (the "ASC") Topic 820, Fair Value Measurements and Disclosures, provides guidance which defines fair value, establishes a framework for measuring fair value and specifies disclosures about fair value measurements. We determine fair value as an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

The Company does not have balance sheet items carried at fair value on a recurring basis. Significant balance sheet items which are subject to non-recurring fair value measurements consist of impairment valuations of goodwill and property and equipment. In the course of recording the Company's June 2010 troubled debt restructuring, the Company estimated the fair values of its preferred and common stock issued in the Recapitalization. The standard did not have a significant impact on the determination of fair value related to non-financial assets and non-financial liabilities in 2011.

Net income (loss) per share

Basic net income (loss) per share for each period is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share for each period is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares plus potentially dilutive common shares outstanding except whenever any such effect would be antidilutive. Potential common shares consist of incremental common shares issuable upon the exercise of stock options and common shares issuable upon conversion of the preferred stock.

Net income attributable to common stockholders for the three and six months ended June 30, 2011, respectively, reflects allocations in favor of preferred stockholders for (i) imputed preferred stock dividends for financial reporting purposes of $839,000 and $1.6 million, (ii) cumulative preferred stock dividends of $6.4 million and $12.8 million, and (iii) the potential participation in common stock dividends (equivalent to approximately 71.2 million shares of common stock) of $2.4 million and $11.8 million. Such considerations were not applicable to the three and six months ended June 30, 2010. Approximately 39,000 and 50,000 stock options for the three and six months ended June 30, 2011, respectively, and approximately 73,000 and 80,000 stock options for the three and six months ended June 30, 2010, respectively, have been excluded from the determination of diluted net income or loss per share because the individual effect in each instance was antidilutive.

Concentration of risk

Financial instruments, which potentially subject Crown Media Holdings to a concentration of credit risk, consist primarily of cash, cash equivalents and accounts receivable. Generally, Crown Media Holdings does not require collateral to secure receivables. Crown Media Holdings has no significant off-balance sheet financial instruments with risk of accounting losses.

Four and five of our distributors each accounted for more than 10% of our consolidated subscriber revenue for the three months ended June 30, 2010 and 2011, respectively, and together accounted for a total of 63% and 83% of consolidated subscriber revenue during the three months ended June 30, 2010 and 2011, respectively. Three of our distributors each accounted for approximately 15% or more of our consolidated subscribers for both the three months ended June 30, 2010 and 2011, respectively, and together accounted for 60% of our subscribers during both the three months ended June 30, 2010 and 2011, respectively.

Four of our distributors each accounted for more than 10% of our consolidated subscriber revenue for the six months ended June 30, 2010 and 2011, respectively, and together accounted for a total of 64% and 74% of consolidated subscriber revenue during the six months ended June 30, 2010 and 2011, respectively. Three of our distributors each accounted for approximately 15% or more of our consolidated subscribers for both the six months ended June 30, 2010 and 2011, respectively, and together accounted for 60% of our subscribers during both the six months ended June 30, 2010 and 2011, respectively.

Four and three of our programming content providers each accounted for more than 10% of our total license fees payable for both the six months ended June 30, 2010 and 2011, and together accounted for a total of 71% and 57% of the consolidated programming liability, respectively.

Recently issued accounting pronouncements

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (ASC Topic 605): Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force. This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific nor third-party evidence is available. The adoption of this guidance on January 1, 2011, did not have a material impact on our consolidated financial statements.

In January 2010, the FASB issued guidance that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. The adoption of this guidance did not have a material impact on our consolidated financial statements.

On January 1, 2011, the Company adopted changes issued by the FASB regarding the testing of goodwill for impairment. These changes require an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than

50%) that a goodwill impairment exists based on qualitative factors. This will result in the elimination of an entity's ability to assert that such a reporting unit's goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. Based on the most recent impairment review of the Company's goodwill (November 2010), the adoption of these changes had no impact on our consolidated financial statements.

In May 2011, the FASB issued amendments to disclosure requirements for common fair value measurement. These amendments, effective for the interim and annual periods beginning on or after December 15, 2011 (early adoption is prohibited), result in a common definition of fair value and common requirements for measurement of and disclosure requirements between U.S. GAAP and IFRS. Consequently, the amendments change some fair value measurement principles and disclosure requirements. The implementation of this amended accounting guidance is not expected to have a material impact on our consolidated financial position and results of operations.

In June 2011, the FASB issued Accounting Standards Update ("ASU") No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU No. 2011-05 requires that all nonowner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements, eliminating the option to present other comprehensive income in the statement of changes in equity. Under either choice, items that are reclassified from other comprehensive income to net income are required to be presented on the face of the financial statements where the components of net income and the components of other comprehensive income are presented. This amendment is effective for the Company in 2012 and will be applied retrospectively. This amendment will not change the manner in which the Company presents comprehensive income.

3.     Program license fees

Program license fees are comprised of the following:

(In thousands)	As of December 31, 2010	As of June 30, 2011

Program license fees—non-affiliates	$552,869	$605,295
Program license fees—Hallmark Cards affiliates	15,000	15,400

Program license fees, at cost	567,869	620,695
Accumulated amortization	(331,792)	(360,004)

Program license fees, net	$236,077	$260,691

License fees payable are comprised of the following:

(In thousands)	As of December 31, 2010	As of June 30, 2011

License fees payable—non-affiliates	$126,375	$142,552
License fees payable—Hallmark Cards affiliates	11,729	11,368

Total license fees payable	138,104	153,920
Less current maturities	(104,286)	(114,678)

Long-term license fees payable	$33,818	$39,242

In the regular course of evaluating the remaining usefulness of its various program licenses, the Company may determine that certain licenses may be of little future program value to it. In such instances, the Company shortens the estimated remaining lives to zero, thereby accelerating amortization of the remaining net book value. During the three and six months ended June 30, 2010, such changes in estimates resulted in additional amortization of program license fees of $0 and $227,000, respectively. During the three and six months ended June 30, 2011, such changes in estimates resulted in additional amortization of program license fees of $600,000.

Under certain license agreements with RHI Entertainment Distribution, LLC ("RHIED") the Company is obligated to pay $5.3 million through December 1, 2013. In connection with its reorganization in bankruptcy, RHIED assigned its right to receive these license payments to Hallmark Cards. During the six months ended June 30, 2011, the Company reclassified $2.5 million from license fees payable (to non-affiliates) to payables to Hallmark Cards affiliates. During the same period the Company remitted payment of $1.3 million to Hallmark Cards. Therefore, at June 30, 2011, the payable to Hallmark Cards affiliates includes $1.2 million related to this assignment. The remaining $2.8 million relates to license periods that have not commenced as of June 30, 2011; accordingly, such amount is not reflected in the accompanying condensed consolidated balance sheet. See Commitments and Contingencies below.

4.     Revolving credit facilities

In connection with the Recapitalization, the Company entered into Amendment No. 17 to the Company's amended credit agreement with JP Morgan Chase Bank, effective June 29, 2010. Amendment No. 17, among other things, extended the maturity date of the credit facility to June 30, 2011.

Amendment No. 17 terminated the Hallmark Cards Subordination and Support Agreement. The Hallmark Cards Facility Guarantee remained in place. A related intercreditor agreement among HCC, JP Morgan Chase Bank and the Company, among other things, defined the lien priorities and allowed for payments to HCC pursuant to the Recapitalization. The credit facility was guaranteed by Hallmark Cards and the Company's subsidiaries and was secured by all tangible and intangible assets of the Company and its subsidiaries. Interest under the credit facility was equal to the LIBOR Rate plus 2.25% in the case of a Eurodollar Loan and the Alternate Base Rate plus 1.25% in the case of an Alternate Base Rate Loan (with each named rate and loan as defined in Amendment No. 17). The Company's ability to borrow additional amounts under the credit facility was not otherwise limited or restricted.

On June 29, 2011, the Company entered into Amendment No. 18, which extended the maturity date of the credit facility to the earlier to occur of (i) July 29, 2011 or (ii) the date of the execution of definitive documentation with respect to any Indebtedness of the type contemplated by Exhibit 99.1 of Crown Media Holdings' 8-K dated June 20, 2011 that was filed with the SEC on June 21, 2011.

In connection with the 2011 Refinancing, the Company obtained a new credit agreement comprising the Term Loan and a new senior revolving credit facility that will expire on July 14, 2016. See the Subsequent Events footnote below.

The credit facility, as amended, contained a number of affirmative and negative covenants. The Company was in compliance with these covenants as of June 30, 2011.

At December 31, 2010, and June 30, 2011, the Company did not have outstanding borrowings under the credit facility and there were no letters of credit outstanding. Interest expense on borrowings under the credit facility for both the three months ended June 30, 2010 and 2011, was $0. Interest expense on borrowings under the credit facility for each of the six months ended June 30, 2010 and 2011, was $4,000 and $0, respectively.

5.     Related party long-term obligations

Related party long-term obligations

Without giving effect to the 2011 Refinancing, the aggregate maturities of related party long-term debt and future interest (assuming no utilization of the payment-in-kind options) for each of the five years subsequent to June 30, 2011, were as follows:

	Payments due by period
(In thousands)	Total	Year 1	Year 2	Year 3	Year 4	Year 5

Term A Loan, due December 31, 2013, interest payable quarterly to HCC at 9.5% per annum through December 31, 2011 and 12% thereafter	$245,627	$20,514	$22,855	$202,258	$—	$—
Term B Loan, due December 31, 2013, interest payable quarterly to HCC at 11.5% per annum through December 31, 2011 and 14% thereafter	153,867	14,673	16,078	123,116	—	—

	$399,494	$35,187	$38,933	$325,374	$—	$—

The Company paid principal of $7.2 million and interest of $603,000 during the three months ended June 30, 2011, on the Term A and Term B Loans. The Company paid principal of $23.6 million and interest of $1.4 million during the six months ended June 30, 2011, on the Term A and Term B Loans. The Company paid principal of $67,000 and interest of $21,000 during both the three and six months ended June 30, 2010, on the Term A and Term B Loans.

After giving effect to the 2011 Refinancing, the aggregate maturities of long-term debt including future interest for each of the five years subsequent to June 30, 2011, would be as follows:

	Payments due by period
(In thousands)	Total	Year 1	Year 2	Year 3	Year 4	Year 5	Thereafter

The Notes, due July 15, 2019, interest payable semiannually at 10.5% per annum	$552,088	$15,838	$31,500	$31,500	$31,500	$31,500	$410,250
Term Loan, due July 14, 2018	292,841	11,298	14,200	14,078	13,956	13,865	225,444

	$844,929	$27,136	$45,700	$45,578	$45,456	$45,365	$635,694

Senior secured note

In August 2003, the Company issued a senior note to HCC for $400.0 million. Cash payments for interest were not required from inception through June 29, 2010. The principal amount of the senior secured note accreted at 10.25% per annum, compounding semi-annually, to June 29, 2010. The Company's obligations under this note, including $797.4 million of principal and accrued interest, were terminated in connection with the Recapitalization.

Notes and interest payable to HCC

On December 14, 2001, the Company executed a $75.0 million promissory note with HCC. Interest was payable in cash, quarterly in arrears five days after the end of each calendar quarter. During 2010 the Company paid $4.3 million for interest. The Company's obligations under this note, including $108.6 million of principal, were terminated in connection with the Recapitalization.

On October 1, 2005, the Company converted approximately $132.8 million of its license fees payable to a Hallmark Cards affiliate to a promissory note subsequently transferred to HCC. During 2010 the Company paid $6.8 million for interest. The Company's obligations under this note, including $170.1 million of principal, were terminated in connection with the Recapitalization.

On March 21, 2006, the Company converted approximately $70.4 million of its payable to a Hallmark Cards affiliate to a promissory note subsequently transferred to HCC. During 2010 the Company paid $2.5 million for interest. The Company's obligations under this note, including $62.0 million of principal, were terminated in connection with the Recapitalization.

Hallmark guarantee; interest and fee reductions

Hallmark Cards unconditionally guaranteed the Company's obligations to JPMorgan Chase Bank under the credit facility that expired on July 14, 2011. This credit support provided by Hallmark Cards resulted in reductions in the interest rate and commitment fees under the credit facility through July 14, 2011; however, the Company agreed to pay and has paid an amount equal to the reductions in the interest rate and commitment fees to Hallmark Cards. The Company paid Hallmark Cards a reduction amount of the interest rate and commitment fees equal to 0.75% and 0.125%, respectively. Interest expense to HCC in connection with the JPMorgan Chase Bank credit facility was $0 for both the three months ended June 30, 2010 and 2011. Interest expense to HCC in connection with the JPMorgan Chase Bank credit facility was $1,000 and $0 for the six months ended June 30, 2010 and 2011, respectively. Commitment fee expense for both the three months ended June 30, 2010 and 2011, was $10,000. Commitment fee expense for the six months ended June 30, 2010 and 2011, was $22,000 and $19,000, respectively.

6.     Related party transactions

Tax sharing agreement

On March 11, 2003, the Company became a member of Hallmark Cards' consolidated federal tax group and entered into a federal tax sharing agreement with Hallmark Cards (the "federal tax sharing agreement"). Hallmark Cards includes the Company in its consolidated federal income tax return. Accordingly, Hallmark Cards has benefited from subsequent tax losses and may benefit from future federal tax losses, which may be generated by the Company. Based on the original federal tax sharing agreement, Hallmark Cards agreed to pay the Company all of the benefits realized by Hallmark Cards as a result of including the Company in its consolidated income tax return. Also, taxable income recognized by the Company that is included in the Hallmark Cards consolidated tax return will result in a payment by the Company to Hallmark Cards.

On a quarterly basis through December 31, 2009, Hallmark Cards paid the Company cash for 75% of the estimated benefit from losses with the balance applied as an offset against other amounts owed by the Company to any member of the Hallmark Cards consolidated group under any loan, line of credit or other payable, subject to limitations under any loan indentures or contracts restricting such offsets. As part of the Recapitalization, the federal tax sharing agreement was amended to provide that 100% of any such benefit will be deferred for application against future tax liabilities of the Company. Pursuant to the August 2003 amendment to the federal tax sharing agreement, the benefit that would otherwise have resulted from interest accrued on the 10.25% senior secured note was not available to the Company until such interest was paid in cash. As a result of the Recapitalization, such interest accrued from January 1, 2010, through June 29, 2010, was treated as a deduction under the amended federal tax sharing agreement.

At December 31, 2009, the Company owed Hallmark Cards $8.5 million under the federal tax sharing agreement for 2009. The liability was satisfied on June 29, 2010, in connection with the Recapitalization. For the year ended December 31, 2010, the Company owed Hallmark Cards $12.9 million for tax as calculated pursuant to the amended federal tax sharing agreement and this amount was paid to Hallmark Cards in December 2010. The Company owed Hallmark Cards $5.1 million under the federal tax sharing agreement for the first quarter of 2011 which was paid in April 2011. The Company owes Hallmark Cards $5.4 million under the federal tax sharing agreement for the second quarter of 2011 which was paid in July 2011.

Since May 9, 2000, the Company has been included in certain combined state income tax returns of Hallmark Cards or Hallmark Entertainment Holdings. Consequently, Hallmark Entertainment Holdings and the Company entered into a state tax sharing agreement. Under the state tax sharing agreement, Hallmark Entertainment Holdings and the Company file consolidated, combined or unitary state tax returns. The Company makes tax-sharing payments to (or receives payments from) Hallmark Entertainment Holdings equal to the taxes (or tax refunds) that the Company would pay (or receive) if it filed on a stand-alone basis. Such payments are computed based on the Company's taxable income (loss) and other tax items beginning the day following the May 9, 2000, reorganization. Hallmark Cards has agreed to waive the state tax liability associated with the 2010 cancellation of debt income in those states in which Hallmark Cards files a combined return. Accordingly, the Company has reduced the liability for the state taxes and credited paid-in capital for that amount. As of June 30, 2011, it is estimated that the Company will owe Hallmark Cards approximately $988,000 with respect to the state tax sharing payments relating to 2010 and 2011. This amount will be payable two days prior to the due date of the state tax returns.

Any payments received from Hallmark Cards or credited against amounts owed by the Company to any member of the Hallmark Cards consolidated group under the tax sharing agreements have been recorded as additions to paid-in capital in the accompanying consolidated statements of stockholders' deficit. Any amounts owed or payments made to Hallmark Cards or to any member of the Hallmark Cards consolidated group under the tax sharing agreement in excess of current tax expense have been recorded as reductions to paid-in capital.

Release of valuation allowance

The Company had established a deferred tax asset of $610.2 million as of December 31, 2010, and had recorded a full valuation allowance against it. After evaluating positive and negative evidence available as of the reporting date, including recent earnings history, the Company has determined that it is more likely than not that it will utilize a portion of its tax loss carry forwards, as if separate returns were filed. Consistent with ASC 740 Income Taxes, the following sources of taxable income may be available under the tax law to realize a portion or all of a tax benefit for deductible temporary differences and carry forwards:

•
Future reversals of existing taxable temporary differences
•
Taxable income in prior carry back year(s) if carry back is permitted under the tax law
•
Tax planning strategies
•
Future taxable income exclusive of reversing temporary differences and carry forwards

The Company has released a portion of its valuation allowance and has recognized an unreserved deferred tax asset of approximately $44.2 million on its balance sheet as of June 30, 2011. This also results in a non-cash reduction in income tax expense.

In accordance with ASC 740, the Company recorded $44.2 million of tax benefit for the portion of the change in valuation allowance arising from expected realization of deferred tax assets in future years as a discrete item in the first quarter of 2011. The tax benefit for the portion of the change in valuation allowance arising from income in the current year is included in the Company's computation of the estimated annual effective tax rate for the year, and, therefore, will reduce the tax expense the Company otherwise would have recorded for the remainder of 2011 absent any beginning of year valuation allowance.

The Company will continue to evaluate the available positive and negative evidence available in subsequent periods and adjust its remaining valuation allowance to an amount it determines to be more likely than not to be realized.

Services agreement with Hallmark Cards

Hallmark Cards provides Crown Media Holdings with tax, risk management, health safety, environmental, insurance, legal, treasury, human resources, cash management and real estate consulting services. In exchange, the Company is obligated to pay Hallmark Cards a fee, plus out-of-pocket expenses and third party fees, in arrears on the last business day of each quarter. Fees for Hallmark Cards' services were $387,000 for full year ending December 31, 2010, and are expected to be $448,000 for the full year ending December 31, 2011.

At December 31, 2010, and June 30, 2011, the Company's payables to Hallmark Cards affiliates on the accompanying condensed consolidated balance sheets were $1.0 million and $7.7 million, respectively. The December 31, 2010, balance was comprised of $757,000 of state taxes due under the state tax sharing agreement and $248,000 of non-interest bearing unpaid accrued service fees and unreimbursed expenses. The June 30, 2011, balance was comprised of $5.4 million of federal taxes due in July 2011 and $988,000 of state taxes due under the federal and state tax sharing agreements, $1.2 million of assigned license payments, and $30,000 of non-interest bearing unpaid accrued service fees and unreimbursed expenses. The $15.2 million outstanding at December 31, 2009, was satisfied on June 29, 2010, in connection with the Recapitalization.

Hallmark Hall of Fame

On July 6, 2011, the Company entered into an agreement with Hallmark Cards for six new "Hallmark Hall of Fame" two-hour movies to be produced by Hallmark Cards over a two-year license term. The Company has the right to broadcast each movie four times during a period which begins seven days after and ends 14 days after the initial broadcast of each movie on the ABC Network. The Company will retain over nine minutes of commercial time within or adjacent to the running time of each movie and such time will either be used for promos or sales to advertisers who sell products compatible with the Hallmark image. All other commercial time will be for Hallmark Cards and Hallmark-branded commercials. Hallmark Cards has agreed to pay the Company $3.4 million during the two-year period. The program license agreement described herein will have no effect on the Hallmark Hall of Fame program license agreement which the Company entered into with Hallmark Cards in 2008.

7.     Company obligated mandatorily redeemable preferred interest and NICC license agreements

Pursuant to a 1998 agreement among the Company and others then owning membership interests in Crown Media United States (the "Company Agreement"), VISN Management Corp. ("VISN," a wholly-owned subsidiary of National Interfaith Cable Coalition, Inc., "NICC") owned a $25.0 million mandatorily redeemable, preferred membership interest (the "preferred interest") in Crown Media United States. Until its December 2010 redemption, the preferred interest was reflected in the accompanying consolidated financial statements at its accreted fair value, which was established as of July 1, 2003 pursuant to ASC Topic 480 Distinguishing Liabilities from Equity. The $25.0 million redemption fulfilled the Company's obligations to NICC and VISN.

On January 2, 2008, the Company and NICC executed an agreement (the "Modification Agreement") to resolve mutual disputes related to a December 2005 agreement (the "December 2005 NICC Agreement"). As part of the Modification Agreement, the Company agreed to pay NICC $3.8 million in equal installments on each January 20 of 2008, 2009 and 2010. The Company also agreed to provide NICC a two-hour broadcast period granted each Sunday morning during the two year period ended December 31, 2009, and to pay NICC an estimated $3.7 million in yearly installments at the rate of 6% of the outstanding liquidation preference of the preferred interest.

The Company also paid NICC $2.8 million and $0 during the six months ended June 30, 2010 and 2011, respectively, in connection with the provisions of the Company Agreement, the December 2005 NICC Agreement and the Modification Agreement. No amounts were paid to NICC during the three months ended June 30, 2010 or 2011.

8.     Share-based compensation and long term incentive plan

Share-based compensation

The Company recorded $33,000 and $6,000 of compensation expense associated with restricted stock units (RSUs) during the three months ended June 30, 2010 and 2011, respectively, which have been included in selling, general and administrative expense on the accompanying condensed consolidated statements of operations. The Company recorded $109,000 and $46,000 of compensation expense associated with the restricted stock units (RSUs) during the six months ended June 30, 2010 and 2011, respectively, which have been included in selling, general and administrative expense on the accompanying condensed consolidated statements of operations.

As of December 31, 2010, and June 30, 2011, there was no unrecognized compensation cost, related to non-vested stock options granted. The closing price of a share of the Company's common stock, which is used to calculate the RSU liability, was $2.62 on December 31, 2010, and $1.91 on June 30, 2011. As of December 31, 2010, and June 30, 2011, there was unrecognized compensation cost, related to non-vested RSUs granted, in the amount of $375,000 and $156,000, respectively, using the aforementioned stock prices. Actual compensation costs recognized in future periods may vary based upon fluctuations in stock price and forfeitures.

The Company did not issue cash settlements related to the RSUs during either of the three or six months ended June 30, 2010 and 2011.

Long term incentive plan

In the second quarter of 2009, the Company granted Long Term Incentive Compensation Agreements ("LTI Agreements") to each vice president, senior vice president, executive vice president and president of the Company. The target award under each LTI Agreement is a percentage of the employee's base salary and ranges from $26,000 to $469,000. Of each grant, 50% is an Employment Award (as defined under the LTI Agreements) and 50% is a Performance Award (as defined under the LTI Agreements). The Employment Award will vest and be settled in cash on August 31, 2011, subject to earlier pro rata settlement as provided in the LTI Agreement. A portion of the Performance Award vested on December 31, 2010, and was subsequently settled in the first quarter of 2011, and the remaining 50% may vest and be settled on December 31, 2011, in accordance with the Company performance criteria concerning adjusted EBITDA and cash flow and subject to earlier pro rata settlement as provided in the LTI Agreement. Early settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2010, death or disability.

Potential payouts under the Performance Awards depend on achieving 90% or higher of a target threshold and range from 0% to 150% of the target award. The Company's Compensation Committee has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

The Company did not achieve the two-year EBITDA target but did obtain 91% achievement of the two-year Cash Flow target at December 31, 2010. The Company settled the Cash Flow target during first quarter of 2011 in the amount of $157,000.

In the first quarter of 2010, the Company granted LTI Agreements to each vice president, senior vice president, executive vice president and president of the Company. The target award under each LTI Agreement is a percentage of the employee's base salary and ranges from $25,000 to $536,000. Of each grant, 50% is an Employment Award and 50% is a Performance Award. The Employment Award will vest on August 31, 2012, and be settled in cash within 30 days thereafter, subject to earlier pro rata settlement as provided in the LTI Agreement. The Performance Award will vest on December 31, 2012, if the performance criteria are achieved, and be settled in cash the later of 30 days thereafter or 15 days after the Company issues its audited financials for 2012, but by no later than March 15, 2013. Vesting of the Performance Award will be determined in accordance with the Company performance criteria concerning adjusted EBITDA and cash flow and subject to earlier pro rata settlement as provided in the LTI Agreement. Early settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2011, death or disability. Potential payouts under the Performance Awards depend on achieving 90% or higher of a target threshold and range from 0% to 150% of the target award. The Company's Compensation Committee has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

In the second quarter of 2011, the Company granted LTI Agreements to each vice president, senior vice president, executive vice president and president of the Company. The target award under each LTI Agreement is a percentage of the employee's base salary and ranges from $23,000 to $550,000. Of each grant, 50% is an Employment Award and 50% is a Performance Award. The Employment Award will vest on August 31, 2013, and be settled in cash within 30 days thereafter, subject to earlier pro rata settlement as provided in the LTI Agreement. The Performance Award will vest on December 31, 2013, if the performance criteria are achieved, and be settled in cash the later of 30 days thereafter or 15 days after the Company issues its audited financials for 2013, but by no later than March 15, 2014. Vesting of the Performance Award will be determined in accordance with the Company performance criteria concerning adjusted EBITDA and cash flow and subject to earlier pro rata settlement as provided in the LTI Agreement. Early settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2012, death or disability. Potential payouts under the Performance Awards depend on achieving 90% or higher of a target threshold and range from 0% to 150% of the target award. The Company's Compensation Committee has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

The Company recorded $288,000 and $503,000 of expense included in selling, general and administrative expense in the accompanying consolidated statement of operations for the three months ended June 30, 2010 and 2011, related to these agreements. The Company recorded

$716,000 and $867,000 of expense included in selling, general and administrative expense in the accompanying consolidated statement of operations for the six months ended June 30, 2010 and 2011, respectively, related to these agreements. Additionally, the $1.9 million and $2.5 million liability for these agreements was included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets at December 31, 2010 and June 30, 2011, respectively.

9.     Fair value

The following table presents the carrying amounts and estimated fair values of the Company's notes payable to HCC and redeemable preferred stock at December 31, 2010 and June 30, 2011. See Note 11—Subsequent Events to these unaudited condensed consolidated financial statements for a discussion of the Company's termination of the notes payable to HCC and redemption of the preferred stock.

	December 31, 2010		June 30, 2011
(In thousands)	Carrying amount	Significant unobservable inputs (level 3) fair value	Carrying amount	Significant unobservable inputs (level 3) fair value

Term A Loan and interest payable to HCC	$261,433	$199,361	$243,663	$190,901
Term B Loan and interest payable to HCC	156,262	119,528	150,474	115,538
Redeemable Preferred Stock	198,934	229,433	200,571	191,153

ASC Topic 820 Fair Value Measurements and Disclosures defines fair value of a liability as the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. Estimates of the fair value of certain of the Company's financial instruments are presented in the table above. As a result of recent market conditions, the Company's debt obligations with HCC have limited or no observable market data available. Fair value measurements for these instruments are included in Level 3 of the fair value hierarchy of ASC Topic 820. These fair value measurements are based primarily upon the Company's own estimates and are often based on its current pricing policy, the current economic and competitive environment, the characteristics of the instrument, credit and interest rate risks, and other such factors. Therefore, the results cannot be determined with precision, cannot be substantiated by comparison to quoted prices in active markets, and may not be realized in an immediate settlement of the liability. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including discount rates, liquidity risks, and estimates of future cash flows, could significantly affect the fair value measurement amounts.

The carrying amounts shown in the table are included on the accompanying consolidated balance sheets under the indicated captions. The Company estimates the fair value of its debt to HCC on a quarterly basis. The majority of the Company's debt has been transacted with HCC.

Accounts payable and receivable are carried at reasonable estimates of their fair values because of the short-term nature of these instruments. Interest rates on borrowings under the bank credit facility are for relatively short periods and variable. Therefore, the fair value of this debt is not significantly affected by fluctuations in interest rates. The credit spread on the debt is fixed, but the market rate will fluctuate.

10.  Commitments and contingencies

Lawsuit

From time to time, the Company and/or various officers and directors may be named as defendants in legal actions involving various claims incident to the conduct of its business. Whenever the Company concludes that an adverse outcome in any such action is probable and a loss amount can reasonably be estimated, the Company records such loss amount. Related legal costs, net of anticipated insurance reimbursements, are expensed as incurred.

A lawsuit was brought in July 2009 in the Delaware Court of Chancery against the Company's Board of Directors, Hallmark Cards, Incorporated and its affiliates, as well as the Company as a nominal defendant, by S. Muoio & Co. LLC ("Muoio"), a minority stockholder of the Company, regarding a recapitalization proposal which the Company received from Hallmark Cards in May 2009. The lawsuit alleged, among other things, that the recapitalization was for an unfair price and undervalued the Company. The complaint requested the court enjoin the defendants from consummating the recapitalization transactions and award plaintiff fees and expenses incurred in bringing the lawsuit. Following the execution by the Company of the Recapitalization agreements, on March 11, 2010, the plaintiff filed an amended complaint raising similar allegations and seeking rescission of the Recapitalization. The Recapitalization was consummated on June 29, 2010.

A trial took place in September 2010. On March 9, 2011, the Delaware Court of Chancery concluded that the process and the price of the Recapitalization were entirely fair and entered a final judgment order in favor of the defendants on all claims and dismissed the lawsuit with prejudice. On April 7, 2011, Muoio filed notice of appeal. Muoio's initial brief was filed on May 23, 2011, and the Company and the other appellees responded on June 22, 2011. Notwithstanding the favorable trial court ruling, at this time the Company cannot predict the eventual outcome of the appeal process.

Approximately $2.1 million has been recorded in accounts receivable and approximately $434,000 in accounts payable and accrued liabilities on the accompanying balance sheet at December 31, 2010, related to litigation costs to be reimbursed by the insurance company. Approximately $2.0 million has been recorded in accounts receivable and approximately $214,000 in accounts payable and accrued liabilities on the accompanying balance sheet at June 30, 2011, related to amounts to be reimbursed by the insurance company.

Guarantee

As discussed further under Program License Fees, RHIED assigned to Hallmark Cards its right to receive $5.3 million in program license fees from the Company. The assignment relates to a 2002 guarantee issued by Hallmark Entertainment Holdings, Inc. ("HEH") to an unaffiliated movie production company on behalf of RHIED. At that time, HEH was a wholly-owned subsidiary of Hallmark Cards and an intermediate parent of the Company. Also at that time, RHIED was a wholly-owned subsidiary of HEH; it ceased to be affiliated with Hallmark Cards in January 2006. As part of the Recapitalization, HEH was merged with the Company. In August 2010 the unaffiliated production company made demand of the Company for payment of amounts owed by RHIED. Hallmark Cards subsequently assumed defense of the claim and fully indemnified the Company. On December 10, 2010, RHIED filed for reorganization in bankruptcy. Pursuant to a settlement and release agreement among the unaffiliated production company, RHIED, Hallmark Cards and the Company, the Company's obligation under the guarantee was extinguished. The settlement and release agreement was approved by the bankruptcy court on February 17, 2011 and became final and non-appealable on March 3, 2011.

Indemnifications of third parties for residuals and participations liabilities

In December 2006, the Company sold its film library consisting of domestic rights and certain international ancillary rights to approximately 620 television movies, mini-series and series (the "Crown Library") to RHI Entertainment LLC, an affiliate of RHIED ("RHI"). As a condition of the sale, the Company agreed to pay up to $22.5 million for residuals and profit participations related to RHI's domestic exploitation of the Crown Library for a ten-year period ending December 14, 2016. The Company estimated the fair value of this obligation to be approximately $10.6 million at December 15, 2006, assuming the maximum payout. From time-to-time the Company reviews its estimate of the timing and amount of the otherwise unscheduled payments. At June 30, 2011, the Company has estimated the accreted and adjusted accrued liability to be $12.7 million. Along with RHIED, RHI filed for reorganization in bankruptcy in December 2010. Pursuant to RHI's court-approved plan of reorganization, the Company is obligated to make the following payments on behalf of RHI to certain creditors of RHI: $2.5 million on May 1, 2011; and approximately $8.0 million on July 5, 2011. The Company paid $2.6 million in May 2011 and expects to pay the remaining amount due prior to December 31, 2011. The remainder of the estimated liability is classified as other than current.

In April 2005 the Company sold its international business including the international rights to its film library. As a condition of the sale, the Company agreed to pay an otherwise unlimited amount for residuals and participations related to the purchaser's exploitation of the film assets for a ten-year period ending April 25, 2015. The Company estimated the fair value of this obligation to be approximately $4.5 million at April 26, 2005. From time-to-time the Company reviews its estimate of the timing and amount of the otherwise unscheduled payments. At June 30, 2011, the Company has estimated the accreted and adjusted accrued liability to be $436,000, $277,000 of which is classified as current.

11.  Subsequent events

Indenture

On July 14, 2011, as part of the 2011 Refinancing, the Company issued $300.0 million in aggregate principal amount of 10.5% Senior Notes, at par, due July 15, 2019 (the "Notes") in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes are guaranteed on a senior basis by each of Crown Media Holdings' subsidiaries (the "Guarantors").

Interest is payable each January 15th and July 15th, commencing January 15, 2012. The Company is not required to make mandatory sinking fund payments with respect to the Notes.

The covenants in the related indenture limit the ability of the Company to, among other things: (1) incur additional debt; (2) pay dividends or make other restricted payments; (3) purchase, redeem or retire capital stock or subordinated debt; (4) make asset sales, including by way of sale leaseback transactions; (5) provide subsidiary guarantees; (6) enter into transactions with affiliates; (7) incur liens; (8) make investments; and (9) merge or consolidate with any other person.

During any period in which the Notes have an investment grade rating from both Moody's and S&P (at least Baa3 by Moody's and BBB- by S&P), and no default has occurred and is continuing under the Indenture, Crown Media Holdings and its restricted subsidiaries will not be required to comply with the covenants in the Indenture that limit their ability to: (1) incur additional debt; (2) pay dividends or make other restricted payments; (3) purchase, redeem or retire capital stock or subordinated debt; (4) make asset sales; (5) provide subsidiary guarantees; and (6) enter into transactions with affiliates.

Crown Media Holdings, Inc. has no independent assets or operations, the guarantees by the subsidiary guarantors are full and unconditional, joint and several, and there are no subsidiaries of Crown Media Holdings, Inc. that are not subsidiary guarantors. The Indenture and the Credit Agreement generally prohibit the Company from paying cash dividends unless certain conditions are met. The Credit Agreement permits the Company to pay cash dividends in an aggregate amount that, when aggregated with other payments of dividends and other restricted payments, does not exceed $25 million (as such amount is adjusted pursuant to the Credit Agreement) if, after giving effect to such payment, the pro forma consolidated leverage ratio would not exceed 4.5 to 1 and the Company would otherwise be in compliance with its financial covenants. The Credit Agreement also permits the Company to pay cash dividends in an annual amount not in excess of 6% of the net cash proceeds of any offering of certain equity interests, and in certain other instances. The Indenture permits the Company to pay cash dividends in an aggregate amount that, when taken together with the payment of other dividends and restricted payments, does not exceed $20 million. The Indenture also permits the Company to pay cash dividends not in excess of 5% of the net cash proceeds of any public offering of the Company's stock, and in certain other instances.

Registration Rights Agreement

The holders of the Notes are entitled to the benefits of a Registration Rights Agreement dated July 14, 2011 (the "Registration Rights Agreement"), by and among Crown Media Holdings, the Guarantors and the initial purchaser. Pursuant to the Registration Rights Agreement, Crown Media Holdings and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the Notes for a new issuance of substantially identical notes issued under the Securities Act and to use their commercially reasonable efforts to cause the registration statement to be declared effective on or before April 10, 2012. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If Crown Media Holdings fails to satisfy certain obligations under the Registration Rights Agreement, then additional interest may accrue on the principal amount of the Notes that are registrable securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum). The additional interest will cease to accrue when the registration default is cured.

Credit Agreement

Also, on July 14, 2011, in connection with the 2011 Refinancing, the Company entered into a new $240.0 million Credit Agreement (the "Credit Agreement") with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent"). The Credit Agreement provides for a seven year $210.0 million senior secured term loan facility (the "Term Loan") and a five year $30.0 million senior secured super-priority revolving credit facility.

The Term Loan can be drawn at LIBOR or ABR at the company's election. All LIBOR term loans will bear interest at the LIBOR Rate (with that rate not to be deemed to be below 1.25%), plus 4.50%. All ABR term loans will bear interest at the base rate (as defined in the Credit Agreement), plus 3.50%. All LIBOR revolving loans will bear interest at the LIBOR Rate, plus 3.50%. All ABR revolving loans will bear interest at the base rate, plus 2.50%. Any swingline loans will bear interest at the base rate plus 2.50%.

Commitment fees on the revolving credit facility are payable on the unused revolving credit commitment at the rate of 0.50% per annum.

The provisions of the Term Loan require Crown Media Holdings to make principal payments of $525,000 at each quarter's end, commencing September 30, 2011, until maturity on July 14, 2018. The Company is required to make additional principal payments in amounts equal to (1) 50% of excess cash flow (as defined in the Credit Agreement) of Crown Media Holdings for the remainder of 2011, and each year thereafter, which percentage will be reduced to 25% if the Consolidated Leverage Ratio (as defined in the Credit Agreement) is equal to or less than 4.25 to 1 but greater than 3.25 to 1, and 0% if the Consolidated Leverage ratio is equal to or less than 3.25 to 1, respectively; (2) 100% of net cash proceeds of dispositions or casualty events if Crown Media Holdings has not invested such proceeds within one year after the occurrence of the disposition or casualty event; and (3) 100% of net cash proceeds from issuance of debt or preferred stock not otherwise permitted by the Credit Agreement.

The covenants in the Credit Agreement limit the ability of Crown Media Holdings and certain of its subsidiaries to: (1) incur indebtedness; (2) create or permit liens on assets; (3) make certain dividends, stock repurchases and redemptions and other restricted payments; (4) make certain investments; (5) prepay indebtedness; (6) enter into certain transactions with Crown Media Holdings' affiliates; (7) dispose of substantially all of the assets of Crown Media Holdings; (8) merge or consolidate; (9) enter into new unrelated lines of businesses; and (10) enter into sale and leaseback transactions. The Credit Agreement also requires compliance with a maximum total leverage ratio test and a maximum total secured leverage ratio test, but permits, with certain limitations, certain equity contributions to be made to Crown Media Holdings to enhance its ability to comply with such ratio tests.

The proceeds of the Notes and the Term Loan were used to repay borrowings under Crown Media Holdings' existing credit agreement with its affiliate, H C Crown, LLC ("HCC"), a subsidiary of Hallmark Cards, Inc., and the proceeds of the Notes were used to redeem all of Crown Media Holdings' outstanding Series A Preferred Stock, all of which was held by HCC. The revolving credit facility will be used in the future for general corporate purposes.

Redemption of the Series A Preferred Stock

The proceeds of the Notes and extensions of credit under the Credit Agreement were used in part to repay all borrowings under Crown Media's existing credit agreement with HCC, and the proceeds of the Notes were used to redeem all of Crown Media Holdings' outstanding Series A Preferred Stock, consisting of 185,000 shares held by HCC. The Series A Preferred Stock had cumulative dividends that accrued from and after January 1, 2011 through December 31, 2011 at the rate of 14% per annum of the Original Issue Price. The "Original Issue Price" was $1,000 per share. Cumulative dividends would have accrued from and after January 1, 2012 at the rate of 16% per annum of the Original Issue Price. Until December 31, 2014, dividends were payable in cash or in additional shares of Series A Preferred Stock, at the option of Crown Media Holdings. After December 31, 2014, dividends on the Preferred Stock would have been payable in cash only.

Extension and expiration of revolving credit facility

On June 29, 2011, the Company's existing $30.0 million revolving credit facility with JPMorgan Chase Bank, N.A. was amended to provide for a maturity date of the earlier to occur of (i) July 29, 2011 or (ii) the date of the execution of definitive documentation with respect to any Indebtedness of the type contemplated by Exhibit 99.1 of Crown Media Holdings' 8-K dated June 20, 2011 that was filed with the SEC on June 21, 2011. In connection with the issuance of the Notes and entry into the Credit Agreement, Crown Media Holdings allowed such credit facility to expire on its own terms on July 14, 2011.

Extension of licenses

On July 14, 2011, in connection with the 2011 Refinancing, Hallmark Licensing, Inc., an affiliate of Hallmark Cards, Inc., extended two existing trademark licenses with Crown Media United States, for an additional period terminating the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the Notes, subject to any earlier termination of such license agreements pursuant to the respective terms of such license agreements.

Certain relationships

As a result of the June 29, 2010 Recapitalization, HCC owns and has owned approximately 90.3% of the outstanding shares of Crown Media Holdings' common stock. Pursuant to a related stockholder agreement, HCC is subject to significant limitations on its rights to dispose of any portion of its holdings or acquire additional shares prior to January 1, 2014.

$300,000,000

Crown Media Holdings, Inc.

Exchange offer for all outstanding
10.5% Senior Notes due 2019
(CUSIP Nos. 228411 AC8 and U21671 AA7)
for new 10.5% Senior Notes due 2019
that have been registered under the Securities Act of 1933

Prospectus

                           , 2011

Part II

Item 20.    Indemnification of directors and officers

The following summary is subject to the complete text of the statutes and organizational documents of each registrant described below and are qualified in their entirety by reference thereto.

Crown Media Holdings, Inc.

Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the circumstances in which a Delaware corporation is permitted and/or required to indemnify its directors and officers. The DGCL permits a corporation to indemnify its directors and officers in certain proceedings if the director or officer has complied with the standard of conduct set out in the DGCL. The standard of conduct requires that the director or officer must have acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to matters in a criminal proceeding, the director or officer must have had no reason to believe that his or her conduct was unlawful. With respect to suits by or in the right of the corporation, the DGCL permits indemnification of directors and officers if the person meets the standard of conduct, except that it precludes indemnification of directors and officers who are adjudged liable to the corporation, unless the Court of Chancery or the court in which the corporation's action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in his or her defense of a proceeding, the corporation is required to indemnify the director or officer against reasonable expenses incurred in defending himself or herself. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company's Amended and Restated By-laws and Second Amended and Restated Certificate of Incorporation provide for indemnification by it of its directors and officers to the fullest extent permitted by the DGCL.

Section 6.7 of the Company's Amended and Restated Bylaws provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL as the same exists or may be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that except as provided otherwise in the Amended and Restated By-Laws of the Company, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Article VIII of the Company's Second Amended and Restated Certificate of Incorporation provides that the Company may enter into one or more agreements with any person that provides for indemnification greater or different than that provided in the Company's Second Amended and Restated Certificate.

Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

CM Intermediary, LLC

Section 6.3 of the Operating Agreement of CM Intermediary, LLC provides that CM Intermediary, LLC shall indemnify the members for all costs, losses, liabilities and damages paid or incurred by such member in connection with the business of the CM Intermediary, LLC, to the fullest extent provided or allowed by the laws of the State of Delaware.

Crown Media United States, LLC

Section 5.4 of the Crown Media United States LLC Company Agreement, as amended, provides that Crown Media United States, LLC ("CMUS") shall, the fullest extent permitted by law, indemnify, defend and hold harmless any person (or the estate, heirs, executor, or similar entity in respect of any person) who was or is a party to, or is threatened to be made a party to, a threatened, pending or completed action suit or proceeding whether or not by or in the right of CMUS, whether civil or criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a member or an affiliate of a member, an officer, employee or agent of CMUS, a member, an affiliate of a member, or was serving at the request of the CMUS as a manager, director, officer, employee, agent, or fiduciary of another organization, from and against any and all claims, liabilities, losses, damages, costs or expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding unless such losses were incurred as a direct result of such person's breach of the CMUS Company Agreement or such person's gross negligence, bad faith or willful misconduct.

Citi TeeVee LLC

Article VI of the Company Agreement for Citi TeeVee, LLC ("Citi") provides that Citi shall indemnify and hold harmless the member, the managers, and their affiliates and their respective officers, directors, employees, agent and principals from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of Citi, to the fullest extent permitted by the DLLCA and all other applicable laws.

Doone City Pictures LLC

Article XI of the Company Agreement for Doone City Pictures LLC ("Doone City") provides that Doone City shall indemnify and hold harmless the member, the managers, and their affiliates and their respective officers, directors, employees, agent and Principals from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising form any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of Donne City, to the fullest extent permitted by the DLLCA and all other applicable laws.

Delaware Limited Liability Company Act

Section 18-303(a) of the Delaware Limited Liability Company Act (the "DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Each of CM Intermediary, LLC, CMUS, Citi, and Doone City is a Delaware limited liability company subject to the DLLCA.

Item 21.    Exhibits and financial statement schedules

(a)   Exhibits

See Exhibit Index attached to the registration statement and incorporated herein by reference.

(b)   Financial statements schedules

Item 22.    Undertakings

The undersigned registrants hereby undertake:

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it or them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Studio City, State of California, on September 26, 2011.

CROWN MEDIA HOLDINGS, INC.
By	/s/ ANDREW ROOKE
	Name:	Andrew Rooke
	Title:	Executive Vice President and Chief Financial Officer

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rooke and Charles Stanford, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. ABBOTT William J. Abbott	Director and Principal Executive Officer	September 26, 2011
/s/ ANDREW ROOKE Andrew Rooke	Principal Financial and Accounting Officer	September 26, 2011
/s/ DWIGHT C. ARN Dwight C. Arn	Director	September 26, 2011

Signature	Title	Date

/s/ BOB BLOSS Robert Bloss	Director	September 26, 2011
/s/ WILLIAM D. CELLA William D. Cella	Director	September 26, 2011
/s/ GLENN CURTIS Glenn Curtis	Director	September 26, 2011
/s/ STEPHEN DOYAL Stephen Doyal	Director	September 26, 2011
/s/ BRIAN GARDNER Brian Gardner	Director	September 26, 2011
/s/ HERBERT A. GRANATH Herbert A. Granath	Director	September 26, 2011
/s/ DONALD J. HALL, JR. Donald J. Hall, Jr.	Director	September 26, 2011
/s/ IRVINE O. HOCKADAY, JR. Irvine O. Hockaday, Jr.	Director	September 26, 2011
/s/ DRUE JENNINGS Drue Jennings	Director	September 26, 2011
/s/ PETER A. LUND Peter A. Lund	Director	September 26, 2011
/s/ BRAD R. MOORE Brad R. Moore	Director	September 26, 2011
/s/ DEANNE R. STEDEM Deanne R. Stedem	Director	September 26, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Studio City, State of California, on September 26, 2011.

CM INTERMEDIARY, LLC
By	/s/ ANDREW ROOKE
	Name:	Andrew Rooke
	Title:	Executive Vice President & Chief Financial Officer

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rooke and Charles Stanford and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. ABBOTT William J. Abbott	Principal Executive Officer of CM Intermediary, LLC and Chief Executive Officer of Crown Media Holdings, Inc., the sole member of CM Intermediary, LLC	September 26, 2011
/s/ ANDREW ROOKE Andrew Rooke	Principal Financial Officer of CM Intermediary, LLC	September 26, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Studio City, State of California, on September 26, 2011.

CROWN MEDIA UNITED STATES, LLC
By	/s/ ANDREW ROOKE
	Name:	Andrew Rooke
	Title:	Executive Vice President & Chief Financial Officer

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appointsAndrew Rooke and Charles Stanford, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. ABBOTT William J. Abbott	Principal Executive Officer of Crown Media United States, LLC and Chief Executive Officer of CM Intermediary, LLC, the sole member of Crown Media United States, LLC	September 26, 2011
/s/ ANDREW ROOKE Andrew Rooke	Principal Financial Officer of Crown Media United States, LLC	September 26, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Studio City, State of California, on September 26, 2011.

CITI TEEVEE LLC
By	/s/ ANDREW ROOKE
	Name:	Andrew Rooke
	Title:	Executive Vice President & Chief Financial Officer

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rooke and Charles Stanford, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. ABBOTT William J. Abbott	Principal Executive Officer of Citi TeeVee LLC and Chief Executive Officer of Crown Media United States, LLC, the sole member of Citi TeeVee LLC	September 26, 2011
/s/ ANDREW ROOKE Andrew Rooke	Principal Financial Officer of Citi TeeVee LLC	September 26, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Studio City, State of California, on September 26, 2011.

DOONE CITY PICTURES LLC
By	/s/ ANDREW ROOKE
	Name:	Andrew Rooke
	Title:	Executive Vice President & Chief Financial Officer

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rooke and Charles Stanford, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. ABBOTT William J. Abbott	Principal Executive Officer of Doone City Pictures LLC and Chief Executive Officer of Crown Media United States, LLC, the sole member of Doone City Pictures LLC	September 26, 2011
/s/ ANDREW ROOKE Andrew Rooke	Principal Financial Officer of Doone City Pictures LLC	September 26, 2011

Exhibit index

Exhibit no.	Description

3.1	Amended and Restated By-Laws (previously filed as Exhibit 3.2 to our Registration Statement on Form S-1/A (Amendment No. 3), Commission File No. 333-95573, and incorporated herein by reference).
3.2	Second Amended and Restated Certificate of Incorporation of Crown Media Holdings (previously filed as Exhibit 3.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
3.3	Certificate of Designation, Powers, Preferences, Qualifications, Limitations, Restrictions and Relative Rights of Series A Convertible Preferred Stock of Crown Media Holdings, Inc. (previously filed as Exhibit 3.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
3.4	Company Agreement for Citi TeeVee, LLC.
3.5	Company Agreement for Doone City Pictures, LLC.
3.6	CM Intermediary, LLC Operating Agreement.
3.7	Amended and Restated Company Agreement of Odyssey Holdings, L.L.C. (now known as Crown Media United States, LLC) (previously filed as Exhibit 10.11 to our Registration Statement on Form S-1/A (Amendment No. 1), Commission File No. 333-95573, and incorporated herein by reference).
3.8	Amendment to the Amended and Restated Company Agreement of Odyssey Holdings, LLC, dated March 15, 2001 (previously filed as Exhibit 10.22 to our Annual Report on Form 10-K, filed on March 29, 2002 (Commission File No. 000-30700 and Film No. 02594577) and incorporated herein by reference).
4.1	Indenture, dated July 14, 2011, by and among Crown Media Holdings, Inc., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on July 14, 2011, and incorporated hereby in reference).
4.2	Form of 10.5% Senior Notes due 2019 (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on July 14, 2011, and incorporated hereby in reference).
4.3	Registration Rights Agreement, dated July 14, 2011, by and among Crown Media Holdings, Inc., the Guarantors named therein and J.P. Morgan Securities LLC (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on July 14, 2011, and incorporated herein in reference).
5.1	Form of Opinion of Holland & Hart LLP.
5.2	Form of Opinion of Squire, Sanders & Dempsey (US) LLP.
12.1	Statement regarding computation of per share earnings.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1).
23.3	Consent of Squire, Sanders & Dempsey (US) LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page).

Exhibit no.	Description

25.1	Statement of Eligibility of Trustee, The Bank of New York Mellon Trust Company, N.A., on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9.
99.3	Form of Notice of Guaranteed Delivery.
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.5	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
101.INS††	XBRL Instance Document
101.SCH††	XBRL Taxonomy Extension Schema Document
101.CAL††	Taxonomy Extension Calculation Linkbase Document
101. DEF††	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB††	XBRL Taxonomy Extension Label Linkbase Document
101.PRE††	XBRL Taxonomy Extension Presentation Linkbase Document

†      Furnished, not filed.

††    XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and is otherwise not subject to liability under these sections.